                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Rule 14a-12

                       TRIMARK HOLDINGS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/X/        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                $7,542.98
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                Registration No. 333-12406
                ----------------------------------------------------------
           (3)  Filing Party:
                Lions Gate Entertainment Corp.
                ----------------------------------------------------------
           (4)  Date Filed:
                August 18, 2000
                ----------------------------------------------------------

                             TRIMARK HOLDINGS, INC.
                         4553 GLENCOE AVENUE, SUITE 200
                        MARINA DEL REY, CALIFORNIA 90292
                           PROXY STATEMENT/PROSPECTUS
                                     DATED
                               SEPTEMBER 8, 2000

Dear Trimark Stockholders:

    You are cordially invited to attend a special meeting of stockholders of Trimark Holdings, Inc., a Delaware corporation, to be held on October 12, 2000, at 9:00 a.m., local time, at the Park Hyatt Los Angeles, Chateau 9, 2151 Avenue of the Stars, Los Angeles, California 90067.

    At the special meeting, you will be asked to vote to adopt an agreement and plan of merger of Trimark with and into LGE Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Lions Gate Entertainment Corp., a British Columbia corporation. If the merger is completed, Trimark will be wholly owned by Lions Gate, and you will receive for each of your shares of Trimark common stock U.S.$4.50 in cash and two shares of Lions Gate common stock, or, if greater, the number of shares of common stock obtained by dividing U.S.$5.50 by the average of the closing prices of a share of Lions Gate common stock on the 30 trading days ending October 6, 2000.

    Lions Gate common stock trades on the American Stock Exchange and The Toronto Stock Exchange under the symbol LGF.

    PLEASE SEE RISK FACTORS, BEGINNING ON PAGE 18, CONCERNING THE TRANSACTION AND OWNERSHIP OF LIONS GATE COMMON STOCK, WHICH YOU SHOULD CONSIDER BEFORE VOTING.

    Your board of directors has determined that the agreement of merger is advisable and fair to and in the best interests of Trimark and its stockholders. ACCORDINGLY, YOUR BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE TO ADOPT THE AGREEMENT AND PLAN OF MERGER.

                                          Sincerely,

                                          [LOGO]

                                          Mark Amin
                                          Chairman and Chief Executive Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THIS TRANSACTION OR THE SECURITIES TO BE DISTRIBUTED IN THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This proxy statement/prospectus incorporates important business and financial information about Lions Gate and Trimark that is not included in or delivered with this proxy statement/prospectus. This information is available without charge to security holders upon written or oral request, as follows:

FOR INFORMATION ABOUT LIONS GATE:          FOR INFORMATION ABOUT TRIMARK:
Gordon Keep, Senior Vice President         Jeff Gonzalez, Chief Financial Officer
Lions Gate Entertainment Corp.             Trimark Holdings, Inc.
Suite 3123, Three Bentall Centre           4553 Glencoe Avenue, Suite 200
595 Burrard Street                         Marina del Rey, California 90292
Vancouver, British Columbia V7X 1J1        Telephone: (310) 314-2000
Telephone: (604) 609-6110

    TO OBTAIN TIMELY DELIVERY, SECURITY HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MAKE THEIR INVESTMENT DECISION, THAT IS, NO LATER THAN, OCTOBER 4, 2000.

                             TRIMARK HOLDINGS, INC.
                         4553 GLENCOE AVENUE, SUITE 200
                        MARINA DEL REY, CALIFORNIA 90292
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 12, 2000

To the stockholders of
TRIMARK HOLDINGS, INC.

    Notice is hereby given that a special meeting of stockholders of Trimark Holdings, Inc., a Delaware corporation, will be held on October 12, 2000, at 9:00 a.m., local time, at the Park Hyatt Los Angeles, Chateau 9, 2151 Avenue of the Stars, Los Angeles, California 90067, for the following purposes:

1. To consider and vote upon adoption of an Agreement and Plan of Merger ("agreement of merger"), dated June 6, 2000, among Trimark, Lions Gate Entertainment Corp., a British Columbia corporation, and LGE Merger
    Sub, Inc. ("Sub"), a Delaware corporation and wholly owned subsidiary of Lions Gate. The agreement of merger provides for Trimark to be merged with and into Sub. Each share of Trimark common stock, other than shares held by stockholders that have perfected their appraisal rights, will be converted into the right to receive U.S.$4.50 in cash, without interest, and two shares of Lions Gate common stock, or, if greater, the number of shares of common stock obtained by dividing U.S.$5.50 by the average of the closing prices of a share of Lions Gate common stock on the 30 trading days ending on October 6, 2000. Cash will be paid in lieu of fractional Lions Gate common stock. As a result of the merger, Trimark will be wholly owned by Lions Gate. The merger and related matters are described in greater detail in the accompanying proxy statement/prospectus.

2. To transact such other business as may properly come before the special meeting or any adjournment of the meeting.

    The board of directors has fixed the close of business on August 31, 2000 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

    The agreement of merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Trimark common stock. TRIMARK'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT OF MERGER AND RECOMMENDS THAT TRIMARK STOCKHOLDERS VOTE TO ADOPT THE AGREEMENT OF MERGER. A copy of the agreement of merger is attached as Appendix A to the accompanying proxy statement/prospectus.

    Stockholders of record who neither vote for nor consent to adoption of the agreement of merger and otherwise perfect their appraisal rights will be entitled to an appraisal of the fair value of their Trimark common stock under Delaware law or to dissenters' rights under California law. A copy of the relevant provisions of the Delaware General Corporation Law and the California General Corporation Law are set forth as Appendix C to the accompanying proxy statement/prospectus.

                                          By order of the board of directors,
                                          Jeff Gonzalez
                                          Secretary

Marina del Rey, California
September 8, 2000

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                             TRIMARK HOLDINGS, INC.
                         4553 GLENCOE AVENUE, SUITE 200
                        MARINA DEL REY, CALIFORNIA 90292
                         LIONS GATE ENTERTAINMENT CORP.
                        SUITE 3123, THREE BENTALL CENTRE
                               595 BURRARD STREET
                      VANCOUVER, BRITISH COLUMBIA V7X 1J1

                           PROXY STATEMENT/PROSPECTUS

    This proxy statement/prospectus is being provided to you to solicit proxies by and on behalf of the board of directors of Trimark Holdings, Inc., a Delaware corporation, for use at a special meeting of stockholders to be held on October 12, 2000 and at any adjournment of the meeting. September 8, 2000 is the approximate date on which this proxy statement/prospectus and the accompanying form of proxy are first being mailed to Trimark stockholders.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1

WHO CAN HELP ANSWER YOUR QUESTIONS?.........................      3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...      3

SUMMARY.....................................................      4
  The Companies.............................................      4
  Structure of the Transaction..............................      4
  The Special Meeting.......................................      5
  Recommendation to Stockholders............................      6
  Fairness Opinion..........................................      6
  Interests of Certain Persons in the Merger................      6
  Lions Gate Stockholders' Meeting..........................      7
  Dissenters' Rights........................................      7
  Terms of the Agreement of Merger..........................      8
  Voting Agreements.........................................     10
  Registration Rights Agreement.............................     10
  Employment Agreement......................................     10
  Accounting Treatment......................................     10
  Tax Treatment.............................................     10
  Regulatory Approvals......................................     11
  Canadian Legal Requirements...............................     11
  Currency and Exchange Rates...............................     11
  Dividend Policy...........................................     11
  Selected Financial Data...................................     12
  Summary Pro Forma Combined Financial Data.................     16

MARKET PRICE INFORMATION....................................     17

RISK FACTORS................................................     18
  Risks Relating to the Merger..............................     18
  Lions Gate May Have Difficulty Integrating Recently
    Acquired Businesses or
    Managing Rapid Growth...................................     18

                                                                PAGE
                                                              --------
  Risks Relating To Film and Television Industry............     18
  Risks Relating to Regulatory Environment..................     21
  Risks Relating to Currency Fluctuations...................     22
  Risks Relating to Liquidity and Financing Requirements....     22
  Risks Relating To Video Distribution Business.............     23

THE MERGER..................................................     24
  Structure of the Transaction..............................     24
  Background of the Merger..................................     24
  Recommendation of Trimark's Board; Fairness of the
    Merger..................................................     27
  Opinion of Salem Partners.................................     28
  Other Fees................................................     34
  Lions Gate's Reasons for the Merger.......................     34
  Interests of Certain Persons in the Merger................     34
  Accounting Treatment......................................     35
  Regulatory Approvals......................................     35
  Canadian Legal Requirements...............................     35

THE SPECIAL MEETING.........................................     36
  General...................................................     36
  Record Date; Voting; Required Vote........................     36
  Proxies; Revocation.......................................     36
  Expenses of Solicitation..................................     36
  Other.....................................................     36

LIONS GATE STOCKHOLDERS' MEETING............................     37

TERMS OF THE AGREEMENT OF MERGER............................     38
  Effective Time of the Merger..............................     38
  Manner and Basis of Converting Trimark Common Stock;
    Options to Buy
    Trimark Common Stock....................................     38
  Conditions to the Merger..................................     39
  Representations and Warranties............................     40
  Selected Covenants Relating to Conduct of Business Prior
    to the Merger...........................................     41
  No Solicitation...........................................     41
  Additional Covenants in the Agreement of Merger...........     42
  Termination of the Agreement of Merger....................     43
  U.S. Securities Law Issues Relating to Merger
    Consideration...........................................     44

OTHER AGREEMENTS RELATED TO AGREEMENT OF MERGER.............     45
  Lions Gate Stockholders Voting Agreement..................     45
  Trimark Stockholders Voting Agreement.....................     45
  Registration Rights Agreement.............................     46
  Employment Agreement......................................     47

U.S. AND CANADIAN FEDERAL INCOME TAX CONSEQUENCES...........     49
  U.S. Federal Income Tax Consequences......................     49
  Canadian Federal Income Tax Consequences..................     54

APPLICABILITY OF CALIFORNIA LAW TO TRIMARK..................     56

APPRAISAL RIGHTS; DISSENTERS' RIGHTS........................     57
  Appraisal Rights Under Delaware Law.......................     57
  Dissenters' Rights Under California Law...................     58
  General...................................................     59

                                                                PAGE
                                                              --------
INFORMATION ABOUT TRIMARK AND LIONS GATE....................     59
  General...................................................     59
  Ownership of Trimark Voting Securities....................     59

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION..........     61

COMPARISON OF RIGHTS OF HOLDERS OF TRIMARK STOCK AND
  LIONS GATE STOCK..........................................     67
  Quorum; Required Votes....................................     67
  Stockholder Consent in Lieu of Meeting....................     68
  Inspection of Books and Records...........................     68
  Appraisal Rights..........................................     68
  Oppression Remedy.........................................     69
  Board Composition.........................................     69
  Fiduciary Duties of Directors.............................     70
  Derivative Action.........................................     70
  Indemnification of Officers and Directors.................     70
  Director Liability........................................     71
  Anti-Takeover Provisions and Interested Stockholder
    Transactions............................................     72

LEGAL MATTERS...............................................     72

EXPERTS.....................................................     73

STOCKHOLDER PROPOSALS.......................................     73

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL
  SECURITIES LAWS...........................................     73

WHERE YOU CAN FIND MORE INFORMATION.........................     74
  Information about Trimark.................................     74
  Information about Lions Gate..............................     75

APPENDICES

APPENDIX A--        AGREEMENT OF MERGER
APPENDIX B--        OPINION OF SALEM PARTNERS LLC
APPENDIX C--        DELAWARE GENERAL CORPORATION LAW SECTION 262 AND CALIFORNIA
                    GENERAL CORPORATION LAW SECTION 1300
APPENDIX D--        TRIMARK'S FORM 10-K FOR THE YEAR ENDED JUNE 30, 1999 AND
                    FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2000
APPENDIX E--        LIONS GATE'S FORM 20-F FOR THE YEAR ENDED MARCH 31, 2000

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    The following questions and answers are intended to briefly address some commonly asked questions regarding the merger. It should be read together with the Summary that follows on page 4. These questions and answers may not address all questions that may be important to you as a Trimark stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, the appendices to this proxy statement/prospectus, and the documents referred to or incorporated by reference in this proxy statement/prospectus.

Q: WHAT IS THE PROPOSED TRANSACTION?

A: Trimark will merge with and into Sub, a wholly owned subsidiary of Lions
    Gate, and become wholly-owned by Lions Gate. Trimark's stockholders will receive for each of their Trimark shares U.S.$4.50 in cash, without interest, and two shares of Lions Gate common stock, or, if greater, the number of shares of common stock obtained by dividing U.S.$5.50 by the average of the closing prices of a share of Lions Gate common stock on the 30 trading days ending on October 6, 2000. Cash will be paid in lieu of fractional shares of Lions Gate common stock.

Q: WHY DID THE BOARD APPROVE THE AGREEMENT OF MERGER?

A: The board of Trimark considered a number of factors in approving the agreement of merger, including:

    - the relationship of the value of the merger consideration to be received by Trimark stockholders to Trimark common stock's current market price and its market prices during the previous three years;

    - the opinion of Salem Partners LLC, dated June 6, 2000, that, as of June 6, 2000, the merger consideration was fair to Trimark's stockholders from a financial point of view;

    - Trimark's results of operations, financial condition, assets, liabilities, business strategy and prospects; and

    - various other factors, as described in The Merger--Recommendation of Trimark's Board; Fairness of the Merger on page 27.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: For each share of Trimark common stock you own, you will receive U.S.$4.50 in cash, without interest, and two shares of Lions Gate common stock, or, if greater, the number of shares of common stock obtained by dividing U.S.$5.50 by the average of the closing prices of a share of Lions Gate common stock on the 30 trading days ending on October 6, 2000. Cash will be paid in lieu of fractional shares of Lions Gate common stock.

Q: HOW CAN I FIND OUT IF ADDITIONAL SHARES OF LIONS GATE COMMON STOCK WILL BE
    ISSUED IN THE MERGER?

A: Trimark will notify you by issuing a press release announcing the final exchange ratio and filing that press release with the SEC. You can call our information agent Morrow & Co., Inc., collect at (212) 754-8000 or
    (800) 566-9061 (banks and brokerage firms please call (800) 662-5200) to request information about the exchange ratio.

Q: WHEN WILL THE MERGER BE COMPLETED? WHEN CAN I EXPECT TO RECEIVE CASH AND
    LIONS GATE COMMON STOCK IN EXCHANGE FOR MY TRIMARK COMMON STOCK?

A: If the Agreement and Plan of Merger ("agreement of merger") dated June 6,
    2000, among Trimark, Lions Gate, and Sub is approved at the special meeting, we expect to complete the merger by October 13, 2000, although we cannot assure you that the actual date will not be later. As soon as the merger is completed, Trimark will send you detailed instructions regarding how to surrender your Trimark shares and receive your cash payment and Lions Gate stock. PLEASE DO NOT SEND YOUR TRIMARK STOCK CERTIFICATES NOW.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: Your receipt of cash in exchange for your Trimark common stock will be a taxable transaction for U.S. federal income tax purposes and may be taxable under applicable state, local, and other tax laws. Your receipt of Lions Gate common stock may not be a taxable transaction for U.S. federal income tax purposes. To review the tax consequences to you in greater detail, see U.S. and Canadian Federal Income Tax Consequences on pages 49 through 56. Your tax consequences will depend on your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the transaction to you.

Q: WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to vote whether to adopt the agreement of merger, which is the legal document governing the merger and the related transactions we describe in this proxy statement/prospectus.

Q: WHAT DOES THE BOARD OF DIRECTORS OF TRIMARK RECOMMEND?

A: Trimark's board believes that the merger is advisable, fair to, and in the best interests of Trimark and its stockholders and unanimously recommends that Trimark stockholders vote FOR adoption of the agreement of merger.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE AGREEMENT OF MERGER?

A: The agreement of merger must be adopted by holders of a majority of the outstanding Trimark common stock. If you fail to vote, it will have the same effect as a vote against the agreement of merger. Therefore, it is important that you return your signed proxy card.

Q: AM I ENTITLED TO APPRAISAL OR DISSENTERS' RIGHTS?

A: Trimark stockholders of record who neither vote for nor consent to adoption of the agreement of merger and otherwise perfect their appraisal rights will be entitled to an appraisal of the fair value of their Trimark common stock under Delaware law or to dissenters' rights under California law. See Appraisal Rights; Dissenters' Rights on pages 57 through 59. The relevant portions of the Delaware General Corporation Law and the California General Corporation Law are reprinted in Appendix C to the accompanying proxy statement/prospectus.

Q: HOW DO I VOTE?

A: Just indicate on the enclosed proxy card how you want to vote, and then date, sign, and mail it in the enclosed envelope. Please vote as soon as possible to ensure that your shares are represented at the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: Your broker will vote your Trimark shares only if you provide instructions to your broker on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted, which will have the same effect as a vote against the agreement of merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of Trimark in writing or by submitting a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions to change your vote received from your broker.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

    If you would like additional copies of this document, or if you would like to ask any questions about the merger, you should contact: Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, New York 10022, call collect (212) 754-8000 or (800) 566-9061. Banks and brokerage firms please call (800) 662-5200. .

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

    - certain statements, including possible or assumed future results of operations of Trimark or Lions Gate, contained in Risk Factors, The Merger--Background of the Merger, The Merger--Recommendation of Trimark's Board; Fairness of the Merger, and The Merger--Opinion of Salem Partners, including any description of possible business strategies or intended deployment of resources, including capital expenditures, and certain statements incorporated by reference from documents filed with the SEC by Trimark and any statements contained in this proxy statement/ prospectus or these other documents regarding future cash flows, future business prospects, revenues, expenses, working capital, liquidity, capital needs, interest costs, income or the effects of the merger;

    - any statements preceded by, followed by, or that include the words "believes," "expects," "anticipates," "intends," "estimates," "projects" or similar expressions; and

    - other statements contained or incorporated by reference in this proxy statement/prospectus regarding matters that are not historical facts.

    Because these forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the statements. Trimark stockholders are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/ prospectus.

    Among the factors that could cause actual results to differ materially are the risks described under Risk Factors on pages 18-23; changes in general economic and industry conditions; fluctuation in interest rates; level of competition; market acceptance of products; capital expenditure amounts; the costs, effects and liabilities associated with legal, regulatory or administrative proceedings and any required remedial action, anticipated or unanticipated; the impact of any charges resulting from the merger or distribution of Lions Gate common stock; and other risks detailed from time to time in the reports filed by Trimark or Lions Gate with the SEC.

    The cautionary statements contained or referred to in this proxy statement/prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Trimark, Lions Gate, or persons acting on their behalf. Except for its ongoing obligations to disclose material information as required by the federal securities laws, neither Trimark nor Lions Gate undertakes to release publicly any revision to any forward-looking statement to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                    SUMMARY

    This summary highlights material information from this proxy statement/prospectus and may not contain all of the information that is important to you. It should be read together with the questions and answers provided on the previous pages. For a more complete understanding of the merger and the related transactions, and for a more complete description of the legal terms of the merger, you should read this proxy statement/prospectus, including appendices, in its entirety carefully, as well as the additional documents to which we refer. See Where You Can Find More Information, on pages 74-75.

THE COMPANIES

Trimark Holdings, Inc.
4553 Glencoe Avenue, Suite 200
Marina del Rey, California 90292
(310) 314-2000

Trimark Holdings, Inc., through subsidiaries, is a worldwide distributor of entertainment software, primarily engaged in the distribution of feature films in the domestic home video and theatrical markets and in the licensing of distribution rights to motion pictures for international markets. We refer to Trimark Holdings, Inc. as "Trimark" throughout this proxy statement/prospectus. References to Trimark in this proxy statement/prospectus include its subsidiaries, unless the context clearly indicates otherwise.

Lions Gate Entertainment Corp.
Suite 3123, Three Bentall Centre
595 Burrard Street
Vancouver, British Columbia V7X 1J1
(604) 609-6110

Lions Gate Entertainment Corp. is a fully integrated entertainment company engaged in the development, production and distribution of feature films, television series, movies-of-the-week, mini-series, and animated programming and the management of film and studio facilities. We refer to Lions Gate Entertainment Corp. as "Lions Gate" throughout this proxy statement/prospectus.

LGE Merger Sub, Inc.
c/o Lions Gate Entertainment Corp.
Suite 3123, Three Bentall Centre
595 Burrard Street
Vancouver, British Columbia V7X 1J1
(604) 609-6110

LGE Merger Sub, Inc. is a wholly owned subsidiary of Lions Gate, which Lions Gate formed solely to merge with Trimark. Since its formation, LGE Merger
Sub, Inc. has engaged in no business, except relating to the merger. We refer to LGE Merger Sub, Inc. as "Sub" throughout this proxy statement/prospectus.

STRUCTURE OF THE TRANSACTION (PAGE 24)

    If the agreement of merger is approved, Trimark will merge with and into Sub, with Sub being the surviving corporation. As a result:

    - Sub will change its name to "Trimark".

    - Trimark will be wholly owned by Lions Gate.

    - The current stockholders of Trimark will receive, for each share of Trimark common stock:

       - U.S.$4.50 in cash, without interest; and

    - two shares of Lions Gate common stock or, if greater, the number of shares of common stock obtained by dividing U.S.$5.50 by the average of the closing prices of a share of Lions Gate common stock on the 30 trading days ending October 6, 2000. For example, if the average closing price of the Lions Gate common stock were U.S.$3.00, the number of Lions Gate shares to be issued per Trimark share would remain two, but, if the average closing price were U.S.$2.50, the number of Lions Gate shares to be issued per Trimark share would increase to 2.2. Cash will be paid in lieu of fractional shares of Lions Gate common stock.

    - Lions Gate will not assume Trimark's obligations under any employee or director stock options, and Trimark will cause any unexercised employee or director stock options to terminate at the effective time of the merger, without liability to Lions Gate or Sub. Lions Gate and Trimark will cooperate to enable persons who desire to exercise their options to effect "cashless exercises," using the merger consideration payable respecting the shares of Trimark common stock issuable on exercise of the options to pay both the exercise price of the options and any required withholding amounts. All outstanding options not otherwise vested will vest as of the time the Trimark stockholders adopt the agreement of merger.

    When the merger is completed, Trimark shares will no longer be traded in the Nasdaq SmallCap Market, and price quotations with respect to sales of shares in the public market will no longer be available. The registration of Trimark shares under the Securities Exchange Act of 1934 will be terminated, and Trimark will cease filing reports with the SEC.

THE SPECIAL MEETING (PAGE 36)

    The special meeting of Trimark stockholders will be held on October 12, 2000, at 9:00 a.m., local time, at the Park Hyatt Los Angeles, Chateau 9, 2151 Avenue of the Stars, Los Angeles, California 90067. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the agreement of merger.

    RECORD DATE; VOTING POWER. Only holders of record of shares of Trimark common stock at the close of business on the record date, August 31, 2000, are entitled to notice of and to vote at the special meeting. As of that date, there were 4,764,300 shares of Trimark common stock issued and outstanding. Each share of Trimark common stock entitles its holder to one vote on any matter that may properly come before the special meeting.

    VOTE REQUIRED. The agreement of merger must be adopted by the holders of a majority of the outstanding shares of Trimark common stock. Trimark's directors, executive officers, and the affiliates of Trimark's directors and officers hold a total of 45% of Trimark's outstanding common stock. If you fail to vote, it will have the same effect as a vote against adoption of the agreement of merger. See Information about Trimark and Lions Gate--Ownership of Trimark Voting Securities on page 59.

    CHANGING YOUR VOTE. You can change your vote at any time before your proxy is voted at the special meeting in any of three ways.

    - First, you can send a written notice to the Secretary of Trimark at the address below stating that you would like to revoke your proxy.

    - Second, you can complete a new, later-dated proxy card and send it to the Secretary of Trimark, and the new proxy card will automatically replace any earlier proxy card you returned. You should send any written notice or new proxy card to the Secretary of Trimark at the following address:
      Trimark Holdings, Inc., 4553 Glencoe Avenue, Suite 200, Marina del Rey, California 90292, Attention: Corporate Secretary. If you have instructed a broker to vote your shares, you must follow the instructions to change your vote received from your broker. See The Special Meeting--Record Date; Voting; Required Vote and The Special Meeting--Proxies; Revocation on page 36.

    - Third, you can attend the special meeting and vote in person. Attendance at the meeting will not revoke your proxy, unless you vote at the meeting.

RECOMMENDATION TO STOCKHOLDERS (PAGE 27)

    TRIMARK'S BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT OF MERGER, BELIEVES IT TO BE FAIR TO AND IN THE BEST INTERESTS OF TRIMARK AND ITS STOCKHOLDERS, AND RECOMMENDS THAT TRIMARK STOCKHOLDERS VOTE FOR ADOPTION OF THE AGREEMENT OF MERGER. The background of the agreement of merger is described in The Merger--Background of the Merger, beginning on page 24, and factors that Trimark's board considered in determining to approve the agreement of merger and recommend its adoption by Trimark stockholders appear on pages 27 through 28, under The Merger--Recommendation of Trimark's Board; Fairness of the Merger.

FAIRNESS OPINION (PAGE 28)

    Salem Partners LLC ("Salem Partners"), which served as financial advisor to Trimark's board, has delivered a written opinion to Trimark's board that, as of June 6, 2000, the merger consideration was fair to Trimark's stockholders from a financial point of view. A copy of Salem Partners' opinion, which includes a discussion of the information reviewed, assumptions made, and matters considered by Salem Partners, appears as Appendix B. You should read this opinion in its entirety, as well as the other information described under The Merger--Opinion of Salem Partners.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 34)

    When considering recommendations of Trimark's board, you should be aware that officers and directors of Trimark have interests and arrangements that may be different from your interests as stockholders.

    - Mark Amin, who is Chairman and Chief Executive Officer of Trimark, has entered a three-year employment agreement with Lions Gate, which becomes effective on consummation of the merger. The agreement provides for, among other things, an annual salary of U.S.$500,000, a forgiveness of a loan by Trimark in the amount of approximately U.S.$795,000, a grant of stock options to purchase up to 1,400,000 shares of Lions Gate common stock, and Mr. Amin's election to Lions Gate's board. See Other Agreements Related to Agreement of Merger--Employment Agreement.

    - Lions Gate has agreed to register for resale under the Securities Act the common stock issued to Mark Amin and Reza Amin in the merger. See Other Agreements Related to Agreement of Merger--Registration Rights Agreement.

    - Lions Gate has agreed for six years after the merger to indemnify the directors and officers of Trimark respecting occurrences before the merger. Lions Gate has agreed to maintain, for six years following the consummation of the merger, the directors' and officers' liability insurance currently maintained by Trimark.

    - Some of the stock options held by employees of Trimark, including some of its officers, have change in control provisions that will accelerate the exercisability of the options upon approval of the merger by Trimark stockholders. In addition, as permitted under the agreement of merger, Trimark's stock option committee intends to accelerate in full all otherwise unvested options, upon Trimark stockholder adoption of the agreement of merger.

    - Peter Block and Wayne Levin, who are officers of Trimark, were granted stock options under Lions Gate's stock option plan on August 15, 2000 to acquire 100,000 shares and 75,000 shares, respectively, of Lions Gate common stock. The exercise price of the options, which have a ten-year term, is U.S.$2.55 per share. The options are subject to completion of the agreement of merger and will be subject to regulatory and stockholder approval at the Lions Gate stockholders' meeting. If the merger is not completed, the options will be cancelled.

    - Jon Feltheimer, Vice Chairman and Chief Executive Officer of Lions Gate, and Michael Burns, Vice Chairman of Lions Gate, each hold convertible preferred stock and options to purchase common stock in CinemaNow, Inc., a majority owned Trimark subsidiary, and have served on its board of directors since February 2000.

    When making the determination to approve and recommend adoption of the agreement of merger to Trimark's stockholders, Trimark's board was aware of these interests and considered these interests (except for the grant by Lions Gate of options to Peter Block and Wayne Levin, which did not occur until August 15, 2000) together with the other factors described under The Merger--Recommendation of Trimark's Board; Fairness of the Merger on page 27.

LIONS GATE STOCKHOLDERS' MEETING (PAGE 37)

    Lions Gate has given notice of an annual and extraordinary general meeting of its stockholders to be held on Tuesday, September 26, 2000, at which Lions Gate stockholders will be asked to consider

    - adoption of the agreement of merger with Trimark;

    - amendment of the Articles of Incorporation of Lions Gate to authorize the issuance of a second series of preferred shares, the Series B Preferred Shares, all of which will be issued to Mark Amin, and authorizing the grant of options to purchase 1,400,000 shares of Lions Gate common stock to Mr. Amin, each as contemplated in the employment agreement between Lions Gate and Mr. Amin; and

    - increasing the maximum number of directors constituting Lions Gate's board from 11 to 15.

    The Lions Gate stockholders' meeting will also be the annual general meeting of Lions Gate, and will include the annual business of Lions Gate, including the election of directors of Lions Gate, the appointment of auditors of Lions Gate, and the presentation of financial statements of Lions Gate and the report of the auditor thereon.

DISSENTERS' RIGHTS (PAGE 57)

    Holders of record of Trimark common stock who do not vote to adopt the agreement of merger may, under certain circumstances and by following the procedure prescribed by Section 262 of the Delaware General Corporation Law, exercise appraisal rights and receive cash for their shares of Trimark common stock. Additionally, although Trimark is a Delaware corporation and is therefore subject to the Delaware General Corporation Law, Section 2115 of the California General Corporation Law provides that Trimark is subject to California law with respect to dissenters' rights. Accordingly, pursuant to Chapter 13 of the California General Corporation Law, common stockholders of Trimark who do not vote for the adoption of the agreement of merger and who comply with the requirements of Chapter 13 have a right to demand payment for, and appraisal of the "fair market value" of, their shares. A dissenting stockholder must follow the appropriate procedures under either the Delaware General Corporation Law or the California General Corporation Law or suffer the termination or waiver of such rights.

    APPRAISAL RIGHTS UNDER DELAWARE LAW. If the merger is completed, record holders of Trimark common stock who

    - do not vote to adopt the agreement of merger or consent to it in writing, and

    - continuously hold their shares through the effective time of the merger, and

    - make a demand for appraisal before the vote on adoption of the agreement of merger at the special meeting, and

    - otherwise comply with Section 262 of the Delaware General Corporation Law,

will have the right to be paid the fair value of their Trimark shares, as determined by the Delaware Court of Chancery. "Fair value" excludes any value arising from the accomplishment or expectation of the merger, and includes a fair rate of interest, if any, as determined by the court.

    DISSENTERS' RIGHTS UNDER CALIFORNIA LAW. If the merger is completed, instead of accepting the merger consideration, a holder of record of Trimark common stock outstanding on the record date for the special meeting or a transferee of record may require Trimark to purchase the shares for cash, at its fair market value, if the dissenting stockholder

    - does not vote the shares for the adoption of agreement of merger, and

    - demands that Trimark purchase the shares in accordance with the California General Corporation Law, and

    - submits the shares for endorsement in accordance with the California General Corporation Law, and

    - otherwise complies with Sections 1300 through 1312 of the California General Corporation Law.

    Fair market value is determined as of the day before the first announcement of the terms of the proposed merger and excludes any appreciation or depreciation in connection with the proposed merger. Trimark has determined the fair market value of the common stock on June 5, 2000, the day before the first announcement of the terms of the merger, to be U.S.$8.00 per share.

    The full text of the dissenters' rights provisions of the Delaware General Corporation Law and the California General Corporation Law are reprinted in Appendix C to this proxy statement/prospectus.

    Trimark will give Lions Gate prompt notice of any demands received by it for appraisal of shares of Trimark common stock. Prior to the effective time of the merger, Trimark will not, except with the prior written consent of Lions Gate, make any payment with respect to, or settle or offer to settle, any appraisal demands.

TERMS OF THE AGREEMENT OF MERGER (PAGE 38)

    The agreement of merger is the legal document that governs the merger transactions. We have attached the agreement of merger as Appendix A to this proxy statement/prospectus, and we encourage you to read it carefully.

    CONDITIONS TO THE MERGER. The completion of the merger depends on satisfaction of a number of conditions, including the following:

    - the agreement of merger must have been adopted by Trimark's and Lions Gate's common stockholders;

    - all required approvals of government authorities and stock exchanges must have been received, and all required filings with government authorities must have been made;

    - any waiting period applicable to completion of the agreement of merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") must have expired or terminated;

    - the representations and warranties made by Trimark in the agreement of merger must be materially true as of the effective time of the merger;

    - the representations and warranties made by Lions Gate and Sub in the agreement of merger must be materially true as of the effective time of the merger;

    - each of Trimark, Lions Gate, and Sub must have performed, in all material respects, all obligations under the agreement of merger required to be performed by it at or prior to the effective time of the merger;

    - dissenters' rights must not have been exercised by holders of Trimark common stock entitled to receive more than 9.5% of the Lions Gate common stock included in the merger consideration;

    - no material adverse change in Trimark's or Lions Gate's business, assets, liabilities, financial condition or operations may have occurred;

    - the issuance of the Lions Gate common stock pursuant to the merger and the first trade of the Lions Gate common stock must be exempt from the applicable prospectus and registration requirements of Canadian law, and, as necessary, the discretionary rulings of the Canadian securities commissions must have been obtained;

    - the shares of Lions Gate issuable in connection with the merger must have been approved for listing on the American Stock Exchange and The Toronto Stock Exchange;

    - after taking into account the transactions contemplated by the agreement of merger, Lions Gate must have an aggregate credit line of U.S.$100,000,000 under Lions Gate's credit agreement (subject to identified exclusions); and

    - for U.S. federal income tax purposes, the merger must qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

    TERMINATION OF THE AGREEMENT OF MERGER. The agreement of merger may be terminated at any time prior to the effective time of the merger,

    - by mutual written agreement of Lions Gate and Trimark;

    - on notice by either Trimark or Lions Gate to the other,

       - at any time after November 30, 2000, if the merger has not been consummated, and the terminating party has not breached the agreement of merger;

       - if the adoption of the agreement of merger by the common stockholders of either Trimark or Lions Gate is not obtained;

       - if the other party has materially breached any provision of the agreement of merger, and, if the breach is curable before November 30, 2000, the breaching party does not use reasonable efforts to cure the breach; or

       - if any court or other governmental authority permanently restricts or prohibits the merger;

    - by Lions Gate or Trimark, if Trimark receives an offer from a third party to

       - acquire Trimark by merger,

       - acquire at least 80% of Trimark's outstanding stock, or

       - buy all or substantially all of Trimark's assets,

    on terms that Trimark's board determines, in its good faith judgment, to be more favorable to Trimark's stockholders than the merger, and Trimark's board, in compliance with the agreement of merger, has

       - notified Lions Gate of the offer,

       - given Lions Gate at least five business days to make an offer, in Trimark's board's good faith judgment, at least as favorable to Trimark's stockholders as the third party offer, and Lions Gate has failed to do so, and

       - concluded in good faith, after consultation with its outside counsel, that, in light of the third party offer, Trimark's board, to properly discharge its fiduciary obligations to Trimark's stockholders, should withdraw or change its favorable recommendation of the agreement of merger.
        Trimark's board may not withdraw or change its favorable recommendation of the agreement of merger, if Trimark has violated the agreement of merger's prohibition on soliciting transactions alternative to the merger.

    - by Lions Gate, if Trimark breaches the prohibition on soliciting transactions alternative to the merger.

    No termination of the agreement of merger will relieve any party from liability for material breach.

    If Lions Gate or Trimark terminates the agreement of merger because of a third party offer, Trimark must pay Lions Gate U.S.$3,000,000 and reimburse Lions Gate up to U.S.$500,000 for out-of-pocket expenses incurred in connection with the agreement of merger.

    If the merger is not completed because Lions Gate has failed to increase its credit line, Lions Gate must pay Trimark U.S.$1,000,000 and reimburse Trimark up to U.S.$250,000 for out-of-pocket expenses incurred in connection with the agreement of merger.

VOTING AGREEMENTS (PAGE 45)

    LIONS GATE STOCKHOLDERS VOTING AGREEMENT. Frank Giustra, Lions Gate's Chairman and beneficial owner of approximately 9.7% of Lions Gate's common stock, has agreed to vote at the Lions Gate stockholders' meeting the Lions Gate common stock then beneficially owned by him in favor of the agreement of merger, and the transactions contemplated by the agreement of merger.

    TRIMARK STOCKHOLDERS VOTING AGREEMENT. Mark Amin, Trimark's Chairman and Chief Executive Officer, and Reza Amin beneficially own, in the aggregate, approximately 45% of the outstanding Trimark common stock and have agreed to vote the Trimark common stock beneficially owned by them in favor of adoption of the agreement of merger, and the other transactions contemplated by the agreement of merger, and, except as permitted by the agreement of merger, against any competing or alternative proposal.

REGISTRATION RIGHTS AGREEMENT (PAGE 46)

    Lions Gate has agreed to register for resale under the Securities Act the common stock issued to Mark Amin and Reza Amin in the merger.

EMPLOYMENT AGREEMENT (PAGE 47)

    Lions Gate has entered an employment agreement with Mark Amin that will take effect upon completion of the merger.

ACCOUNTING TREATMENT

    We expect that the merger will be treated as a "purchase" for financial accounting purposes.

TAX TREATMENT (PAGE 49)

    Your receipt of cash in exchange for your Trimark common stock will be a taxable transaction for U.S. federal income tax purposes and may be taxable under applicable state, local, and other tax laws. Your receipt of Lions Gate common stock may not be a taxable transaction for U.S. federal income tax purposes. Your tax consequences will depend on your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

REGULATORY APPROVALS (PAGE 35)

    Trimark and Lions Gate cannot complete the merger until they have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and a required waiting period has expired. Trimark and Lions Gate filed this information on August 30, 2000 and the waiting period will expire on September 30, 2000. The Antitrust Division and the FTC have the authority to challenge the proposed merger on antitrust grounds before or after the proposed merger is completed.

    The issuance of the Lions Gate common stock upon the completion of the merger requires the approval of the American Stock Exchange and The Toronto Stock Exchange.

CANADIAN LEGAL REQUIREMENTS (PAGE 35)

    Lions Gate will apply to necessary Canadian provincial securities authorities respecting the issuance and resale of the Lions Gate common stock to be issued in the merger.

CURRENCY AND EXCHANGE RATES

    The following table sets forth the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of each period indicated; the average exchange rates for such period, based on the rate in effect on the last day of each month during such period; and the high and low exchange rate during such period, in each case based on the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York.

                                           FIRST QUARTER                  FISCAL YEAR ENDING MARCH 31,
                                         FISCAL YEAR ENDING   ----------------------------------------------------
                                           MARCH 31, 2001       2000       1999       1998       1997       1996
                                         ------------------   --------   --------   --------   --------   --------
Rate at end of period..................        $1.4828        $1.4539    $1.5092    $1.4180    $1.3835    $1.3635
Average rate during period.............         1.4790         1.4703     1.5086     1.4060     1.3634     1.3613
High rate during period................         1.5140         1.5171     1.5770     1.4637     1.3835     1.3998
Low rate during period.................         1.4470         1.4310     1.4175     1.3705     1.3310     1.3312

    On August 31, 2000, the noon buying rate in New York City for cable transfer in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York, was Canadian $1.4720 = U.S.$1.00.

DIVIDEND POLICY

    Lions Gate has not paid any dividends on its outstanding common stock since its inception and does not anticipate that it will do so in the foreseeable future. The declaration of dividends on Lions Gate's common stock is within the discretion of Lions Gate's board and will depend upon the assessment of, among other things, earnings, financial requirements and the operating and financial condition of Lions Gate. At the present time, Lions Gate's anticipated capital requirements are such that it intends to follow a policy of retaining earnings in order to finance further development of its business.

                            SELECTED FINANCIAL DATA

    The following historical financial information about Lions Gate and Trimark is a summary only and should be read together with the historical financial statements and related notes of Lions Gate and Trimark incorporated by reference into this proxy statement/prospectus and the unaudited pro forma combined financial information beginning on page 61. The summary consolidated financial information of Lions Gate included below is prepared and presented in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"), which differ in certain significant respects from generally accepted accounting principles in the U.S. ("U.S. GAAP"). The material differences between Canadian GAAP and U.S. GAAP affecting Lions Gate are described in Note 25 to the consolidated financial statements of Lions Gate for the year ended March 31, 2000 included in Lions Gate's Form 20-F attached as Appendix E to this proxy statement/prospectus. See Where You Can Find More Information, beginning on page 74, for more information about where to obtain Lions Gate and Trimark financial statements and related notes. The Lions Gate financial information included below is in thousands of Canadian Dollars, and the Trimark financial information included below is in thousands of U.S. Dollars.

                           LIONS GATE FINANCIAL DATA
       BALANCE SHEET DATA--(ALL AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

                                                       AS OF MARCH 31,
                                                ------------------------------
                                                  2000       1999       1998
                                                --------   --------   --------
Accounts receivable...........................  $107,344   $ 60,673   $ 47,816
Investment in films and television programs...   128,375     88,949     56,305
Investment in Mandalay Pictures, LLC..........    64,058     72,932     71,048
TOTAL ASSETS..................................   401,973    327,612    250,514

Accounts payable and accrued liabilities......    74,965     44,668     26,441
Production and distribution loans.............    41,838     48,415     30,227
Long-term debt................................    40,158     41,145     27,414
Stockholders' equity..........................   206,414    166,784    143,951
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY....   401,973    327,612    250,514

                        STATEMENTS OF OPERATIONS DATA--
    (ALL AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                  FOR THE YEAR ENDED
                                                       MARCH 31,
                                                  -------------------   FROM INCEPTION APRIL 28, 1997
                                                    2000       1999           TO MARCH 31, 1998
                                                  --------   --------   -----------------------------
REVENUES........................................  $271,251   $118,297              $64,149
DIRECT OPERATING EXPENSES.......................   222,875     92,931               49,175
                                                  --------   --------              -------
GROSS PROFIT....................................    48,376     25,366               14,974
                                                  --------   --------              -------
OTHER EXPENSES:
  General and administrative....................    31,388     23,555               10,337
  Amortization..................................     7,074      5,279                1,781
  Interest......................................     4,466      3,655                  951
  Non-controlling Interest......................     1,308        612                1,019
  Severance and relocation costs................     1,698      1,647                   --
                                                  --------   --------              -------
INCOME (LOSS) FROM OPERATIONS...................     2,442     (9,382)                 886
Total other income (expenses)...................    (7,735)    (4,774)              (1,439)
                                                  --------   --------              -------
NET LOSS........................................    (5,293)   (14,156)                (553)
                                                  --------   --------              -------
Basic Loss per share............................  $  (0.22)  $  (0.58)             $ (0.04)
Weighted average shares (000's).................    30,665     24,575               14,160
                                                  --------   --------              -------

------------------------

NOTE: Fully diluted loss per share has not been presented as the effect of common stock issuance upon the exercise of options, warrants and convertible securities would be anti-dilutive.

                             TRIMARK FINANCIAL DATA
                 BALANCE SHEET DATA--THOUSANDS OF U.S. DOLLARS

                                                                    AS OF JUNE 30,
                                                 ----------------------------------------------------
                                                   1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------
Investment in films............................  $49,230    $65,064    $57,293    $29,853    $34,392
Other assets...................................   34,048     24,156     32,930     18,548     29,993
TOTAL ASSETS...................................   83,278     89,220     90,223     48,401     64,385

Revolving line of credit.......................   48,330     57,250     57,700     15,000     17,000
Other liabilities..............................   18,867     16,826     12,314      9,051     14,813
(Accumulated deficit)/retained earnings........   (1,180)     3,981      9,160     12,683     20,510
Stockholders' equity...........................   16,081     15,144     20,209     24,350     32,572
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....   83,278     89,220     90,223     48,401     64,385

            STATEMENTS OF OPERATIONS DATA--THOUSANDS OF U.S. DOLLARS

                                                             FOR THE YEAR ENDED JUNE 30,
                                                 ----------------------------------------------------
                                                   1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------
Revenues.......................................  $92,143    $80,150    $63,165    $59,832    $84,994
Net Film Costs and Distribution Expenses.......   81,188     67,089     53,421     57,495     70,721
Gross Profit...................................   10,955     13,061      9,744      2,337     14,273
Operating Expenses:
  Selling, general and administrative..........   12,674     12,561     11,096     11,799     11,588
  Bad debt/(recovery)..........................     (288)     1,109        321         31        276
Income (loss) from operations..................   (1,431)      (609)    (1,673)    (9,493)     2,409
Total other income (expenses)..................   (3,730)    (4,570)    (1,850)     1,666     (1,426)
NET INCOME (LOSS)..............................   (5,161)    (5,179)    (3,523)    (7,827)       983
                                                 -------    -------    -------    -------    -------
Basic Earnings (loss) per share................    (1.19)     (1.24)      (.84)     (1.83)       .22
Weighted average shares........................    4,341      4,183      4,217      4,284      4,493

------------------------

NOTE: Fully diluted loss per share has not been presented as the effect of common stock issuance upon the exercise of options, warrants and convertible securities would be anti-dilutive.

                 BALANCE SHEET DATA--THOUSANDS OF U.S. DOLLARS

                                                             AS OF MARCH 31,
                                                        -------------------------
                                                           2000          1999
                                                        -----------   -----------
                                                        (UNAUDITED)   (UNAUDITED)
Investment in films...................................    $40,579       $62,491
Other assets..........................................     31,226        31,139
TOTAL ASSETS..........................................     71,805        93,630

Revolving line of credit..............................     34,000        53,330
Other liabilities.....................................     17,111        22,256
Minority interest.....................................      2,009            --
Stockholders' equity..................................     18,685        18,044
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............     71,805        93,630

            STATEMENTS OF OPERATIONS DATA--THOUSANDS OF U.S. DOLLARS

                                                                 FOR THE NINE MONTHS
                                                                   ENDED MARCH 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
                                                              (UNAUDITED)   (UNAUDITED)
NET REVENUES................................................    $67,044       $66,270
Film Costs and Distribution Expenses........................     53,644        56,611
Gross Profit................................................     13,400         9,659
Operating Expenses:
  Selling, general and administrative.......................      9,403         9,661
  Bad debt expense (recovery)...............................        357          (162)
  Income from Operations....................................      3,640           160
Other income (expenses).....................................      1,203        (2,726)
NET INCOME..................................................      4,843         2,566
                                                                -------       -------
Basic earnings (loss) per share.............................       1.05          (.59)
Weighted average shares.....................................      4,634         4,341
                                                                -------       -------
Diluted Earnings (loss) per share...........................       1.05          (.59)
Weighted average shares.....................................      4,634         4,341
                                                                -------       -------

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

    The following unaudited pro forma combined financial information combines the historical financial statements of Lions Gate and Trimark to show the effects of the merger on a pro forma basis, including related financing for the acquisition. These pro forma financial statements have been prepared in accordance with Canadian GAAP expressed in Canadian dollars. The Trimark balance sheet has been translated from U.S. dollars into Canadian dollars using the March 31, 2000 exchange rate of $1.4494 and the Trimark statement of operations has been translated from U.S. dollars into Canadian dollars using an average rate of $1.4713 for the 12 months ended March 31, 2000.

    The unaudited pro forma balance sheet gives effect to the merger as if it had occurred on March 31, 2000. The unaudited pro forma statement of operations for the year ended March 31, 2000 gives effect to the merger as if it had occurred on April 1, 1999.

    The unaudited pro forma balance sheet is based on the audited consolidated balance sheet of Lions Gate as at March 31, 2000 and the unaudited consolidated balance sheet of Trimark as at March 31, 2000. The unaudited pro forma statement of operations is based on the audited consolidated statement of operations for Lions Gate for the year ended March 31, 2000, and the unaudited statement of operations of Trimark for the nine months ended March 31, 2000 combined with the unaudited statement of operations of Trimark for the three months ended
June 30, 1999. The information presented on the following pages is not necessarily indicative of the results of operations or financial position that might have occurred had the merger actually closed on the assumed dates. The pro forma information does not reflect any adjustments for expected revenue synergies and cost savings as a result of the merger of Lions Gate and Trimark, nor is it necessarily indicative of the future results of operations or financial position of Lions Gate after the acquisition. For more detailed pro forma information, including the assumptions and adjustments made in calculating the pro forma information, please see Unaudited Pro Forma Combined Financial Information, beginning on page 61. You should read the following information together with the historical financial statements of Lions Gate and Trimark incorporated by reference into this proxy statement/prospectus and all related notes.

                                                              PRO FORMA AS AT AND FOR THE YEAR
                                                                    ENDED MARCH 31, 2000
                                                              --------------------------------
                                                                (ALL AMOUNTS IN THOUSANDS OF
                                                                     CANADIAN DOLLARS,
                                                                   EXCEPT PER SHARE DATA)
OPERATING RESULTS
  Revenue...................................................              $407,960
  Net loss..................................................                 5,524

FINANCIAL POSITION
  Working capital...........................................               (37,585)
  Total assets..............................................               563,055
  Stockholders' equity......................................               248,194
  Total debt to total capitalization........................                  24.8%

PER SHARE DATA
  Net loss per share of common stock........................              $   0.17

                            MARKET PRICE INFORMATION

    Lions Gate common stock trades on both the American Stock Exchange and The Toronto Stock Exchange under the symbol "LGF". Trimark common stock trades on Nasdaq under the symbol "TMRK". The following table presents closing sale prices reported in the consolidated transaction reporting system for the Lions Gate common stock and on the Nasdaq SmallCap Market for the Trimark common stock as of June 5, 2000, the last full trading day prior to the announcement of the execution of the agreement of merger, and as of September 5, 2000.

                                                       LIONS GATE      TRIMARK
                                                      COMMON STOCK     COMMON
                                                         PRICE       STOCK PRICE
                                                      ------------   -----------
June 5, 2000........................................   U.S.$2.69      U.S.$8.00
September 5, 2000...................................   U.S.$2.81      U.S.$9.50

    The following tables present, for the fiscal quarters indicated, the high and low sales prices of Lions Gate common stock and Trimark common stock in U.S. dollars as reported on the AMEX and Nasdaq, respectively.

                                                              LIONS GATE
                                                          COMMON STOCK PRICE
                                                          -------------------
                                                            HIGH       LOW
                                                          --------   --------
1999
Third quarter...........................................    3.25       2.63
Fourth quarter..........................................    4.00       2.94
2000
First quarter...........................................    3.75       1.88
Second quarter..........................................    2.06       1.50
Third quarter...........................................    2.56       1.63
Fourth quarter..........................................    4.94       2.50
2001
First quarter...........................................    3.94       2.00
Second quarter (through August 31, 2000)................    3.06       2.00

                                                                TRIMARK
                                                          COMMON STOCK PRICE
                                                          -------------------
                                                            HIGH       LOW
                                                          --------   --------
1999
First quarter...........................................    4.25       1.63
Second quarter..........................................    4.63       1.63
Third quarter...........................................   11.63       2.13
Fourth quarter..........................................    8.38       4.25
2000
First quarter...........................................    5.25       2.38
Second quarter..........................................    6.00       2.50
Third quarter...........................................    7.50       3.25
Fourth quarter..........................................    9.97       4.13
2001
First quarter (through August 31, 2000).................    9.69       7.50

    Neither Lions Gate nor Trimark has paid cash dividends on its common stock, and, at this time, each intends to continue this policy for the foreseeable future. In addition, under the terms of the agreement of merger, Trimark is not permitted to declare or pay dividends on its common stock during the term of the agreement of merger.

                                  RISK FACTORS

    You should carefully consider the risks described below when evaluating your vote on the agreement of merger, in particular your resulting ownership of Lions Gate common stock. The risks and uncertainties described below are not the only ones Lions Gate faces. Additional risks and uncertainties of which Lions Gate is unaware may also adversely affect Lions Gate's intended business operations.

    If any of the following risks actually occurs, Lions Gate's business, financial condition or results of operations could be materially adversely affected.

RISKS RELATING TO THE MERGER

    INTEGRATION OF THE MERGED BUSINESSES MAY NOT BE SUCCESSFUL

    Lions Gate and Trimark have entered into the agreement of merger with the expectation that the merger will be operationally and financially beneficial to the combined company and its stockholders. The merger will require that Lions Gate integrate Trimark's operations with those of Lions Gate. There can be no assurance that such integration will be accomplished successfully or that the expected benefits of the merger will be achieved. The integration also will require the dedication of management, which will divert their attention from day-to-day business of Lions Gate following the merger. The difficulties of integration may be increased by coordinating geographically separated organizations and integrating personnel. The process of integrating Trimark's operations with those of Lions Gate may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies and may adversely affect the operations of Lions Gate following the merger. Furthermore, the process of integrating the operations of Trimark with the operations of Lions Gate could have a material adverse effect on the ability of Lions Gate to retain the key managerial personnel who are critical to its operations.

LIONS GATE MAY HAVE DIFFICULTY INTEGRATING RECENTLY ACQUIRED BUSINESSES OR
  MANAGING RAPID GROWTH

    INTEGRATION OF DIVERSE OPERATIONS. Lions Gate's divisions, subsidiaries, partners and co-ventures consist of LG Films, LG Television, CineGroupe, LG Studios and Mandalay Pictures, which Lions Gate has acquired over the last few years. While most of these companies have previously operated in their respective fields, Lions Gate faces the problems inherent in combining their different operations. Lions Gate will face the same problems combining Trimark's operations.

    STRAIN ON LIONS GATE'S RESOURCES DURING RAPID GROWTH. Lions Gate is experiencing a period of rapid growth that could place a significant strain on its resources. If Lions Gate's management is unable to manage growth effectively, operations could be adversely affected. Lions Gate is currently in the process of implementing appropriate structures in place to address future growth, including management information systems and internal and external communication systems. However, there can be no assurance that Lions Gate will be able to achieve its growth as planned, increase its work force or implement new systems to manage its anticipated growth, and any failure to do so could have a material adverse effect on Lions Gate's business, results of operation and financial condition.

RISKS RELATING TO FILM AND TELEVISION INDUSTRY

    COMMERCIAL SUCCESS OF FILMS AND TELEVISION PROGRAMS IS DIFFICULT TO PREDICT. Operating in the television and feature films industries involves a substantial degree of risk. Each television program and feature film is an individual artistic work, and its commercial success is determined primarily by audience reaction, which is unpredictable. The commercial success of a television program or a feature film also depends upon the quality and acceptance of other competing programs or feature films released into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, all of which are subject to change and cannot be predicted with certainty. Lions Gate's success will depend on the experience and judgment of Lions Gate's management to select and develop new investment and production opportunities. There can be no assurance that Lions Gate's television programs and feature films will obtain favorable ratings or reviews or that broadcasters will license the rights to broadcast any of Lions Gate's television programs in development or renew licenses to broadcast programs currently produced by predecessors of Lions Gate. Even if licenses to broadcast Lions Gate's television programming are renewed, the popularity of a particular program and its ratings may diminish over time.

    CAPITAL REQUIREMENTS PRESENT FINANCIAL RISKS. The production, completion and distribution of television programs and feature films require a significant amount of capital. Although Lions Gate intends to continue to reduce the risks of its financial involvement in the production costs of its productions through financial assistance from broadcasters, distributors, government and industry programs and studios, there can be no assurance that Lions Gate will successfully implement such arrangements or that Lions Gate would not be subject to substantial financial risks relating to the production, completion and release of future television programs and feature films. In addition, a significant amount of time may elapse between the expenditure of funds by Lions Gate and the receipt of revenues from its television programs or feature films.

    BUDGET OVERRUNS AND OTHER PRODUCTION RISKS CAN IMPAIR PROFITABILITY. Actual motion picture costs may exceed their budget, sometimes significantly, although television program costs typically do not. Risks such as labor disputes, death or disability of star performers, rapid high technology changes relating to special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a film incurs substantial budget overruns, Lions Gate may have to seek additional financing from outside sources to complete production of a television program or motion picture. No assurance can be given as to the availability of such financing on terms acceptable to Lions Gate. In addition, if a film incurs substantial budget overruns, there can be no assurance that such costs will be recouped, which could have a significant impact on Lions Gate's business, results of operations or financial conditions.

    LACK OF CONTROL OVER DISTRIBUTION MAKES COMMERCIAL SUCCESS OF FILMS AND TELEVISION PROGRAMS UNCERTAIN. Decisions regarding the timing of release of television programs, feature films and related products and as to which of Lions Gate's television programs, feature films and related products, if any, will receive promotional support from a distributor are important in determining the success of a particular television program, feature film and related product. As with most production companies, Lions Gate does not expect to control the manner in which its distributors distribute Lions Gate's television programs or feature films, including the number of broadcasters to which its distributors distribute its television programs, the number of theatres to which its distributors may distribute a feature film, or the timing of release of the television programs or feature films. Although its distributors have a financial interest in the success of any such television programs or feature films, any decision by its distributors not to distribute or promote one of Lions Gate's television programs, feature films or related products or to promote competitors' programs, feature films or related products to a greater extent than it promotes those of Lions Gate could have a material adverse affect on Lions Gate's business, operating results or financial condition.

    LIONS GATE FACES SUBSTANTIAL COMPETITION. Motion picture and television production and distribution are highly competitive businesses. Lions Gate faces competition from companies within the motion picture and television industry and alternative forms of leisure activities. Lions Gate will compete with a variety of companies for access to time slots for broadcast of its television programs, access to theatrical outlets for feature films, acquisition of characters, storylines, ideas and treatments with which to build its library, the recruitment and retention of talented personnel, and the licensing and distribution of its proprietary products. Almost all of Lions Gate's potential competitors, particularly the major U.S. studios, have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical, marketing and other resources, while the independent production companies may have less overhead than Lions Gate.

    LIONS GATE'S FINANCIAL PERFORMANCE MAY FLUCTUATE BECAUSE OF ITS LACK OF DIVERSIFICATION IN RELATION TO ITS COMPETITORS. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, which can provide both means of distributing their products and stable sources of earnings that offset fluctuations in the financial performance of their motion picture and television operations. The number of films released by Lions Gate's competitors, particularly the major U.S. film studios, in any given period may create an oversupply of product in the market, and that may reduce Lions Gate's share of gross box-office admissions and make it more difficult for Lions Gate's films to succeed.

    LIMITED NUMBER OF PRIME TIME SLOTS CAN LIMIT POTENTIAL SUCCESS OF LIONS GATE'S TELEVISION PROGRAMMING. Lions Gate competes for television network time slots with a variety of companies that produce television programming. The number of prime time slots remains limited, even though the total number of outlets for television programming has increased over the last decade. As a result, there is intense competition for these prime time slots. In addition, television networks are now producing more programs internally, and thus possibly reducing such networks' demand for programming from other parties. There can be no assurance that Lions Gate will be able to compete successfully against current or future competitors.

    TECHNOLOGICAL ADVANCES MAKE FUTURE DEMAND FOR FILM AND TELEVISION PROGRAMMING UNCERTAIN. The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures and television programming.

    EXPECTED FLUCTUATION IN OPERATING RESULTS. Lions Gate expects that its future operating results will fluctuate significantly as a result of, among other things: the timing of domestic and international releases of current and future television programs or feature films produced by Lions Gate; the success of these television programs or feature films; the timing of the release of related products into their respective markets; the costs to distribute and promote the television programs and feature films; the success of Lions Gate's distributors in marketing its television programs and feature films; the timing of receipt of proceeds generated by the television programs and feature films from distributors; the introduction of new television programs and feature films by Lions Gate's current and future competitors; the timing and magnitude of operating expenses and capital expenditures; the level of unreimbursed production costs in excess of budgeted maximum amounts; and general economic conditions. As a result, Lions Gate believes that its results of operations may fluctuate significantly, and it is possible that Lions Gate's operating results could be below the expectations of equity research analysts and investors.

    ENTERTAINMENT ACCOUNTING POLICIES. Lions Gate follows generally accepted accounting principles for accounting practices related to revenue recognition and amortization of production costs, including Statement of Financial Accounting Standards No. 53 "Financial Reporting by Producers and Distributors of Motion Picture Films" ("SFAS 53"). Revenues from production and license agreements, which may provide for Lions Gate's receipt of non-refundable minimum guaranteed amounts, are recognized when the license period begins and the programming is available for showing pursuant to the terms of the agreement, typically when the finished product has been delivered to, and accepted by, the licensee. Revenues in excess of minimum guarantees under such agreements are recognized when such amounts have become due and payable and Lions Gate is reasonably assured of their collection. As a result, Lions Gate's expected cash flows may not necessarily be related to revenue recognition and amortization of production costs. Costs of producing television episodes and other productions will be capitalized and charged against revenues generated by the delivery of those episodes or productions. Costs will be assessed quarterly for recoverability and will be written down to their estimated realizable value. Costs incurred to produce or acquire exploitation rights to television episodes produced by Lions Gate will be capitalized and amortized using the ratio of current revenue to estimated total revenue for a particular episode or production. As a result, Lions Gate's estimates of total revenues and costs may be overstated or understated at any point in time. The inherent uncertainties of such estimates could materially adversely change Lions Gate's results of operations and financial condition.

    The Financial Accounting Standards Board recently approved certain changes that will alter reporting by motion picture companies. SFAS 53, which previously allowed wider latitude for estimating lifetime film revenues and amortization, has been rescinded. The new standard will impose numerous changes to reporting, and many motion picture companies will take a one-time, non-cash charge of significant proportions to conform to the new rules. Lions Gate and Trimark are currently determining the financial impact of these new standards.

    DEPENDENCE ON KEY PERSONNEL. Lions Gate's success will depend to a significant extent on the performance of a number of senior management personnel and other key employees of Lions Gate and its affiliates. In particular, Lions Gate will be dependent upon the services of such personnel as Frank Giustra, Jon Feltheimer, Michael Burns, Jeffrey Sackman, Jacques Pettigrew and Peter Guber. The loss of the services of key persons could have a material adverse effect on Lions Gate's business, operating results and financial condition.

    NEED TO ATTRACT AND RETAIN QUALIFIED PERSONNEL. Lions Gate's success depends to a significant extent on its ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that Lions Gate will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. The competition for quality creative and technical personnel is especially intense due to significant expansion in the entertainment market over the past several years. If Lions Gate is unable to identify, attract, hire, train and retain qualified personnel in the future, particularly creative and technical personnel, such inability could have a material adverse effect on Lions Gate's business, operating results and financial condition.

RISKS RELATING TO REGULATORY ENVIRONMENT

    CANADIAN CONTENT RESTRICTIONS. Canadian broadcasters and cable, pay television and pay-per-view television services are typically required, as a condition of their license, to devote a certain amount of their programming schedules, including prime time, to Canadian programs. Compliance with these requirements is enforced by the Canadian Radio-Television and Telecommunication Commission ("CRTC"), and failure to comply can result in fines or the loss of license. The CRTC has issued detailed criteria which must be met for a television production to qualify as a "Canadian program," which require among other things, that financial and creative control of the production be held by Canadians and that some creative functions be performed by Canadians. If Lions Gate's productions cease to qualify as Canadian programs under the regulations and policies of the CRTC, Lions Gate may find it more difficult to secure time slots in Canada for its productions. In addition, in the event Lions Gate's productions cease to meet minimum Canadian content requirements, Lions Gate may be unable to access various federal and provincial film and television incentive programs, including refundable tax credits, as discussed below.

    GOVERNMENT INCENTIVE PROGRAMS. Lions Gate may benefit from a number of Canadian incentive and regulatory programs designed to enhance and strengthen the Canadian film and television program production, distribution and broadcasting industries. For example, as noted above, Lions Gate may benefit from certain regulations of the CRTC obliging Canadian broadcasters to telecast certain minimum levels of Canadian content programming. Such Canadian content programming requires certification by the CRTC as certified Canadian programming and Lions Gate may be contractually bound to obtain such certification in respect of certain programs Lions Gate expects to produce. If a program does not qualify for such certification, Lions Gate could be in default of its obligations to Canadian broadcasters, distributors or other licensees.

    In addition, Lions Gate expects to receive investments from federal and provincial government agencies established to foster the development of all aspects of the Canadian film and television industry. These government agencies, including, among others, Telefilm Canada, the Ontario Film Development Corporation, Societe de Developpement des Enterprises Culturelles (SODEC) and British Columbia Film, administer a variety of programs providing incentives to qualifying entities in the form of equity investment, non-interest bearing advances and loans.

    The Canadian government and a number of its provincial counterparts have established refundable tax credit programs based on eligible labor expenditures of qualifying production entities. Lions Gate expects that certain film and television productions it will produce will incorporate such refundable tax credits as elements of production financing. In the event that such productions do not ultimately qualify for anticipated refundable tax credits, the relevant production may require additional funds for completion.

    For Lions Gate's film and television productions to continue to qualify for several such refundable tax credits, among other statutory requirements, Lions Gate must remain Canadian-controlled pursuant to the Investment Canada Act. If Lions Gate ceases to be Canadian-controlled under the Investment Canada Act, it would no longer be entitled to access such refundable tax credits and other Canadian government and private film industry incentives which are restricted to Canadian-controlled corporations, including access to Canada's official co-production treaties with other countries. Such a change in status would also affect the eligibility of Lions Gate to retain the benefit of refundable tax credits and other incentives arising prior to the change of control of Lions Gate. There are currently no transfer restrictions on Lions Gate's common stock as a class and, accordingly, Lions Gate may not be able to prevent such a change of control. In addition, certain provincial refundable tax credits require that the applicable applicant be provincially-controlled. If any Lions Gate affiliate which accesses or intends to access such credits ceases to be provincially controlled, it would no longer be entitled to access the applicable provincial refundable tax credit.

RISKS RELATING TO CURRENCY FLUCTUATIONS

    Lions Gate anticipates that an increasing portion of its revenues and expenses may be denominated in U.S. dollars or currencies other than Canadian dollars (the currency in which Lions Gate's financial statements are reported). Lions Gate does not presently engage in currency hedging activities to limit the risks of exchange rate fluctuations. As a result, changes in relative value of the Canadian dollar to the U.S. dollar and other foreign currencies will affect Lions Gate's revenues and operating margins. The impact of future exchange rate fluctuations between the Canadian dollar and the U.S. dollar or other foreign currencies on revenues and operating margins cannot be accurately predicted and could have a material adverse effect on Lions Gate's business, financial condition and results of operations. In addition, the ability of Lions Gate to repatriate to Canada, funds arising in connection with its foreign operations may also be adversely affected by currency and exchange control regulations imposed by the country in which a production is exploited.

RISKS RELATING TO LIQUIDITY AND FINANCING REQUIREMENTS

    Lions Gate's theatrical motion picture and television production activities require the initial expenditure of significant funds, while revenues relating to such films and programs are typically not generated for some period after such expenditure and may be received over an extended period of time. Since Lions Gate's cash requirements generally have exceeded cash flow from operations, Lions Gate has been required to utilize borrowings under its principal credit facilities to fund operations. Lions Gate will continue to be dependent upon the availability of its principal credit facilities to fund its production and distribution activities for the foreseeable future. Borrowings under such principal credit facilities are subject to Lions Gate's continuing satisfaction of loan conditions. Lions Gate's inability to make such borrowings, or to borrow funds on satisfactory terms, could have a material adverse effect on its business.

RISKS RELATING TO VIDEO DISTRIBUTION BUSINESS

    ACQUISITION OF NEW PRODUCT. A significant portion of Trimark's success depends on public interest in the new product it acquires, and there are a limited number of quality titles and existing libraries available for acquisition. Competition for these titles may be great and prices may be high. There can be no assurance that Trimark will be successful in acquiring new product, or that Trimark will be able to acquire rights to popular titles on terms that are satisfactory to it.

    LIMITED NUMBER OF MAJOR SELL THROUGH VIDEO RETAILERS. Trimark's revenues from sell through video distribution activities are heavily concentrated among a few customers. Trimark generated approximately 20% of its revenues in its sell through video distribution business during the nine month period ending
March 31, 2000. There can be no assurance that Trimark will continue to maintain the relationships with these customers or that these customers will continue to carry current levels of such product. Additionally, if economic or other conditions were to adversely affect one or more of these customers, it could adversely affect Trimark's business and results of operations.

    CONSOLIDATION OF VIDEO RENTAL MARKET. Approximately 35% of Trimark's annual revenues for the nine months ended March 31, 2000 were generated by traditional home video rental distribution along with revenue sharing activities. Trimark's home video rental product competes for limited shelf space in the video rental retail market. In recent years, the home video rental retail market has become highly consolidated, which means fewer businesses control the majority of available shelf space. For the nine months ended March 31, 2000, Blockbuster and Hollywood Video accounted for approximately 40% of Trimark's home video rental distribution revenues. If economic or other conditions were to adversely affect one of these customers, it could have a material adverse effect on its home video rental sales.

                                   THE MERGER

STRUCTURE OF THE TRANSACTION

    If the agreement of merger is adopted by Trimark's stockholders and Lions Gate's stockholders, Trimark will merge with and into Sub and become a wholly owned subsidiary of Lions Gate. As a result:

    - The current stockholders of Trimark will receive, for each share of Trimark common stock:

       - U.S.$4.50 in cash, without interest, and

       - two shares of Lions Gate common stock or, if greater, the number of shares of Lions Gate common stock obtained by dividing U.S.$5.50 by the average of the closing prices of a share of Lions Gate common stock on the 30 trading days ending October 6, 2000.

    - Lions Gate will not assume Trimark's obligations under any employee or director stock options, and Trimark will cause any unexercised employee or director stock options to terminate, without liability to Lions Gate or Sub, as of the effective time of the merger. Lions Gate and Trimark will cooperate to enable those persons desiring to exercise their options to effect a complete or partial "cashless exercise," using the merger consideration payable respecting the shares issuable on exercise of the options to pay both the exercise price of the options and any required withholding amounts. All outstanding Trimark stock options not otherwise vested will vest in full as of the time Trimark stockholders adopt the agreement of merger.

    - No certificates or scrip evidencing fractional shares of Lions Gate common stock will be issued in the merger. In lieu of any fractional share, a holder of Trimark common stock will be paid an amount in cash (without interest), rounded upward to the nearest cent, determined by multiplying the market price of the Lions Gate common stock on the American Stock Exchange on the date of completion of the merger by the fractional share of Lions Gate common stock to which the holder would otherwise be entitled (taking into account all shares held of record by the holder at the effective time of the merger).

    When the merger is completed, Trimark shares will no longer be traded on the Nasdaq SmallCap Market, and price quotations with respect to sales of Trimark shares in the public market will no longer be available. The registration of Trimark shares under the Securities Exchange Act of 1934 will be terminated, and Trimark will cease filing reports with the SEC.

BACKGROUND OF THE MERGER

    Lions Gate is committed to expanding its business and operations through both internal development and acquisitions, and had previously disclosed that it intended to make strategic acquisitions of companies whose business and/or assets complemented Lions Gate's entertainment assets. During January 2000, Lions Gate contacted senior management of Trimark to determine whether Trimark would be interested in a possible transaction with Lions Gate. As a result, Lions Gate furnished Trimark certain public information regarding Lions Gate, and, during early February, senior management of Lions Gate and senior management of Trimark held separate preliminary discussions regarding a potential transaction.

    On February 3, 2000, Lions Gate and Trimark signed a confidentiality agreement which provided for, among other things, the parties' confidential exchange of non-public information regarding their businesses.

    During February and March 2000, Lions Gate and Trimark executives reviewed the non-public information, which included business plans for the upcoming fiscal year.

    On March 22, 2000, senior management of Lions Gate made an oral offer to merge Trimark with a subsidiary of Lions Gate, with holders of Trimark common stock to receive two shares of common stock of Lions Gate as consideration. In response to discussions of a possible transaction with Lions Gate, Trimark, on March 30, 2000, engaged Salem Partners to render mergers and acquisitions advisory services to Trimark in connection with the potential sale to or merger with Lions Gate. In addition, on April 7, 2000, Trimark engaged Media
Finance, Inc. ("Media Finance") to render financial advisory services in connection with a possible sale, merger, consolidation or other business combination involving all or a substantial portion of Trimark's business, securities or assets.

    On April 17, 2000, senior management of Trimark and representatives of Salem Partners and Media Finance met with senior management of Lions Gate at Trimark's offices to discuss the potential merger. Salem Partners made a presentation regarding the relative value of the two companies and the need for holders of Trimark common stock to receive more consideration in a potential transaction. On April 18, 2000, representatives of Salem Partners and Media Finance met with senior executives at Lions Gate to discuss further the merger consideration. On April 26, 2000, the Trimark and Lions Gate management teams agreed to present a summary of terms of a merger to their respective boards of directors, which terms included, for each share of Trimark common stock, the issuance of 2 1/2 shares of common stock of Lions Gate, the payment of U.S.$3.00 cash and the issuance of one warrant to purchase 1/2 of a share of Lions Gate common stock at a purchase price of U.S.$2.50 at any time prior to January 1, 2004.

    On April 28, 2000, the boards of Trimark and Lions Gate each held separate meetings at which they discussed the terms and proposed transaction structure, the potential benefits and risks of the proposed transaction, and the mechanics and timing of the proposed transaction. They each also discussed the other's business operations, markets and strategies. Each board authorized the continuation of discussions and the undertaking of due diligence.

    On May 1, 2000, Trimark and Lions Gate exchanged due diligence request lists. On May 3, 2000, Lions Gate's counsel delivered to Trimark's counsel a request for information in connection with Lions Gate's due diligence of Trimark's business, assets and operations. On May 4, 2000, Trimark's counsel delivered Trimark's due diligence request to Lions Gate's counsel. Commencing on May 5, 2000 and continuing through June 5, 2000, each company performed due diligence on the financial, operational and legal matters of the other company. During this time, numerous interviews and related due diligence discussions took place among senior level management personnel of both companies, and among their U.S. and Canadian counsel, investment bankers and accounting advisors.

    As a result of the discussions between the companies and the commencement of due diligence, Lions Gate instructed its counsel to commence drafting and negotiating the necessary documentation for the merger. On May 5, 2000, Trimark and its counsel received the initial draft of the agreement of merger and related agreements from Lions Gate's counsel. A series of telephonic conversations were held beginning May 6, 2000 between representatives of Lions Gate and Trimark to negotiate a definitive agreement of merger and related agreements.

    On May 8, 2000, Trimark's board held a meeting to discuss the draft agreement of merger and the related agreements. Trimark's board reviewed the terms of the drafts with its legal counsel. Trimark's senior management reported to Trimark's board the results to date of its due diligence review of Lions Gate, including Lions Gate's future plans, the status of its film projects, its investment in Mandalay Pictures, LLC and its liquidity. At this meeting, a representative of Salem Partners presented to Trimark's board preliminary material based on information provided to Salem Partners by Trimark and Lions Gate. Such preliminary material included a financial overview of the proposed transaction, an analysis of Lions Gate's business, and various preliminary valuation analyses (including a comparable company analysis, comparable transaction analysis, discounted cash flow analysis and Black-Scholes warrant valuation). Salem Partners reviewed Trimark's historical and projected income statements and its stock price performance and current market capitalization as well as Lions Gate's historical stock price performance and current market capitalization. A combined pro forma analysis was also reviewed and discussed. Trimark's board engaged in an extensive discussion of recent transactions of Lions Gate and Lions Gate's international distribution, video distribution, theatrical distribution, and studio operations as well as its historical and projected income statements. Trimark's board authorized its senior management to continue negotiating the agreement of merger and related agreements.

    At the Cannes Film Festival in France on May 18, 2000, a representative of Media Finance had a series of separate meetings with senior management of Lions Gate and Trimark regarding the consideration in the merger, in light of the fact that the stock price of Lions Gate common stock had fallen in recent weeks on the American Stock Exchange from U.S.$3.00 a share to approximately U.S.$2.20 per share. Trimark requested an increase in the cash consideration to U.S.$4.50 per share or additional Lions Gate common stock to be issued in the merger, and a floor on the total value of the consideration at U.S.$11.00 per share. Lions Gate's representatives rejected as too high the cash consideration of U.S.$4.50 per share as well as the concept of a floor on the total consideration.

    Thereafter during the month of May, representatives of Trimark and Lions Gate and their respective counsel met in person several times as well as telephonically to negotiate the various terms of the merger. As of the end of May, the companies were still negotiating a number of material terms of the merger, including pricing, price protection, closing conditions, including financing matters, indemnification issues, treatment of employee stock options and registration issues with respect to Lions Gate's common stock to be issued in connection with the merger.

    From June 1 through June 5, 2000, senior executives of Lions Gate, Trimark, Salem Partners, Media Finance and their respective counsel met to discuss and resolve the open terms of the transaction.

    On June 5, 2000, Trimark's board held a meeting at Trimark's offices. At that meeting, Trimark's board discussed the proposed transaction and its advantages and disadvantages. See Recommendation of Trimark's Board; Fairness of the Merger, on page 27. Trimark's senior management reported that recent negotiations had involved certain price protection issues to establish a floor for the purchase price such that the proceeds to Trimark stockholders would not fall below U.S.$10.00 per share of Trimark common stock. Trimark's board also noted that the consideration to be received by the Trimark stockholders represented a significant premium over Trimark's historical stock prices. In light of several outstanding issues under the agreement of merger and the related agreements, Trimark's board determined that senior management and Trimark's advisors should continue to negotiate the relevant documents and that Trimark's board would reconvene as soon as circumstances dictated to formally decide whether to consider the agreement of merger. During the remainder of June 5 and through June 6, negotiations of final points continued.

    On June 5 and June 6, 2000, Lions Gate's board held meetings at which the board discussed the proposed transaction and its advantages and disadvantages. See Lions Gate's Reasons for the Merger on page 34. Lions Gate's management outlined the key points of the transaction, including termination fees. On
June 6, 2000 Lions Gate's board voted unanimously to approve the agreement of merger and related agreements, as presented to the board, and to recommend that the Lions Gate stockholders vote to approve the agreement of merger.

    On June 6, 2000, Trimark's board held a telephonic meeting to discuss the draft agreement of merger and the related documents. Trimark's board reviewed the terms of the agreement of merger with its legal counsel. Trimark's management reported to Trimark's board the results of its due diligence review of Lions Gate and responded to questions from Trimark's board regarding its due diligence review and management's view on the business and operations of Lions Gate. At this meeting, Salem Partners rendered its oral opinion (which was later confirmed in writing) that the consideration to be received by the holders of the Trimark common stock in the merger is fair from a financial point of view to such holders.

    At the meeting of Trimark's board, Trimark's board voted unanimously to approve the merger with Lions Gate, the agreement of merger and related exhibits as presented to them, and to recommend that the Trimark stockholders vote to adopt the agreement of merger.

    Following the approval of Lions Gate's board and Trimark's board, the agreement of merger in its definitive form was executed and jointly announced to the public in a press release on June 6, 2000.

RECOMMENDATION OF TRIMARK'S BOARD; FAIRNESS OF THE MERGER

    Trimark's board has unanimously approved the agreement of merger and the merger and believes that the terms of the agreement of merger are fair to, and that the merger is in the best interests of, Trimark and its stockholders and therefore recommends that the holders of Trimark common stock vote "for" adoption of the agreement of merger.

    TRIMARK'S REASONS FOR THE MERGER. In reaching its decision to approve the agreement of merger and to recommend that Trimark stockholders vote for adoption of the agreement of merger, Trimark's board consulted with its advisors and considered the material factors described below. Based upon its independent review of such factors, Trimark's board approved the agreement of merger.

    At the board meetings described above, Trimark's board, in addition to the points previously described, identified several potential benefits for Trimark's stockholders that it believes would result from the merger with Lions Gate. These potential benefits include:

    - the financial strength of the combined company to be able to commit greater resources to both current and emerging entertainment project development efforts and to fund the future growth of the combined company's business;

    - the opportunity for Trimark, as part of the combined company, to compete more effectively in an increasingly competitive and rapidly changing industry; and

    - the greater liquidity and diversification of risk offered to Trimark's stockholders by an investment in Lions Gate instead of Trimark, and the opportunity to participate in the potential for growth of the combined company.

    In the course of its deliberations, Trimark's board reviewed with Trimark's senior management a number of additional factors relevant to the merger, including, among others,

    - information concerning Lions Gate's and Trimark's respective businesses, prospects, financial performance and condition, operations, management and competitive position;

    - current market conditions and historical market prices, volatility and trading information with respect to Lions Gate common stock and Trimark common stock; the consideration that Trimark's stockholders will receive in the merger and the fact that, at the time the parties signed the agreement of merger, the market value of the Lions Gate common stock and cash to be issued in exchange for the Trimark common stock represented a significant premium over the historical price range of the Trimark common stock;

    - the experience and management expertise of Lions Gate's senior management;

    - the implications for continued independent operation of Trimark in light of market and competitive conditions, including the potential for increased competition from other companies having significantly greater financial resources than Trimark;

    - the complementary businesses, assets, channels, partners, technology and critical skills of Lions Gate and Trimark;

    - the alternatives available to Trimark in light of the consideration proposed to be paid to Trimark stockholders pursuant to the agreement of merger, including continuing to maintain Trimark as an independent company and possible combinations with companies other than Lions Gate;

    - the belief that the terms of the agreement of merger, including the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

    - provisions of the agreement of merger that allow Trimark to respond to certain unsolicited inquiries concerning an acquisition of Trimark by a third party and additional provisions that permit Trimark to terminate the agreement of merger upon payment to Lions Gate of a break-up fee under certain circumstances;

    - a comparison of selected recent acquisition and merger transactions in the entertainment industry;

    - the likelihood of a superior offer arising;

    - the expected tax and accounting treatment of the merger;

    - the opinion of Salem Partners dated June 6, 2000 annexed as Appendix B and rendered at the June 6, 2000 meeting of Trimark's board that the consideration to be received by the holders of Trimark common stock in the merger is fair from a financial point of view to such holders; and

    - reports from management, financial advisors and legal advisors as to the results of their investigations of Lions Gate.

    Trimark's board also considered a number of potentially negative factors in its deliberations concerning the merger, including,

    - the risk that the benefits sought to be achieved in the merger will not be achieved;

    - the effect of public announcement of the merger on Trimark's operating results and Trimark's ability to attract and retain key management;

    - the loss of control over the future operations of Trimark following the merger;

    - the risk that the merger would not be consummated; and

    - the other risks described above under "Risk Factors."

    The foregoing discussion of information and factors considered by Trimark's board is not intended to be exhaustive but is believed to include all material factors considered by Trimark's board. In view of the wide variety of factors considered by Trimark's board, Trimark's board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered.

    In analyzing the proposed transactions and in its deliberations regarding its recommendation of the agreement of merger, Trimark's board considered a number of other factors in addition to the advantages and disadvantages set forth above, including Trimark's current financial condition and prospects as a stand-alone company and the advantages of the merger to the Trimark stockholders, such as potentially enhanced stockholder value arising from the combined entity due to its larger revenue base and potential for improved earnings per share. In this process, Trimark's board reviewed information provided by the management of Lions Gate concerning the financial performance, condition, business operations and prospects of Lions Gate, and the future capital requirements related to such operations. Accordingly, after taking into account all of the factors set forth above, Trimark's board believed the positive factors of the merger substantially outweighed the negative factors and unanimously agreed that the agreement of merger and the consummation of the merger were fair to, and in the best interests of, Trimark and its stockholders and that Trimark should proceed with the merger.

OPINION OF SALEM PARTNERS

    Under a letter agreement dated as of March 30, 2000, Trimark engaged Salem Partners as its financial advisor in connection with a possible sale to or merger with Lions Gate. Trimark engaged Salem Partners as its financial advisor based on Salem Partners' experience and expertise in transactions similar to the merger. Salem Partners, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, commercial banking arrangements, private placements and valuations for corporate and other purposes.

    At the June 6, 2000 meeting of Trimark's board, Salem Partners delivered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 6, 2000, that, as of the date of the written opinion and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of the Trimark common stock in the merger is fair from a financial point of view to those holders.

    WE HAVE ATTACHED AS APPENDIX B THE FULL TEXT OF THE SALEM PARTNERS WRITTEN OPINION AND URGE YOU TO READ THE OPINION IN ITS ENTIRETY. THE OPINION SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SALEM PARTNERS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE SALEM PARTNERS OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In reading the discussion of the fairness opinion set forth below, Trimark stockholders should be aware that Salem Partners' opinion

    - was provided to Trimark's board for its benefit and use;

    - relates only to the fairness, from a financial point of view, of the consideration to be received by the holders of the Trimark common stock in the merger;

    - did not constitute a recommendation to Trimark's board in connection with the merger;

    - does not constitute a recommendation to any Trimark stockholder as to how to vote in connection with the merger;

    - did not address Trimark's underlying business decision to pursue the merger; and

    - did not express any opinion as to the price or range of prices at which the common stock of Trimark or common stock of Lions Gate would trade subsequent to the announcement of the merger or as to the price or range of prices at which the shares of Lions Gate would trade subsequent to the consummation of the merger.

    Although Salem Partners evaluated the fairness, from a financial point of view, of the consideration to be received by the holders of the Trimark common stock in the merger, the consideration itself was determined by Trimark and Lions Gate through arm's-length negotiations. Salem Partners provided advice to Trimark during the course of those negotiations. Trimark did not provide specific instructions to, nor place any limitations on, Salem Partners with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

    In arriving at its opinion, Salem Partners reviewed and analyzed, among other things, the following:

    - the June 3, 2000 draft of the agreement of merger and the financial terms of the merger set forth therein;

    - Trimark's Annual Reports on Form 10-K for the fiscal years ended June 30, 1998 and June 30, 1999;

    - Trimark's Quarterly Reports on Form 10-Q for the periods ended September 30, 1999, December 31, 1999 and March 31, 2000;

    - other publicly available information concerning Trimark and the trading market for Trimark common stock;

    - internal information relating to Trimark, including various financial forecasts and projections based upon differing assumptions, provided to Salem Partners by management of Trimark;

    - publicly available information, including research reports, concerning other companies engaged in businesses which Salem Partners believes to be comparable to Trimark and the trading markets for certain other companies' securities; and

    - the terms of recent business combinations which Salem Partners believes to be relevant.

    Salem Partners also met with officers and employees of Trimark concerning its business and operations, assets, present condition and future prospects and undertook other studies, analyses and investigations as it deemed appropriate.

    In addition, Salem Partners reviewed and analyzed:

    - Lions Gate's Annual Reports on Form 20-F for the fiscal years ended March 31, 1998 and March 31, 1999;

    - Lions Gate's Quarterly Reports for the periods ended June 30, 1999, September 30, 1999 and December 31, 1999;

    - Lions Gate's short form prospectus dated December 20, 1999 relating to Lions Gate's issuance of up to 13,000 units, each consisting of one 5.25% Convertible Redeemable Preferred Share, Series A and 425 Common Stock Purchase Warrants;

    - the draft balance sheet of Lions Gate as of March 31, 2000 provided to Salem Partners on June 2, 2000;

    - other publicly available information, including research reports, concerning Lions Gate and the trading market for the common stock of Lions Gate;

    - certain publicly available information, including research reports, concerning certain other companies engaged in businesses which Salem Partners believes to be comparable to Lions Gate; and

    - certain internal information relating to Lions Gate, including various financial forecasts and projections based upon differing assumptions, provided to Salem Partners by management of Lions Gate.

    Salem Partners also conducted discussions with members of senior management of Lions Gate with respect to Lions Gate's business and operations, assets, present condition and future prospects, and undertook other studies, analyses and investigations as Salem Partners deemed appropriate.

    In arriving at its opinion, Salem Partners did not make, obtain or assume any responsibility for any independent evaluation or appraisal of any of the properties and facilities or of the assets and liabilities of Trimark or Lions Gate. Salem Partners assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, that information. In addition, Salem Partners assumed that Trimark's and Lions Gate's forecasts and projections supplied to it represent the best current judgment of Trimark's and Lions Gate's management, respectively, as to the future financial condition and results of operations of Trimark and Lions Gate, and assumed that those forecasts and projections were reasonably prepared based on the respective managements' current judgment. Salem Partners assumed no responsibility for and expressed no view as to those forecasts and projections or the assumptions on which they are based.

    Salem Partners was not asked to and did not participate in any efforts to solicit third-party offers to acquire all or part of Trimark, nor did it evaluate potential alternative transactions. The management of Trimark instructed Salem Partners to provide its opinion on that basis.

    In addition, upon the advice of Trimark, Salem Partners assumed that the merger will qualify as a tax-free transaction to the holders of the Trimark common stock, except to the extent those holders receive cash as consideration in the merger.

    In performing its analyses, Salem Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Salem Partners, Trimark and Lions Gate. Any estimates contained in the analyses performed by Salem Partners are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by those analyses. Accordingly, those analyses and estimates are inherently subject to substantial uncertainty. In addition, Salem Partners' opinion was among several factors taken into consideration by Trimark's board in making its determination to approve the merger and the agreement of merger.

    The following is a brief summary of the material valuation, financial and comparative analyses considered by Salem Partners in connection with the rendering of its opinion. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. TO FULLY UNDERSTAND SALEM PARTNERS' FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALEM PARTNERS' FINANCIAL ANALYSES.

    STOCK PRICE ANALYSIS. Salem Partners reviewed the historical trading of the Trimark common stock. Salem Partners noted that Trimark common stock did not have a daily closing price at or above $10.00 between June 2, 1996 and June 2, 2000.

    SELECTED COMPARABLE COMPANIES ANALYSIS. Salem Partners compared certain operating, financial, trading and valuation information for Trimark to certain publicly available operating, financial, trading and valuation information for thirteen selected companies, which, in Salem Partners' judgment, were reasonably comparable to Trimark for the purpose of this analysis. Salem Partners divided these companies into two groups, small to mid-capitalization comparable companies and large-capitalization comparable companies. These companies were:

    Small to Mid-Capitalization Companies:

    - Alliance-Atlantis Communications Inc.

    - dick clark productions, inc.

    - The Kushner-Locke Company

    - Overseas Film Group, Inc.

    - Peace Arch Entertainment Group, Inc.

    - Pixar

    - Unapix Entertainment, Inc.

    Large-Capitalization Companies:

    - FOX Entertainment Group, Inc.

    - Metro-Goldwyn-Mayer Inc.

    - The Seagram Company Ltd.

    - USA Networks, Inc.

    - Viacom Inc.

    - The Walt Disney Company

    Salem Partners utilized earnings forecasts, when available, for all of these companies from selected Wall Street equity research reports. Salem Partners' analysis was based on closing stock prices as of June 2, 2000. Salem Partners noted that, based on an assumed merger consideration of U.S.$10.00 per share of Trimark common stock for Trimark stockholders, the assumed merger consideration produced a ratio of enterprise value to sales for the latest twelve months (ended March 31, 2000) that was within the range for the small to mid-capitalization comparable companies. In addition, the assumed merger consideration produced a ratio of enterprise value to estimated 2000 EBITDA (earnings before interest, taxes, depreciation and amortization) for Trimark that was within the range for the small to mid-capitalization comparable companies and the large capitalization comparable companies. In addition, the assumed merger consideration produced a ratio of enterprise value to estimated 2001 EBITDA for Trimark that was within the range for the small to mid-capitalization comparable companies. A summary of the ratios, assuming a

U.S.$10.00 per share merger consideration for Trimark, and comparison to the comparable companies, ratios on the basis of enterprise value to sales and enterprise value to EBITDA is set forth below:

                                                                              ENTERPRISE VALUE/
                                                       LATEST TWELVE   -------------------------------
                                                          MONTHS       ESTIMATED 2000   ESTIMATED 2001
                                                           SALES           EBITDA           EBITDA
                                                       -------------   --------------   --------------
Consideration received by Trimark....................          .82x           13.1x             6.8x
Range of multiples for small to mid-capitalization
  comparable companies...............................    .76x-1.20x      5.5x-18.8x       3.6x-13.7x
Range of multiples for large-capitalization
  comparable companies...............................   1.27x-3.83x     12.4x-28.0x      10.8x-22.4x

    Salem Partners also noted that none of the comparable companies are identical to Trimark and, accordingly, any analysis of comparable companies necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the value of Trimark.

    COMPARABLE TRANSACTIONS ANALYSIS. Salem Partners reviewed publicly-available financial information related to fourteen merger and acquisition transactions completed in the entertainment industry category since November 1989 that it deemed generally comparable to the merger. Transactions reviewed by Salem Partners included:

Acquirer                                       Target
--------                                       ------
Sony USA Inc.                                  Columbia Pictures Entertainment Company
Turner Broadcasting System, Inc.               Hanna-Barbera Inc.
Investor Group (R. Howard, B. Grazer)          Imagine Films Entertainment, Inc.
Turner Broadcasting System, Inc.               New Line Cinema Corporation
Viacom Inc.                                    Paramount Communications Inc.
Hallmark Cards, Inc.                           RHI Entertainment Incorporated
The Seagram Company Ltd.                       MCA Inc.
Time Warner Inc.                               Turner Broadcasting System, Inc.
Bain Capital, Inc. & Richland, Gordon & Co.    LIVE Entertainment Inc.
Metro-Goldwyn-Mayer Inc.                       Orion Pictures Corporation
Pearson plc                                    All American Communications, Inc.
Alliance Communications Corp.                  Atlantis Communications Inc.
CBS Corporation                                King World Productions, Inc.
America Online, Inc.                           Time Warner Inc.

    For each of the comparable transactions, Salem Partners reviewed certain publicly available financial information for the acquired companies including, to the extent available, revenue and EBITDA, as adjusted for certain extraordinary and non-recurring items. The range of ratios of the enterprise values of the acquired companies to their respective latest twelve months revenues and EBITDA are listed in the table below and are compared to the ratios of Trimark's enterprise value to its latest twelve month sales and estimated 2000 EBITDA assuming a purchase price of U.S.$10.00 per share of Trimark common stock. Salem Partners observed that the assumed purchase price of U.S.$10.00 per share of Trimark common stock produced a multiple of estimated 2000 EBITDA that is within the range of EBITDA multiples paid in the comparable transactions. A summary of the aforementioned multiples is set forth below.

                                                                    ENTERPRISE VALUE/
                                                              ------------------------------
                                                              LATEST TWELVE
                                                                 MONTHS       ESTIMATED 2000
                                                                  SALES           EBITDA
                                                              -------------   --------------
Consideration received by Trimark...........................         .82x            13.1x
Range of multiples for comparable companies.................   .96x-3.47x       8.2x-24.0x

    Salem Partners also noted that none of the precedent transactions were identical to the merger and, accordingly, any analysis of the precedent transactions necessarily involved complex considerations and judgments concerning difference in industry dynamics, stock market valuation parameters, financial and operating characteristics and various other factors that would necessarily affect the purchase price multiples in the transaction as compared to the purchase price multiples for the precedent transactions.

    DISCOUNTED CASH FLOW ANALYSIS. Salem Partners performed a discounted cash flow analysis for the four year period ending June 30, 2004 on Trimark's stand-alone unlevered free cash flow, using financial projections provided by Trimark management. Unlevered free cash flows were calculated as cash inflows from operations, less cash outflows from operations, less taxes. Salem Partners calculated terminal values by applying a range of estimated EBITDA multiples of 10x to 14x to projected EBITDA of Trimark for the fiscal year ending June 30, 2004. The unlevered free cash flows and terminal values were then discounted to the present value using a range of discount rates from 10% to 14%. After deriving the enterprise value from this analysis, Salem Partners derived the implied equity value of Trimark. Cash and cash equivalents and marketable securities were added and total debt outstanding was subtracted from enterprise value. Based on this analysis, Salem Partners calculated values per share of Trimark common stock ranging from U.S.$9.18 to U.S.$18.34.

    OTHER ANALYSES. Salem Partners conducted other analyses as it deemed necessary, including reviewing historical and projected financial and operating data for both Trimark and Lions Gate, analyzing selected Wall Street research reports on, and earnings and other estimates for, Lions Gate and various of its operating segments, reviewing relative stock price performance of Trimark and Lions Gate versus various stock market indices, reviewing and comparing certain financial data and valuation parameters for each of Trimark and Lions Gate and various of their operating segments, and reviewing available information regarding the ownership of Trimark common stock and Lions Gate common stock.

    The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. A fairness opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would, in the view of Salem Partners, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Salem Partners opinion. Salem Partners did not form an opinion as to whether any individual analysis or factor, positive or negative, considered in isolation, supported or failed to support the Salem Partners opinion. In arriving at its opinion, Salem Partners considered the results of its analyses and did not attribute particular weight to any one analysis or factor. The analyses performed by Salem Partners, particularly those based on estimates and forecasts, are not necessarily more or less favorable than suggested by such analyses. The analyses performed by Salem Partners were prepared solely as part of Salem Partners' analyses of the fairness, from a financial point of view, of the consideration to be received by holders of Trimark common stock.

    Pursuant to the terms of its engagement letter with Salem Partners dated March 30, 2000, as amended, Trimark has agreed to pay Salem Partners a fee for its financial advisory services and the delivery of the Salem Partners opinion. The fee consists of two portions. The first portion, U.S.$25,000, became payable upon execution of the engagement letter. The second portion is a cash fee of U.S.$900,000, which

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fee will be paid upon the consummation of the merger. In addition, Trimark has agreed to reimburse Salem Partners for all reasonable out-of-pocket expenses incurred by Salem Partners in connection with its engagement and the transaction, including the fees and disbursements of its legal counsel. Trimark has also agreed to indemnify Salem Partners against certain liabilities in connection with its engagement.

    Salem Partners has not received any compensation from Trimark or Lions Gate in connection with any prior investment banking services other than the merger.

OTHER FEES

    Pursuant to the terms of its engagement letter with Media Finance dated April 7, 2000, as amended, Trimark has agreed to pay Media Finance a fee for its financial advisory services. The fee consists of two portions. The first portion, U.S.$25,000, became payable upon execution of the engagement letter. The second portion is a cash fee of U.S.$450,000. In addition, Trimark has agreed to reimburse, immediately upon request, Media Finance for all reasonable out-of-pocket expenses incurred by Media Finance for an amount of U.S.$25,000 in connection with its engagement and the transaction. Trimark has also agreed to indemnify Media Finance against certain liabilities in connection with its engagement.

    Media Finance has not received any compensation from Trimark or Lions Gate in connection with any prior investment banking services other than the merger.

LIONS GATE'S REASONS FOR THE MERGER

    Since its incorporation in April 1997, Lions Gate has pursued a strategy of acquiring and integrating existing companies in the entertainment business. To this end, Lions Gate has made several important acquisitions and has raised equity capital to pursue its acquisition and development strategies.

    In reaching its decision to approve the agreement of merger Lions Gate's board considered the following potential benefits:

    - an increase in both foreign and domestic distribution opportunities for theatrical and video product;

    - the combined library of the two companies will encompass more than 1,650 titles that can be exploited across multiple media platforms;

    - enhancement of Lions Gate's opportunities to develop brand recognition and corresponding equity value in the United States;

    - increase in Lions Gate's public float, making it more attractive to institutional investors;

    - reduction in the combined company's cost of capital, improvement in its operating margins, and ultimately an increase in the combined company's value; and

    - strengthened position in negotiating entertainment properties acquisitions or distribution deals.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    When considering recommendations of the Trimark board, you should be aware that officers and directors of Trimark have interests and arrangements that may be different from your interests as stockholders.

    - Mark Amin, who is the Chairman and Chief Executive Officer of Trimark, has entered into a three-year employment agreement with Lions Gate, which becomes effective on consummation of the merger. The agreement provides for, among other things, an annual salary of U.S.$500,000, a forgiveness of a loan by Trimark in the amount of approximately U.S.$795,000, a grant of stock options to purchase 1,400,000 shares of Lions Gate common stock and Mr. Amin's election to Lions Gate's board. See Other Agreements Related to Agreement of Merger--Employment Agreement.

    - Lions Gate has agreed to register for resale under the Securities Act the common stock issued to Mark Amin and Reza Amin in the merger. See Other Agreements Related to Agreement of Merger--Registration Rights Agreement.

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
    - Lions Gate has agreed for six years after the merger to indemnify the directors and officers of Trimark respecting occurrences before the merger. Lions Gate has agreed to maintain, for six years following the consummation of the merger, the directors' and officers' liabilities insurance currently maintained by Trimark.

    - As of the record date, all of the directors and executive officers of Trimark had options granted under Trimark's 1990 Stock Option and Stock Appreciation Rights Plan or 1999 Directors Option Plan to acquire an aggregate of 380,500 shares of Trimark common stock at a weighted average exercise price of U.S.$4.82. All 40,000 options under the 1999 Directors Option Plan are fully vested, and all but 3,500 options held by executive officers under the 1990 Stock Option and Stock Appreciation Rights Plan are already vested or, by operation of change in control provisions applicable to such options, will vest in full upon Trimark stockholder approval of the merger. As permitted under the agreement of merger, the stock option committee under the 1990 Stock Option and Stock Appreciation Rights Plan will accelerate the vesting in full of the 3,500 unvested options held by executive officers, as well as the 28,417 unvested options held by Trimark employees, upon Trimark stockholder approval of the merger.

    - Peter Block and Wayne Levin, who are officers of Trimark, were granted stock options under Lions Gate's stock option plan on August 15, 2000 to acquire 100,000 shares and 75,000 shares, respectively, of Lions Gate common stock. The exercise price of the options, which have a ten-year term, is U.S.$2.55 per share. The options are subject to completion of the agreement of merger and will be subject to regulatory and stockholder approval at the Lions Gate stockholder's meeting. If the merger is not completed, the options will be cancelled.

    - Jon Feltheimer, Vice Chairman and Chief Executive Officer of Lions Gate, and Michael Burns, Vice Chairman of Lions Gate, each hold convertible preferred stock and options to purchase common stock of CinemaNow, Inc., a majority owned Trimark subsidiary, and have served on its board of directors since February 2000. Each of Mr. Feltheimer and Mr. Burns owns approximately 2% of the outstanding convertible preferred stock, and the options they own, which vest over three years commencing March 1, 2000, are exercisable for less than 1% of the common stock of CinemaNow, Inc.

ACCOUNTING TREATMENT

    We expect that the merger will be treated as a "purchase" for financial accounting purposes.

REGULATORY APPROVALS

    Trimark and Lions Gate cannot complete the proposed merger until they have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and a required waiting period has expired. Trimark and Lions Gate filed this information on August 30, 2000, and the waiting period will expire on September 30, 2000. The Antitrust Division and the FTC have the authority to challenge the proposed merger on antitrust grounds before or after the proposed merger is completed.

    The issuance of the Lions Gate common stock upon the completion of the merger requires the approval of the American Stock Exchange and The Toronto Stock Exchange.

CANADIAN LEGAL REQUIREMENTS

    Lions Gate will apply to necessary Canadian provincial securities authorities respecting the issuance and resale of the Lions Gate stock to be issued in the merger.

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                              THE SPECIAL MEETING

GENERAL

    This proxy statement/prospectus is being furnished to Trimark stockholders in connection with the solicitation of proxies by Trimark's board for use at a special meeting to be held on October 12, 2000, starting at 9:00 a.m., local time, at the Park Hyatt Los Angeles, Chateau 9, 2151 Avenue of the Stars, Los Angeles, California 90067. The purpose of the special meeting is for Trimark's stockholders to consider and vote upon a proposal to adopt the agreement of merger, dated June 6, 2000, among Trimark, Lions Gate, and Sub. A copy of the agreement of merger is attached to this proxy statement/prospectus as Appendix A. September 8, 2000 is the approximate date on which this proxy statement/prospectus and the accompanying form of proxy are first being mailed to the Trimark stockholders.

RECORD DATE; VOTING; REQUIRED VOTE

    At August 31, 2000, the record date, there were 4,764,300 shares of Trimark common stock outstanding. Each outstanding share entitles its holder to one vote at the special meeting. Completion of the merger requires the approval of the holders of a majority of the outstanding shares of Trimark common stock. Any broker holding your shares in street name and not receiving from you an instruction how to vote your shares of Trimark common stock will not be permitted to vote them with respect to the merger. Any abstention or failure to vote, including any broker non-vote, is equivalent to a vote against adoption of the agreement of merger.

PROXIES; REVOCATION

    If you vote your shares of Trimark common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If you sign and return the proxy card without specifying how it should be voted, it will be voted for the adoption of the agreement of merger. You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to the following address: Trimark Holdings, Inc., 4553 Glencoe Avenue, Suite 200, Marina del Rey, California 90292, Attention: Corporate Secretary, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. In addition, a proxy may also be revoked by voting in person at the special meeting. However, simply attending the special meeting will not revoke a proxy.

EXPENSES OF SOLICITATION

    All expenses incurred in connection with solicitation of the enclosed proxy will be paid by Trimark. Officers and employees of Trimark may solicit proxies by telephone or in person. However, they will not be paid for soliciting proxies. Trimark also will request that persons and entities holding shares in their names or in the names of their nominees that are beneficially owned by others send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses in performing those services. Trimark has retained Morrow & Co., Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of U.S.$5,500, plus reimbursement of out-of-pocket expenses.

OTHER

    At the date of this proxy statement/prospectus, Trimark's board does not know of any business to be presented at the special meeting other than as set forth in the notice of meeting. If any other matters should properly come before the special meeting, the persons named on the form of proxy will vote in their own discretion the shares subject to the form of proxy.

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
                        LIONS GATE STOCKHOLDERS' MEETING

    Lions Gate has given notice of an annual and extraordinary general meeting of its stockholders to be held at 9:00 a.m. on Tuesday, September 26, 2000 at the Hyatt Hotel, Seymour Room, 655 Burrard Street, Vancouver, British Columbia. At the Lions Gate stockholders meeting, the Lions Gate stockholders will be asked to consider and vote upon a resolution adopting the agreement of merger with Trimark and authorizing the performance of the agreement of merger by Lions Gate. This resolution will require the approval of the majority of votes cast in person or by proxy at the meeting. As required by the British Columbia Company Act, management of Lions Gate will solicit proxies from the stockholders of Lions Gate, which proxies will propose to vote in favor of the resolution approving the agreement of merger with Trimark.

    In addition to adopting the agreement of merger with Trimark generally, the Lions Gate stockholders will be asked to specifically approve, by special resolution of not less than three-quarters of votes cast in person or by proxy, the amendment of the Articles of Incorporation of Lions Gate to create special rights and restrictions attached to a second series of preferred shares and to authorize the grant of options to purchase 1,400,000 shares of common stock of Lions Gate to Mark Amin, as contemplated in an employment agreement between Lions Gate and Mr. Amin entered in connection with the transactions set forth in the agreement of merger between Lions Gate and Trimark. See Other Agreements Related to Agreement of Merger--Employment Agreement on pages 47 through 48. It is also proposed that the stockholders of Lions Gate consider a special resolution increasing the size of the Lions Gate board from a maximum of 11 to a maximum of 15 directors.

    The Lions Gate stockholders' meeting will also be the annual general meeting of Lions Gate, and the Lions Gate stockholders will consider the annual business of Lions Gate including the election of directors of Lions Gate, the appointment of auditors of Lions Gate, and the presentation of financial statements of Lions Gate and the report of the auditor thereon. In addition, management of Lions Gate has proposed several other resolutions for consideration by the stockholders including the increase in Lions Gate's incentive stock option plan (which include approval of option grants to Peter Block and Wayne Levin, officers of Trimark, see The Merger--Interests of Certain Persons in the Merger on page 34), and the creation of special rights and restrictions attached to Lions Gate's Series A Preferred Shares.

                        TERMS OF THE AGREEMENT OF MERGER

    The following description of the agreement of merger is qualified in its entirety by reference to, and is subject to, the agreement of merger, which is incorporated in this proxy statement/prospectus by reference, and a copy of which is attached as Appendix A to this proxy statement/prospectus.

EFFECTIVE TIME OF THE MERGER

    If the agreement of merger is adopted by Trimark's and Lions Gate's respective stockholders, the merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware.

MANNER AND BASIS OF CONVERTING TRIMARK COMMON STOCK; OPTIONS TO BUY TRIMARK
  COMMON STOCK

    At the effective time of the merger, by virtue of the merger and without any action on the part of Trimark, Lions Gate or Sub or any holder of their capital stock, each share of Trimark common stock automatically will be converted into the right to receive U.S.$4.50 in cash, without interest, and two shares of Lions Gate common stock, or, if greater, the number of shares of common stock obtained by dividing U.S.$5.50 by the average of the closing prices of a share of Lions Gate common stock on the 30 trading days ending October 6, 2000.

    Each option to buy Trimark common stock will be canceled, and Lions Gate will not assume Trimark's obligations under any such options. Lions Gate and Trimark will cooperate to enable those wishing to exercise their options to conduct cashless exercises as described under The Merger--Structure of the Transaction. In addition, the board or compensation committee of Trimark and Lions Gate will each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and (e) under the Securities Exchange Act to cause the disposition in the merger of Trimark common stock and stock options held by directors and executive officers and the acquisition in the merger by them of Lions Gate common stock to be exempt from Section 16(b) of the Securities Exchange Act.

    No certificates or scrip evidencing fractional shares of Lions Gate common stock will be issued in exchange for shares of Trimark common stock. In lieu of any fractional share, a holder of Trimark common stock will be paid an amount in cash (without interest), rounded upward to the nearest cent, determined by multiplying the market price on the closing date of the Lions Gate common stock by the fractional share of Lions Gate common stock to which such holder would otherwise be entitled (taking into account all shares held of record by such holder at the effective time of the merger).

    Within 5 business days before the effective time of the merger, Lions Gate will deposit with Chase Mellon Shareholder Services, LLC the cash and shares of Lions Gate common stock representing the merger consideration to distribute to holders of Trimark common stock.

    No Trimark common stock may be transferred after the effective time of the merger. If any Trimark common stock certificate is presented for transfer after the effective time of the merger, it will be canceled and exchanged for the applicable merger consideration.

    Lions Gate is entitled to withhold from the merger consideration amounts required to be withheld under the Internal Revenue Code or any provision of state, local or foreign tax law. Any amount withheld will be treated for all purposes as having been paid to the holder of Trimark common stock from whom the withholding was made.

    Funds that remain undistributed 120 days after the effective time of the merger will be returned to Lions Gate, on demand, and, after that time, any remaining holder of a Trimark common stock certificate may look only to Lions Gate for payment of the merger consideration. None of Lions Gate, Sub or Trimark will be liable to any person for merger consideration delivered to a public official under any applicable abandoned property, escheat or similar law.

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
CONDITIONS TO THE MERGER

    The completion of the merger is subject to the satisfaction of several conditions, including:

    - the agreement of merger must have been adopted by Trimark's common stockholders;

    - the agreement of merger must have been adopted and the merger and other transactions contemplated by the agreement of merger and related agreements must have been approved by Lions Gate's common stockholders;

    - all required approvals of government authorities and stock exchanges must have been received;

    - all required filings with government authorities must have been made;

    - any waiting period applicable to consummation of the agreement of merger under the Hart Scott Rodino Antitrust Improvements Act of 1976 must have expired or terminated;

    - no action before any governmental authority may be pending and no law in effect that would prohibit or restrict completion of the merger or the other transactions contemplated by the agreement of merger or have a material adverse effect on Lions Gate or Trimark's business or assets in Lions Gate's hands following the merger;

    - no stop order suspending the effectiveness of Lions Gate's registration statement in connection with the merger may have been issued and remain in effect, and no proceeding for that purpose may have been commenced by the SEC or any state regulatory authorities, and all state securities or "Blue Sky" permits and other authorizations must have been received;

    - the issuance of the Lions Gate common stock pursuant to the merger and the first trade of the Lions Gate common stock must be exempt from the applicable prospectus and registration requirements of Canadian law, and, as necessary, the discretionary rulings of the Canadian securities commissions must have been obtained; and

    - after taking into account the transactions contemplated by the agreement of merger, Lions Gate must have an aggregate credit line of U.S.$100,000,000 under Lions Gate's credit agreement (subject to identified exclusions).

    - for U.S. federal income tax purposes, the requirements set forth in Treasury Regulations Section 1.367(a)-3(c)(1), relating to tax free reorganizations, will have been satisfied.

    LIONS GATE AND SUB. The obligation of each of Lions Gate and Sub to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

    - the representations and warranties made by Trimark in the agreement of merger must be materially true as of the effective time of the merger, and Trimark must have delivered to Lions Gate a certificate to that effect;

    - Trimark must have performed, in all material respects, its obligations under the agreement of merger required to be performed by it at or prior to the effective time of the merger, and Trimark must have delivered to Lions Gate a certificate to that effect;

    - dissenters' rights must not have been exercised by holders of Trimark common stock entitled to receive more than 9.5% of the Lions Gate common stock included in the merger consideration;

    - Trimark must have delivered to Lions Gate and Sub the following documents:

       - certified copies of Trimark's certificate of incorporation and by-laws and certified resolutions of the board of directors and stockholders of Trimark authorizing the execution of the agreement of merger and the other related documents to which it is a party and the consummation of the transactions contemplated by the agreement of merger and the other related documents;

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
       - an opinion of Bryan Cave LLP, counsel to Trimark; and

    - no material adverse change in Trimark's business, assets, liabilities, financial condition or operations may have occurred.

    TRIMARK. The obligation of Trimark to complete the merger is subject to the following additional conditions:

    - the representations and warranties of Lions Gate and Sub in the agreement of merger must be materially true as of the effective time of the merger, and Lions Gate and Sub must have delivered to Trimark certificates to that effect;

    - Lions Gate and Sub must have performed, in all material respects, their obligations under the agreement of merger required to be performed by them at or prior to the effective time of the merger, and Lions Gate and Sub must have delivered to Trimark certificates to that effect;

    - Lions Gate must have delivered to Trimark the following documents:

       - certified copies of Lions Gate's certificate of incorporation and by-laws and certified resolutions of the board of directors and stockholders of Lions Gate authorizing the execution of the agreement of merger and the other related documents to which it is a party and the consummation of the transactions contemplated by the agreement of merger and the other related documents; and

       - opinions of Heenan Blaikie and Loeb & Loeb LLP, counsel to Lions Gate and Sub;

    - no material adverse change in Lions Gate's, or any of its subsidiary's, business, assets, liabilities, financial condition or operations may have occurred; and

    - the shares of Lions Gate issuable in connection with the merger must have been approved for listing on the American Stock Exchange and The Toronto Stock Exchange.

REPRESENTATIONS AND WARRANTIES

    The agreement of merger contains various representations and warranties made by Lions Gate, Sub and Trimark to one another, including representations and warranties concerning the following matters:

    - corporate organization;

    - capitalization;

    - corporate power and authorization regarding and legality of the agreement of merger and related agreements;

    - consents and approvals and other legal matters;

    - title to assets;

    - compliance with laws;

    - financial information;

    - non-contravention;

    - absence of material adverse changes and undisclosed liabilities;

    - litigation;

    - tax matters;

    - employee benefits and employee relations;

    - material contracts and insurance;

    - books and records;

    - environmental matters;

    - film libraries and projects; and

    - opinions of financial advisors.

SELECTED COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO THE MERGER

    Trimark has agreed that, until the effective time of the merger, Trimark will conduct its business only in the ordinary course consistent with past practices and use all commercially reasonable efforts to preserve intact its business organizations and relationships, and to keep available the services of its officers and key employees.

    Trimark has also agreed that, without the prior written consent of Lions Gate or as otherwise scheduled, it will not:

    - sell, lease, transfer, convey or assign any of its material assets other than in the ordinary course of business;

    - permit the creation of any encumbrance on any of its assets except for specified permitted liens;

    - engage in any acquisition of another company;

    - amend its credit agreement;

    - declare or pay any dividends or make any other distributions;

    - redeem or repurchase any of its stock, other than stock of employees in connection with termination of their employment on terms consistent with the terms of any employment agreement;

    - issue additional shares of its stock, except pursuant to stock options outstanding on the date of the agreement of merger, or additional stock options or any stock appreciation, phantom stock, profit participation or similar rights;

    - incur any material debt, except borrowings under Trimark's credit agreement, to finance expenditures not prohibited by the agreement of merger, and other obligations incurred in the ordinary course including, without limitation, project loans for films;

    - make any loans other than in the ordinary course; or

    - enter into any agreement as to any of the above.

NO SOLICITATION

    Trimark has agreed that neither it nor its representatives will directly or indirectly:

    - solicit any proposal for a merger, acquisition or other business combination;

    - participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any proposed merger, acquisition or other business combination;

    - engage in discussions with any person with respect to any proposed merger, acquisition or other business combination, except as to the existence of the provisions of the agreement of merger;

    - approve, endorse or recommend any proposed merger, acquisition or other business combination; or

    - enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any proposed merger, acquisition or business combination.

    Trimark's board is permitted, however, to furnish information or enter into discussions or negotiations with any person that makes an unsolicited proposal that Trimark's board believes in good faith may constitute or lead to an offer that is more favorable to Trimark stockholders than the terms of the agreement of merger. Trimark will provide Lions Gate with a copy of any correspondence to be delivered by Trimark in connection with such a proposal before sending the correspondence to any third party.

ADDITIONAL COVENANTS IN THE AGREEMENT OF MERGER

    The agreement of merger provides for the following additional agreements:

    - Trimark will provide Lions Gate with access to information concerning Trimark, and Lions Gate will provide Trimark with access to information concerning Lions Gate, and each will be permitted to inspect the other's business and properties and discuss them with the other's employees, accountants, licensees and counsel;

    - Lions Gate will consult with Trimark before entering into any film asset acquisition agreement, film asset exploitation agreement or other film contract with respect to a film where any of the print and advertising costs, production costs, or acquisition costs exceed U.S.$3,000,000. Neither Lions Gate nor any subsidiary controlled by Lions Gate will enter any contractual obligation, acquisition or stock issuance involving Lions Gate's financial commitment of U.S.$20,000,000 or more without the prior approval of Trimark. Additionally, Lions Gate will consult with Trimark before entering acquisitions outside the ordinary course totaling U.S.$20,000,000;

    - Each of Trimark and Lions Gate will obtain all necessary approvals and make any filing required to be obtained or made by Trimark or Lions Gate to consummate the transactions contemplated by the agreement of merger, including, any consent required under Trimark's credit agreement;

    - Trimark will make all required filings with the SEC on or before the date they are due and shall simultaneously furnish Lions Gate with a copy of any such filings;

    - Lions Gate will provide Trimark with required information for inclusion in Trimark's proxy statement or any other filing, notification or report made by Trimark or any affiliate of Trimark under the Securities Act, the Securities Exchange Act or any state securities law;

    - Each party will promptly notify the other:

       - of any fact, event, circumstance or action known to it that

           - is reasonably likely to cause that party to be unable to perform any of its covenants contained in the agreement of merger;

           - if known on the date of the agreement of merger, would have been required to be disclosed to the other party pursuant to the agreement of merger; or

           - would cause any of the notifying party's representations or warranties under the agreement of merger not to be correct and/or complete;

       - if any condition precedent in the agreement of merger will not be satisfied.

    - Before the effective time of the merger, Lions Gate will take all steps required to cause any acquisition of Lions Gate common stock or derivative securities resulting from the transactions contemplated by the agreement of merger, by any individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act with respect to Trimark, to be exempt under Rule 16b-3 of the Securities Exchange Act;

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
    - Trimark will terminate its 401(k) plan effective immediately before the effective time of the merger;

    - Subject to the consummation of the merger, Trimark will terminate its executive bonus pool for periods after June 30, 2000;

    - Trimark will use its commercially reasonable efforts to deliver to Lions Gate, not later than September 30, 2000, its audited fiscal year 2000 financial statements;

    - Trimark will cause William Wesley and each other holder of an equity interest in any affiliate of Trimark established in connection with the production of any single completed film in Trimark's film library to transfer all of that person's equity interest to Lions Gate or its designee;

    - Lions Gate will cause the shares of Lions Gate common stock to be issued in the merger to be approved for listing on the American Stock Exchange and Toronto Stock Exchange; and

    - If any state takeover statute or similar law is applicable to the agreement of merger or any of the transactions contemplated by the agreement of merger, Lions Gate will use all reasonable efforts to ensure that the merger and the other transactions contemplated by the agreement of merger may be consummated as promptly as possible on the terms contemplated by the agreement of merger and otherwise to minimize the effect of such statute or regulation.

TERMINATION OF THE AGREEMENT OF MERGER

    The agreement of merger may be terminated at any time prior to the effective time of the merger:

    - by mutual written agreement of Lions Gate and Trimark;

    - by either Trimark or Lions Gate upon notice to the other,

       - at any time after November 30, 2000, if the merger has not been consummated, and the terminating party has not breached the agreement of merger,

       - if the adoption of the agreement of merger by stockholders of Trimark or Lions Gate is not obtained,

       - if the other party has materially breached any provision of the agreement of merger, and if the breach is curable before November 30, 2000, the breaching party does not use reasonable efforts to cure the breach,

       - if any court or other governmental authority permanently restricts or prohibits the merger;

    - by either Lions Gate or Trimark, if Trimark receives an offer from a third party to:

       - acquire Trimark by merger,

       - acquire at least 80% of Trimark's outstanding stock, or

       - buy all or substantially all of Trimark's assets,

         on terms that Trimark's board determines, in its good faith judgment, to be more favorable to Trimark's stockholders than the merger, and Trimark's board, in compliance with the agreement of merger, has

       - notified Lions Gate of the offer,

       - given Lions Gate at least five business days to make an offer, in Trimark's board's good faith judgment at least as favorable to Trimark's stockholders as the third party offer, and Lions Gate has failed to do so, and

       - concluded in good faith, after consultation with its outside counsel, that, in light of the third party offer, Trimark's board, to properly discharge its fiduciary obligations to Trimark's

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         stockholders, should withdraw or change its favorable recommendation of the agreement of merger.

    Trimark's board may not withdraw or change its favorable recommendation of the agreement of merger, if Trimark has violated the agreement of merger's prohibition on soliciting transactions alternative to the merger.

    - by Lions Gate, if Trimark breaches the prohibition on soliciting transactions alternative to the merger.

    No termination of the agreement of merger will relieve any party from liability for material breach.

    If Lions Gate or Trimark terminates the agreement of merger because of a third party offer, Trimark must pay Lions Gate U.S.$3,000,000 and reimburse Lions Gate up to U.S.$500,000 for out-of-pocket expenses incurred in connection with the agreement of merger.

    If the merger is not completed because Lions Gate failed to increase its credit line, Lions Gate must pay Trimark U.S.$1,000,000 and reimburse Trimark up to U.S.$250,000 for out-of-pocket expenses incurred in connection with the agreement of merger.

U.S. SECURITIES LAW ISSUES RELATING TO MERGER CONSIDERATION

    Lions Gate common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Trimark stockholder who may be deemed to be an "affiliate" of Lions Gate or Trimark for purposes of Rule 145 under the Securities Act.

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
                OTHER AGREEMENTS RELATED TO AGREEMENT OF MERGER

    The description in this proxy statement/prospectus of the Lions Gate Stockholders Voting Agreement, Trimark Stockholders Voting Agreement, the Employment Agreement and the Registration Rights Agreement and the discussion of each of the principal terms thereof does not purport to be complete and is subject to, and is qualified in its entirety by reference to, such agreements, copies of which are filed as exhibits to the registration statement of which this proxy statement/prospectus is a part.

LIONS GATE STOCKHOLDERS VOTING AGREEMENT

    As an inducement and condition to Trimark's entering the agreement of merger, Frank Giustra, Lions Gate's Chairman and beneficial owner of approximately 9.7% of Lions Gate's common stock, and Trimark entered the Lions Gate Stockholders Voting Agreement, dated June 6, 2000.

    Under the agreement, Mr. Giustra agreed to vote at the Lions Gate stockholders' meeting the Lions Gate common stock beneficially owned by him in favor of the agreement of merger, and the transactions contemplated by the agreement of merger. Mr. Giustra further agreed not to enter any written agreement with any third party that would be inconsistent with the agreement of merger.

    The agreement will terminate upon the earliest to occur of:

    - The effective time of the merger;

    - The exercise of the rights of Trimark's board and Trimark with respect to receipt of an offer from a third party (for a detailed description of such rights, see Terms of the Agreement of Merger--Termination of the Agreement of Merger); and

    - The termination of the agreement of merger in accordance with its terms (for a detailed description of the termination provisions, see Terms of the Agreement of Merger--Termination of the Agreement of Merger).

TRIMARK STOCKHOLDERS VOTING AGREEMENT

    As an inducement and condition to Lions Gate's entering the agreement of merger, Mark Amin, Chairman and Chief Executive Officer of Trimark, Reza Amin, and Lions Gate entered the Trimark Stockholders Voting Agreement, dated June 6, 2000. Mark Amin and Reza Amin beneficially own or hold of record, in the aggregate, approximately 45% of Trimark's outstanding common stock. Mr. Amin entered the agreement solely in his capacity as a Trimark stockholder and not in the capacity as a director of Trimark.

    Under the agreement, Mark Amin and Reza Amin agreed to vote at the Trimark stockholders' meeting their Trimark common stock beneficially owned or held of record by them in favor of the agreement of merger and the transactions contemplated by the agreement of merger, and against, except as permitted by the agreement of merger, any competing or alternative proposal. Mark Amin and Reza Amin further agreed not to enter any written agreement with any third party the effect of which would be inconsistent with the agreement of merger.

    Subject to certain permitted exceptions as set forth in the agreement, Mark Amin and Reza Amin agreed that they will not:

    - Solicit, or facilitate any inquiries or the making of any proposal that is, or may reasonably be expected to lead to, an alternative acquisition proposal, nor will they permit any of their agents to do so;

    - Offer for sale, sell, encumber, or otherwise dispose of, their Trimark common stock;

    - Grant any proxy or power of attorney with respect to the matters in the agreement;

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
    - Deposit any of their Trimark common stock in a voting trust or enter a voting agreement with respect to the matters in the agreement.

    The agreement will terminate upon the earliest to occur of:

    - The effective time of the merger;

    - The exercise of the rights of Trimark's board and Trimark with respect to receipt of an offer from a third party (for a detailed description of such rights, see Terms of the Agreement of Merger--Termination of the Agreement of Merger); and

    - The termination of the agreement of merger in accordance with its terms. (For a detailed description of the termination provisions, see Terms of the Agreement of Merger--Termination of the Agreement of Merger).

REGISTRATION RIGHTS AGREEMENT

    Simultaneously with the execution of the agreement of merger, Mark Amin and Reza Amin entered a registration rights agreement with Lions Gate that will take effect upon the completion of the merger. The agreement provides for demand rights and "piggyback" rights with respect to the registration under the Securities Act of the shares of Lions Gate common stock to be received by each of them in the merger and with respect to the shares of Lions Gate common stock issuable upon the exercise of options granted by Lions Gate to Mark Amin under his employment agreement with Lions Gate.

    The demand rights entitle Mark Amin and Reza Amin to require, on two occasions any time after 180 days from the effective time of the merger, that Lions Gate use its commercially reasonable best efforts to register the shares of Lions Gate common stock then owned by them, for public resale, so long as Mark Amin and Reza Amin are demanding registration of at least 25% of the shares of Lions Gate common stock received by Mark Amin in connection with the merger.

    The piggyback rights entitle Mark Amin and Reza Amin to require, at any time after the effective time of the merger, that Lions Gate include their shares of Lions Gate common stock in other registration statements filed by Lions Gate for shares that Lions Gate wishes to sell.

    Mark Amin's and Reza Amin's demand rights and piggyback rights are subject to the ability of the underwriters, if any, to limit the number of shares included in the registration statement, and other customary conditions.

    Lions Gate will bear all expenses of these registration statements, except for fees and expenses of counsel for Mark Amin and Reza Amin, stock transfer fees and underwriters' discounts, commissions and fees, if any.

    Lions Gate has agreed not to enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to Mark Amin and Reza Amin under the agreement, and further agreed to grant to Mark Amin and Reza Amin any more favorable rights that Lions Gate may grant to others in the future with respect to registration of its securities.

    Mark Amin agreed, subject to specified conditions during the six-month period beginning upon the effective time of the merger, to neither sell the shares of Lions Gate common stock that he acquires in the merger nor exercise his piggyback rights.

    The agreement also contains other customary provisions, such as indemnification undertakings by Lions Gate, Mark Amin and Reza Amin in connection with registration statements filed under the agreement.

    The demand rights and piggyback rights of Mark Amin and Reza Amin under the agreement may expire as early as two years after the effective time of the merger, if the shares of Lions Gate common

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
stock then owned by them are eligible for sale pursuant to Rule 144 under the Securities Act, but will terminate in any event five years after the effective date of the merger.

EMPLOYMENT AGREEMENT

    Mark Amin has entered a three-year employment agreement with Lions Gate. Under the agreement, which is contingent upon the completion of the merger, Mr. Amin will provide high-level advisory and consulting services to the home video operations of Lions Gate and Trimark. Mr. Amin will hold the title of Vice Chairman and will also have the right to serve as a director of Lions Gate. In addition, he will remain Chairman of CinemaNow, Inc., a majority-owned subsidiary of Trimark, for so long as CinemaNow remains under Lions Gate's control. Mr. Amin will not, however, be an officer of Lions Gate.

    As compensation, Mr. Amin will receive an annual salary of no less than U.S.$500,000, fully vested options to purchase one million shares of Lions Gate common stock at a price of U.S.$2.55 per share and an additional 400,000 shares at a price of U.S.$4.00 per share and forgiveness of indebtedness to Trimark in the amount of approximately U.S.$795,000. Of the total options granted to Mr. Amin, options to purchase 125,000 shares of Lions Gate common stock shall be immediately exercisable on the date of consummation of the merger; one-third of the balance shall become vested in equal installments on each of the first, second and third anniversaries of the employment agreement provided that options to acquire 637,500 shares shall not become exercisable unless the average closing price of the Lions Gate common stock for a period of 20 consecutive trading days is not less than U.S.$4.00 and the remaining options will not become exercisable until the average stock price is not less than U.S.$6.00.
Mr. Amin is entitled to allocate some of the options to Trimark employees. In the event any payments to Mr. Amin become subject to the "golden parachute" excise tax provisions of the Internal Revenue Code, Mr. Amin will also be entitled to an excise tax "gross-up" in an amount sufficient to offset fully the effects of the excise tax.

    In general, during the four year period following the effective time of the merger, Mr. Amin will not be permitted to engage in enterprises that compete with Lions Gate in the business of United States and/or foreign theatrical or home video distribution of theatrical or home video motion pictures, in each case for so long as Lions Gate remains materially engaged in these businesses. However, Mr. Amin will be permitted to engage in the development, pre-production, financing, production or distribution of motion pictures. In addition, if Mr. Amin is no longer serving on Lions Gate's board, he will be permitted to serve in an executive or other capacity with competitors of Lions Gate, so long as his duties do not directly involve the areas of theatrical and home video distribution of theatrical or home video motion pictures. To the extent consistent with his non-compete obligations, Mr. Amin will be permitted to engage in outside employment, consulting, business, charitable and/or investment activities, and he will not be required to dedicate such number of hours to the performance of his duties to Lions Gate as would materially interfere with his taking on substantial daily responsibilities unrelated to his employment with Lions Gate.

    In general, while Mr. Amin is employed by Lions Gate, Lions Gate will have a right of first refusal with respect to worldwide distribution rights in any motion picture produced by Mr. Amin (other than as a producer for hire) to the extent Mr. Amin controls the licensing of the distribution rights. Exceptions to the right of first refusal apply to motion pictures whose distribution rights Mr. Amin does not control, and six projects which Mr. Amin brought to Trimark prior to the merger and as to which he will reimburse Trimark for its sunk development costs, upon completion of the merger or commencement of principal photography of each project, as provided in the employment agreement.

    If Lions Gate terminates Mr. Amin's employment without cause or materially breaches the employment agreement, Mr. Amin will be entitled to receive a lump sum equal to the balance of the compensation due under the employment agreement, with a minimum of 12 months compensation. In such event, Mr. Amin's obligations under the non-competition and right of first refusal provisions of the employment agreement will immediately terminate, as well as his obligations under the "stand-off" provisions of the registration rights agreement (see Other Agreements Related To Agreement of Merger--Registration

Rights Agreement). The failure of the Lions Gate stockholders to approve an amendment to the Lions Gate Entertainment Corp. Employees' and Directors' Equity Incentive Plan increasing the number of shares reserved under the plan to permit the grant of Mr. Amin's options described above will also be treated as a material breach of the employment agreement.

    To enforce his rights to serve on Lions Gate's board, Lions Gate is required to issue to Mr. Amin all of the issued and outstanding shares of a new class of preferred stock to be issued by Lions Gate, subject to approval of its stockholders.

    If Lions Gate's stockholders approve the Series B Preferred Shares, 10 shares will be authorized and issued to Mr. Amin at a price of U.S.$10 per share, and the terms of the Series B Preferred Shares will be as follows:

    Holders of the Series B Preferred Shares, exclusively and separately as a class, will be entitled to elect one director of Lions Gate, who will be Mark Amin.

    The Series B Preferred Shares will bear no dividend rights.

    In the event of the liquidation, dissolution or winding up of Lions Gate, whether voluntary or involuntary, or any other distribution of the assets of Lions Gate among its members for the purposes of winding up its affairs, holders of the Series B Preferred Shares will have a liquidation preference of U.S.$10 per share.

    Lions Gate may redeem all of the Series B Preferred Shares at a price of US$10.00 per share,

    - If, at any time after the third anniversary of the first issuance of any Series B Preferred Shares, the holders of Series B Preferred Shares and their controlled affiliates, family members, and trusts over which such persons maintain sole voting power own, as a group, fewer than 2,000,000 shares of Lions Gate common stock; or

    - If at any time Lions Gate or its stockholders shall be a party to any transaction, including without limitation, any amalgamation, arrangement, takeover bid, issuer bid, consolidation or merger that results in the holders of Lions Gate common stock immediately prior to the effective date of such transaction (calculated on a pro forma basis, including the common stock issuable upon the conversion of all outstanding Series A Preferred Shares) holding, in the aggregate, less than 50% of the corporation or entity surviving the transaction, or any sale of all or substantially all of Lions Gate's assets.

    If the Lions Gate stockholders fail to approve the issuance of the new class of preferred stock, then, under the employment agreement, Mr. Amin will nonetheless have the right to serve on Lions Gate's board under the same terms and conditions as if the new class of preferred stock had in fact been issued to him. Breach of this provision by Lions Gate would constitute a material breach of the employment agreement, having the consequences described above.

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
               U.S. AND CANADIAN FEDERAL INCOME TAX CONSEQUENCES

U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material U.S. federal income tax considerations of the merger relevant to certain holders (identified later in this paragraph) of Trimark common stock who receive cash and Lions Gate common stock in the merger and of their ownership and disposition of Lions Gate common stock. The discussion is based upon provisions of the Internal Revenue Code, its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the conclusions set forth below, possibly retroactively. This discussion applies only to a holder of Trimark common stock that is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation, partnership or limited liability company (other than one that is disregarded as an entity separate from a non-U.S. Holder for U.S. tax purposes) created or organized in or under the laws of the U.S., any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source, or (iv) a trust, if (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust, and one or more U.S. persons has the authority to control all substantial decisions of such trust, or (b) it was in existence on August 20, 1996, was not a wholly owned grantor trust, was treated as a domestic trust for U.S. federal income tax purposes and elected to continue to be treated as a U.S. person for U.S. federal income tax purposes (each, a "U.S. Holder"), who holds its shares of common stock of Trimark as a capital asset under Section 1221 of the Internal Revenue Code. Non-U.S. Holders are advised to consult their own tax advisors regarding the tax considerations incident to the merger. In addition, this discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular U.S. Holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of U.S. Holders that may be subject to special rules under the U.S. federal income tax laws, such as employees or other persons that received Trimark common stock or options in connection with the performance of services, financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, persons that hold Trimark common stock that is a hedge against, or that is hedged against, currency risk or that are part of a straddle, constructive sale, or conversion transaction, or persons who own, directly or constructively, at least 10% of the voting power or value of Lions Gate. Moreover, the effect of any U.S. federal tax laws other than those pertaining to income tax, or of any applicable state, local or foreign tax laws is not discussed.

    THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. YOU ARE STRONGLY URGED TO CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF YOUR PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES OF THE MERGER AND YOUR RESULTING OWNERSHIP AND ULTIMATE DISPOSITION OF LIONS GATE COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

TREATMENT OF CASH AND LIONS GATE COMMON STOCK RECEIVED

    The merger is intended to constitute a reorganization within the meaning of
Section 368 of the Internal Revenue Code, and is intended to comply with the Treasury regulations promulgated under Section 367(a) of the Internal Revenue Code, relating to "indirect" transfers of shares in U.S. corporations to foreign corporations. The following discussion assumes that these provisions are satisfied; they are discussed in greater detail following the discussion of anticipated tax consequences.

    Under the agreement of merger, Trimark stockholders will exchange their shares of Trimark common stock for a combination of cash and shares of Lions Gate common stock. Each identifiable block of common stock owned by a Trimark stockholder must be analyzed separately to determine whether a loss or a gain is realized on that exchange, taking into account the stockholder's adjusted basis of the Trimark

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
stock in the block, the cash received, and the fair market value of the Lions Gate common stock received at the effective time of the merger.

    If a stockholder realizes a loss with respect to one or more identifiable blocks of Trimark stock, the loss will not be recognized, and the basis of the Lions Gate common stock received will be equal to the adjusted basis of the block of Trimark stock, reduced by the amount of cash received.

    Gains realized with respect to a block of Trimark stock will be recognized, to the extent of the lesser of the amount of cash received or the total gain realized. The gain not currently recognized is deferred by reducing the tax basis in the stock received below its fair market value. For example, if a stockholder has a basis of U.S.$3.00 for each share of Trimark stock, and receives U.S.$4.50 in cash plus Lions Gate stock valued at U.S.$5.50, the gain realized (per share) is U.S.$7.00 (U.S.$10.00 of value received minus U.S.$3.00 of tax basis), of which U.S.$4.50 will be recognized and currently subject to U.S. federal income tax, at rates discussed below. The total tax basis of the two shares of Lions Gate common stock received will be U.S.$3.00 (the basis of the Trimark stock surrendered (U.S.$3.00), plus U.S.$4.50 of gain recognized, less U.S.$4.50 of cash received), or U.S.$1.50 per Lions Gate share received. Gain equal to U.S.$2.50 (U.S.$7.00 of gain realized minus U.S.$4.50 gain recognized or U.S.$5.50 of value of stock received minus U.S.$3.00 of tax basis in the stock received) per Trimark share will be deferred until the stockholder makes a taxable disposition of the Lions Gate stock received with respect to that block of Trimark shares.

    On the other hand, if the tax basis of the Trimark stock surrendered is U.S.$7.00 per share, there will be a gain realized of U.S.$3.00 (U.S.$10.00 of value received minus U.S.$7.00 tax basis), and all of that gain will be recognized. No gain will be deferred. The total tax basis of the two Lions Gate shares received will be U.S.$5.50 (U.S.$7.00 tax basis of shares surrendered plus U.S.$3.00 gain recognized, less U.S.$4.50 cash received), or U.S.$2.75 per Lions Gate share received.

    Cash received in lieu of a fractional share will be treated as if a fractional share were received, and the stockholder subsequently sold the fractional share for cash. As a result, the cash in lieu of the fractional share is not taken into account with the cash received, but will separately generate a gain or loss on the deemed sale of the fractional share.

    The holding period of the Lions Gate common stock received will include the holding period of the shares of Trimark common stock surrendered in exchange therefor.

    If a Trimark stockholder has differing tax bases and/or holding periods with respect to the stockholder's Trimark common stock surrendered in the exchange, the stockholder should consult a tax advisor to identify the particular tax bases and holding periods of the particular shares of Lions Gate common stock received in the exchange.

    Any gain recognized by a Trimark stockholder will generally be treated as capital gain. The capital gain on Trimark common stock for which the holding period is greater than one year as of the date of the merger will be long-term capital gain, and will be short-term, if the holding period is one year or less as of that date. In the case of individuals, long-term capital gains are generally taxed at a maximum federal rate of 20%, while short-term capital gains, like ordinary income, may be subject to tax at rates of up to 39.6% (in each case, before considering various collateral matters such as "phaseouts" that may increase the effective tax rate).

    However, if the receipt of the cash has "the effect of the distribution of a dividend," any gain recognized by the stockholder will be treated as ordinary dividend income to the extent of the stockholder's ratable share of the undistributed earnings and profits of Lions Gate and/or Trimark. For purposes of determining whether the cash received has the effect of a distribution of a dividend, a Trimark stockholder is treated as if the stockholder first exchanged all of the stockholder's Trimark common stock solely for Lions Gate common stock and then Lions Gate immediately redeemed a portion of the Lions Gate common stock in exchange for the cash the stockholder actually received. This is called a "deemed

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
redemption." Under this analysis, in general, if the receipt of cash by the holder in the deemed redemption results in a "substantially disproportionate" reduction in the holder's voting stock interest in Lions Gate, or is "not essentially equivalent to a dividend," the receipt of the cash will not have the effect of the distribution of a dividend.

    The deemed redemption will be "substantially disproportionate," and, therefore, will not have the effect of a distribution of a dividend with respect to a Trimark stockholder, if the percentage of the outstanding Lions Gate common stock that is actually and constructively owned by the stockholder immediately after the deemed redemption is less than 80% of the percentage of the outstanding Lions Gate common stock that is considered to be actually and constructively owned by the stockholder immediately before the deemed redemption. The deemed redemption will not be "essentially equivalent to a dividend," and, therefore, will not have the effect of a distribution of a dividend with respect to a Trimark stockholder, if it results in a "meaningful reduction" in the stockholder's proportionate interest in Lions Gate. If a stockholder that is considered to have a relatively minimal stock interest in Lions Gate and no right to exercise control over corporate affairs suffers a reduction in the stockholder's proportionate interest in Lions Gate, the stockholder should be regarded as having suffered a meaningful reduction of his or her interest in Lions Gate. For example, the Internal Revenue Service has held in a published ruling that, in the case of a less than 1% stockholder who does not have management control over the corporation, any reduction in the stockholder's proportionate interest will constitute a "meaningful reduction."

    In applying this deemed redemption analysis, certain constructive ownership rules apply in determining a Trimark stockholder's ownership interest in Lions Gate immediately after the acquisition, but before the deemed redemption, and after the deemed redemption. Under those rules, a Trimark stockholder is deemed to own stock held by certain family members, estates and trusts of which the stockholder is a beneficiary, a partnership in which the stockholder is a partner, and a corporation in which the stockholder is a direct or indirect owner of 50% or more of the stock of such corporation, as well as stock subject to options that are held by the stockholder or the entities. Because these constructive ownership rules are complex, each Trimark stockholder should consult his or her tax advisor.

    A Trimark stockholder who receives cash in lieu of a fractional share of Lions Gate common stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of the adjusted tax basis of the stockholder's shares of Trimark common stock that is allocable to the fractional interest. Such gain or loss will constitute capital gain or loss under the rules discussed above, and will generally be long-term capital gain or loss if the holding period for the stock was greater than one year as of the date of the exchange.

    A Trimark stockholder who elects to exercise the right to dissent from the merger with respect to all owned shares of Trimark common stock and is paid the appraised value of those shares will generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's adjusted tax basis in the shares transferred in connection with the exercise of the dissenter's rights, although under some circumstances dividend treatment may be imposed. Any Trimark stockholder who elects to exercise the right to dissent from the merger should consult with its tax advisor as to the tax consequences of the merger and the exercise of dissenter's rights, including the character and timing of gain or loss recognition and the treatment of any interest that may be awarded pursuant to an appraisal proceeding.

QUALIFICATION AS A REORGANIZATION AND UNDER SECTION 367

    For a merger to constitute a reorganization, it must be recognized as a merger under the laws of both states involved, have a valid corporate business purpose, involve substantial continuity of the business enterprise of the target company after the acquisition is complete, and satisfy a "continuity of interest" requirement such that the stockholders of the target continue to have a substantial proprietary interest in the surviving company or its parent. The merger has been structured to satisfy these requirements, some of which are statutory and some the result of case law and administrative regulations and rulings. In particular, because approximately 55% of the total consideration to be received by the Trimark stockholders will be common stock of Lions Gate, the parent company of the corporation surviving the merger, the continuity of interest requirements as set out in administrative rulings should be satisfied. However, no ruling will be requested from the Internal Revenue Service concerning the tax effects of the merger on Trimark or its stockholders.

    The constituent companies in the merger are both domestic (U.S.) corporations. Nevertheless, because the surviving corporation will be a wholly-owned subsidiary of a Canadian corporation, Treasury regulations under
Section 367 of the Internal Revenue Code impose additional requirements that must be satisfied for gain realized by Trimark stockholders to be deferred under the reorganization provisions of the Internal Revenue Code. Specifically,

    (i) U.S. stockholders of the domestic target (Trimark) must not receive in the merger, collectively, stock in the foreign acquiring company (Lions
        Gate), that represents 50% or more of the total voting power or total value of the acquiring company;

    (ii) The officers, directors, and stockholders who owned at least 5% of the voting power or total value (a "5% stockholder") of the domestic target (Trimark) immediately prior to the merger who are U.S. persons must not own, immediately after the merger, more than 50% of the value or voting power of the foreign acquiring company (Lions Gate), taking into account not only the stock received in the merger, but stock otherwise owned;

   (iii) Any U.S. stockholder of the domestic target (Trimark) who is a 5% stockholder of the acquiring company (Lions Gate), taking into account all stock owned after the merger, must agree to recognize gain in the event of a sale or exchange of the stock of the domestic target (Trimark) by the acquiring company (Lions Gate) (or the domestic target (Trimark) disposes of substantially all of its assets other than upon a liquidation into the acquiring company) within five years after the effective date of the merger;

    (iv) The acquiring company (Lions Gate) must have conducted an active trade or business outside the United States for the entire 36-month period prior to the date of the merger and neither the acquiring company nor the stockholders of the domestic target (Trimark) may have any intention to discontinue or to substantially dispose of that trade or business; and

    (v) The value of the foreign acquiring company (Lions Gate) must exceed the value of the domestic target (Trimark) and its subsidiaries. For this purpose, assets of the acquiring company acquired outside the ordinary course of business within the 36-month period prior to the merger may be taken into account only if either (a) they do not produce and are not held for the production of passive income, and are not acquired for the principal purpose of satisfying the substantiality test, or (b) they consist of the stock of a qualified subsidiary or an interest in a qualified partnership which in turn satisfies the requirements of clause (a), above. However, in any case, the value of the foreign acquiring company shall not include any assets that were owned by the domestic target or its affiliate at any time during the 36-month period prior to the merger.

    In determining whether a person is a 5% stockholder of either Trimark or Lions Gate, constructive ownership rules similar to those described under "Treatment of Cash and Lions Gate Common Stock Received" must be applied. In addition, the acquiring company (Lions Gate) must comply with certain reporting and information requirements set forth in the regulations.

    Trimark's management and Lions Gate's management believe that all requirements of these regulations will be satisfied. A condition to the agreement of merger is that the regulations be satisfied, and, thus, Trimark will be able to terminate the agreement of merger if either the less than 50% test set forth in subparagraph (i) above, or the "relative value" requirement in subparagraph (v) above will not be satisfied immediately before the effective date of the merger. Trimark's management is not aware of any cross-ownership of shares in Lions Gate and Trimark that might cause the requirement in subparagraph (ii) above not to be satisfied. To the knowledge of Trimark's management, only Mark Amin will be a 5% stockholder of Lions Gate following the merger, and he has indicated that he will enter into a gain recognition agreement. Under the agreement of merger, Lions Gate has agreed that if it should discontinue or dispose of the business of Trimark within five years in a way that would trigger the recognition of gain, it will "gross up" the amount paid to any affected Trimark stockholders to compensate for the effect of the tax liability.

    Any Trimark stockholder who believes that it might be considered a 5% stockholder of Lions Gate following the merger should consult its tax advisors immediately, to consider whether it should enter a gain recognition agreement to preserve its right to defer some of the gain realized on the transaction and should communicate promptly with Trimark management with respect to satisfying the requirements of that agreement.

BACKUP WITHHOLDING

    You may be subject to backup withholding tax at the rate of 31% with respect to the cash and Lions Gate stock that you receive, unless you are a corporation or come within certain other exempt categories and, when required, demonstrate this fact or provide a correct taxpayer identification number ("TIN") (which for an individual stockholder generally is the stockholder's U.S. Social Security number), certify as to exemption from U.S. federal backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. To prevent U.S. federal backup withholding tax on payments made to you pursuant to the merger, you must provide the paying agent with your correct TIN by completing a Form W-9 or substitute Form W-9. If you do not provide Trimark with your correct TIN, you may be subject to penalties imposed by the Internal Revenue Service, as well as backup withholding tax. Any amount withheld under these rules will be creditable against your U.S. federal income tax liability. Trimark (or its agent) will report to you and the Internal Revenue Service the amount of any "reportable payments," as defined in Section 3406 of the Internal Revenue Code, and the amount of tax, if any, withheld.

DISTRIBUTIONS

    Subject to the special rules applicable to "PFICs" (described below), U.S. Holders generally must treat the gross amount of any distribution, actually or constructively received by the U.S. Holder with respect to its Lions Gate common stock, without reduction for Canadian withholding taxes, as ordinary taxable income to the extent such distribution is paid from Lions Gate's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions will be treated as foreign source dividends, and will not qualify for the dividends received deduction otherwise available to corporate U.S. Holders. The U.S. Holder, however, may be able to deduct or receive a foreign tax credit for the Canadian withholding taxes withheld by Lions Gate. Distributions in excess of Lions Gate's current and accumulated earnings and profits will be treated as a non-taxable return of basis to the extent thereof, and then as gain from the sale of Lions Gate common stock.

    The amount of any distribution paid in Canadian dollars will equal the United States dollar value of the Canadian dollars received, calculated by reference to the exchange rate in effect on the date the distribution is received by the U.S. Holder, regardless of whether the Canadian dollars are converted into United States dollars. If the Canadian dollars received as a distribution are not converted into United States dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to its United States dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as ordinary income or loss.

DISPOSITIONS

    Subject to the special rules applicable to "PFICs," U.S. Holders will recognize capital gain or loss on the sale, exchange or other taxable disposition of Lions Gate common stock equal to the difference between the amount realized and the U.S. Holder's tax basis in such common stock. Such gain or loss will be long-term capital gain or loss if the common stock has been held for more than one year. Net long-term capital gain of a non-corporate U.S. Holder is generally subject to U.S. federal income tax at a maximum rate of 20%. Any gain or loss recognized by a U.S. Holder will generally be treated as United States source gain or loss. The deduction of capital losses is subject to limitations.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

    A foreign corporation is a "passive foreign investment company" (a "PFIC") if, after the application of certain "look-through" rules, (i) at least 75% of its gross income is "passive income" or (ii) at least 50% of the average value of its assets is attributable to assets that produce passive income or are held for the production of passive income. The determination of a foreign corporation's PFIC status is made annually. If a U.S. Holder is treated as owning PFIC stock, the U.S. Holder will be subject to special rules generally intended to eliminate the benefit of the deferral of U.S. federal income tax that results from investing in a foreign corporation that does not distribute all its earnings currently. These rules may adversely affect the tax treatment to a U.S. Holder of distributions paid by Lions Gate and of sales, exchanges and other dispositions of Lions Gate stock, and may result in other adverse U.S. federal income tax consequences.

    Lions Gate believes that it is not currently a PFIC and does not expect to become a PFIC in the future. However, there can be no assurance that the U.S. Internal Revenue Service will not successfully challenge Lions Gate's position or that Lions Gate will not become a PFIC at some future time as a result of changes in its assets, income or business operations. U.S. Holders should discuss the tax consequences of PFIC status with their tax advisors.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, reporting requirements will apply to dividends in respect of Lions Gate common stock and the proceeds received on the disposition of Lions Gate common stock paid within the United States (and in certain cases, outside the United States) to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number or is otherwise subject to backup withholding. The amount of any backup withholding is allowed as a credit against the U.S. Holder's U.S. federal income tax liability.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material Canadian federal income tax consequences of holding and disposing of Lions Gate common stock generally applicable to certain U.S. Holders who acquire Lions Gate common stock in the merger.

    This discussion only applies to a U.S. Holder of Lions Gate common stock who for the purposes of the INCOME TAX ACT (Canada), as amended (the "Canadian Tax Act") and at all relevant times:

    - is not, and is not deemed to be, a resident in Canada;

    - deals at arm's length with Lions Gate;

    - holds Lions Gate common stock as capital property; and

    - does not use or hold and is not deemed to use or hold Lions Gate common stock in connection with carrying on a business in Canada.

    In addition, this summary only applies to persons who, for the purposes of the CANADA-U.S. INCOME TAX CONVENTION, 1980 (the "Convention") and at all relevant times, are resident in the United States. Limited liability companies and partnerships are not considered to be resident in the United States for the purpose of the Convention. Any limited liability company or partnership that acquires Lions Gate common stock should consult its tax advisers.

    Lions Gate common stock will generally be considered to be capital property to a U.S. Holder for purposes of the Canadian Tax Act unless (i) the U.S. Holder is engaged in the business of trading or dealing in securities or the business of buying and selling securities; or (ii) the U.S. Holder acquired Lions Gate common stock as part of a transaction considered to be an adventure or concern in the nature of trade.

    This discussion does not apply to a U.S. Holder that is an organization exempt from tax in the United States and described in Article XXI of the Convention, a U.S. Holder that is a "financial institution" as defined in the Canadian Tax Act for purposes of the mark-to-market rules, or a U.S. Holder that is an insurer.

    This discussion is based on the current provisions of the Canadian Tax Act and the regulations thereunder in force as of the date hereof, the current published administrative policies of the Canada Customs and Revenue Agency ("Revenue Canada") and all specific proposals to amend the Canadian Tax Act and such regulations publicly announced by the Minister of Finance (Canada). This discussion is not exhaustive of all possible Canadian federal income tax consequences and, except for the announced proposals, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action, and does not take into account provincial, territorial or foreign tax consequences, which may differ significantly from those discussed here.

    This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any U.S. Holder. U.S. Holders of Lions Gate common stock should consult with their own tax advisors for advice relating to the tax consequences to them arising from their own particular circumstances.

DIVIDENDS

    Subject to the provisions of the Convention, Canadian withholding tax will be payable on the gross amounts of dividends paid or credited, or deemed to be paid or credited, by Lions Gate to a U.S. Holder of Lions Gate common stock. Under the Convention, the withholding tax rate is generally reduced from the statutory 25% rate to 15% or, if the U.S. Holder is a corporation that beneficially owns 10% or more of Lions Gate voting stock, to 5% of the amount of the dividend.

DISPOSITION OF LIONS GATE COMMON STOCK

    Upon a disposition or deemed disposition by a U.S. Holder of Lions Gate common stock, a capital gain (or loss) will generally be realized by the U.S. Holder to the extent that the proceeds of disposition, less costs of disposition, exceed (or are exceeded by) the adjusted cost base of the Lions Gate common stock to such U.S. Holder. A deemed disposition of Lions Gate common stock will arise on the death of a U.S. Holder.

    Capital gains realized by a U.S. Holder on a disposition or deemed disposition of Lions Gate common stock will not be subject to tax under the Canadian Tax Act unless the Lions Gate common stock constitutes "taxable Canadian property" (as defined in the Canadian Tax Act) to such U.S. Holder at the time of the disposition or deemed disposition. Lions Gate common stock will not be "taxable Canadian property" to a U.S. Holder at the time of a disposition or deemed disposition of the shares unless, at that time, the shares are not listed on a prescribed stock exchange, which includes the New York Stock Exchange, the American Stock Exchange, the Nasdaq, the Montreal Exchange and The Toronto Stock

Exchange, or, at any time during the five-year period immediately preceding such time, the U.S. Holder, persons with whom the U.S. Holder does not deal at arm's length or the U.S. Holder together with such non-arm's length persons, owns or has an interest in or an option in respect of 25% or more of the issued shares of any class or series of shares of capital stock of Lions Gate.

    Further, under the Convention, a U.S. Holder will generally not be subject to tax under the Canadian Tax Act on a disposition or deemed disposition of Lions Gate common stock unless, at the time of the disposition or deemed disposition, the value of the Lions Gate common stock is derived principally from real property situated in Canada. Lions Gate believes that the Lions Gate common stock does not now derive its value principally from real property situated in Canada; however, the determination must be made at the time of the disposition or deemed disposition. Former residents of Canada may not be eligible for protection under the Convention, and should consult their tax advisors.

                   APPLICABILITY OF CALIFORNIA LAW TO TRIMARK

    Section 2115 of the California General Corporation Law purport to make substantial portions of the California General Corporation Law applicable, with limited exceptions, to a foreign corporation with more than half of its outstanding stock held of record by persons having addresses in California and more than half of its business conducted in the state (as measured by factors based on the foreign corporation's levels of property, payroll and sales as determined for California franchise tax purposes), regardless of the foreign corporation's state of incorporation. Although Trimark is incorporated in Delaware, it meets the conditions for application of Section 2115. The sections of the California General Corporation Law to which Trimark purportedly is subject include, but are not limited to, provisions governing a director's standard of care in performing the duties of a director, a stockholder's right to vote cumulatively in any election of directors, a director's or stockholder's right to inspect corporate records, indemnification requirements concerning directors, officers and others and the corporate requirements to effectuate corporate reorganizations (including mergers and acquisitions). Section 2115 also makes Chapter 13 of the California General Corporation Law, relating to dissenters' rights, applicable to Trimark. Section 2115 states that the foregoing provisions of the California General Corporation Law apply to the exclusion of the law of the jurisdiction in which the foreign corporation is incorporated.

    Upon completion of the merger, the statutory protections purportedly available to Trimark stockholders pursuant to Section 2115 will cease.

                      APPRAISAL RIGHTS; DISSENTERS' RIGHTS

    Holders of record of Trimark common stock who do not vote in favor of the adoption of the agreement of merger may, under certain circumstances and by following the procedure prescribed by Section 262 of the Delaware General Corporation Law, exercise appraisal rights and receive cash for their shares of Trimark common stock. Additionally, although Trimark is a Delaware corporation and is therefore subject to the Delaware General Corporation Law, Section 2115 of the California General Corporation Law provides that Trimark is subject to California law with respect to dissenters' rights. Accordingly, pursuant to Chapter 13 of the California General Corporation Law, Trimark stockholders of record who do not vote for the adoption of the agreement of merger and who comply with the requirements of Chapter 13 will have a right to demand payment for, and appraisal of the "fair market value" of, their shares of Trimark common stock. Although a dissenting stockholder may choose to proceed under either of the states' statutes, a dissenting stockholder must follow the appropriate procedures under the Delaware General Corporation Law or the California General Corporation Law or suffer the termination or waiver of such rights.

APPRAISAL RIGHTS UNDER DELAWARE LAW

    If the merger is completed, record holders of Trimark common stock who

    - do not vote to adopt the agreement of merger or consent to it in writing, and

    - continuously hold their shares through the effective time of the merger, and

    - make a demand for appraisal before the vote on the agreement of merger at the special meeting, and

    - otherwise comply with Section 262 of the Delaware General Corporation Law,

will have the right to be paid the fair value of their Trimark common stock, as determined by the Delaware Court of Chancery. "Fair value" excludes any value arising from the accomplishment or expectation of the merger, and includes a fair rate of interest, if any, as determined by the Court of Chancery.

    If you wish to exercise appraisal rights, you must deliver to Trimark a written demand for appraisal of your Trimark common stock before the vote on the merger at the special meeting. A demand for appraisal will be sufficient if it reasonably informs us of the stockholder's identity and that the stockholder intends to demand appraisal of the stockholder's Trimark common stock. A proxy or vote against the merger does not constitute a demand. You must be the record holder of the shares of Trimark common stock on the date the written demand for appraisal is made and continue to hold your Trimark common stock through the effective time of the merger.

    Within 10 days after the effective time of the merger, we will notify each Trimark stockholder who properly asserted appraisal rights and did not vote in favor of the merger that the merger has been completed. Within 60 days after the effective time of the merger, a Trimark stockholder may withdraw the demand for appraisal and accept the merger consideration under the agreement of merger.

    Within 120 days after the effective time of the merger, Trimark, or any holder of Trimark common stock who complied with the requirements for perfecting appraisal rights, as summarized above, may file a petition with the Court of Chancery demanding a determination of the fair value of the common stock held by all Trimark stockholders who have perfected their appraisal rights. Within
120 days after the effective time of the merger, any Trimark stockholder who has perfected appraisal rights may, by written request, require that Trimark mail a statement setting forth the total number of holders of Trimark common stock that have perfected appraisal rights and the total number of shares of Trimark common stock held by them.

    After determining which Trimark stockholders are entitled to appraisal, the Chancery Court will appraise the fair value of their Trimark common stock and assess costs of the action, as the court deems equitable.

DISSENTERS' RIGHTS UNDER CALIFORNIA LAW

    If the merger is completed, instead of accepting the merger consideration, a holder of record of Trimark common stock outstanding on the record date for the special meeting or a transferee of record may require Trimark to purchase the Trimark common stock for cash, at its fair market value, if the dissenting stockholder

    - does not vote the shares for the adoption of the agreement of merger, and

    - demands that Trimark purchase the stockholder's Trimark common stock in accordance with the California General Corporation Law, and

    - submits the stockholder's Trimark common stock for endorsement in accordance with the California General Corporation Law, and

    - otherwise complies with Sections 1300 through 1312 of the California General Corporation Law.

    Fair market value is determined as of the day before the first announcement of the terms of the proposed merger and excludes any appreciation or depreciation in connection with the proposed merger. Trimark has determined the fair market value of the Trimark common stock on June 5, 2000, the day before the first announcement of the terms of the merger, to be U.S.$8.00 per share.

    If the merger is approved, Trimark will mail a notice of approval to Trimark stockholders within 10 days. The notice will constitute an offer to purchase any dissenting shares at the fair market value, as determined by Trimark, and will include a brief description of the procedure to be followed by dissenting stockholders.

    To exercise dissenters' rights, a Trimark stockholder must deliver to Trimark, or its transfer agent, so that it is received within 30 days after the notice of approval was mailed, a written demand that Trimark purchase the stockholder's Trimark common stock for cash at their fair market value. The demand must state the number of shares of Trimark common stock held of record in respect of which the demand is made and state what the stockholder claims to be the fair market value of those shares on June 5, 2000, the day before the first announcement of the terms of the proposed merger, and excluding any appreciation or depreciation in connection with the merger. The statement of the fair market value will constitute an offer by the stockholder to sell the shares at that price.

    The stockholder must also submit, at Trimark's principal offices or at the office of its transfer agent, within 30 days after the notice of approval is mailed, certificates representing the Trimark common stock, to be stamped or endorsed as dissenting shares.

    AGREEMENT ON FAIR MARKET VALUE. If Trimark agrees with a dissenting stockholder that the stockholder is entitled to dissenters' rights and on the fair market value of the dissenting stockholder's Trimark common stock. Trimark will pay the price of the shares, together with the legal rate of interest, within 30 days of the later of the agreement as to price or satisfaction of any statutory or contractual conditions to the merger, subject to surrender of the certificates representing the dissenting shares.

    DISAGREEMENT REGARDING DISSENTERS' RIGHTS OR FAIR MARKET VALUE. If Trimark denies that the stockholder is entitled to dissenters' rights, or if the dissenting stockholder and Trimark disagree on the fair market value of the dissenting stockholder's shares, within six months from the date the notice of approval was mailed, the dissenting stockholder must file a petition in the superior court of Los Angeles County demanding a determination of entitlement or of the fair market value of the Trimark common stock. The court will assess the costs of any legal action as the court considers equitable, but, if the appraised value of the stock exceeds Trimark's determination, Trimark must pay the costs.

    TERMINATION OF DISSENTERS' RIGHTS. A dissenting stockholder loses dissenters' rights, if

    - the merger is terminated;

    - the Trimark common stock is transferred before being submitted for endorsement as dissenting shares;

    - no action to resolve a dispute between the stockholder and Trimark regarding the stockholders' entitlement to dissenters' rights or the fair market value of the stockholder's Trimark common stock is filed within six months from the date of mailing of notice of approval; or

    - the stockholder, with Trimark's consent, withdraws the demand that Trimark purchase the stockholder's shares.

No dissenting stockholder may withdraw a demand for payment without Trimark's consent.

GENERAL

    Any demand for appraisal or that Trimark purchase your Trimark common stock or certificates for endorsement as dissenting shares should be submitted, within the time periods described above, to Trimark Holdings, Inc., 4553 Glencoe Avenue, Suite 200, Marina del Rey, California 90292, ATTN: Jeff Gonzalez.

    Trimark will give Lions Gate prompt notice of any demands received by it for appraisal of shares of Trimark common stock. Prior to the effective time of the merger, Trimark will not, except with the prior written consent of Lions Gate, make any payment with respect to, or settle or offer to settle, any such demands.

    A copy of the relevant provisions of the Delaware General Corporation Law and the California General Corporation Law is set forth as Appendix C. Any failure to comply strictly with the requirements of the Delaware or California provisions will result in termination of your appraisal or dissenters' rights.

                    INFORMATION ABOUT TRIMARK AND LIONS GATE

GENERAL

    This proxy statement/prospectus is accompanied by Trimark's Annual Report on Form 10-K for the year ended June 30, 1999 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, which are annexed to this proxy statement/prospectus as Appendix D and Lions Gate's Form 20-F for the year ended March 31, 2000, which is annexed to this proxy statement/prospectus as Appendix E. Information relating to Lions Gate's management is incorporated by reference from Items 10, 11, 12 and 13 of the Form 20-F, and the information relating to Mark Amin set forth under the caption Proposal 1 Election of Directors in Trimark's proxy statement dated October 15, 1999 is incorporated herein by reference.

OWNERSHIP OF TRIMARK VOTING SECURITIES

    The following table sets forth, as of August 31, 2000, information relating to beneficial ownership (within the meaning of SEC Rule 13d-3) of Trimark voting securities by Trimark directors and executive officers and owners of more than 5% of any class of Trimark voting securities who are known to Trimark. Except as otherwise specified, the named beneficial owner claims sole investment power and voting power as to the securities reflected in the table. The options held by the individuals identified below are either currently exercisable or will become exercisable upon approval of the merger by Trimark's stockholders.

NAME AND ADDRESS OF BENEFICIAL OWNER                    SHARES BENEFICIALLY OWNED   PERCENTAGE OF CLASS
------------------------------------                    -------------------------   -------------------
Mark Amin(1)..........................................          1,755,375(2)               35.3%
Gordon Stulberg.......................................             19,800(3)                  *
Matthew H. Saver......................................             13,000(4)                  *
Tofigh Shirazi........................................             44,762(5)                  *
Peter J. Dekom........................................              2,000(6)                  *
Sergei Yershov........................................             10,000(7)                  *
Jeff Gonzalez.........................................             12,500(8)                  *
Cami Winikoff.........................................             18,000(9)                  *
Peter Block...........................................             91,000(10)               1.9%
Andrew Reimer.........................................              5,000(11)                 *
Reza Amin(1)(12)......................................            571,316(13)              12.0%
Yahoo! Broadcast Services(14).........................            412,363(15)               8.7%
Directors and Executive
Officers as a group (10 persons)......................          1,971,437(16)              38.3%

------------------------

* Represents less than 1% of the 4,764,300 shares of Trimark common stock outstanding on August 31, 2000.

(1) Mark Amin and Reza Amin are brothers.

(2) Mark Amin disclaims beneficial ownership of 66,390 of these shares, which he holds as trustee of a trust for the benefit of certain family members. Includes options to purchase 200,000 shares.

(3) Includes options to purchase 18,000 shares.

(4) Includes options to purchase 12,000 shares.

(5) Includes 32,000 shares held by a family limited partnership and options to purchase 12,000 shares.

(6) Includes options to purchase 2,000 shares.

(7) Includes options to purchase 10,000 shares.

(8) Includes options to purchase 12,500 shares.

(9) Includes options to purchase 18,000 shares.

(10) Includes options to purchase 91,000 shares.

(11) Includes options to purchase 5,000 shares.

(12) The address of Reza Amin is c/o Trimark, 4553 Glencoe Avenue, Suite 200, Marina del Rey, California, 90292.

(13) Reza Amin disclaims beneficial ownership of 132,780 of these shares which he holds as trustee of a trust for the benefit of certain family members.

(14) The address of Yahoo! Broadcast Services (formerly known as broadcast.com.inc.) is 2914 Taylor Street, Dallas, Texas 75226.

(15) As of March 29, 1999, as reported in Schedule 13G.

(16) Includes options to purchase 380,500 shares.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial information combines the historical financial statements of Lions Gate and Trimark to show the effects of the merger on a pro forma basis, including related financing for the acquisition. These pro forma financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") expressed in Canadian dollars. The Trimark balance sheet has been translated at the March 31, 2000 exchange rate of $1.4494 and the Trimark statement of operations has been translated at an average rate of $1.4713 for the 12 months ended March 31, 2000.

    The unaudited pro forma balance sheet gives effect to the merger as if it had occurred on March 31, 2000. The unaudited pro forma statement of operations for the year ended March 31, 2000 gives effect to the merger as if it had occurred on April 1, 1999.

    The unaudited pro forma balance sheet is based on the audited consolidated balance sheet of Lions Gate as at March 31, 2000 and the unaudited consolidated balance sheet of Trimark as at March 31, 2000. The unaudited pro forma statement of operations is based on the audited consolidated statement of operations for Lions Gate for the year ended March 31, 2000, and the unaudited statement of operations of Trimark for the nine months ended March 31, 2000 combined with the unaudited statement of operations of Trimark for the three months ended
June 30, 1999. The information presented on the following pages is not necessarily indicative of the results of operations or financial position that might have occurred had the merger actually closed on the assumed dates. The pro forma information does not reflect any adjustments for expected revenue synergies and cost savings as a result of the merger of Lions Gate and Trimark, nor is it necessarily indicative of the future results of operations or financial position of Lions Gate after the acquisition.

                         LIONS GATE ENTERTAINMENT CORP.

              PRO FORMA COMBINED BALANCE SHEET UNDER CANADIAN GAAP

                              AS AT MARCH 31, 2000
                                  (UNAUDITED)
                 (ALL AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

                                                                               PRO FORMA
                                                                      ----------------------------
                                                                      ACQUISITION
                                                                      ADJUSTMENTS
                                              LIONS GATE   TRIMARK     (NOTE 2)           COMBINED
                                              ----------   --------   -----------         --------
                   ASSETS
Cash and equivalents........................   $ 19,283    $  4,992          --           $ 24,275
Accounts receivable.........................    107,344      30,146          --            137,490
Investment in films and television
  programs..................................    128,375      63,788      37,667(d)         229,830
Investment in Mandalay Pictures, LLC........     64,058          --          --             64,058
Capital assets..............................     44,505       1,122       1,746(d)          47,373
Goodwill....................................     29,163          --      19,583(e)          48,746
Other assets................................      9,245       4,026      (1,988)(c)(d)      11,283
                                               --------    --------     -------           --------
                                               $401,973    $104,074     $57,008           $563,055
                                               ========    ========     =======           ========

                LIABILITIES
Bank loans..................................     14,385      49,280      33,116(a)          96,781
Accounts payable and accrued liabilities....     74,965      24,331       3,273(a)(d)      102,569
Production and distribution loans...........     41,838          --          --             41,838
Long-term debt..............................     40,158          --          --             40,158
Deferred income taxes.......................         --          --       5,920(d)(e)        5,920
Deferred revenue............................     19,269         470          --             19,739
Non-controlling interest....................      4,944       2,912          --              7,856
                                               --------    --------     -------           --------
                                                195,559      76,993      42,309            314,861
                                               ========    ========     =======           ========

            STOCKHOLDERS' EQUITY
Capital stock
  Lions Gate................................    226,290          --      41,780(a)         268,070
  Trimark...................................         --      20,641     (20,641)(b)             --
Retained earnings (deficit).................    (21,320)      5,311      (5,311)(b)        (21,320)
Cumulative translation adjustments..........      1,444          --          --              1,444
Other accumulated comprehensive income......         --       1,129      (1,129)(b)             --
                                               --------    --------     -------           --------
                                                206,414      27,081      14,699            248,194
                                               --------    --------     -------           --------
                                               $401,973    $104,074     $57,008           $563,055
                                               ========    ========     =======           ========

                         LIONS GATE ENTERTAINMENT CORP.

           PRO FORMA COMBINED STATEMENT OF INCOME UNDER CANADIAN GAAP

           FOR THE YEAR AND TWELVE MONTH PERIOD ENDED MARCH 31, 2000
                                  (UNAUDITED)
          (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                   PRO FORMA
                                                                             ----------------------
                                                                             ACQUISITION
                                                                             ADJUSTMENTS
                                                     LIONS GATE   TRIMARK     (NOTE 3)     COMBINED
                                                     ----------   --------   -----------   --------
REVENUE............................................   $271,251    $136,709          --     $407,960
DIRECT OPERATING EXPENSES..........................    222,875     115,087       1,382(a)   339,344
GROSS PROFIT.......................................     48,376      21,622      (1,382)      68,616
                                                      --------    --------      ------     --------

OTHER EXPENSES

  General and administration.......................     31,388      18,608          --       49,996
  Amortization.....................................      7,074          --       1,715(b)     8,789
  Interest.........................................      4,466        (353)      3,125(c)     7,238
  Non-controlling interest.........................      1,308        (178)         --        1,130
  Severance and relocation costs...................      1,698          --          --        1,698
                                                      --------    --------      ------     --------
                                                        45,934      18,077       4,840       68,851
                                                      --------    --------      ------     --------
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY
  INTEREST.........................................      2,442       3,545      (6,222)        (235)
INCOME TAX EXPENSE/(RECOVERY)......................      2,000         112      (2,558)(d)     (446)
                                                      --------    --------      ------     --------
INCOME/(LOSS) BEFORE EQUITY INTEREST...............        442       3,433      (3,664)         211
EQUITY INTEREST IN LOSS OF MANDALAY PICTURES,
  LLC..............................................     (5,894)         --          --       (5,894)
OTHER EQUITY INTEREST..............................        159          --          --          159
                                                      --------    --------      ------     --------
NET (LOSS)/INCOME FOR THE YEAR.....................     (5,293)      3,433      (3,664)      (5,524)
                                                      ========    ========      ======     ========

Basic Loss per Share (Note 2)......................   $  (0.22)   $   0.79                 $  (0.17)
                                                      --------    --------                 --------
Weighted Average Number of Common Shares
  Outstanding (000s)...............................     30,665       4,341                   41,037
                                                      ========    ========                 ========

                         LIONS GATE ENTERTAINMENT CORP.

                  NOTES TO THE PRO FORMA FINANCIAL INFORMATION

1.  PRO FORMA TRANSACTIONS

    The pro forma financial statements have been prepared giving effect to the acquisition of Trimark by Lions Gate for an aggregate purchase price of U.S.$53,574,000 (Cdn$77,651,000) computed as follows:.

    The aggregate purchase price for the acquisition of Trimark consists of the following:

                                                           U.S.$000S   CDN$000S
                                                           ---------   --------
Cash of US$4.50 per share................................   22,848      33,116

Issuance of 10,372,000 shares of Lions Gate common
  stock..................................................   28,523      41,340

Accrual for severance and integration costs..............    1,000       1,450

Issuance of Lions Gate stock options to a stockholder....      303         440

Transaction costs........................................      900       1,305
                                                            ------      ------

Total purchase price.....................................   53,574      77,651
                                                            ======      ======

    Trimark stockholders will receive for each of their Trimark shares U.S.$4.50 in cash, without interest, and two shares of Lions Gate common stock, or, if greater, the number of shares of common stock obtained by dividing U.S.$5.50 by the weighted average Lions Gate stock price over the 30 trading days ending five days prior to the Trimark stockholder meeting.

    The number of shares of Lions Gate common stock to be issued assumes that two shares of Lions Gate common stock will be issued for each share of Trimark common stock outstanding or issuable pursuant to Trimark common stock options outstanding. The number of shares of Lions Gate common stock to be issued in respect of the Trimark common stock options outstanding may be reduced, and the cash consideration correspondingly increased, if the option holders elect the cashless exercise option described elsewhere in this proxy statement/prospectus.

    Under the agreement of merger, the number of shares of Lions Gate common stock to be issued may be adjusted as further described in this proxy statement/prospectus. For purposes of these pro forma financial statements, the number of shares to be issued has been based on U.S.$2.75, the Lions Gate common stock closing price on June 7, 2000. Under Canadian GAAP, the transaction will ultimately be accounted at a price per share determined on the consummation date based on the closing price of Lions Gate common stock for a reasonable period before and after the consummation date. If the average closing price of Lions Gate common stock at the closing date is less than U.S.$2.75, the number of shares to be issued will increase. If the average closing price decreases 10% from U.S.$2.75, the number of shares to be issued will be 11,512,920.

    The purchase price and the allocations of the purchase price in these pro forma financial statements are based on Lions Gate management's preliminary estimates. Certain adjustments may be made based on more current information at the time of closing and the finalization of plans related to severance and closure activities.

                         LIONS GATE ENTERTAINMENT CORP.

2.  PRO FORMA BALANCE SHEET ADJUSTMENTS

    Pro forma adjustments have been made to the balance sheet to reflect:

        (a) Consideration of $77,651,000 (bank loans of $33,116,000; common stock value of $41,780,000; accrued liabilities of $2,755,000) paid to complete the acquisition as outlined in note 1 above, including acquisition related costs.

        (b) The elimination of stockholders' equity accounts of Trimark (capital stock of $20,641,000; retained earnings of $5,311,000; other accumulated comprehensive income of $1,129,000).

        (c) The elimination of the loan of US$795,000 (Cdn$1,152,000) due from a Trimark stockholder that will be forgiven on consummation of the acquisition.

        (d) The net assets of Trimark at estimated fair value as at March 31, 2000.

        (e) Goodwill of $4,696,000 and $14,887,000 (total of $19,583,000)
    representing the excess of the purchase price over the fair value of net assets acquired, and related future income taxes resulting from temporary differences between the taxation and accounting bases of acquired net assets, respectively.

    If the average closing price of the Lions Gate common stock increases by 10% as at the closing date, from the price of US$2.75 used in the preparation of the pro forma financial statements, the acquisition price under Canadian GAAP and resulting goodwill will increase by $4,134,124.

3.  PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

    The pro forma statement of operations has been prepared to give effect to the acquisition of Trimark by Lions Gate and the issuance of bank debt by Lions Gate to finance the cash portion of the consideration as if the transaction occurred on April 1, 1999. Pro forma adjustments have been made to reflect:

        (a) Additional amortization for investment in films and television programs based on the fair value increment over a period of ten years.

        (b) Additional amortization of intangibles included in capital assets over a period of three years and amortization of goodwill over a period of 20 years.

        (c) Interest expense at an assumed annual rate of 9.37% on the bank loans issued to fund the cash consideration paid.

        (d) Income tax effects of the above adjustments, excluding non-deductible goodwill, using an effective income tax rate of 40%.

    For Canadian GAAP purposes, in preparing its consolidated financial statements up to March 31, 2000, Lions Gate has followed the tax allocation method of accounting for income taxes whereby earnings are charged with taxes related to reported earnings. Under this method, differences between such taxes and taxes currently payable are reflected in the accounts and arise because certain items of revenue and expense are reported in the accounts at different times than they are reported for income tax purposes. Commencing April 1, 2000, for Canadian GAAP purposes, Lions Gate will be required to adopt the liability method of income taxes whereby future tax assets and liabilities are recorded for the expected future income tax consequences of assets and liabilities recorded in the financial statements. In the preparation of these pro forma financial statements, Lions Gate has adopted the liability method of accounting for income taxes in respect of the net assets acquired in the Trimark transaction.

                         LIONS GATE ENTERTAINMENT CORP.

3.  PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS (CONTINUED)
    The basic pro forma loss per share has been computed based on the weighted average number of shares outstanding as follows:

Weighted average number of common stock for Lions Gate for
  the year ended March 31, 2000 (000s)......................   30,665
Shares to be issued as partial consideration for the
  acquisition (000s)........................................   10,372
                                                               ------
Total weighted average number of shares (000s)..............   41,037
                                                               ======

    Options, warrants, convertible debt and the convertible series A preferred shares of Lions Gate have been excluded from the computation of fully diluted loss per share as the inclusion of these items would be anti-dilutive.

    If the average closing price of the Lions Gate common stock were to increase by 10% as at the closing date, from the price of US$2.75 used in the preparation of the pro forma financial statements, annual goodwill amortization would increase by $207,000 and the pro forma net loss would amount to $5,731,000 ($0.17 per share).

4.  RECONCILIATION TO UNITED STATES GAAP

    The unaudited pro forma financial statements have been prepared in accordance with Canadian GAAP. The material differences between Canadian and U.S. GAAP affecting Lions Gate are described in Note 25 to the consolidated financial statements of Lions Gate for the year ended March 31, 2000, which readers should refer to for detailed information.

    Under US GAAP, the unaudited pro forma combined net loss and loss per share amounts for the year ended March 31, 2000 and stockholders' equity as at March 31, 2000 would be as follows:

                                                   COMBINED           COMBINED
                                                   PRO FORMA         PRO FORMA
                                                   NET LOSS     STOCKHOLDERS' EQUITY
                                                  -----------   --------------------
                                                  (UNAUDITED)       (UNAUDITED)
                                                     (ALL AMOUNTS IN THOUSANDS OF
                                                          CANADIAN DOLLARS)
AS REPORTED UNDER CANADIAN GAAP.................     (5,524)          248,194
  Equity in loss of Mandalay Pictures...........      1,907            (5,719)
  Television business pre-operating costs.......        962            (3,835)
NET LOSS/STOCKHOLDERS' EQUITY UNDER US GAAP.....     (2,655)          238,640
ADJUSTMENT TO CUMULATIVE TRANSLATION ADJUSTMENTS
  ACCOUNT (NET OF TAX OF $NIL)..................     (2,981)
COMPREHENSIVE LOSS ATTRIBUTABLE TO COMMON
  STOCKHOLDERS UNDER U.S. GAAP..................     (5,636)
BASIC AND FULLY-DILUTED LOSS PER SHARE OF COMMON
  STOCK UNDER U.S. GAAP.........................     $ 0.10

                       COMPARISON OF RIGHTS OF HOLDERS OF
                       TRIMARK STOCK AND LIONS GATE STOCK

    Trimark is a Delaware corporation, and the California General Corporation Law also governs Trimark, to the extent provided by Section 2115 of the California General Corporation Law. Lions Gate is a British Columbia company. While the rights and privileges of stockholders of a British Columbia company are, in many instances, comparable to those of stockholders of a Delaware corporation or of a California corporation, differences arise from differences among British Columbia, Delaware and California law, among the British Columbia Company Act, the Delaware General Corporation Law and the California General Corporation Law and between the Lions Gate memorandum and articles and the Trimark certificate of incorporation and bylaws. The following is a comparison of the material differences among the stockholders' rights provisions of the British Columbia Company Act and the Delaware General Corporation Law and the California General Corporation Law.

QUORUM; REQUIRED VOTES

    Section 144 of the British Columbia Company Act provides that the quorum for the transaction of business at a general meeting of a corporation which has more than one stockholder is two persons unless the Articles of Association of the corporation otherwise provide. The Articles of Association of Lions Gate provide, at Part 10 thereof, for a quorum at general meetings of two stockholders.

    Under the British Columbia Company Act, certain extraordinary corporate actions, such as amalgamations, continuances and sales, leases or exchanges of all or substantially all the property of a company other than in the ordinary course of business, providing financial assistance in certain circumstances and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. Under the British Columbia Company Act, a special resolution is a resolution passed by a majority of not less than three-quarters of the votes cast by the stockholders who, being entitled to vote, actually voted in respect of that resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares or by minority stockholders.

    Unless otherwise provided in the certificate of incorporation or bylaws of a Delaware corporation, the presence in person or by proxy of holders of a majority of the voting stock constitutes a quorum. The vote of holders of a majority of the voting stock represented at a stockholders meeting of a Delaware corporation constitutes stockholder action, except that directors are elected by a plurality of the votes, and the affirmative vote of a majority of the voting stock is required to authorize any merger, consolidation, dissolution or sale of substantially all of the assets of a corporation. However, no vote by stockholders of a Delaware corporation surviving a merger is required if:

    - the surviving corporation's certificate of incorporation is not amended by the merger;

    - each share of stock of the surviving corporation will be an outstanding or treasury share of the surviving corporation after the merger; and

    - the shares to be issued in the merger do not constitute more than 20% of the surviving corporation's outstanding common stock immediately prior to the effective date of the merger.

    In general, no vote by stockholders of a parent corporation is required to authorize a merger of a subsidiary with or into another corporation or of the parent with or into a subsidiary of which the parent owns at least 90% of each class of stock.

    Under the British Columbia Company Act, any amendment to the memorandum or articles generally requires approval by special resolution, which is a resolution passed by a majority of not less than three-quarters of the votes cast by stockholders who voted in respect of the resolution.

    The Delaware General Corporation Law requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the voting stock to authorize any amendment to the certificate of incorporation, unless a greater proportion is required by the certificate of incorporation. Bylaws may be amended by vote of the stockholders, or, if authorized in the certificate of incorporation, by the board.

STOCKHOLDER CONSENT IN LIEU OF MEETING

    Under the British Columbia Company Act, in general, stockholder action without a meeting may only be taken by written resolution signed by all stockholders who would be entitled to vote thereon at a meeting. Extraordinary meetings of stockholders may be called by the board of directors or, in certain circumstances, requisitioned by a holder of at least 5% of the outstanding shares or by the court.

    Under the Delaware General Corporation Law, unless otherwise provided in the certificate of incorporation, any action required to be taken or that may be taken at a meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. Trimark's certificate of incorporation does not otherwise so provide.

INSPECTION OF BOOKS AND RECORDS

    Sections 163 and 164 of the British Columbia Company Act require each company to maintain at its records office certain corporate records, documents and instruments, and provides that any stockholder of a company may examine and take extracts from such records, documents and instruments of the company other than the minutes of the meetings of the directors of the company, documents or instruments approved by the directors during the preceding 10 years, or any mortgages created or assumed by the company. Members of the public other than stockholders or directors have certain rights to inspect the records of a company other than the records referred to above, and any minutes of the proceedings of the stockholders of the company or the financial statements of the company. The company is entitled to impose reasonable restrictions on the inspection of its records.

    Section 167 of the British Columbia Company Act provides that a company must provide to any person a list setting out the names and addresses of each stockholder and debentureholder of the company and the number of shares held by them, made up to a date not more than 14 days prior to the date on which the request for such information is made, provided that the person making the request delivers to the company an affidavit stating their name, address and occupation and confirming that the information is required and will only be used for corporate purposes.

    The Delaware General Corporation Law entitles a stockholder to inspect the corporation's books and records, including its stockholder list, for any purpose reasonably related to the person's interest as a stockholder. For 10 days prior to any stockholders meeting, the stockholder list must be available for inspection by stockholders for any purpose germane to the meeting.

APPRAISAL RIGHTS

    The British Columbia Company Act provides holders of shares with a right, in certain circumstances, to dissent in respect of significant corporate proceedings when the resolution is passed by the requisite majority of stockholders and the company or its liquidator proposes to act on the authority of the resolution. Rights of dissent are permitted to be given when a resolution is called to consider, among other things, the transfer of incorporation of the company from British Columbia to another jurisdiction; the company grants financial assistance for the purposes of a purchase or subscription of shares of the company; the directors are seeking to sell the whole or substantially the whole of the undertaking of the company; or in the event of an amalgamation or wind-up of the company. Dissent rights are not required to be granted in the circumstance of an arrangement transaction, but the court, in approving the arrangement, may require that dissent rights be granted. If the dissent rights are properly exercised, the stockholder has the right to apply to a court for payment for their shares of an amount equal to their fair value, as determined by the court.

    Under the Delaware General Corporation Law, stockholders of record have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to their fair value, as determined by a court in an action timely brought by the corporation or the dissenters. The Delaware General Corporation Law grants appraisal rights only in the case of mergers or consolidations, but not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for such shares anything other than stock of the surviving corporation, stock of another corporation that is either listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 stockholders, cash in lieu of fractional shares, or some combination of the above.

    The limitations on the availability of dissenters' rights under California law are somewhat different from those under Delaware law. Stockholders of a California corporation whose shares are listed on a national securities exchange or on the Nasdaq National Market generally do not have such appraisal rights, unless the holders of at least 5% of the class of outstanding shares claim the right. Stockholders of a corporation like Trimark, whose shares are listed on the Nasdaq SmallCap Market, would have such appraisal rights.

    Delaware law does not provide appraisal rights when a corporation acquires another business through the issuance of its stock in exchange for the assets of the business to be acquired, in exchange for the outstanding stock of the corporation to be acquired or in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. California law treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired.

OPPRESSION REMEDY

    The British Columbia Company Act provides an oppression remedy that, upon application by a stockholder, enables the court to make any order, both interim and final, to rectify the matters complained of if, the court is satisfied that the affairs of the company are being conducted, or the powers of the directors are being exercised, in a manner oppressive to one or more of the members, including the applicant, or that some act of the company has been done, or is threatened, or that some resolution of the members or any class of members has been passed or is proposed, that is unfairly prejudicial to one or more of the members, including the applicant. The Delaware General Corporation Law does not provide for a similar remedy.

BOARD COMPOSITION

    Under the British Columbia Company Act, a corporation that is a reporting company (defined to include a corporation that has any of its securities listed for trading on any stock exchange wherever located, and certain other corporations) must have not fewer than three directors, the majority of whom must be ordinarily resident Canadians and one of whom must be ordinarily resident in British Columbia.

    The Delaware General Corporation Law does not have comparable requirements, although the certificate of incorporation or bylaws may prescribe qualifications for directors. The number of directors ordinarily is fixed by, or in the manner provided in, the bylaws. The certificate of incorporation or bylaws adopted by stockholders can divide the board into two or three classes, the terms of the members of which expire in successive years. The board can designate committees, which can exercise all of the powers and authority of the board, to the extent provided by board resolution or the bylaws, except to approve any action that the Delaware General Corporation Law requires to be submitted to stockholders or to adopt, amend, or repeal any of the bylaws. In general, directors may be removed, with or without cause, by holders of a majority of the voting stock.

    Under the Delaware General Corporation Law, stockholders are not entitled to cumulative voting in the election of directors unless such right is specifically provided for in the corporation's certificate of incorporation. Trimark's certificate of incorporation does not contain such a provision. The California General Corporation Law purports to provide Trimark stockholders with the right to cumulate their vote to elect directors, subject to the stockholders' providing notice of their intent to cumulate votes prior to the voting.

FIDUCIARY DUTIES OF DIRECTORS

    Directors of companies governed by the Company Act have fiduciary obligations to the company. Under the British Columbia Company Act, directors must act honestly and in good faith and in the best interests of the company, and exercise the care, diligence and skill of a reasonably prudent person. Every director of a company who is in any way, directly or indirectly, interested in a proposed contract or transaction with the company must disclose the nature and extent of his interest at a meeting of directors and abstain from voting on the matter. A director must account to the company for any profit made as a consequence of the company's entering into or performing the contract or transaction in which the director has an interest, unless the director discloses his or her interest as required, among other requirements.

    Directors of Delaware corporations have fiduciary obligations to the corporation and its stockholders. The directors must act in accordance with the so-called duties of "due care" and "loyalty." The duty of care requires that the directors act in an informed and deliberative manner and that they inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner that the directors reasonably believe to be in the best interests of the corporation.

DERIVATIVE ACTION

    Under the British Columbia Company Act, a member or a director may apply to the court for leave to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of a right, duty or obligation owed to the company that could be enforced by the company itself or to defend an action brought against the company. The British Columbia Company Act requires that a member establish that he or she was a member at the time of the breach and any member or director must establish before the court that he or she made reasonable efforts to cause the directors of the company to commence or diligently prosecute or defend an action in connection with the breach. A member includes any person, in the court's discretion, who is a proper person to make an application.

    Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation, if the plaintiff was a stockholder of the corporation at the time of the transaction complained of. A stockholder may not sue derivatively unless the stockholder first makes demand on the corporation that it bring suit, and such demand has been refused, unless it is shown that such demand would have been futile.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Under the British Columbia Company Act, a company may, with the approval of the court, indemnify a director or officer, a former director or officer or a person who acts or acted at the company's request as a director or officer of a body corporate of which the company is or was a stockholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such company or such body corporate, if he or she acted honestly and in good faith with a view to the best interests of such company; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

    The Delaware General Corporation Law provides that a corporation may indemnify its current and former directors, officers, employees and agents against all reasonable expenses (including attorneys' fees) and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement in actions brought against them, if such individual acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The corporation must indemnify a current or former director or officer to the extent that he or she is successful on the merits or otherwise in the defense of any claim, issue, or matter associated with an action.

    The Delaware General Corporation Law allows for the advance payment of an indemnified party's expenses prior to the final disposition of an action, provided that, in the case of a current director or officer, the director undertakes to repay any such amount advanced if it is later determined that the director was not entitled to indemnification with regard to the action for which the expenses were advanced.

    Notwithstanding the foregoing, the California General Corporation Law purports to apply its provisions governing the indemnification of directors, officers and employees to Trimark. The Delaware General Corporation Law is generally more favorable to directors than the California General Corporation Law. The significant differences in directors' protection between the California General Corporation Law and the Delaware General Corporation Law today deal with limitation of liability and indemnification.

    Both the California General Corporation Law and the Delaware General Corporation Law allow corporations to authorize in their charter documents and bylaws broader indemnification of officers and directors as provided to such persons by statute. Both states also allow corporations to expand indemnification of their directors and officers through written agreements. However, the California General Corporation Law provides that a corporation may not indemnify a director for the following matters for which the Delaware General Corporation Law permits indemnification: matters as to which a person is adjudged liable to the corporation in the performance of his or her duties (unless the court expressly authorizes indemnity); amounts paid in settlements of pending derivative actions if the court has not approved the settlement; expenses incurred in defending a pending derivative action if the court has not approved the settlement; matters for which indemnification is inconsistent with provisions in the corporation's articles of incorporation or bylaws or an agreement, resolution of the stockholders, or condition expressly imposed by a court in approving a settlement; and any acts for which elimination of liability is prohibited, including those described above.

    Further, the standard of care required to be met prior to allowing director indemnification under the California General Corporation Law is higher than under the Delaware General Corporation Law, and the procedures required to obtain such indemnification are more restrictive under the California General Corporation Law. Accordingly, a director's right of indemnification is broader and more certain under the Delaware General Corporation Law.

DIRECTOR LIABILITY

    The Delaware General Corporation Law provides that the certificate of incorporation may include a provision that limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including acts or omissions not in good faith or that involve intentional misconduct or breach of the duty of loyalty. Trimark's Certificate of Incorporation includes a provision that eliminates the liability of directors to the extent permitted by the Delaware General Corporation Law. The British Columbia Company Act does not permit the limitation of a director's liability.

    The California General Corporation Law and the Delaware General Corporation Law both permit a corporation to adopt provisions eliminating personal monetary liability of directors, and both impose certain restrictions on the corporation's right to eliminate such liability. The California General Corporation Law prohibits elimination of liability for a broader class of acts than does the Delaware General Corporation Law, including: reckless disregard of duty in the face of a serious risk of injury to the corporation or its stockholders and acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's obligation to the corporation. Elimination of liability for such acts would be permitted under the Delaware General Corporation Law, unless a court concluded that such exculpation was void as a breach of the duty of loyalty. As a result, directors of a company governed by the California General Corporation Law have a greater likelihood of a possible stockholder challenge to the elimination of their monetary liability.

ANTI-TAKEOVER PROVISIONS AND INTERESTED STOCKHOLDER TRANSACTIONS

    The Delaware General Corporation Law prohibits, in certain circumstances, a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder." An "interested stockholder" is a holder who, directly or indirectly, controls 15% or more of the outstanding voting stock or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the prior three-year period. A "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where:
(i) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the time the interested stockholder acquired such 15% interest; (ii) upon the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation excluding, for the purpose of determining the number of shares outstanding, shares held by persons who are directors and also officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the outstanding votes entitled to be cast by disinterested stockholders at an annual or special meeting; (iv) the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of the Nasdaq Stock Market, or held of record by more than 2,000 stockholders unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; (v) the corporation has opted out of this provision; or (vi) in certain other limited circumstances. Trimark has not opted out of this provision. The British Columbia Company Act has no such provisions.

                                 LEGAL MATTERS

    The law firm of Heenan Blaikie has provided its legal opinion as to matters relating to the issuance of the shares pursuant to the laws of British Columbia.

                                    EXPERTS

    The financial statements as at March 31, 2000 and 1999 and for the years ended March 31, 2000 and 1999 and the period from April 28, 1997, date of formation, to March 31, 1998 for Lions Gate incorporated by reference in this proxy statement/prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (Canada), independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements for Trimark as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999 incorporated by reference in this proxy statement/prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (United States), independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at Trimark's annual meeting of stockholders to be held in 2000 (if the merger is not consummated prior to such time), to be considered for inclusion in Trimark's proxy statement and form of proxy relating to that meeting, must have been received at Trimark's executive offices on or before June 26, 2000.

    The SEC has promulgated rules related to the exercise of discretionary voting authority pursuant to proxies solicited by Trimark's board. If a stockholder intends to submit a proposal at the 2000 annual meeting of stockholders and does not notify Trimark of the proposal by September 11, 2000, the proxies solicited by Trimark's board for use at the 2000 annual meeting may be voted on the proposal without discussion of the proposal in Trimark's proxy statement for that annual meeting.

    In each case, written notice must be given to the secretary of Trimark, whose name and address are Jeff Gonzalez, Trimark Holdings, Inc., 4553 Glencoe Avenue, Suite 200, Marina del Rey, California 90292.

                   ENFORCEABILITY OF CIVIL LIABILITIES UNDER
                          U.S. FEDERAL SECURITIES LAWS

    Lions Gate is incorporated under the laws of British Columbia, Canada. Certain directors, officers and controlling persons of Lions Gate, as well as certain of the experts named in this proxy statement/ prospectus, reside outside the United States of America and all or a substantial portion of their assets and the assets of Lions Gate are located outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. upon such persons or to enforce against them judgments of courts of the U.S. predicated upon civil liabilities under the U.S. federal securities laws.

    Lions Gate has irrevocably appointed Jon Feltheimer as its agent to receive service of process in actions against it arising out of or in connection with the U.S. federal securities laws or out of violations of such laws in any federal court or state court in California, relating to the transactions covered by this proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

INFORMATION ABOUT TRIMARK

    Trimark files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any reports, statements or other information Trimark files at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60061.

    You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.

    The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, like Trimark, that file electronically with the SEC. The address of that site is http://www.sec.gov.

    The SEC allows Trimark to "incorporate by reference" information into this proxy statement/ prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

    This proxy statement/prospectus incorporates by reference the documents listed below that Trimark has previously filed with the SEC. They contain important information about Trimark and its financial condition.

TRIMARK SEC FILINGS (FILE NO. 0-18613)   PERIOD
--------------------------------------   ------
Annual Report on Form 10-K.............  Year ended June 30, 1999
Quarterly Report on Form 10-Q..........  Quarter ended March 31, 2000
Quarterly Report on Form 10-Q..........  Quarter ended December 31, 1999
Quarterly Report on Form 10-Q..........  Quarter ended September 30, 1999
Current Report on Form 8-K.............  June 6, 2000
Proxy Statement dated October 15,        Annual Meeting of Stockholders held November 17, 1999
  1999.................................

    Trimark also incorporates by reference additional documents that it may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as well as proxy statements.

    A copy of Trimark's Annual Report on Form 10-K for the year ended June 30, 1999 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 are annexed as Appendix D.

    You can obtain any of the documents incorporated by reference in this proxy statement/prospectus through Trimark or from the SEC through the SEC's website at the address described above. Documents incorporated by reference are available from Trimark without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into the information that this proxy statement/prospectus incorporates. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Trimark at the following address:

Jeff Gonzalez
Secretary
Trimark Holdings, Inc.
4553 Glencoe Avenue, Suite 200
Marina del Rey, CA 90292
Telephone (310) 314-2000

INFORMATION ABOUT LIONS GATE

    Lions Gate files annual and special reports and other information with the SEC under the Securities Exchange Act. Lions Gate, as a foreign private issuer, is exempt from the rules under the Securities Exchange Act which prescribes the furnishing and content of proxy statements, and its officers, directors and principal stockholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Securities Exchange Act. You may read and copy any reports or other information Lions Gate, files at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60061.

    You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.

    The SEC allows Lions Gate to "incorporate by reference" information into this proxy statement/ prospectus. This means that Lions Gate can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

    This proxy statement/prospectus incorporates by reference the documents listed below that Lions Gate has previously filed with the SEC. They contain important information about Lions Gate and its financial condition.

REPORT                                         PERIOD
------                                         ------
Registration Statement on Form 8-A...........  Dated November 12, 1998
Report on Form 6-K...........................  For the month of December 1999
Report on Form 6-K...........................  For the month of January 2000
Annual Report on Form 20-F...................  Year ended March 31, 2000
Report on Form 6-K...........................  For the month of August 2000

    Lions Gate's Annual Report on Form 20-F for the year ended March 31, 2000 is annexed to this proxy statement/prospectus as Appendix E.

    Lions Gate also incorporates by reference any additional reports on
Form 20-F or 6-K or other documents that it may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting.
                            ------------------------

    Neither Lions Gate nor Trimark has authorized anyone to give any information or to make any representation about the merger that is different from, or in addition to, that contained in or incorporated by reference into this proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely upon it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                        LIONS GATE ENTERTAINMENT CORP.,
                              LGE MERGER SUB, INC.
                                      AND
                             TRIMARK HOLDINGS, INC.

                            ------------------------

                                  JUNE 6, 2000

                            ------------------------

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                             --------
ARTICLE I      DEFINITIONS.................................................     A-1
  1.1          Certain Definitions.........................................     A-1
  1.2          Other Definitions...........................................     A-7

ARTICLE II     BASIC TRANSACTION...........................................     A-8
  2.1          Merger; Surviving Corporation...............................     A-8
  2.2          Certificate of Incorporation................................     A-8
  2.3          By-Laws.....................................................     A-8
  2.4          Directors and Officers......................................     A-8
  2.5          Effective Time..............................................     A-8
  2.6          Surrender of Company Certificates...........................     A-8
  2.7          Merger Consideration; Conversion and Cancellation of
               Securities..................................................    A-10
  2.8          Stock Transfer Books........................................    A-11
  2.9          Dissenting Shares...........................................    A-11
  2.10         Closing.....................................................    A-11
  2.11         Treatment of Certain Outstanding Options....................    A-11

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............    A-12
  3.1          Organization and Qualification..............................    A-12
  3.2          Capitalization..............................................    A-12
  3.3          Authority and Validity......................................    A-13
  3.4          No Breach or Violation......................................    A-13
  3.5          Consents and Approvals......................................    A-13
  3.6          Title to Non-Film Assets....................................    A-14
  3.7          Non-Film Intellectual Property..............................    A-14
  3.8          Compliance with Legal Requirements..........................    A-14
  3.9          Financial and Other Information.............................    A-15
  3.10         Subsequent Events...........................................    A-15
  3.11         Undisclosed Liabilities.....................................    A-16
  3.12         Legal Proceedings...........................................    A-16
  3.13         Taxes.......................................................    A-16
  3.14         Employee Benefits; Employees................................    A-17
  3.15         Material Company Contracts..................................    A-18
  3.16         Books and Records...........................................    A-18
  3.17         Insurance...................................................    A-19
  3.18         Environmental Matters.......................................    A-19
  3.19         Matters Regarding the Company Film Library..................    A-19
  3.20         Films In Progress...........................................    A-21
  3.21         Development Projects........................................    A-22
  3.22         Brokers or Finders..........................................    A-22
  3.23         Fairness Opinion............................................    A-22
  3.24         Disclosure..................................................    A-22

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF LIONS GATE................    A-22
  4.1          Organization and Qualification..............................    A-22
  4.2          Capitalization..............................................    A-22
  4.3          Authority and Validity......................................    A-23
  4.4          No Breach or Violation......................................    A-23
  4.5          Consents and Approvals......................................    A-24

                                                                               PAGE
                                                                             --------
  4.6          Title to Assets.............................................    A-24
  4.7          Non-Film Intellectual Property..............................    A-24
  4.8          Compliance with Legal Requirements..........................    A-24
  4.9          Legal Proceedings...........................................    A-24
  4.10         Subsequent Events...........................................    A-25
  4.11         Undisclosed Liabilities.....................................    A-25
  4.12         Taxes.......................................................    A-25
  4.13         Employee Benefits; Employees................................    A-26
  4.14         Material Lions Gate Contracts...............................    A-26
  4.15         Books and Records...........................................    A-26
  4.16         Insurance...................................................    A-26
  4.17         Environmental Matters.......................................    A-27
  4.18         Matters Regarding Lions Gate Film Library...................    A-27
  4.19         Films In Progress...........................................    A-29
  4.20         Development Projects........................................    A-29
  4.21         Financial and Other Information.............................    A-29
  4.22         Canadian Control............................................    A-30
  4.23         Canadian Tax Credits........................................    A-30
  4.24         Canadian Securities Compliance..............................    A-30
  4.25         Canadian Securities Laws Matters............................    A-30
  4.26         Vote Required...............................................    A-30
  4.27         No Orders...................................................    A-30
  4.28         Listings....................................................    A-30
  4.29         Brokers or Finders..........................................    A-31
  4.30         Fairness Opinion............................................    A-31
  4.31         Disclosure..................................................    A-31

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF MERGER SUB................    A-31
  5.1          Organization and Qualification..............................    A-31
  5.2          Certificate of Incorporation and Bylaws.....................    A-31
  5.3          Authority...................................................    A-31
  5.4          No Conflict; Required Filings and Consents..................    A-32
  5.5          Legal Proceedings...........................................    A-32
  5.6          Vote Required...............................................    A-32

ARTICLE VI     PRE-CLOSING COVENANTS OF THE COMPANY........................    A-32
  6.1          Additional Information......................................    A-32
  6.2          No Solicitations............................................    A-33
  6.3          Continuity and Maintenance of Operations....................    A-33
  6.4          Consents and Approvals......................................    A-34
  6.5          Meeting of the Company Shareholders.........................    A-35
  6.6          Securities Filings; Financial Information...................    A-36
  6.7          Notification of Certain Matters.............................    A-36
  6.8          Company Disclosure Statement................................    A-36
  6.9          State Statutes..............................................    A-36
  6.10         Employee Matters............................................    A-37
  6.11         Termination of Bonus Plan...................................    A-37
  6.12         2000 Company Financial Statements...........................    A-37
  6.13         Transfer of Stock of Certain Production Affiliates..........    A-37

                                                                               PAGE
                                                                             --------
ARTICLE VII    PRE-CLOSING COVENANTS OF THE LIONS GATE PARTIES.............    A-38
  7.1          Additional Information......................................    A-38
  7.2          Continuity and Maintenance of Operations....................    A-38
  7.3          Consents and Approvals......................................    A-38
  7.4          Meeting of the Lions Gate Shareholders......................    A-39
  7.5          Merger Registration Statement...............................    A-39
  7.6          Financial and Other Information.............................    A-40
  7.7          Notification of Certain Matters.............................    A-40
  7.8          Lions Gate Disclosure Statement.............................    A-40
  7.9          Section 16 Matters..........................................    A-40
  7.10         Stock Exchange Listings.....................................    A-40
  7.11         State Statutes..............................................    A-41

ARTICLE VIII   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LIONS GATE
               PARTIES.....................................................    A-41
  8.1          Accuracy of Representations.................................    A-41
  8.2          Covenants...................................................    A-41
  8.3          Consents and Approvals......................................    A-41
  8.4          Dissenters' Rights..........................................    A-42
  8.5          Delivery of Documents.......................................    A-42
  8.6          No Material Adverse Change..................................    A-42
  8.7          No Litigation...............................................    A-43
  8.8          Lions Gate Merger Registration Statement; Blue Sky Laws.....    A-43
  8.9          Canadian Exemption..........................................    A-43
  8.10         Employment Agreement........................................    A-43
  8.11         Credit Line.................................................    A-43
  8.12         Section 367.................................................    A-43

ARTICLE IX     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..........    A-44
  9.1          Accuracy of Representations.................................    A-44
  9.2          Covenants...................................................    A-44
  9.3          Consents and Approvals......................................    A-44
  9.4          Delivery of Documents.......................................    A-45
  9.5          No Material Adverse Change..................................    A-45
  9.6          No Litigation...............................................    A-45
  9.7          Exchange Listing............................................    A-45
  9.8          Lions Gate Merger Registration Statement; Blue Sky Laws.....    A-45
  9.9          Canadian Exemption..........................................    A-46
  9.10         Employment Agreement........................................    A-46
  9.11         Credit Line.................................................    A-46
  9.12         Section 367.................................................    A-46

ARTICLE X      POST CLOSING COVENANTS......................................    A-46
  10.1         Board Appointment...........................................    A-46
  10.2         Indemnification of Directors, Officers and Managers of the
               Company and its Predecessors; Directors' and Officers'
               Insurance...................................................    A-46
  10.3         Reports Under Securities Exchange Act of 1934...............    A-47
  10.4         Employee Benefits...........................................    A-47
  10.5         Gain Recognition Agreement. In order to satisfy Sections
               8.12 and 9.12, certain Company Shareholders must each enter
               into a "Gain Recognition Agreement Under....................    A-47
  10.6         Section 367 Reporting.......................................    A-48

                                                                               PAGE
                                                                             --------
ARTICLE XI     TERMINATION.................................................    A-48
  11.1         Termination.................................................    A-48
  11.2         Effect of Termination.......................................    A-49

ARTICLE XII    SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................    A-50
  12.1         Survival of Representations and Warranties..................    A-50

ARTICLE XIII   MISCELLANEOUS...............................................    A-51
  13.1         Parties Obligated and Benefited.............................    A-51
  13.2         Notices.....................................................    A-51
  13.3         Attorneys' Fees.............................................    A-52
  13.4         Headings....................................................    A-52
  13.5         Choice of Law...............................................    A-52
  13.6         Rights Cumulative...........................................    A-52
  13.7         Further Actions.............................................    A-52
  13.8         Time of the Essence.........................................    A-52
  13.9         Late Payments...............................................    A-52
  13.10        Counterparts................................................    A-52
  13.11        Entire Agreement............................................    A-52
  13.12        Third Party Beneficiaries...................................    A-52

EXHIBITS
Exhibit 1      Registration Rights Agreement
Exhibit 2      Top Company Films
Exhibit 3      Top Lions Gate Films
Exhibit 4      Voting Agreement
Exhibit 5      Additional Films

    AGREEMENT AND PLAN OF MERGER, dated June 6, 2000 (the "Agreement"), among LIONS GATE ENTERTAINMENT CORP., a corporation incorporated under the laws of the British Columbia, ("Lions Gate"), LGE MERGER SUB, INC., a Delaware corporation ("Merger Sub") and TRIMARK HOLDINGS, INC., a Delaware corporation (the "Company"). Lions Gate, Merger Sub and the Company are collectively referred to herein as the "Parties." Lions Gate and Merger Sub are sometimes referred to herein collectively as the "Lions Gate Parties."

                                   RECITALS:

    The Parties intend for Lions Gate to acquire the Company and its Subsidiaries by means of the merger of the Company with and into Merger Sub, upon the terms and subject to the conditions set forth herein.

    For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under Section 368(a) of the Code.

    NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    1.1 CERTAIN DEFINITIONS. The following terms shall, when used in this Agreement, have the following meanings:

    "Acquisition" means the acquisition by a Person of any businesses, assets or property other than in the Ordinary Course, whether by way of the purchase of assets or stock, by merger, consolidation or otherwise.

    "Acquisition Proposal" means any proposal for a merger or other business combination to which the Company, or any Subsidiary of the Company is a party or the direct or indirect acquisition of any substantial equity interest in, or a substantial portion of the assets of the Company, or any Subsidiary of the Company, other than the transactions contemplated by this Agreement.

    "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, assessments, dues, penalties, fines, interest, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees (including court costs, settlement costs, legal, accounting, experts' and other fees, costs and expenses).

    "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and
(iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

    "BCSC" means the British Columbia Securities Commission.

    "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Los Angeles, California, are required or authorized to be closed.

    "Canadian Securities Laws" means all applicable securities laws in each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec and the respective regulations and rules under such laws together with the applicable published policy statements of the securities regulatory authorities in each of such provinces.

    "Code" means the United States Internal Revenue Code of 1986, as amended.

    "Collateral Documents" mean the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

    "Commission" means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

    "Company Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Company Business and in which the Company or any of its Subsidiaries has any right, title or interest or in which the Company or any of its Subsidiaries acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of the Company or any of its Subsidiaries, but excluding any of the foregoing, if any, transferred prior to the Closing pursuant to this Agreement or any Collateral Documents.

    "Company Business" means the Film distribution and licensing business conducted by the Company and its Subsidiaries.

    "Company Credit Agreement" means the Credit, Security, Guaranty and Pledge Agreement, dated December 20, 1996, by and between the Company's principal operating Subsidiaries, The Chase Manhattan Bank, as Administrative Agent and Fronting Bank, as amended.

    "Company Disclosure Statement" means the disclosure statement delivered by the Company to Lions Gate concurrently with the execution of this Agreement, as supplemented pursuant to Section 6.8.

    "Company Film Library" means all of the Films in which the Company or any of its Subsidiaries has any right, title or interest.

    "Company SEC Filings" means the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, its quarterly reports on Form 10-Q for each of the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000 and all other reports filed and to be filed by the Company with the Commission prior to the Effective Time.

    "Company Shareholders" means, as of any particular date, the holders of Company Capital Stock on that date.

    "Completed Film Production Entities" has the meaning provided in
Section 6.13 of this Agreement.

    "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan;
(b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan); (d) Employee Welfare Benefit Plan or material fringe benefit plan or program; or (e) other employee benefit arrangement or payroll practice.

    "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

    "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

    "Encumbrance" means any material mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses).

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

    "Exchange Agent" means the institution selected by Lions Gate and approved by the Company to act as exchange agent in accordance with Section 2.6(a).

    "Film" means any feature or non-feature motion picture or other audio-visual work (including but not limited to any Film In Progress or any New Release), whether produced for theatrical, non-theatrical, home video or television release or for release in any other medium now known or unknown or hereafter developed, including any television program or series, in each case whether recorded on film, video tape, video cassette, cassette, cartridge, disk or on or by any other means, method, process or device whether now known or hereafter developed.

    "Film Asset Acquisition Agreement" means, with respect to any Person, a Film Contract pursuant to which that Person has acquired from another Person, or is obligated to acquire from another Person, all or any of such other Person's rights in any Film.

    "Film Asset Exploitation Agreement" means, with respect to any Person, a Film Contract pursuant to which that Person has granted to another Person, or is obligated to grant to another Person, all or any part of that Person's rights to exploit any Film.

    "Film Contracts" means, with respect to any Person, all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, mortgages, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, relating to any Film, and all amendments thereto, entered into or binding upon that Person or to which any right, title or interest of that Person in any Film may be subject.

    "GAAP" means, with respect to the Company and its Subsidiaries, United States generally accepted accounting principles as in effect from time to time and, with respect to Lions Gate and its Subsidiaries, Canadian generally accepted accounting principles as in effect from time to time.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "ITA" means the Income Tax Act (Canada), as amended.

    "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

    "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

    "Lions Gate Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Lions Gate Business and in which Lions Gate or any of its Subsidiaries has any right, title or interest or in which Lions Gate or any of its Subsidiaries acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of Lions Gate or any of its Subsidiaries.

    "Lions Gate Business" means the business conducted by Lions Gate and its Subsidiaries.

    "Lions Gate Common Stock" means the no par value common shares of Lions
Gate.

    "Lions Gate Credit Agreement" means, collectively, all credit agreements, loan agreements and other agreements, notes and instruments providing for each credit facility to which Lions Gate or any of its Subsidiaries is a party.

    "Lions Gate Disclosure Statement" means the disclosure statement delivered by the Lions Gate Parties to the Company concurrently with the execution of this Agreement, as supplemented pursuant to Section 7.8.

    "Lions Gate Film Library" means all of the Films in which Lions Gate or any of its Subsidiaries has any right, title or interest.

    "Lions Gate Preferred Stock" means the 5.25% Convertible Redeemable Preferred Shares, Series A of Lions Gate.

    "Lions Gate Securities Filings" means Lions Gate's annual report on
Form 20-F for the year ended March 31, 1999, and all other reports filed and to be filed with the Commission prior to the Effective Time.

    "Market Price" per share of Lions Gate Common Stock on any day means the average of the Quoted Prices of the Lions Gate Common Stock for the 30 consecutive trading days immediately preceding such day.

    "Material Adverse Effect on the Company" means a material adverse effect on
(i) the assets, Liabilities, properties or business of the Company and its Subsidiaries, taken as a whole, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of the Company or any of the Company to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on the Company: (i) the filing, initiation and subsequent prosecution, by or on behalf of shareholders of the Company, of litigation that challenges or otherwise seeks damages with respect to the Merger, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of the Company's or its Subsidiaries' businesses as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (iii) general economic conditions, (iv) any changes generally affecting the industries in which the Company and its Subsidiaries operate, or
(v) a change in market price or trading volume of Company Common Stock.

    "Material Adverse Effect on Lions Gate" means a material adverse effect on
(i) the assets, Liabilities, properties or business of Lions Gate and its Subsidiaries, taken as a whole, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of Lions Gate or any of the Lions Gate Parties to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on Lions Gate: (i) the filing, initiation and subsequent prosecution, by or on behalf of shareholders of Lions Gate, of litigation that challenges or otherwise seeks damages with respect to the Merger, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of Lions Gate's or its Subsidiaries' businesses as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (iii) general economic conditions, (iv) any changes generally affecting the industries in which Lions Gate and its Subsidiaries operate, or
(v) a change in market price or trading volume of Lions Gate Common Stock.

    "Merger Consideration" means the shares of Lions Gate Common Stock and cash deliverable by Lions Gate in exchange for Company Capital Stock pursuant to
Section 2.7.

    "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

    "Ordinary Course" with reference to a Person means the ordinary course of business consistent with past practice of that Person and its Subsidiaries (including with respect to quantity and frequency).

    "Permit" means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

    "Permitted Liens" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased Assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the Ordinary Course; (vi) liens incurred or deposits made in the Ordinary Course in connection with workers' compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by the Company or Lions Gate, as the case may be, in the Ordinary Course and not interfering in any material respect with the Ordinary Course of the business of the Company or Lions Gate, as the case may be; (viii) as to any Film or related assets, SAG or other union, guild or similar lien or right against such assets; (ix) as to any liens or other encumbrances which are customarily incurred in connection with production financing; and (x) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any Contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the Ordinary Course.

    "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Regulatory Authority or other entity.

    "Physical Properties" shall mean all physical properties of every kind or nature of or relating to any Film and all versions thereof, including, without limitation, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preparing materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised), soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to any Film in whatever state of completion, and all duplicates, drafts, versions and copies of each thereof.

    The "Quoted Price" of the Lions Gate Common Stock on any day means the last reported sale price on such day (regular way) of the Lions Gate Common Stock as reported by the American Stock Exchange.

    "Regulatory Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) Canada and any other foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

    "Registration Rights Agreement" means the form of registration rights agreement attached hereto as Exhibit 1.

    "Representative" means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    "Subsidiary" of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person;
(b) any Person in which the specified Person and its Subsidiaries collectively hold a 50% or greater equity interest; (c) any partnership or similar organization in which the specified Person or Subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise. For purposes of this Agreement, Subsidiaries of the Company shall be deemed to include each Subsidiary of William Wesley.

    "Superior Offer" means any unsolicited, bona fide written offer made by a third party to consummate any of the following transactions (other than the Merger): (i) a merger or consolidation involving the Company which results in a sale of the Company and its Subsidiaries, as a group, (ii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer or exchange offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 80% or more of the then outstanding shares of capital stock of the Company, or (iii) the sale or disposition of all or substantially all the assets of the Company to a third party, in each case on terms that the Board of Directors of the Company determines, in its good faith judgment, to be more favorable to the Company Shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith judgment of the Company's board of directors to be obtained by such third party on a timely basis.

    "Tax" means any U.S. or Canadian federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

    "Tax Return" means any return, declaration, report, claim for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    "Top Company Films" means those Films set forth on Exhibit 2.

    "Top Lions Gate Films" means the Films set forth on Exhibit 3.

    "Treasury Regulations" means regulations promulgated by the U.S. Treasury Department under the Code.

    "Voting Agreement" means the form of voting agreement attached hereto as
Exhibit 4.

    1.2 OTHER DEFINITIONS. The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the Sections indicated.

TERM                                                            SECTION
----                                                          -----------
"Agreement".................................................     Preamble
"Assumed Tax on Gain".......................................         10.5
"Assumed Tax Factor"........................................         10.5
"Canadian Lions Gate Reports"...............................         4.24
"Certificate of Merger".....................................          2.5
"CGCL"......................................................          2.9
"Closing"...................................................         2.10
"Closing Date"..............................................         2.10
"Company Capital Stock".....................................        2.7(a)
"Company Certificates"......................................        2.6(c)
"Company Development Projects"..............................         3.21
"Company Films in Progress".................................       3.20(a)
"Company Financial Statements"..............................        3.9(a)
"Company Non-Film Intellectual Property Rights".............        3.7(a)
"Company Shareholders' Meeting".............................         6.13
"Company Termination Fee"...................................       11.2(b)
"Completed Film Production Entities.........................        6.5(a)
"Current Market Price"......................................        2.7(a)(ii)
"DGCL"......................................................          2.1
"Dissenting Shares".........................................          2.9
"Effective Time"............................................          2.5
"Environmental Laws"........................................         3.18
"Five-Year Gain Recognition Agreement.......................         10.5
"Gross-Up Amount"...........................................         10.5
"Lions Gate Development Projects"...........................         4.20
"Lions Gate Financial Statements"...........................       4.21(a)
"Lions Gate Merger Registration Statement"..................          7.5
"Lions Gate Non-Film Intellectual Property Rights"..........          4.7
"Lions Gate Parties"........................................     Preamble
"Lions Gate Shareholders' Meeting"..........................        7.4(a)
"Lions Gate Termination Fee.................................       11.2(c)
"Material Company Contract".................................          3.4
"Material Lions Gate Contract"..............................          4.4
"Merger"....................................................          2.1
"Notice of Superior Offer"..................................        6.5(c)
"Options"...................................................        3.2(c)
"Parties"...................................................     Preamble
"Section 367 Gain"..........................................         10.5
"Surviving Corporation".....................................          2.1

                                   ARTICLE II
                               BASIC TRANSACTION

    2.1 MERGER; SURVIVING CORPORATION. In accordance with and subject to the provisions of this Agreement and the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time, the Company shall be merged with and into Merger Sub (the "Merger"), and Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate existence of the Company shall cease. All properties, franchises and rights belonging to the Company and Merger Sub, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and the Company.

    2.2 CERTIFICATE OF INCORPORATION. Merger Sub's certificate of incorporation, as in effect at the Effective Time, shall be amended and restated effective at the Effective Time to be as set forth in the Certificate of Merger, and, as so amended and restated shall thereafter continue in full force and effect as the certificate of incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

    2.3 BY-LAWS. Merger Sub's by-laws, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

    2.4 DIRECTORS AND OFFICERS. The directors of Merger Sub prior to the Effective Time shall continue to serve after the Effective Time, but Lions Gate shall immediately thereafter take such action as may be necessary to cause those Persons mutually agreed upon by the Parties to be elected to serve as directors of the Surviving Corporation. The members of the board of directors of the Surviving Corporation, as so reconstituted, shall serve thereafter in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the DGCL. The officers of Merger Sub prior to the Effective Time shall continue to serve as officers of the Surviving Corporation, but Lions Gate shall, immediately thereafter, cause those Persons mutually agreed upon by the Parties to be appointed as the officers of the Surviving Corporation. The officers of the Surviving Corporation shall thereafter serve at the pleasure of the board of directors of the Surviving Corporation in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the DGCL.

    2.5 EFFECTIVE TIME. The Merger shall become effective at the time and date that the certificate of merger (the "Certificate of Merger"), in form and substance acceptable to the Parties, is accepted for filing by the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL. The Certificate of Merger shall be executed by the Surviving Corporation and delivered to the Secretary of State of the State of Delaware for filing on the Closing Date. The date and time when the Merger becomes effective are referred to herein as the "Effective Time."

    2.6  SURRENDER OF COMPANY CERTIFICATES.

        (a) EXCHANGE AGENT. Lions Gate shall engage Chase Mellon Shareholder Services, LLC, or such other institution as may be reasonably approved by the Company to act as the Exchange Agent in the Merger.

        (b) LIONS GATE TO PROVIDE MERGER CONSIDERATION. Within five Business Days prior to the Effective Time, Lions Gate shall make available to the Exchange Agent for exchange in accordance with this 0 at least 95% of
    (i) the cash component of the Merger Consideration and (ii) any dividends or distributions to which holders of shares of the Company Common Stock may be entitled pursuant to Section 0.

        (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Lions Gate shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Company Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration,
    (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Lions Gate may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration, cash in lieu of any fractional shares pursuant to Section 0 and any dividends or other distributions pursuant to Section 0. Upon surrender of Company Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Lions Gate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Company Certificates shall be entitled to receive the Merger Consideration in exchange therefor, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 0 and any dividends or distributions payable pursuant to
    Section 0, and the Company Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 0, to evidence the ownership of the number of full shares of Lions Gate Common Stock into which such shares of the Company Common Stock shall have been so converted and the right to receive the other Merger Consideration pursuant to Section 0, the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 0 and any dividends or distributions payable pursuant to Section 0.

        (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Lions Gate Common Stock with a record date after the Effective Time, will be paid to the holders of any unsurrendered Company Certificates with respect to the shares of Lions Gate Common Stock represented thereby until the holders of record of such Company Certificates shall surrender such Company Certificates. Subject to applicable law, following surrender of any such Company Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, the Merger Consideration along with payment in lieu of fractional shares pursuant to Section 0 hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Lions Gate Common Stock.

        (e) TRANSFERS OF OWNERSHIP. If certificates for shares of Lions Gate Common Stock are to be issued in a name other than that in which the Company Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Lions Gate or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Lions Gate Common Stock in any name other than that of the registered holder of the Company Certificates surrendered, or established to the satisfaction of Lions Gate or any agent designated by it that such tax has been paid or is not payable.

        (f) REQUIRED WITHHOLDING. Each of the Exchange Agent, Lions Gate and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable laws. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

        (g)  NO LIABILITY.  Notwithstanding anything to the contrary in this
    Section 0, neither the Exchange Agent, Lions Gate, the Surviving Corporation nor any party hereto shall be liable to any

    Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificate shall not have been surrendered prior to the date immediately prior to the date on which such property would otherwise escheat to or become the property of any Governmental or Regulatory Authority, any such property, to the extent permitted by applicable law, shall become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (h) TERMINATION. Any property provided to the Exchange Agent which remains undistributed to holders of the Company Certificates for 120 days after the Effective Time shall be delivered to Lions Gate, upon demand, and any holders of the Company Certificates who have not theretofore complied with this 0 shall thereafter look only to Lions Gate or the Surviving Corporation for, and Lions Gate and the Surviving Corporation shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Lions Gate Common Stock and any dividends or distributions with respect to Lions Gate Common Stock, without interest thereon.

    2.7  MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES.

        (a) CONVERSION OF COMPANY CAPITAL STOCK. At the Effective Time of the Merger each of the issued and outstanding shares of the common stock of the Company, par value of $0.001 per share (the "Company Capital Stock") outstanding immediately before the Effective Time, other than shares described in Section 0 and other than Dissenting Shares, shall be converted, by virtue of the Merger and without any further action on the part of the holders thereof, into:

           (i) the right to receive U.S.$4.50 in cash; and

           (ii) 2 shares of Lions Gate Common Stock; provided, however, that to the extent the Market Price per share of Lions Gate Common Stock as of the fifth calendar day prior to the date of the Company Shareholders' Meeting (and not any adjournment thereof) ("Current Market Price") is less than U.S.$2.75 per share, then the number of shares of Lions Gate Common Stock delivered as part of the Merger Consideration shall be the result obtained by dividing U.S.$5.50 by the Current Market Price.

If between the date of this Agreement and the Closing Date, Lions Gate shall subdivide or combine the outstanding Lions Gate Common Stock or shall declare a dividend on Lions Gate Common Stock payable in Lions Gate Common Stock (or set a record date with respect thereto), the number of shares of Lions Gate Common Stock determined above shall be adjusted to reflect fully the appropriate effect of any such subdivision, combination or dividend.

        (b) TREASURY SHARES, ETC. Each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock, if any, held by Lions Gate or any Subsidiary of Lions Gate or of the Company immediately before the Effective Time shall be cancelled and extinguished, and nothing shall be issued or paid in respect thereof.

        (c) MERGER SUB SHARES. Each share of common stock, par value U.S.$1.00 per share, of Merger Sub issued and outstanding immediately before the Effective Time shall remain issued and outstanding, and shall in all other respects remain unaffected by the Merger.

        (d) FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of Lions Gate Common Stock shall be issued in exchange for Company Capital Stock. In lieu of any such fractional shares, each holder of Company Capital Stock shall be paid an amount in cash (without interest), rounded upward to the nearest cent, determined by multiplying (i) the Market Price on the Closing Date of the Lions Gate Common Stock by (ii) the fractional share of Lions Gate Common Stock to which such holder would otherwise be entitled (taking into account all shares held of record by such holder at the Effective Time).

    2.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company.

    2.9 DISSENTING SHARES. Shares of Company Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto in accordance with Section 262 of the DGCL or
Section 1300 of the California General Corporation Law ("CGCL"), as applicable (the "Dissenting Shares"), will not be converted into the right to receive the Merger Consideration, and holders of such shares of Company Capital Stock will be entitled, in lieu thereof, to receive payment of the appraised value of such shares of Company Capital Stock in accordance with the provisions of such
Section 262 or Section 1300 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL or the CGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Capital Stock will thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration, without any interest thereon. The Company will give Lions Gate prompt notice of any demands received by the Company for appraisal of shares of Company Capital Stock. Prior to the Effective Time, the Company will not, except with the prior written consent of Lions Gate make any payment with respect to, or settle or offer to settle, any such demands.

    2.10 CLOSING. The closing of the transactions contemplated by this Agreement and the Collateral Documents ("Closing") shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2100, Los Angeles, California 90067, or at such other location as the parties may agree, at 8:00 a.m., Pacific Daylight Time, on a Business Day specified by Lions Gate that may be on, but shall not be more than five Business Days after, all conditions precedent to the Closing set forth in ARTICLE VIII and ARTICLE IX have been satisfied or waived, or on such other date and at such other time as the Parties may agree, provided that all such conditions precedent have been satisfied or waived. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

    2.11  TREATMENT OF CERTAIN OUTSTANDING OPTIONS.

        (a) At the Effective Time, Lions Gate will not assume the Company's obligations under any of the Options described in Section 3.2(c)(i) of the Company Disclosure Schedule and the Company shall cause all such Options to terminate, without liability to Lions Gate or the Surviving Corporation. Lions Gate shall cooperate with the Company so as to enable Persons who desire to exercise such Options prior to the Effective Time (which exercise may be deemed to occur immediately prior to and conditioned upon the Merger) to effect a complete or partial "cashless exercise" utilizing the Merger Consideration payable with respect to the Company Shares received (or to be received) upon the exercise of such Options to pay for both the exercise price of the Options and any required withholding amounts, provided that the cash component of the Merger Consideration shall be first applied to the withholding and then to the exercise price of the Options.

        (b) The Board of Directors or compensation committee of the Company and Lions Gate shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of the Company Common Stock and Options and the acquisition in the Merger of Lions Gate Common Stock to be exempt from the provisions of Section 16(b) of the Exchange Act.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Lions Gate that the statements contained in this 0 are correct and complete as of the date of this Agreement and, except as provided in Section 8.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout 0, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement).

    3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary of the Company is a business organization of the type described in Section 3.1 of the Company Disclosure Statement and is duly organized, validly existing and in good standing under the laws of the state identified in Section 3.1 of the Company Disclosure Statement. All of the Company's Subsidiaries are identified in Section 3.1 of the Company Disclosure Statement. The Company has, and each of its Subsidiaries has, all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. The Company is, and each of its Subsidiaries is, duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, all of which are identified in Section 3.1 of the Company Disclosure Statement, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

    3.2  CAPITALIZATION.

        (a) The authorized, issued and outstanding capital stock and other ownership interests of the Company and each of its Subsidiaries (including all options and warrants to acquire capital stock of the Company and any Subsidiary) as of June 1, 2000 are fully and accurately described in
    Section 3.2(a) of the Company Disclosure Statement.

        (b) All of the issued and outstanding ownership interests in each Subsidiary of the Company are owned, beneficially and of record, by the Persons set forth in Section 3.2(b) of the Company Disclosure Statement, in the numbers and percentages set forth therein, and no other Person has any right, title or interest, whether legal or equitable, in said ownership interests (except to the extent the Shareholders' ownership of the Company could be deemed to constitute beneficial ownership of the Company's Subsidiaries).

        (c) Section 3.2(c)(i) of the Company Disclosure Statement lists as of June 1, 2000 all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require the Company or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively "Options"). Except as described in
    Section 3.2(c)(ii) of the Company Disclosure Statement, there are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any of its Subsidiaries, and no rights described in Section 3.2(c)(ii) of the Company Disclosure Statement will be outstanding at the time of the Closing.

        (d) All of the issued and outstanding shares of Company Capital Stock, and all outstanding ownership interests of each of the Company's Subsidiaries, have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements, and all of the outstanding ownership interests of each of the Company's Subsidiaries are subject to no Encumbrances other than under the Company Credit Agreement, or transfer restrictions under applicable securities laws except as described in Section 3.2(d) of the Company Disclosure Statement.

    3.3 AUTHORITY AND VALIDITY. The Company has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (subject to the approval of the Company Shareholders as contemplated by Section 6.5 and to receipt of any consents, approvals, authorizations or other matters referred to in Section 6.4). The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of the Company (subject to the approval of the Company Shareholders as contemplated by Section 6.5. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Lions Gate Parties) is the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Upon the execution and delivery of the Collateral Documents by each Person (other than the Lions Gate Parties) that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents, and assuming due execution and delivery thereof by the Lions Gate Parties, the Collateral Documents will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

    3.4 NO BREACH OR VIOLATION. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons identified in the exceptions to Section 3.5, the execution, delivery and performance by the Company of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Company under, or result in the creation or imposition of any Encumbrance upon the Company, any of its Subsidiaries, the Company Assets, the Company Business or the Company Capital Stock by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of the Company or any Subsidiary of the Company, (ii) any material contract, agreement, lease, indenture or other instrument to which the Company or any Subsidiary of the Company is a party or by or to which the Company, any Subsidiary of the Company or the Assets may be bound or subject and a violation of which would result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole (a "Material Company Contract"), (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to the Company or any Subsidiary of the Company or (iv) any Permit of the Company or any Subsidiary of the Company, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

    3.5 CONSENTS AND APPROVALS. Except for (i) requirements under the Exchange Act, the HSR Act, the NASDAQ Stock Market and the Company Credit Agreement, and
(ii) requirements described in Section 3.5 of the Company Disclosure Statement, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by them of this Agreement or any Collateral Document or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

    3.6 TITLE TO NON-FILM ASSETS. With respect to all assets and properties of the Company other than Films:

        (a) The Company does not own any real property. Section 3.6 of the Company Disclosure Statement includes an accurate and complete description of (i) all real property leased by the Company or any of its Subsidiaries (identifying the lessee and the lessor and describing the term and the payment terms) and (ii) each place of business of the Company or any of its Subsidiaries. The Company and its Subsidiaries have good title to the material Company Assets, free and clear of any and all Encumbrances, except
    (A) Encumbrances arising under the Company Credit Agreement, (B) the matters described in Section 3.6 of the Company Disclosure Statement (all of which will have been discharged at or before the Closing unless otherwise indicated in Section 3.6 of the Company Disclosure Statement),
    (C) Permitted Liens, and (D) Encumbrances on property that would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

        (b) Except as provided by this Agreement, and except as described in
    Section 3.2 or 3.6 of the Company Disclosure Statement, no Person has any right to acquire, directly or indirectly, any interest in any of the Company's Subsidiaries or any material Company Assets, and there is no agreement to which the Company, any Subsidiary of the Company or any of their Affiliates is a party or is otherwise bound relating to the foregoing.

    3.7  NON-FILM INTELLECTUAL PROPERTY.

        (a) Section 3.7 of the Company Disclosure Statement sets forth a true and complete list of all registered patents, trademarks, copyrights and applications therefor relating to assets and properties of the Company other than Films or matters relating to Films owned by or registered in the name of the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries has any right, license or interest (the "Company Non-Film Intellectual Property Rights"). Except as set forth in Section 3.7 of the Company Disclosure Statement, the Company is not a party to any material license agreement, either as licensor or licensee, with respect to any Company Non-Film Intellectual Property Rights. To the knowledge of the Company, the Company or one of its subsidiaries has good title to or the right to use all material Company Non-Film Intellectual Property Rights and all material inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of the Company Business without the payment of any royalty or similar payment.

        (b) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has in its operation of the Company Business infringed upon, and the operation of the Business as currently conducted does not infringe upon, any patents, copyrights, trade names, trademarks or service marks of third parties, except to the extent any such infringement would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents and neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging such infringement. To the knowledge of the Company, no third party has infringed upon any Company Non-Film Intellectual Property Rights.

    3.8  COMPLIANCE WITH LEGAL REQUIREMENTS.  Except as described in
Section 3.8 of the Company Disclosure Statement, the Company and its Subsidiaries have operated the Company Business in compliance with all Legal Requirements applicable to the Company and its Subsidiaries except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on the Company. Except as described in
Section 3.8 of the Company Disclosure Statement, no action, suit, proceeding, hearing or investigation has been commenced or, to the Company's knowledge, threatened, and no charge, complaint, claim, demand or notice has been filed, against the Company or any of its Subsidiaries alleging any failure to so comply.

    3.9  FINANCIAL AND OTHER INFORMATION.

        (a) The historical financial statements (including the notes thereto) ("Company Financial Statements") contained in the Company SEC Filings have been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial condition of the Persons reported on and their results of operations as of the dates and for the periods indicated (except as may be indicated in the notes thereto), subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes. Lions Gate acknowledges and agrees that Company makes no representation, directly or indirectly, hereby or otherwise with respect to the impact of the May 2000 amendments to FASB 53.

        (b) The Company has filed each Company SEC filing which it was required to file with the SEC, except to the extent the failure to make such filing would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or on the ability of the Company or any of the Company to perform its obligations under this Agreement or the Collateral Documents. The Company SEC Filings did not, as of their filing dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. The Company SEC filings when filed materially complied with all then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

        (c) No written information concerning the Company, its Subsidiaries or its Company Shareholders furnished to Lions Gate by the Company specifically for inclusion in the Lions Gate Registration Statement will at the time provided, or as of any later time confirmed in writing by any such Person, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

    3.10 SUBSEQUENT EVENTS. Except as set forth in Section 3.10 of the Company Disclosure Statement, or to the extent consented to in writing by Lions Gate, since March 31, 2000, except as disclosed in Company SEC Filings prior to the date hereof: (i) neither the Company nor any of its subsidiaries has sold, leased, transferred or assigned any of its material Company Assets outside of the Ordinary Course; (ii) no third party has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Company, any of its Subsidiaries or the Company Business; (iii) neither the Company nor any of its Subsidiaries has imposed or permitted the imposition of any Encumbrance (other than Permitted Liens) upon any of the rights of the Company or its Subsidiaries in its material Assets outside of the Ordinary Course;
(iv) neither the Company nor any of its Subsidiaries has made any material capital investment in, any loan to, or any Acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or Acquisitions) other than loans to or investments in Subsidiaries of the Company;
(v) neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course in excess of $100,000 (exclusive of matters being contested in good faith);
(vi) neither the Company nor any of its Subsidiaries has canceled, compromised, waived or released any rights or claims outside the Ordinary Course involving more than the reasonable approximation of

$100,000 in the aggregate; and (vii) neither the Company nor any of its Subsidiaries have committed to any of the foregoing. Since March 31, 2000, there has not been any other occurrence, event, incident, action, failure to act or transaction involving the Company or any of its Subsidiaries which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

    3.11  UNDISCLOSED LIABILITIES.

        (a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any Liability, except for (i) Liabilities reflected, accrued or reserved against in the Company Financial Statements as of March 31, 2000 or the notes thereto or disclosed in the Company SEC Filings,
    (ii) Liabilities incurred after March 31, 2000 in the Ordinary Course,
    (iii) Liabilities incurred after March 31, 2000 under the Company Credit Agreement to finance expenditures not prohibited by this Agreement,
    (iv) Liabilities disclosed in Section 3.11 of the Company Disclosure Statement and (v) Liabilities incurred in connection with this Agreement.

        (b) As of the Closing Date, neither the Company nor any of its Subsidiaries will have any Liability, except for (i) Liabilities reflected, accrued or reserved against in the Company Financial Statements as of March 31, 2000, or the notes thereto, (ii) current Liabilities incurred after March 31, 2000, in the Ordinary Course, (iii) Liabilities incurred after March 31, 2000, under the Company Credit Agreement to finance expenditures not prohibited by this Agreement, (iv) Liabilities disclosed in
    Section 3.11 of the Company Disclosure Statement, and (v) liabilities incurred in connection with this Agreement.

    3.12 LEGAL PROCEEDINGS. Except as set forth in Section 3.12 of the Company Disclosure Statement, (i) there are no outstanding judgments or orders against or otherwise affecting or related to the Company, any of its Subsidiaries, the Company Business or the Company Assets; (ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the Company's knowledge, threatened that, if adversely determined, would have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

    3.13 TAXES. The Company has, and each of its Subsidiaries has, duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Regulatory Authority, except where such failure would not have a Material Adverse Effect on the Company. All Taxes due and payable by the Company and any of its Subsidiaries (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient), except such amounts as (i) are not in the aggregate material or (ii) are being contested diligently and in good faith by appropriate proceedings and for which there are adequate reserves in the Company Financial Statements. The Company has furnished to Lions Gate true and correct copies of all income Tax Returns filed by it or any of its Subsidiaries in the past three years, all of which are accurate and complete in all material respects. Except as set forth in
Section 3.13 of the Company Disclosure Statement, there are no pending Tax audits, claims or proceedings relating to the Company any of its Subsidiaries, the Company Assets or the Company Business or income therefrom. Neither the Company nor any of its Subsidiaries has agreed to any waiver or extension of any statute of limitations relating to any Tax. Except as set forth in Section 3.13 of the Company Disclosure Statement, neither the Company nor any of its Subsidiaries is a: (i) member of a partnership, joint venture or other entity that may allocate income or Taxes to any of its members or (ii) party to any joint filing arrangement with any third party. Neither the Company nor any of its Subsidiaries is liable for any Tax of any other Person (other than the Company or a Subsidiary being acquired by Lions Gate in the Merger). Neither the Company nor any of its Subsidiaries has an outstanding power of attorney authorizing any Person to act on its behalf in connection with any Tax or Tax Return. Neither the Company nor any of its Subsidiaries has an outstanding closing agreement, request for a ruling or determination, request for a change in method of accounting, subpoena or request for information with or by any Regulatory Authority with respect to any Tax or Tax return. Neither the Company nor any of its Subsidiaries is required to include any adjustment under Section 481 of the Code or any corresponding provision of any Legal Requirement in income for any period ending after March 31, 2000.

    3.14 EMPLOYEE BENEFITS; EMPLOYEES. All Employee Benefit Plans maintained or contributed to by the Company are set forth in Section 3.14 of the Company Disclosure Statement. Except as set forth in Section 3.14 of the Company Disclosure Statement:

        (a) To the extent applicable, all such Employee Benefit Plans are, and have been at all times since their establishment, qualified for federal income tax purposes under Code Section 401(a) and the related trusts are, and have been at all times since their establishment, exempt from federal income tax under Code Section 501(a). All such Employee Benefit Plans are in compliance in all material respects with all applicable provisions of ERISA, including, but not limited to, the applicable reporting and disclosure requirements, as they relate to such plans, and the Company is not subject to any Liabilities based on past non-compliance, if any except to the extent such Liabilities would not have a Material Adverse Effect on the Company. Lions Gate and Merger Sub are not presently required under ERISA, the Code, any collective bargaining agreement or any other agreement to maintain or to continue to contribute to any Employee Benefit Plan maintained or contributed to by the Company.

        (b) The Company has made all required contributions under each Employee Benefit Plan listed in Section 3.14 of the Company Disclosure Statement for all periods through and including the fiscal year ended June 30, 1999, and has made all required contributions for subsequent periods or has provided adequate accruals therefor in the Company Financial Statements, except to the extent the failure to make such contributions or accruals would not have a Material Adverse Effect on the Company.

        (c) There is not now, and has not been, any violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans maintained or contributed to by the Company with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans, except to the extent such violation would not have a Material Adverse Effect on the Company.

        (d) No fiduciary or other party in interest with respect to any of the Employee Benefit Plans maintained or contributed to by the Company has caused any of such plans to engage in a "prohibited transaction," as defined in ERISA Section 406.

        (e) The Company has never been obligated to contribute to any Multiemployer Plan to any benefit or pension plan or arrangement involving employees or service providers who do not ordinarily report for work within the United States, other than plans established by unions, guilds or similar Persons in connection with the motion picture industry.

        (f) There has been no violation of the "continuation coverage requirements" of "group health plans" as set forth in Code Section 4980B and
    Part 6 of Subtitle B of Title I of ERISA or the "HIPAA" requirements as set forth in Code Sections 9801 and 9802 and Part 7 of Subtitle B of ERISA with respect to any Employee Benefit Plan maintained by the Company to which such requirements apply.

        (g) The Company does not maintain retiree life and retiree health insurance plans which are Employee Welfare Benefit Plans providing for continuing benefits or coverage for any employee or any beneficiary of any employee after such employee's termination of employment (except to the extent such continued coverage is required by Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA).

        (h) Prior to the Closing, the Company will not establish or create any new Employee Benefit Plan, except with the consent of Lions Gate, nor will the Company amend or modify as to any benefit or in any other way any existing Employee Benefit Plan, except with the consent of Lions Gate.

        (i) The Company does not maintain and is not obligated to contribute to any Employee Benefit Plan that is a defined benefit plan, and has not maintained and has not been obligated to contribute to such a plan within the last six years.

        (j) "Company," as used in subsections (a) through (i) of this Section 0 shall include any other entity required to be aggregated with the Company under Sections 414(b), 414(c), 414(m), or 414(o) of the Code and the regulations thereunder.

        (k) Except as set forth in Section 3.14 of the Company Disclosure Statement, there are no collective bargaining agreements applicable to any Persons employed by the Company or any of its Subsidiaries, and to the knowledge of the Company the Company and its Subsidiaries have no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against the Company or any of its Subsidiaries, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any of its Subsidiaries.

        (l) The Company and its Subsidiaries are in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, have withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of their employees, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except to the extent the failure to withhold any such amounts would not have a Material Adverse Effect on the Company.

       (m) The Company and its Subsidiaries have not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and have not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in their employment conditions or practices, except where such violations would not have a Material Adverse Effect on the Company. There is not pending or, to the best of the Company's knowledge, threatened any discrimination complaint relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or any of its Subsidiaries before any Regulatory Authority.

    3.15 MATERIAL COMPANY CONTRACTS. Except as set forth in Section 3.15 of the Company Disclosure Statement:

        (a) Each Material Company Contract is legal, valid, binding, enforceable and in full force and effect;

        (b) Subject to obtaining any consent referred to in Section 3.4 or disclosed in Section 3.4 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not prevent the Material Company Contract from continuing to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and

        (c) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Material Company Contract.

    3.16 BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries accurately and fairly represent the Company Business and its results of operations in all material respects. All

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accounts receivable and inventory of the Company Business are reflected properly on such books and records in all material respects.

    3.17 INSURANCE. Except as set forth in Section 3.17 of the Company Disclosure Statement, the Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. As of the date of this Agreement, there is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and the Company subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Except as set forth in Section 3.17 of the Company Disclosure Statement, the Company has no knowledge of any threatened termination of any such policies.

    3.18 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.18 of the Company Disclosure Statement, neither the Company nor any of the Company Subsidiaries has violated any environmental, safety or similar law or regulation applicable to its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

    3.19  MATTERS REGARDING THE COMPANY FILM LIBRARY.

        (a) Section 3.19(a) of the Company Disclosure Statement sets forth a true and correct list of substantially all of the Films in the Company Film Library, specifying for each Top Company Film the territory, term and media for which the applicable rights are held. The Company and/or its Subsidiaries hold all such rights as are necessary for the distribution, exhibition and exploitation of the Top Company Films in the territories, in the media, and for the term indicated in Section 3.19(a) of the Company Disclosure Statement without, to the Company's knowledge, infringing or violating any laws or rights of third parties. Neither the Company nor any of its Subsidiaries has engaged in television series production or is contractually obligated to engage in television series production or has acquired, or is contractually obligated to acquire, other than with respect to its video distribution business, any rights in any produced television series or episode thereof.

        (b) Section 3.19(b) of the Company Disclosure Statement sets forth a true, correct and complete list of all agreements granting any equity or income stream interest (other than talent or producer participations) in any Top Company Film or any other Film listed on Exhibit 5 to this Agreement, and all film production financing agreements (other than agreements regarding television licensing fees or producer participations) with parties other than financial institutions, to which the Company or any of its Subsidiaries is a party. Section 3.19(b) of the Company Disclosure Statement also sets forth a true, correct and complete list of: (i) all Film Asset Exploitation Agreements between the Company or any of its Subsidiaries and any video wholesale distributor or involving any video sharing arrangement; and (ii) all Film Asset Exploitation Agreements to which the Company or any of its Subsidiaries is a party which constitute original license agreements, or require the Company or any of its Subsidiaries to transfer rights to or to deliver Physical Properties, with respect to any Film that is not:
    (A) in the Company Film Library; or (B) as of the date of this Agreement, a Film with respect to which the Company or one of its Subsidiaries has executed a binding acquisition agreement, but with respect to which the Company's or such Subsidiary's rights have not yet vested because it has not yet paid in full the fixed purchase price or minimum guarantee; or (C) a Company Development Project.

        (c) Except as set forth in Section 3.19(c) of the Company Disclosure Statement, each Film Asset Acquisition Agreement with respect to a Top Company Film to which the Company or any of its Subsidiaries is a party is the valid and binding obligation of each party thereto, enforceable in

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    accordance with its terms and is in full force and effect; to the Company's knowledge, no party to any such Film Asset Acquisition Agreement or has breached any provision of or is in default under the terms of any such agreement (other than failures to deliver music licenses in cases in which the Company or its applicable Subsidiary has withheld payment of a portion of the fixed compensation or minimum guarantee to cover the delivery of such music licenses); and the consummation of the transactions contemplated by this Agreement will not give any party the right to terminate, or result in the termination of, any such agreement.

        (d) Except as set forth in Section 3.19(d) of the Company Disclosure Statement, the Company and each of its Subsidiaries has casualty insurance and errors and omissions insurance with an independent carrier covering the Films in the Company Film Library, in each case to the extent and in the manner customary for companies engaged in a similar business or owning similar assets. Section 3.19(d) of the Company Disclosure Statement is a true, complete and correct list of all casualty and errors and omissions insurance policies maintained by the Company or any of its Subsidiaries with respect to the Films in the Company Film Library (other than policies covering a single Film). The Company's umbrella errors and omissions insurance policies provide that, immediately upon the expiration of the single film errors and omissions policy with respect to any Film produced or acquired by the Company or any of its Subsidiaries, coverage under the Company's umbrella errors and omissions policies is extended to cover such Films. Except as disclosed in Section 3.19(d) of the Company Disclosure Statement, no insurance claims in an amount exceeding $30,000 have been made and are currently outstanding and unsettled as of the date of this Agreement on the producer's errors and omissions policies that the Company or any of its Subsidiaries maintained or maintains with respect to the Films in the Company Film Library.

        (e) Section 3.19(e) of the Company Disclosure Statement sets forth a true, correct and substantially complete list of the locations of all of the Physical Properties in which the Company or any of its Subsidiaries has any right, title or interest relating to any of the Top Company Films. There are no other locations of any such Physical Properties, and, except as disclosed on Section 3.19(e) of the Company Disclosure Statement, all amounts due from the Company or its Subsidiaries to the laboratories in respect of such Physical Properties have been paid in full, except in the ordinary course of business. The Company and its Subsidiaries have in their possession, or have access pursuant to written agreements with laboratories to, sufficient positive print, preprint and sound materials relating to each Top Company Film to enable them to distribute, exhibit, exploit and license the distribution and exhibition rights in such Top Company Films and to fulfill the delivery requirements under all Film Asset Exploitation Agreements with respect to the Top Company Films. All Physical Properties in which the Company or any of its Subsidiaries has any right, title or interest relating to Top Company Films are of a commercially acceptable quality suitable for the making of commercially reasonable sound materials, prints, tapes and other material (including, but not limited to, interpositives and internegatives, where available) and dubbed and subtitled versions thereof suitable for use in the exploitation of the rights in the Top Company Films by all means and in all media.

        (f) The respective rights, titles and interests of the Company or its Subsidiaries in and to the Top Company Films are free and clear of all Encumbrances, other than Encumbrances set forth in Section 3.19(f) of the Company Disclosure Statement; Encumbrances in favor of the Company's line lender; Encumbrances in favor of the production financier or completion guarantor with respect to such Top Company Film; Encumbrances in favor of a motion picture talent guild or film laboratory; and Encumbrances granted to licensors or licensees of rights with respect to such Top Company Film in the ordinary course of business.

        (g) Except as disclosed in Section 3.19(g) of the Company Disclosure Statement, neither the Company nor any of its Subsidiaries has received any notice that any other party thereto intends to cancel, terminate or repudiate any of the Film Asset Acquisition Agreements relating to any Top Company Film to which the Company or any of its Subsidiaries is a party.

        (h) Other than as disclosed in Section 3.19(h) of the Company Disclosure Statement, all advances and guarantees payable prior to the date hereof by the Company or any of its Subsidiaries in connection with the Top Company Films have been fully paid, all other obligations of the Company and its Subsidiaries in connection with the Top Company Films required to be performed prior to the date of execution of this Agreement (including, without limitation, delivery obligations) have been fully performed, and there is no condition or event which, upon notice or lapse of time or both, would constitute a breach or default by the Company or any of its Subsidiaries relating to any of such Top Company Films.

        (i) Each of the Top Company Films is protected by copyright under the laws of the United States (either under the United States Copyright Act or under the applicable similar statutory regime of such Film's country of origin) to the maximum extent permitted by such laws, and good and sufficient notice of such copyright is affixed to each such Top Company Film.

        (j) To the Company's knowledge, no Film in the Company Film Library, nor any part thereof, nor any of the literary, dramatic or musical material contained therein or upon which any such Film is based, nor the exercise by any authorized person or entity of any right granted to the Company or any of its Subsidiaries in connection therewith, will violate or infringe upon the trademark, service mark, tradename, copyright, literary, dramatic, music, artistic, personal, private, civil, contract or property right or rights of privacy or any other right, whether tangible or intangible, of any Person.

        (k) Section 3.19(k) of the Company Disclosure Schedule sets forth a true, correct and complete list of: (i) each Film in the Company Film Library with respect to which, to the Company's knowledge, any Person has received a Canadian content certification from the Canadian Audio Visual Certification Office; (ii) the amount of the estimated Canadian Production Tax Credit or the comparable tax credit of any Canadian province received or to be received in connection with such Film; and (iii) the year in which such Film was delivered (if applicable).

    3.20  FILMS IN PROGRESS.

        (a) Section 3.20(a) of the Company Disclosure Statement sets forth for the Company and its Subsidiaries a complete list as of the date of this Agreement of all Films (i) currently in scheduled pre-production where talent other than writers are receiving compensation, principal photography or post-production; or (ii) which the Company or any of its Subsidiaries has entered into a Film Asset Acquisition Agreement to acquire under which more than $200,000 of the acquisition price remains outstanding and unpaid as of the date of this Agreement, but which have not yet been delivered to the Company or its applicable Subsidiary pursuant thereto (collectively, the "Company Films In Progress"), together with the amount payable (or which may become payable) by the Company or any of its Subsidiaries pursuant to any Film Asset Acquisition Agreement with respect to any Company Film In Progress. The Company Financial Statements accurately reflect all obligations of the Company or any of its Subsidiaries in connection with the financing of production, print and advertising, or minimum guarantee or other acquisition costs of any of the Company Films in Progress.

        (b) Except as disclosed in Section 3.20(b) of the Company Disclosure Statement, each Company Film In Progress that is a feature-length motion picture is being produced in color, will if released theatrically in the United States, be released (or will be capable of being edited to be released) with a rating that is not more restrictive than the current rating equivalent to an "R" under the present system or its equivalent rating under any successor system, and is being produced primarily in the English language.

        (c) The Company or one of its Subsidiaries has (or will by the commencement of principal photography have) in effect film negative casualty and errors and omissions insurance coverage relating to each Company Film In Progress.

    3.21 DEVELOPMENT PROJECTS. Section 3.21 of the Company Disclosure Statement identifies all material projects in development by or on behalf of the Company and its Subsidiaries (the "Company Development Projects").

    3.22 BROKERS OR FINDERS. Except as disclosed in Section 3.22 of the Company Disclosure Statement, no broker or finder has acted directly or indirectly for the Company, the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement, and neither the Company, the Company nor any of its Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

    3.23 FAIRNESS OPINION. Salem Partners LLC has rendered an oral opinion to the Board of Directors of the Company (to be followed by a written opinion) that the consideration to be received by the holders of the Company Capital Stock in the Merger is fair, from a financial point of view, to such holders.

    3.24 DISCLOSURE. No representation or warranty of the Company in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by the Company pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF LIONS GATE

    Each of Lions Gate and Merger Sub, jointly and severally, represents and warrants to the Company that the statements contained in this 0 are correct and complete as of the date of this Agreement and, except as provided in Section 9.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 0, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date).

    4.1 ORGANIZATION AND QUALIFICATION. Each of Lions Gate and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada and the State of Delaware, respectively, and each Subsidiary of Lions Gate is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Lions Gate has, and each Subsidiary of Lions Gate (including Merger Sub) has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. Lions Gate is, and each of its Subsidiaries (including Merger Sub) is, duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    4.2  CAPITALIZATION.

        (a) Lions Gate's authorized capital stock consists of 500,000,000 shares of Lions Gate Common Stock and 200,000,000 shares of Lions Gate Preferred Stock, of which 31,421,374 shares and 12,205 shares, respectively, are issued and outstanding as of June 1, 2000. Subject to Section 7.2, the issuance by Lions Gate of additional capital stock or other securities between the date of this Agreement and the Closing Date shall not be deemed to cause the representations and warranties in this Section to be untrue or breached as of the Closing Date. The shares of Lions Gate Common Stock included in the Merger Consideration, when issued in accordance with this Agreement, will have been duly authorized, validly issued and outstanding and will be fully paid and nonassessable.

        (b) All of the issued and outstanding ownership interests in each Subsidiary of Lions Gate are owned, beneficially and of record, by the Persons set forth in Section 4.2(b) of the Lions Gate Disclosure Statement, as set forth therein, and no other Person has any right, title or interest, whether legal or equitable, in said ownership interests (except to the extent the Shareholders' ownership of Lions Gate could be deemed to constitute beneficial ownership of the Lions Gate's Subsidiaries).

        (c) Section 4.2(c) of the Lions Gate Disclosure Statement lists all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require Lions Gate or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively "Options"). Except as described in Section 4.2(c) of the Lions Gate Disclosure Statement, there are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to Lions Gate or any of its Subsidiaries.

        (d) All of the issued and outstanding shares of Lions Gate Capital Stock, and all outstanding ownership interests of each of Lions Gate's Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements. The securities of the Lions Gate Subsidiaries are subject to no Encumbrances other than under the Lions Gate Credit Agreement, or transfer restrictions under applicable securities laws except as described in Section 4.2(d) of the Lions Gate Disclosure Statement.

    4.3 AUTHORITY AND VALIDITY. Each Lions Gate Party has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by each Lions Gate Party of, the performance by each Lions Gate Party of its respective obligations under, and the consummation by the Lions Gate Parties of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of each Lions Gate Party (subject to the approval of Lions Gate's shareholders as contemplated by Section 8.3(b)). This Agreement has been duly executed and delivered by each of the Lions Gate Parties and (assuming due execution and delivery by the Company) is the legal, valid and binding obligation of each Lions Gate Party, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each of the Lions Gate Parties of the Collateral Documents to which each of them is a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations of each such Person, as the case may be, enforceable against each of them in accordance with their respective terms.

    4.4 NO BREACH OR VIOLATION. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified in the exceptions to Section 0, the execution, delivery and performance by the Lions Gate Parties of this Agreement and the Collateral Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of any Lions Gate Party under, or result in the creation or imposition of any Encumbrance upon the property of Lions Gate or Merger Sub by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of any Lions Gate Party, (ii) any contract, agreement, lease, indenture or other instrument to which any Lions Gate Party is a party or by or to which any Lions Gate Party or its property may be bound or subject and a violation of which would result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole ("Material Lions Gate Contract"),
(iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to any Lions Gate Party or (iv) any Permit of Lions Gate or Merger Sub, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of any Lions Gate Party to perform its obligations hereunder or thereunder.

    4.5 CONSENTS AND APPROVALS. Except for requirements under applicable U.S., state, Canadian or provincial securities laws, the Toronto Stock Exchange, the American Stock Exchange and the HSR Act, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any Lions Gate Party in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make such registration or filings or to give such notice would not have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    4.6  TITLE TO ASSETS.

        (a) Lions Gate and its Subsidiaries have good title to their material Lions Gate Assets, free and clear of any and all Encumbrances, except
    (A) Encumbrances arising under the Lions Gate Credit Agreement, (B) the matters described in Section 4.6 of the Company Disclosure Statement,
    (C) Permitted Liens, and (D) Encumbrances on property that would not have a Material Adverse Effect on Lions Gate.

        (b) Except as provided by this Agreement, and except as described in
    Section 4.2 or 4.6 of the Lions Gate Disclosure Statement, no Person has any right to acquire, directly or indirectly, any interest in any of Lions Gate's Subsidiaries or any material Lions Gate Assets, and there is no agreement to which any Lions Gate Party, any Subsidiary of Lions Gate or any of their Affiliates is a party or is otherwise bound relating to the foregoing.

    4.7 NON-FILM INTELLECTUAL PROPERTY. Section 4.7 of the Lions Gate Disclosure Statement sets forth a true and complete list of all registered patents, trademarks, copyrights and applications therefor relating to assets and properties of Lions Gate other than Films owned by or registered in the name of Lions Gate or any of its Subsidiaries, or in which Lions Gate or any of its Subsidiaries has any right, license or interest (the "Lions Gate Non-Film Intellectual Property Rights"). Except as set forth in Section 4.7 of the Lions Gate Disclosure Statement, Lions Gate is not a party to any material license agreement, either as licensor or licensee, with respect to any Lions Gate Non-Film Intellectual Property Rights. To the knowledge of Lions Gate, Lions Gate or one of its subsidiaries has good title to or the right to use all material Lions Gate Non-Film Intellectual Property Rights and material all inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of Lions Gate Business without the payment of any royalty or similar payment.

    4.8 COMPLIANCE WITH LEGAL REQUIREMENTS. Lions Gate and its Subsidiaries have operated Lions Gate Business in compliance with all material Legal Requirements applicable to Lions Gate and its Subsidiaries, except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

    4.9 LEGAL PROCEEDINGS. Except as set forth in Section 4.9 of the Lions Gate Disclosure Statement or in the Lions Gate Securities Filings, (i) there are no outstanding judgments or orders against or otherwise affecting or related to Lions Gate, any of its Subsidiaries, or their business or assets; and
(ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of any Lions Gate Party, threatened that, if adversely determined, would have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

    4.10 SUBSEQUENT EVENTS. Since the date of the balance sheet included in the most recent Lions Gate Securities Filings, there has not been any occurrence, event, incident, action, failure to act or transaction involving Lions Gate or any of its Subsidiaries which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Lions Gate.

    4.11  UNDISCLOSED LIABILITIES.

        (a) As of the date of this Agreement, neither Lions Gate nor any of its Subsidiaries has any Liability, except for (i) Liabilities disclosed in the Lions Gate Securities Filings, (ii) Liabilities incurred after the date of the balance sheet included in the most recent Lions Gate Securities Filings in the Ordinary Course, (iii) Liabilities incurred after the date of the balance sheet included in the most recent Lions Gate Securities Filings under the Lions Gate Credit Agreement, (iv) Liabilities disclosed in
    Section 4.11 of the Lions Gate Disclosure Statement, and (v) Liabilities incurred in connection with this Agreement.

        (b) As of the Closing Date, neither Lions Gate nor any of its Subsidiaries will have any Liability, except for (i) Liabilities disclosed in the Lions Gate Securities Filings, (ii) Liabilities incurred after the date of the balance sheet included in the most recent Lions Gate Securities Filings in the Ordinary Course, (iii) Liabilities incurred after the date of the balance sheet included in the most recent Lions Gate Securities Filings under the Lions Gate Credit Agreement, (iv) Liabilities disclosed in
    Section 4.11 of the Lions Gate Disclosure Statement, and (v) Liabilities incurred in connection with this Agreement.

    4.12  TAXES.

        (a) Lions Gate has, and each of its Subsidiaries has, duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where such failure to file would not have a Material Adverse Effect on Lions Gate. All Taxes due and payable by Lions Gate and any of its Subsidiaries (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient), except such amounts as (i) are not in the aggregate material or (ii) are being contested diligently and in good faith by appropriate proceedings and for which there are adequate reserves in the Lions Gate Financial Statements. Lions Gate has furnished to the Company true and correct copies of all income Tax Returns filed by it or any of its Subsidiaries in the past three years, all of which are accurate and complete in all material respects. There are no pending Tax audits, claims or proceedings relating to Lions Gate any of its Subsidiaries, the Lions Gate Assets or the Lions Gate Business or income therefrom. Neither Lions Gate nor any of its Subsidiaries has agreed to any waiver or extension of any statute of limitations relating to any Tax. No amount in respect of any outlay or expense that is deductible for the purposes of computing the income of Lions Gate for the purposes of the ITA has been owing by Lions Gate or any of its Subsidiaries, as the case may be, for longer than two years to a person not dealing at arm's length (for the purposes of the ITA) with Lions Gate or such Subsidiary at the time the outlay or expense was incurred. There are no circumstances which exist and would result in, or which have existed and resulted in, Section 80 of the ITA applying to Lions Gate or its Subsidiaries. Neither Lions Gate nor any of its Subsidiaries has an outstanding power of attorney authorizing any Person to act on its behalf in connection with any Tax or Tax Return. Neither Lions Gate nor any of its Subsidiaries has an outstanding closing agreement, request for a ruling or determination, request for a change in method of accounting, subpoena or request for information with or by any Regulatory Authority with respect to any Tax or Tax Return. Neither Lions Gate nor any of its Subsidiaries is required to include any adjustment under Section 481 of the Code or any corresponding provision of any Legal Requirement in income for any period ending after March 31, 2000.

        (b) Lions Gate, directly and through Subsidiaries, is, and for the 36 months prior to the Closing Date will have continuously been, engaged in an active trade or business carried on outside the United

    States, within the meaning of Sections 1.367(a)-3(c)(3) and 1.367(a)-2T(b)(2) and--2T(b)(3) of the Treasury Regulations. Lions Gate and its Subsidiaries have no intention, and as of the Closing Date will have no intention, to substantially dispose of or discontinue such trade or business.

    4.13 EMPLOYEE BENEFITS; EMPLOYEES. All Employee Benefit Plans maintained or contributed to by Lions Gate are set forth in Section 4.13 of the Lions Gate Disclosure Statement. Except as set forth in Section 4.13 of the Lions Gate Disclosure Statement:

        (a) All such Employee Benefit Plans are in substantial compliance with all applicable Legal Requirements.

        (b) There are not pending any unfair labor practice charges against Lions Gate or any of its Subsidiaries, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any Person employed by Lions Gate or any of its Subsidiaries.

        (c) Lions Gate and its Subsidiaries are in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, have withheld all amounts required by any applicable Legal Requirements or Lions Gate to be withheld from the wages or salaries of their employees, and are not liable for any of arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except to the extent the failure to withhold any amounts would not have a Material Adverse Effect.

        (d) To the knowledge of Lions Gate, Lions Gate and its Subsidiaries have not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and have not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in their employment conditions or practices, except where such violations would not have a Material Adverse Effect on Lions Gate. There is not pending or to the best of Lions Gate's knowledge, threatened, any discrimination complaint relating to race, color, national origin, sex, religion, age, marital status or handicap against Lions Gate or any of its Subsidiaries before any Regulatory Authority.

    4.14 MATERIAL LIONS GATE CONTRACTS.

        (a) Each Material Lions Gate Contract is legal, valid, binding, enforceable and in full force and effect;

        (b) Subject to obtaining any consent referred to in Section 4.4 or disclosed in Section 4.4 of the Lions Gate Disclosure Schedule, the transactions contemplated by this Agreement will not prevent the Material Lions Gate Contract from continuing to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and

        (c) Neither Lions Gate nor any of its Subsidiaries, nor, to the knowledge of Lions Gate, any other party thereto, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Material Lions Gate Contract.

    4.15 BOOKS AND RECORDS. The books and records of Lions Gate and its Subsidiaries accurately and fairly represent the Lions Gate Business and its results of operations in all material respects. All accounts receivable and inventory of the Lions Gate Business are reflected properly on such books and records in all material respects.

    4.16 INSURANCE. Lions Gate has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Lions Gate and its Subsidiaries. As of the date of this Agreement, there is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Lions Gate and the Lions Gate Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Lions Gate has no knowledge of any threatened termination of any such policies.

    4.17 ENVIRONMENTAL MATTERS. Neither Lions Gate nor any of the Lions Gate Subsidiaries has violated any Environmental Laws, lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect on Lions Gate.

    4.18  MATTERS REGARDING LIONS GATE FILM LIBRARY.

        (a) Section 4.18(a) of the Lions Gate Disclosure Statement sets forth a true and correct list of substantially all of the Films in the Lions Gate Film Library, specifying for each Top Lions Gate Film the territory, term and media for which the applicable rights are held. Lions Gate and/or its Subsidiaries hold all such rights as are necessary for the distribution, exhibition and exploitation of the Top Lions Gate Films in the territories, in the media, and for the term indicated in Section 4.18(a) of the Lions Gate Disclosure Statement without, to Lions Gate's knowledge, infringing or violating any laws or rights of third parties.

        (b) Section 4.18(b) of the Lions Gate Disclosure Statement sets forth a true, correct and complete list of all agreements granting any equity or income stream interest (other than talent or producer participations) in any Top Lions Gate Film, and all film production financing agreements (other than agreements regarding television licensing fees or producer participations) with parties other than financial institutions, to which Lions Gate or any of its Subsidiaries is a party. Section 4.18(b) of the Lions Gate Disclosure Statement also sets forth a true, correct and complete list of: (i) all Film Asset Exploitation Agreements between Lions Gate or any of its Subsidiaries and any video wholesale distributor or involving any video sharing arrangement; and (ii) all Film Asset Exploitation Agreements to which Lions Gate or any of its Subsidiaries is a party which constitute original license agreements, or require Lions Gate or any of its Subsidiaries to transfer rights to or to deliver Physical Properties, with respect to any Film that is not: (A) in the Lions Gate Film Library; or
    (B) as of the date of this Agreement, a Film with respect to which Lions Gate or one of its Subsidiaries has executed a binding acquisition agreement, but with respect to which Lions Gate's or such Subsidiary's rights have not yet vested because it has not yet paid in full the fixed purchase price or minimum guarantee; or (C) a Lions Gate Development Project.

        (c) Each Film Asset Acquisition Agreement with respect to a Top Lions Gate Film to which Lions Gate or any of its Subsidiaries is a party is the valid and binding obligation of each party thereto, enforceable in accordance with its terms and is in full force and effect; to Lions Gate's knowledge, no party to any such Film Asset Acquisition Agreement has breached any provision of or is in default under the terms of any such agreement (other than failures to deliver music licenses in cases in which Lions Gate or its applicable Subsidiary has withheld payment of a portion of the fixed compensation or minimum guarantee to cover the delivery of such music licenses); and the consummation of the transactions contemplated by this Agreement will not give any party the right to terminate, or result in the termination of, any such agreement.

        (d) Lions Gate and each of its Subsidiaries has casualty insurance and errors and omissions insurance with an independent carrier covering the Films in the Lions Gate Film Library, in each case to the extent and in the manner customary for companies engaged in a similar business or owning similar assets. Section 4.18(d) of the Lions Gate Disclosure Statement is a true, complete and correct list of all casualty and errors and omissions insurance policies maintained by Lions Gate or any of its Subsidiaries with respect to the Films in the Lions Gate Film Library (other than policies covering a single Film). Lions Gate's umbrella errors and omissions insurance policies provide that, immediately upon the expiration of the single film errors and omissions policy with respect to any Film produced or acquired by Lions Gate or any of its Subsidiaries, coverage under Lions Gate's umbrella errors and omissions policies is extended to cover such Films. Except as disclosed in
    Section 4.18(d) of the Lions Gate Disclosure Statement, no insurance claims in an amount exceeding $30,000 have been made and are currently outstanding and unsettled as of the date of this Agreement on the producer's errors and omissions policies that Lions Gate or any of its Subsidiaries maintained or maintains with respect to the Films in the Lions Gate Film Library.

        (e) Section 4.18(e) of the Lions Gate Disclosure Statement sets forth a true, correct and substantially complete list of the locations of all of the Physical Properties in which Lions Gate or any of its Subsidiaries has any right, title or interest relating to any of the Top Lions Gate Films. There are no other locations of any such Physical Properties, and, except as disclosed on Section 4.18(e) of the Lions Gate Disclosure Statement, all amounts due from Lions Gate or its Subsidiaries to the laboratories in respect of such Physical Properties have been paid in full, except in the ordinary course of business. Lions Gate and its Subsidiaries have in their possession, or have access pursuant to written agreements with laboratories to, sufficient positive print, preprint and sound materials relating to each Top Lions Gate Film to enable them to distribute, exhibit, exploit and license the distribution and exhibition rights in such Top Lions Gate Films and to fulfill the delivery requirements under all Film Asset Exploitation Agreements with respect to the Top Lions Gate Films. All Physical Properties in which Lions Gate or any of its Subsidiaries has any right, title or interest relating to Top Lions Gate Films are of a commercially acceptable quality suitable for the making of commercially reasonable sound materials, prints, tapes and other material (including, but not limited to, interpositives and internegatives, where available) and dubbed and subtitled versions thereof suitable for use in the exploitation of the rights in the Top Lions Gate Films by all means and in all media.

        (f) The respective rights, titles and interests of Lions Gate or its Subsidiaries in and to the Top Lions Gate Films are free and clear of all Encumbrances, other than Encumbrances set forth in Section 4.18(f) of the Lions Gate Disclosure Statement; Encumbrances in favor of Lions Gate's line lender; Encumbrances in favor of the production financier or completion guarantor with respect to such Top Lions Gate Film; Encumbrances in favor of a motion picture talent guild or film laboratory; and Encumbrances granted to licensors or licensees of rights with respect to such Top Lions Gate Film in the ordinary course of business.

        (g) Except as disclosed in Section 4.18(g) of the Lions Gate Disclosure Statement, neither Lions Gate nor any of its Subsidiaries has received any notice that any other party thereto intends to cancel, terminate or repudiate any of the Film Asset Acquisition Agreements relating to any Top Lions Gate Film to which Lions Gate or any of its Subsidiaries is a party.

        (h) Other than as disclosed in Section 4.18(h) of the Lions Gate Disclosure Statement, all advances and guarantees payable prior to the date hereof by Lions Gate or any of its Subsidiaries in connection with the Top Lions Gate Films have been fully paid, all other obligations of Lions Gate and its Subsidiaries in connection with the Top Lions Gate Films required to be performed prior to the date of execution of this Agreement (including, without limitation, delivery obligations) have been fully performed, and there is no condition or event which, upon notice or lapse of time or both, would constitute a breach or default by Lions Gate or any of its Subsidiaries relating to any of such Top Lions Gate Films.

        (i) Except as set forth in Section 4.18(i) of the Lions Gate Disclosure Statement, each of the Top Lions Gate Films is protected by copyright under the laws of the United States (either under the United States Copyright Act or under the applicable similar statutory regime of such Film's country of origin) to the maximum extent permitted by such laws, and good and sufficient notice of such copyright is affixed to each such Top Lions Gate Film.

        (j) To Lions Gate's knowledge, no Film in the Lions Gate Film Library, nor any part thereof, nor any of the literary, dramatic or musical material contained therein or upon which any such Film is based, nor the exercise by any authorized person or entity of any right granted to Lions Gate or any of its Subsidiaries in connection therewith, will violate or infringe upon the trademark, service mark, tradename, copyright, literary, dramatic, music, artistic, personal, private, civil, contract or property right or rights of privacy or any other right, whether tangible or intangible, of any Person.

        (k) Section 4.18(k) of Lions Gate Disclosure Schedule sets forth a true, correct and complete list of: (i) each Top Lions Gate Film with respect to which, to Lions Gate's knowledge, any Person has received a Canadian content certification from the Canadian Audio Visual Certification Office; (ii) the amount of the estimated Canadian Production Tax Credit or the comparable tax credit of any Canadian province received or to be received in connection with such Film; and (iii) the year in which such Film was delivered (if applicable).

    4.19  FILMS IN PROGRESS.

        (a) Section 4.19(a) of the Lions Gate Disclosure Statement sets forth for Lions Gate and its Subsidiaries a complete list as of the date of this Agreement of all Films (i) currently in scheduled pre-production where talent other than writers are receiving compensation, principal photography or post-production; or (ii) which Lions Gate or any of its Subsidiaries has entered into a Film Asset Acquisition Agreement to acquire under which more than $200,000 of the acquisition price remains outstanding and unpaid as of the date of this Agreement, but which have not yet been delivered to Lions Gate or its applicable Subsidiary pursuant thereto (collectively, the "Lions Gate Films In Progress"), together with the amount payable (or which may become payable) by Lions Gate or any of its Subsidiaries pursuant to any Film Asset Acquisition Agreement with respect to any Lions Gate Film In Progress. The Lions Gate Financial Statements accurately reflect all obligations of Lions Gate or any of its Subsidiaries in connection with the financing of production, print and advertising, or minimum guarantee or other acquisition costs of any of the Lions Gate Films in Progress.

        (b) Except as disclosed in Section 4.19(b) of the Lions Gate Disclosure Statement, each Lions Gate Film In Progress that is a feature-length motion picture is being produced in color, will if released theatrically in the United States, be released (or will be capable of being edited to be released) with a rating that is not more restrictive than the current rating equivalent to an "R" under the present system or its equivalent rating under any successor system, and is being produced primarily in the English language.

        (c) Lions Gate or one of its Subsidiaries has (or will by the commencement of principal photography have) in effect film negative casualty and errors and omissions insurance coverage relating to each Lions Gate Film In Progress.

    4.20 DEVELOPMENT PROJECTS. Section 4.20 of the Lions Gate Disclosure Statement identifies all material projects in development by or on behalf of Lions Gate and its Subsidiaries (the "Lions Gate Development Projects").

    4.21  FINANCIAL AND OTHER INFORMATION.

        (a) The historical financial statements (including the notes thereto) ("Lions Gate Financial Statements") contained (or incorporated by reference) in the Lions Gate Securities Filings have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, (with reconciliations to U.S. GAAP) and present fairly the financial condition of the Persons reported on and their results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

        (b) The Lions Gate Securities Filings did not, as of their filing dates, contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were or will be made, not misleading.

        (c) No written information concerning Lions Gate, its Subsidiaries or shareholders furnished to the Company by Lions Gate specifically for inclusion in the Company Proxy Statement will at the time provided, or as of any later time confirmed in writing by any such Person, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

    4.22 CANADIAN CONTROL. Lions Gate and each of its Subsidiaries organized under the laws of Canada are Canadian Controlled as defined under the Investment Canada Act.

    4.23 CANADIAN TAX CREDITS. Lions Gate and each of its Subsidiaries organized under the laws of Canada has complied in full with all applicable Canadian federal and provincial statutory and regulatory requirements and policies in connection with their respective applications, if any, for Canadian federal or provincial film or television tax credits.

    4.24 CANADIAN SECURITIES COMPLIANCE. Lions Gate has filed all forms, reports and documents with the BCSC required to be filed by it pursuant to the Securities Act (British Columbia) and the regulations promulgated thereunder and the other Canadian Securities Law (the "Canadian Lions Gate Reports"), all of which complied when filed in all material respects with all applicable requirements of the Canadian Securities Laws. None of the Canadian Lions Gate Reports at the time filed, or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    4.25 CANADIAN SECURITIES LAWS MATTERS. The issuance of the Merger Consideration will not result in any contravention by Lions Gate of the Canadian Securities Laws.

    4.26 VOTE REQUIRED. The affirmative vote of the holders of greater than 50% of the outstanding Lions Gate Common Stock is the only vote of the holders of any class or series of securities of Lions Gate necessary to approve the Merger and all shareholders of such class are entitled to vote upon such matter.

    4.27 NO ORDERS. No order suspending the sale or ceasing the trading of the Lions Gate Common Stock has been issued by any court, securities commission or regulatory authority in Canada or the United States, and no proceedings for such purpose are pending or, to the knowledge of Lions Gate, after reasonable inquiry, threatened.

    4.28  LISTINGS.  The Lions Gate Common Stock is registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 and is listed on the American Stock Exchange and the Toronto Stock Exchange. Lions Gate is a reporting issuer under the Canadian Securities Laws and Lions Gate is not on the list of defaulting reporting issuers maintained by any of the Canadian securities commissions. Lions Gate has taken no actions designed to cause, or likely to result in, the termination of the registration of the Lions Gate Common Stock under Section 12(b) of the Securities Exchange Act of 1934 or Lions Gate's reporting issuer status under the Canadian Securities Laws or the delisting of the Lions Gate Common Stock from the American Stock Exchange or the Toronto Stock Exchange, nor has Lions Gate received any notification that the Securities and Exchange Commission or any Canadian securities commission or the National Association of Securities Dealers, Inc. or the Toronto Stock Exchange is contemplating the termination of such registration or listing. Lions Gate is a reporting issuer (or has equivalent status) only in the Provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec and is not subject to the filing obligations under securities laws in any other Canadian jurisdiction.

    4.29 BROKERS OR FINDERS. Except as disclosed in Section 4.29 of the Lions Gate Disclosure Statement, no broker or finder has acted directly or indirectly for Lions Gate, any Lions Gate Party or any of their Affiliates in connection with the transactions contemplated by this Agreement, and neither Lions Gate, any Lions Gate Party nor any of their Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

    4.30 FAIRNESS OPINION. Ladenburg Thalmann & Company, Inc. has rendered an oral opinion to Lions Gate (to be followed by a written opinion) confirming that the Merger is fair to Lions Gate from a financial point of view.

    4.31 DISCLOSURE. No representation or warranty of Lions Gate in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by Lions Gate pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

    Each of Lions Gate and Merger Sub, severally and jointly, represents and warrants to the Company that the statements contained in ARTICLE V are correct and complete as of the date of this Agreement and, except as provided in
Section 9.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout ARTICLE V), except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date.

    5.1 ORGANIZATION AND QUALIFICATION. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

    5.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

    5.3 AUTHORITY. Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

    5.4  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any law, statute ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect.

        (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, state takeover laws, exchanges on which Lions Gate's securities are traded, the HSR Act, (B) filings and recordation of appropriate merger documents as required by Delaware law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect.

    5.5 LEGAL PROCEEDINGS. There are no outstanding judgments or orders against or otherwise affecting or related to Merger Sub or its business or assets, and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or threatened against or otherwise affecting or related to Merger Sub or its business or assets.

    5.6 VOTE REQUIRED. The affirmative vote of Lions Gate, the sole shareholder of Merger Sub, is the only vote of the holder of any class or series of Merger Sub capital stock necessary to approve any of the transactions contemplated hereby.

                                   ARTICLE VI
                      PRE-CLOSING COVENANTS OF THE COMPANY

    Between the date of this Agreement and the Closing Date:

    6.1 ADDITIONAL INFORMATION. The Company shall provide to Lions Gate and its Representatives such financial, operating and other documents, data and information relating to the Company and its Subsidiaries, the Company Business and the Company Assets and Liabilities of the Company and its Subsidiaries, as Lions Gate or its Representatives may reasonably request. In addition, the Company shall take all action necessary to enable Lions Gate and its Representatives to review, inspect and audit the Company Film Library and the other Assets, the Company Business and Liabilities of the Company and its Subsidiaries and discuss them with the Company's officers, employees, independent accountants, customers, licensees, and counsel. Notwithstanding any investigation that Lions Gate may conduct of the Company and its Subsidiaries, the Company Business, the Company Assets and the Liabilities of the Company and its Subsidiaries, the Lions Gate Parties may fully rely on the Company's warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

    6.2  NO SOLICITATIONS.

        (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE XI, the Company will not, nor will it authorize or permit any of its Subsidiaries or any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any Acquisition Proposal,
    (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prohibit or restrict the Board of Directors of the Company from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited (from and after the date of this Agreement) proposal that the Board of Directors of Company believes may constitute or may lead to a Superior Offer or to the extent the Board of Directors of Company concludes in good faith that such action is reasonably necessary for the Board of Directors of Company to comply with its fiduciary obligations to shareholders under applicable law. The Company shall provide Lions Gate with a copy of any correspondence to be delivered by the Company in connection with such proposal or Superior Offer prior to sending such correspondence to any third-party.

        (b) In addition to the obligations of the Company set forth in
    Section 6.2(a), the Company as promptly as practicable shall advise Lions Gate orally and in writing of any Acquisition Proposal or any request for non-public information or inquiry which the Company reasonably believes would lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry, and, unless prohibited by such proposal, the identity of the person or group making any such Acquisition Proposal, request or inquiry. The Company shall keep Lions Gate informed as promptly as practicable in all material respects of the status of any such Acquisition Proposal, request or inquiry.

    6.3  CONTINUITY AND MAINTENANCE OF OPERATIONS.

    (a) The Company shall, and shall cause its Subsidiaries to: (i) comply in all material respects with all Legal Requirements applicable to the Company and its Subsidiaries relating to the Company Business;
       (ii) fulfill in all material respects all of its obligations under and use commercially reasonable efforts to maintain in full force and effect all Material Company Contracts (other than those that expire by their terms or as otherwise consented to by Lions Gate), and shall not, without the prior written consent of Lions Gate, seek to materially alter, modify or amend any of the foregoing in a manner adverse to the Company or its Subsidiaries (other than those Material Company Contracts that expressly provide that they will be amended or modified upon the happening of specified contingencies, and other than amendments or modifications that are consented to by Lions Gate); (iii) use its commercially reasonable efforts to promote the financial success of the Company Business and promptly notify Lions Gate of any material adverse change in the condition (financial or otherwise) of the Company Business; and (iv) use its commercially reasonable efforts to promote, develop and preserve its relationships with its present employees as well as the goodwill of its customers and promptly notify Lions Gate of any material adverse change in such relationships. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to maintain the Company Assets in materially good order, condition and repair, maintain insurance relating to the Company Business in all material respects as in effect on the date of this Agreement, operate the Company Business in the Ordinary Course, and keep and maintain all of the books and records in the Ordinary Course. Other than in the Ordinary Course, the Company and its Subsidiaries shall not pay or credit in any way any accounts receivable prior to the Closing Date, and shall not permit any of its Representatives to do so either.

    (b) The Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Lions Gate sell, lease, transfer, convey or assign any material Company Assets other than in the Ordinary Course (or enter into any contract to do any of the foregoing) or permit the creation of any Encumbrance on any of its Company Assets except Permitted Liens or Liens under the Company Credit Agreement, or as otherwise contemplated by this Agreement.

    (c) Unless the Company shall have obtained the prior written consent of Lions Gate or except as set forth in Section 6.3(c) of the Company Disclosure Statement or required by Section 6.13 of this Agreement, the Company shall not, and shall cause its Subsidiaries not to:

           (i) engage in any Acquisition;

           (ii) amend the Company Credit Agreement;

          (iii) declare or pay any dividends or make any other distributions to the Company Shareholders;

           (iv) redeem or repurchase any stock (other than stock of employees in connection with termination of their employment on terms consistent with the terms of any employment agreement described in Section 3.15 of the Company Disclosure Statement);

           (v) issue additional shares of Company Capital Stock (except pursuant to options outstanding on the date hereof) or additional Options or any stock appreciation, phantom stock, profit participation or similar rights;

           (vi) incur any material debt (except borrowings under the Company Credit Agreement to finance expenditures not prohibited by this Agreement, and other obligations incurred in the Ordinary Course including, without limitation, project loans for Films);

          (vii) make any loans other than in the Ordinary Course; or

         (viii) enter into any agreement to do any of the foregoing.

        (d) The Company shall not take or omit to take any action that would cause any of its representations or warranties in this Agreement or the Collateral Documents to be untrue in any material respect as of the Closing Date, nor take or omit to take any action that would cause it to be in breach in any material respect of any of the covenants made by it in this Agreement or the Collateral Documents or that would, if such action had been taken or omitted on or before the date of this Agreement, have been required to be disclosed in Section 3.11 of the Company Disclosure Statement.

    6.4  CONSENTS AND APPROVALS

        (a) As soon as practicable after execution of this Agreement, the Company shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Regulatory Authority or Person as is required to be obtained, made or given by the Company to consummate the transactions contemplated by this Agreement and the Collateral Documents, including, without limitation, the consent of Chase Manhattan Bank under the Company Credit Agreement without giving rise to any prepayment, penalty or premium, and all of the authorizations, consents, approvals, actions, filings or notices set forth in Section 3.5 of this Agreement or
    Section 3.5 of the Company Disclosure Statement.

        (b) The Company shall cooperate with Lions Gate in providing such information and reasonable assistance as may be required in connection with the obligations of the Lions Gate Parties under Section 7.4(a).

    6.5  MEETING OF THE COMPANY SHAREHOLDERS.

        (a) Promptly after the date hereof, but subject to Section 6.5(c), the Company will take all action necessary in accordance with the DGCL and its Certificate of Incorporation and by-laws to convene a meeting of the Company's shareholders to consider adoption and approval of this Agreement and approval of the Merger (the "Company Shareholders' Meeting") to be held as promptly as practicable. Subject to Section 6.5(c), the Company will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Company's proxy statement is provided to the Company's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Shareholders' Meeting is originally scheduled (as set forth in the Company's proxy statement) there are insufficient shares of the Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company's Shareholders' Meeting. Subject to Section 6.5(c), the Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Shareholders' Meeting are solicited, in compliance with the DGCL, the Company's Certificate of Incorporation and by-laws, and all other applicable laws.

        (b) Subject to Section 6.5(c): (i) the Board of Directors of the Company shall recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; (ii) the Company's proxy statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Lions Gate, the recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger.

        (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Lions Gate (a "Notice of Superior Offer") advising Lions Gate that the Company has received a Superior Offer, specifying the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) Lions Gate shall not have, within five Business Days of Lions Gate's receipt of the Notice of Superior Offer, made an offer that the Company's Board of Directors by a majority vote determines in its good faith judgment to be at least as favorable to the Company's Shareholders as such Superior Offer (it being agreed that the Company Board shall convene a meeting to consider any such offer by Lions Gate promptly following the receipt thereof), (iv) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required or advisable in order for the Board of Directors of the Company to properly discharge its fiduciary obligations to the Company Shareholders under applicable laws and (v) the Company shall not have violated in any material respect any of the restrictions set forth in Section 6.2 or this Section 6.5. The Company shall provide Lions Gate with at least three Business Days prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors but in no event less than 24 hours) of any meeting of the

    Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider any Acquisition Proposal.

    6.6 SECURITIES FILINGS; FINANCIAL INFORMATION. The Company shall make all required filings with the Commission at or before the date they are due and shall simultaneously furnish Lions Gate with a copy thereof. The Company shall, promptly after execution of this Agreement and from time to time thereafter, provide such information and documents to Lions Gate and its Affiliates concerning the Company, its Subsidiaries and shareholders as may be required or appropriate for inclusion in the Lions Gate Merger Registration Statement or any other filing, notification or report made by Lions Gate or any Affiliate of Lions Gate under the Securities Act, the Exchange Act or any state, provincial or Canadian securities law; shall cause their respective counsel and independent accountants to cooperate with Lions Gate, its Affiliates and their investment bankers, counsel and independent accountants in the preparation of such filings, notifications and reports; and shall use their best efforts to obtain consents and "comfort letters" from such accountants as required in connection with such filings, notifications and reports. The Company represents and warrants to Lions Gate that no information or document provided by the Company for inclusion in any filing, notification or report made by Lions Gate or any Affiliate under the Securities Act, the Exchange Act or any state, provincial or Canadian securities law will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

    6.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall promptly notify Lions Gate of any fact, event, circumstance or action known to it that is reasonably likely to cause the Company to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE VIII not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to Lions Gate pursuant to this Agreement or the existence or occurrence of which would cause any of the Company's representations or warranties under this Agreement not to be correct and/or complete. The Company shall give prompt written notice to Lions Gate of any adverse development causing a breach of any of the representations and warranties in ARTICLE III. However, except as provided in Section, no disclosure pursuant to this Section, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Company.

    6.8 COMPANY DISCLOSURE STATEMENT. The Company shall, from time to time prior to Closing, supplement the Company Disclosure Statement with additional information that, if existing or known to it on the date of delivery of the Company Disclosure Statement to the Lions Gate Parties, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Lions Gate Parties in ARTICLE VIII, the Company Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Company Disclosure Statement by written supplements delivered prior to Closing by the Company that (i) are accepted in writing by Lions Gate, or (ii) reflect actions expressly permitted by this Agreement to be taken prior to Closing that
(A) do not breach any covenant in this Agreement so as to cause the condition precedent stated in Section 8.2 not to be fulfilled at or prior to the Closing, and (B) do not in the aggregate have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    6.9 STATE STATUTES. The Company and its Board of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Lions Gate or the Company or any

Subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

    6.10 EMPLOYEE MATTERS. The Company shall, or shall cause the sponsor of the 401(k) Qualified Retirement Plan (the "401(k) Plan") to, take the following actions: (i) adopt resolutions, or take such other action as required by the 401(k) Plan, to (A) terminate the 401(k) Plan effective immediately prior to the Closing Date, subject to receipt of a ruling from the District Director of Internal Revenue that the termination of the 401(k) Plan does not adversely affect the tax qualified status of the 401(k) Plan, and (B) cease contributions under the 401(k) Plan effective as of the Closing Date; and (ii) file Internal Revenue Service Form 5310 (Application for Determination for Terminating Plan) with respect to the 401(k) Plan termination with the District Director of Internal Revenue, such Form fully disclosing the corporate transaction contemplated by this Agreement and the status of 401(k) Plan participants after the transaction. Such resolutions (or other action required by the 401(k) Plan) and Form 5310 shall be in a form satisfactory to Lions Gate. To the extent a distribution from the 401(k) Plan is an eligible rollover distribution (as defined in Section 402(c)(4) of the Code), Lions Gate shall permit the direct rollover of such distribution to the 401(k) Plan of Lions Gate provided that the individual requesting the rollover contribution is a participant in the 401(k) Plan of Lions Gate at the time of such rollover, and further provided that the rollover contribution is in cash and/or other property acceptable to the trustee of the Lions Gate Plan.

    6.11 TERMINATION OF BONUS PLAN. Subject to the consummation of the Merger, the Company shall terminate its Executive Bonus Pool for periods after June 30, 2000.

    6.12 2000 COMPANY FINANCIAL STATEMENTS. The Company shall use its commercially reasonable efforts to deliver to Lions Gate not later than September 30, 2000, its audited financial statements as of and for the year ended June 30, 2000, accompanied by the report thereon of PriceWaterhouseCoopers LLP. The delivery of such audited financial statements shall constitute a representation and warranty that such financial statements (including the notes thereto) have been prepared in accordance with GAAP on a consistent basis with past practice and that such financial statements present fairly the financial condition of the Company and its Subsidiaries and the results of their operations as of June 30, 2000, and for the year then ended.

    6.13 TRANSFER OF STOCK OF CERTAIN PRODUCTION AFFILIATES. The Company shall cause William Wesley and each other holder of an equity interest in any Affiliate of the Company established in connection with the production of any single Film in the Company Film Library (other than Films which, at the Closing Date, are in pre-production, principal photography or post-production) (collectively, the "Completed Film Production Entities"), including but not limited to Augmented Productions, Inc., Crocodile Productions, Inc., and Skipped Parts Productions Inc., to transfer all of such Person's right, title and interest in such Completed Film Production Entities to such Person as Lions Gate shall identify to the Company in writing.

                                  ARTICLE VII
                PRE-CLOSING COVENANTS OF THE LIONS GATE PARTIES

    Between the date of this Agreement and the Closing Date,

    7.1 ADDITIONAL INFORMATION. Lions Gate shall provide to the Company and its Representatives such financial, operating and other documents, data and information relating to Lions Gate and its Subsidiaries, the Lions Gate Business and the Lions Gate Assets and the Liabilities of Lions Gate and its Subsidiaries, as Company or its Representatives may reasonably request. In addition, the Company shall take all action necessary to enable the Company and its Representatives to review and inspect the Lions Gate Assets, the Lions Gate Business and the Liabilities of Lions Gate and its Subsidiaries and discuss them with the Company's officers, employees, independent accountants and counsel. Notwithstanding any investigation that the Company may conduct of Lions Gate and its Subsidiaries, the Lions Gate Business, the Lions Gate Assets and the Liabilities of Lions Gate and its Subsidiaries, the Company may fully rely on the Lions Gate Parties' warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

    7.2  CONTINUITY AND MAINTENANCE OF OPERATIONS.

        (a) Lions Gate shall, and shall cause each of its Subsidiaries to use its commercially reasonable efforts to promote the financial success of the Lions Gate Business and promptly notify the Company of any material adverse change in the condition (financial or otherwise) of the Lions Gate Business and use its commercially reasonable efforts to promote, develop and preserve its relationships with its present employees as well as the goodwill of its customers and promptly notify the Company of any material adverse change in such relationships.

        (b) No Lions Gate Party shall take or omit to take any action that would cause any of them to be in material breach of any representations, warranties or covenants made by them in this Agreement or the Collateral Documents or that would, if such action had been taken or omitted on or before the date of this Agreement, have been required to be disclosed in
    Section 4.10 of the Lions Gate Disclosure Statement.

        (c) Before entering into any Film Asset Acquisition Agreement, Film Asset Exploitation Agreement or other Film Contract with respect to a Film where any of (a) the print and advertising costs, (b) production costs, or
    (c) acquisition costs exceed U.S.$3,000,000, Lions Gate will consult with the Company respecting such transaction so as to allow the Company to express its views with respect to such transaction. Further, neither Lions Gate nor any Subsidiary controlled by Lions Gate shall enter into any contractual obligation or otherwise effect any transaction, acquisition or stock issuance involving Lions Gate or such Subsidiary which involves Lions Gate's or such Subsidiary's financial commitment of U.S.$20,000,000 or more or is reasonably valued in excess of U.S.$20,000,000, without the prior reasonable approval of the Company. Further, before entering into any Acquisition outside of the Ordinary Course of less than U.S.$20,000,000 (a "Minor Acquisition") (or agreement to effect a Minor Acquisition) which when combined with any prior Minor Acquisition(s) (or agreement to effect such prior Minor Acquisition(s)) from the date hereof aggregate at least U.S.$20,000,000 Lions Gate (or any Subsidiary controlled by Lions Gate) will consult with the Company respecting such transaction so as to allow the Company to express its views with respect to such transaction.

    7.3 CONSENTS AND APPROVALS. As soon as practicable after execution of this Agreement, the Lions Gate Parties shall use their commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Regulatory Authority or Person as is required to be obtained, made or given by any of the Lions Gate Parties to consummate the transactions contemplated by this Agreement and the Collateral Documents, including without limitation any authorizations, consents, approvals, actions, filings or notices set forth in Section 4.5 of this Agreement or Section 4.5 of the Lions Gate Disclosure Statement.

    7.4  MEETING OF THE LIONS GATE SHAREHOLDERS.

        (a) Lions Gate will take all action in accordance with Canadian law and its charter documents to convene a meeting of Lions Gate's shareholders to consider adoption and approval of this Agreement and approval of the Merger (the "Lions Gate Shareholders' Meeting") to be held as promptly as practicable after the date of the Company Shareholders' Meeting. Lions Gate will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by applicable law and to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Lions Gate may adjourn or postpone the Lions Gate Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to Lions Gate's proxy statement is provided to Lions Gate's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Lions Gate Shareholders' Meeting is originally scheduled (as set forth in Lions Gate's proxy statement) there are insufficient shares of Lions Gate Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Lions Gate's Shareholders' Meeting. Lions Gate shall ensure that the Lions Gate Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Lions Gate in connection with the Lions Gate Shareholders' Meeting are solicited, in compliance with applicable law and Lions Gate's charter documents.

        (b) The Board of Directors of Lions Gate shall recommend that Lions Gate's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Lions Gate Shareholders' Meeting. Lions Gate's proxy statement shall include a statement to the effect that the Board of Directors of Lions Gate has recommended that Lions Gate's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Lions Gate Shareholders' Meeting. Neither the Board of Directors of Lions Gate nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the recommendation of the Board of Directors of Lions Gate that Lions Gate's shareholders vote in favor of and adopt and approve this Agreement and the Merger.

    7.5 MERGER REGISTRATION STATEMENT. Lions Gate shall prepare and file with the Commission a registration statement on Form F-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Lions Gate Merger Registration Statement") registering under the Securities Act the Lions Gate Common Stock. Lions Gate shall provide the Company and its counsel reasonable opportunity to review and comment upon the contents of the Lions Gate Merger Registration Statement prior to any filing, mailing or amendment thereof. Lions Gate will use commercially reasonable efforts to cause the Lions Gate Merger Registration Statement to become effective as promptly as practicable. Lions Gate shall also file an application with the securities commission in each Canadian jurisdiction for a ruling that the issuance of the Merger Consideration shall be exempt from the prospectus and registration requirements of, and the first trade by the Company Shareholders of the Lions Gate Common Stock, shall be exempt from the prospectus requirements of, and not be subject to any hold period under, Canadian Securities Laws or the securities laws of any other Canadian jurisdiction where such application may be necessary, subject to any restrictions that may be applicable to a Company Shareholder should he be considered to be a controlling shareholder of Lions Gate for the purposes of Canadian Securities Laws, provided that no application need be filed in any jurisdiction from which the Company has received from Lions Gate a legal opinion of local counsel that an exemption from the prospectus and registration requirements in that jurisdiction exists.

    7.6 FINANCIAL AND OTHER INFORMATION. Lions Gate shall, promptly after execution of this Agreement and from time to time thereafter, provide such information and documents to the Company and its Affiliates concerning Lions Gate, its Subsidiaries and shareholders as may be required or appropriate for inclusion in the Company Proxy Statement or any other filing, notification or report made by the Company or any Affiliate of the Company under the Securities Act, the Exchange Act or any state securities law; shall cause their respective counsel and independent accountants to cooperate with the Company, its Affiliates and their investment bankers, counsel and independent accountants in the preparation of such filings, notifications and reports; and shall use their best efforts to obtain consents and "comfort letters" from such accountants as required in connection with such filings, notifications and reports. Lions Gate represents and warrants to the Company that no information or document provided by Lions Gate for inclusion in any filing, notification or report made by the Company or any Affiliate under the Securities Act, the Exchange Act or any state securities law will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

    7.7 NOTIFICATION OF CERTAIN MATTERS. Lions Gate shall promptly notify the Company of any fact, event, circumstance or action known to it that is reasonably likely to cause any Lions Gate Party to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE IX not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to the Company pursuant to this Agreement or the existence or occurrence of which would cause any of the Lions Gate Parties' representations or warranties under this Agreement not to be correct and/or complete. The Lions Gate Parties shall give prompt written notice to the Company of any adverse development causing a breach of any of the representations and warranties in ARTICLE IV or ARTICLE V as of the date made. However, except as provided in Section 7.5, no disclosure by the Lions Gate Parties pursuant to this Section shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Lions Gate Parties.

    7.8 LIONS GATE DISCLOSURE STATEMENT. The Lions Gate Parties shall, from time to time prior to Closing, supplement the Lions Gate Disclosure Statement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Company in ARTICLE IX, the Lions Gate Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of delivery of the Company Disclosure Statement to the Lions Gate Parties and (b) information added to the Lions Gate Disclosure Statement by written supplements delivered prior to Closing by the Lions Gate Parties that (i) are accepted in writing by the Company or (ii) reflect actions taken or events occurring after the date hereof and prior to Closing that (A) do not breach any covenant in this Agreement so as to cause the condition precedent stated in Section 9.2 not to be fulfilled at or prior to the Closing, and (B) do not in the aggregate have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    7.9 SECTION 16 MATTERS. Prior to the Effective Time, Lions Gate shall take all such steps as may be required to cause any acquisitions of Lions Gate Common Stock and derivative securities resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

    7.10 STOCK EXCHANGE LISTINGS. Lions Gate shall cause the shares of Lions Gate Common Stock to be issued in the Merger to be approved for listing on the American Stock Exchange and Toronto Stock Exchange subject to official notice of issuance, prior to the Effective Time.

    7.11 STATE STATUTES. Lions Gate and its board of directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Lions Gate or any Subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

                                  ARTICLE VIII
         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LIONS GATE PARTIES

    All obligations of the Lions Gate Parties under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that the Lions Gate Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

    8.1 ACCURACY OF REPRESENTATIONS. All representations and warranties of the Company (other than those set forth in Sections 3.19 through 3.21, inclusive, of this Agreement) contained in this Agreement (giving effect to Section 6.8), the Collateral Documents and any certificate delivered by any of the Company at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. All representations and warranties of the Company set forth in Sections 3.19 through 3.21 inclusive of this Agreement shall be true in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement and except: (i) for changes contemplated or permitted by this Agreement; (ii) to the extent that (A) Lions Gate possessed actual knowledge on the date of execution of this Agreement of information contrary to any such representation or warranty (and then only to the extent of such information of which Lions Gate had actual knowledge) or
(B) the falsity or misleading nature of such representations and warranties would not, individually or in the aggregate, have a Material Adverse Effect on the Company; a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents; or a material adverse effect on the value of the Company Film Library. The Company shall have delivered to Lions Gate and Merger Sub a certificate dated the Closing Date to the foregoing effect.

    8.2 COVENANTS. The Company shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing. The Company shall have delivered to Lions Gate and Merger Sub a certificate dated the Closing Date to the foregoing effect.

    8.3  CONSENTS AND APPROVALS.

        (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided in Sections 6.4(a) and 7.3 shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law, including the HSR Act, or any Regulatory Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

        (b) This Agreement and the Merger shall have been approved by the requisite vote of Lions Gate's shareholders in accordance with the applicable Canadian law and the rules of the American Stock Exchange and the Toronto Stock Exchange.

        (c) This Agreement and the Merger shall have been approved by the requisite vote of the Company's Shareholders in accordance with the DGCL and the Company's Certificate of Incorporation and by-laws.

        (d) Lions Gate and Merger Sub shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsections (a), (c) and (d).

    8.4 DISSENTERS' RIGHTS. The period for assertion of dissenters' rights pursuant to Section 262 of the DGCL and Section 1300 of the CGCL shall have expired, and the holders of Company Capital Stock entitled to receive not more than 9.5% of the Lions Gate Common Stock included in the Merger Consideration shall have perfected their dissenters' appraisal rights under Section 262 of the DGCL and Section 1300 of the CGCL in connection with the Merger.

    8.5 DELIVERY OF DOCUMENTS. The Company shall have delivered, or caused to be delivered, to Lions Gate and Merger Sub the following documents:

           (i) The Registration Rights Agreement, executed by the parties thereto other than Lions Gate.

           (ii) Concurrently with the execution of this Agreement, the Voting Agreement, executed by the parties thereto.

          (iii) Certified copies of the Company's certificate or incorporation and by-laws and certified resolutions of the board of directors and Shareholders of the Company authorizing the execution of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

           (iv) An opinion of Bryan Cave LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Lions Gate.

           (v) All books and records of the Company and its Subsidiaries.

           (vi) Such other documents and instruments as Lions Gate may reasonably request: (A) to evidence the accuracy of the Company's representations and warranties under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Company of, or the compliance by the Company with, any covenant, obligation, condition and agreement to be performed or complied with by the Company under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

    8.6 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no material adverse change in the Company Assets, the Company Business or the financial condition or operations of the Company and its Subsidiaries, taken as a whole.

    8.7 NO LITIGATION. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority, and no Legal Requirement or policy or any applicable regulatory authority, shall have been enacted, promulgated or issued that would: (i) prohibit or adversely affect in any material respect Lions Gate's or the Surviving Corporation's and its Subsidiaries' ownership or operation of all or a material portion of the Company Business or the Company Assets or materially and adversely affect the value of the Company Assets; (ii) materially restrict or limit or otherwise condition Lions Gate's or the Surviving Corporation's and its Subsidiaries' right to transfer and/or assign the Company Business or the Company Assets in the future;
(iii) compel Lions Gate or the Surviving Corporation or any of its Subsidiaries to dispose of or hold separate all or a material portion of the Company Business or the Company Assets as a result of any of the transactions contemplated by this Agreement and the Collateral Documents; (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement and the Collateral Documents; or (v) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

    8.8 LIONS GATE MERGER REGISTRATION STATEMENT; BLUE SKY LAWS. The Lions Gate Merger Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities. All state securities or "Blue Sky" permits and other authorizations necessary to issue the Lions Gate Common Stock shall have been received.

    8.9 CANADIAN EXEMPTION. The issuance of the Lions Gate Common Stock and the first trade of the Lions Gate Common Stock shall be exempt from the applicable prospectus and registration requirements of any applicable Canadian jurisdiction and, where necessary, the discretionary rulings of the Canadian securities commissions contemplated in Section 7.5 shall have been obtained.

    8.10 EMPLOYMENT AGREEMENT. Concurrently with the Closing, Mark Amin shall have entered into an employment agreement with the Surviving Corporation in form and substance satisfactory to Lions Gate.

    8.11 CREDIT LINE. After taking into account the transactions contemplated by this Agreement, Lions Gate shall have an aggregate credit line of US$100,000,000 under the Lions Gate Credit Agreement exclusive of (a) the Bank of Montreal term loans secured by Lions Gate Studios, (b) any debt of Cine-Groupe Corporation or its productions, (c) the Cdn. $16,500,000 (approximate) Lions Gate convertible promissory notes due July 31, 2003,
(d) the US$750,000 Lions Gate convertible promissory notes issued on the acquisition of Termite Art Productions, (e) tax credit financing for Hope Island and Higher Ground from Equicap Financial Corporation, (f) amounts outstanding under Lions Gate Films prints and advertising facility from Imperial Bank, and
(g) production financing related to American Psycho from Imperial Bank.

    8.12  SECTION 367.  The requirements set forth in Treasury Regulations
Section 1.367(a)--3(c)(1) shall be satisfied on the Closing Date.

                                   ARTICLE IX
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

    All obligations of the Company under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that the Company may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

    9.1 ACCURACY OF REPRESENTATIONS. All representations and warranties of the Lions Gate Parties (other than those set forth in Sections 4.18 through 4.20, inclusive, of this Agreement) contained in this Agreement (giving effect to
Section 7.8) and the Collateral Documents and any other document, instrument or certificate delivered by any of the Lions Gate Parties at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. All representations and warranties of Lions Gate set forth in Sections 4.18 through 4.20 inclusive of this Agreement shall be true in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement and except:
(i) for changes contemplated or permitted by this Agreement; (ii) to the extent that (A) the Company possessed actual knowledge on the date of execution of this Agreement of information contrary to any such representation or warranty (and then only to the extent of such information of which the Company had actual knowledge) or (B) the falsity or misleading nature of such representations and warranties would not, individually or in the aggregate, have a Material Adverse Effect on Lions Gate; a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents; or a material adverse effect on the value of the Lions Gate Film Library. The Lions Gate Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

    9.2 COVENANTS. The Lions Gate Parties shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by the Lions Gate Parties at or prior to Closing. The Lions Gate Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

    9.3 CONSENTS AND APPROVALS.

        (a) All consents; approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided in
    Section 7.3 shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law, including the HSR Act, or any Regulatory Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on Lions Gate or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Lions Gate Parties to perform its obligations under this Agreement or any of the Collateral Documents.

        (b) This Agreement and the Merger shall have been approved by the requisite vote of Lions Gate's shareholders in accordance with applicable law, Lions Gate's Certificate of Incorporation and by-laws and the rules of the American Stock Exchange and the Toronto Stock Exchange.

        (c) This Agreement and the Merger shall have been approved by the requisite vote of the Company's Shareholders in accordance with the DGCL and the Company's Certificate of Incorporation and by-laws.

        (d) The Company shall have been furnished with the appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsections (a), (b) and (c).

    9.4 DELIVERY OF DOCUMENTS. The Lions Gate Parties, as applicable, shall have executed and delivered, or caused to be executed and delivered, to the Company the following documents:

           (i) The Registration Rights Agreement, executed by Lions Gate.

           (ii) Concurrently with the execution of this Agreement, the Voting Agreement, executed by the parties thereto.

          (iii) Certified copies of the certificate of incorporation and by-laws of Lions Gate and certified resolutions by the board of directors and Company Shareholders of Lions Gate authorizing the execution of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby.

           (iv) Such other documents and instruments as the Company may reasonably request: (A) to evidence the accuracy of the representations and warranties of the Lions Gate Parties under this Agreement and the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Lions Gate Parties of, or the compliance by the Lions Gate Parties with, any covenant, obligation, condition and agreement to be performed or complied with by the Lions Gate Parties under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

           (v) Opinion of Heenan Blaikie and Loeb & Loeb LLP, counsel to the Lions Gate Parties, dated the Closing Date, in form and substance reasonably satisfactory to the Company.

    9.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, financial condition or operations of Lions Gate and its Subsidiaries taken as a whole.

    9.6 NO LITIGATION. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; (iii) result in the Lions Gate Common Stock being ineligible for trading on the American Stock Exchange or the Toronto Stock Exchange; or (iv) have a Material Adverse Effect on Lions Gate.

    9.7 EXCHANGE LISTING. The shares of Lions Gate Common Stock issuable in the Merger shall have been approved for listing on the American Stock Exchange and the Toronto Stock Exchange upon official notice of issuance.

    9.8 LIONS GATE MERGER REGISTRATION STATEMENT; BLUE SKY LAWS. The Lions Gate Merger Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities. All state securities or "Blue Sky" permits and other authorizations necessary to issue the Lions Gate Common Stock shall have been received.

    9.9 CANADIAN EXEMPTION. The issuance of the Lions Gate Common Stock and the first trade of the Lions Gate Common Stock shall be exempt from the applicable prospectus and registration requirements of any applicable Canadian jurisdiction and, where necessary, the discretionary rulings of the Canadian securities commissions contemplated in Section 7.5 shall have been obtained.

    9.10 EMPLOYMENT AGREEMENT. Concurrently with the Closing, Mark Amin shall have entered into an employment agreement with the Surviving Corporation.

    9.11 CREDIT LINE. After taking into account the transactions contemplated by this Agreement, Lions Gate shall have an aggregate credit line of US$100,000,000 under the Lions Gate Credit Agreement exclusive of (a) the Bank of Montreal term loans secured by Lions Gate Studios, (b) any debt of Cine-Groupe Corporation or its productions, (c) the Cdn. $16,500,000 (approximate) Lions Gate convertible promissory notes due July 31, 2003,
(d) the US$750,000 Lions Gate convertible promissory notes issued on the acquisition of Termite Art Productions, (e) tax credit financing for Hope Island and Higher Ground from Equicap Financial Corporation, (f) amounts outstanding under Lions Gate Films prints and advertising facility from Imperial Bank, and
(g) production financing related to American Psycho from Imperial Bank.

    9.12  SECTION 367.  The requirements set forth in Treasury Regulations
Section 1.367(a)--3(c)(1) shall be satisfied on the Closing Date.

                                   ARTICLE X
                             POST CLOSING COVENANTS

    The Parties agree as follows with respect to the period following Closing:

    10.1 BOARD APPOINTMENT. Promptly following the Effective Time, Mark Amin will be appointed to the Board of Directors of Lions Gate subject to the terms and conditions of that certain Employment Agreement by and between Lions Gate and Mark Amin dated as of even date hereof.

    10.2 INDEMNIFICATION OF DIRECTORS, OFFICERS AND MANAGERS OF THE COMPANY AND ITS PREDECESSORS; DIRECTORS' AND OFFICERS' INSURANCE.

        (a) For six years after the Effective Time, Lions Gate shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities (including advancement of expenses) arising out actions or omissions occurring on or prior to the Effective Time (including without limitation, the transactions contemplated by this Agreement) (i) to the fullest extent permitted by Delaware law, or (ii) if the protections afforded thereby to an Indemnified Party are greater, to the same extent and on the same terms and conditions provided for in the Company's certificate of incorporation and by-laws and agreements in effect at the date hereof (to the extent consistent with applicable law) (and of any corporation that shall succeed to it by merger, consolidation or otherwise), which provisions shall survive the Merger and continue in full force and effect for a period of six years after the Effective Time. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, Lions Gate shall cause the Surviving Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by an independent counsel selected by the Indemnified Party.

        (b) Lions Gate shall, for six years from the Effective Time, maintain in effect the current directors' and officers' liability insurance coverage listed, and identified as such, on Section 3.17 of the Company Disclosure Statement maintained by the Company (provided that Lions Gate may substitute therefor policies from insurers of the same quality rating of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors so long as substitution does not result in gaps or lapses in coverage) with respect to matters occurring through the Effective Time. Lions Gate shall deliver advance notice of any substitution of insurance policies to the persons insured thereby. Lions Gate shall also request that the insurer deliver notice of non-payment of premiums and at least 30 days advance notice of any cancellation of such policies to the persons insured by such policies.

        (c) In the event Lions Gate or any of its successors or assigns
    (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Lions Gate shall assume the obligations set forth in this Section 10.2.

        (d) The obligations of Lions Gate under this Section 10.2 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, fiduciary and agent to whom this Section 10.2 applies without the consent of each affected director, officer, employee, fiduciary and agent (it being expressly agreed that the directors, officers, employees, fiduciaries and agents to whom this Section 10.2 applies shall be third-party beneficiaries of this Section 10.2).

    10.3 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Company Shareholders the benefits of Rule 144 and 145 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Company Shareholder to sell securities of Lions Gate to the public without registration, Lions Gate agrees to: (a) make and keep public information available, as those terms are understood and defined in SEC
Rule 144 and 145, at all times; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and (c) furnish to any Company Shareholder forthwith upon request (i) a written statement by Lions Gate that it has complied with the reporting requirements of SEC Rule 144 and 145, the Securities Act and the Exchange Act,
(ii) a copy of the most recent annual or periodic report of Lions Gate and such other reports and documents so filed by Lions Gate, and (iii) such other information as may be reasonably requested in availing any Company Shareholder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

    10.4 EMPLOYEE BENEFITS. Lions Gate shall cause the Surviving Corporation to provide to all active employees of the Company at the Effective Time who become employed by the Surviving Corporation as of the Effective Time coverage by benefit plans or arrangements that are similar to benefit plans or arrangements currently provided by Lions Gate to its U.S.-based employees.

    10.5 GAIN RECOGNITION AGREEMENT. In order to satisfy Sections 8.12 and 9.12, certain Company Shareholders must each enter into a "Gain Recognition Agreement Under Section 1.367(a)-8", as defined in Treasury Regulation Section 1.367(a)-8 ("Five-Year Gain Recognition Agreement"). Upon receipt by Lions Gate of written notice by each such Company Shareholder that such Company Shareholder agrees to enter into such a Five-Year Gain Recognition Agreement and be bound by this Section 10.5, Lions Gate agrees to pay each such Company Shareholder who gives a copy of his or her executed Five-Year Gain Recognition Agreement to Lions Gate upon request, as additional consideration in connection with the Merger, an amount equal to the "Gross-Up Amount," as defined below, in the event Lions Gate directly or indirectly disposes of all or any portion of Company Common Stock or Company's assets in a manner that would require such Company Shareholder to recognize gain pursuant to the Five-Year Gain Recognition Agreement or the Treasury Regulations under Code Section 367 (the amount of such gain for each such Company Shareholder shall hereinafter be the "Section 367 Gain"). For purposes of this Section 10.5, "Gross-Up Amount" shall mean a lump sum payment, payable within thirty (30) days of the event giving rise to the payment obligation, equal to the product of the "Assumed Tax Factor" multiplied by the "Assumed Tax on Gain," as such terms are defined below. For purposes of this Section 10.5, "Assumed Tax on Gain" shall mean an amount of federal and all applicable state income tax liabilities imposed on the Section 367 Gain for such Company Shareholder, assuming that the highest marginal rate of federal income taxation on capital gains applicable to individuals for the taxable year in which such gain is recognized is imposed and that the highest marginal rate of state income taxation on capital gains applicable to individuals for the taxable year in which such gain is recognized is imposed plus interest thereon. For purposes of this Section 10.5, "Assumed Tax Factor" shall mean the fraction 1 divided by

                               [1-F-S + (F X S)],

where F is the highest marginal rate of federal income taxation on capital gains applicable to individuals for the taxable year in which such payment is made and S is the highest marginal rate of state income taxation on capital gains applicable to individuals for the taxable year in which such payment is made. In the event that it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that the amount of Section 367 Gain used as the basis for a payment under this Section 10.5 was too high, or if such Company Shareholder makes such a determination, files an amended return, and receives a refund, such Company Shareholder shall repay to Lions Gate, within 30 days of such Company Shareholder's receipt of the refund (or, in the event there is no refund forthcoming, the notice of such final determination), the portion of the Gross-Up Amount attributable to such overstated Section 367 Gain, plus any interest received by such Company Shareholder as part of such refund. In the event that it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding settled in good faith that the amount of Section 367 Gain used as the basis for a payment under this Section 10.5 was too low, or the capital gain rates were not applicable, or if such Company Shareholder makes such a determination, files an amended return, and pays tax, Lions Gate shall make an additional payment to such Company Shareholder, such amount to be calculated as a Gross-Up Amount but using only the additional
Section 367 Gain or the applicable marginal rate of taxation in the computation. Mark Amin is an intended third party beneficiary of Sections 10.1 and 10.5 and by signing this Agreement is deemed to have agreed to enter into a Five-Year Gain Recognition Agreement and be bound by this Section 10.5.

    10.6 SECTION 367 REPORTING. Lions Gate will cause the Surviving Corporation (in its own capacity, and in its capacity as successor to the Company) to take any and all actions a U.S. target company must take to avoid having the transaction treated as a taxable exchange under Code
Section 367(a)(1), including without limitation complying with all reporting requirements of Section 1.367(a)-3(c)(6) of the Treasury Regulations in connection with filing the U.S. Federal Income Tax Return for the Company for the period that ends on the Closing Date, except that Lions Gate and the Surviving Corporation shall be permitted to dispose of any stock, securities or assets, even if doing so causes gain recognition to some former shareholder(s) of the Company. At least 10 days prior thereto, Lions Gate shall notify any former shareholder of the Company who shall be a party to a gain recognition agreement pursuant to Section 1.367(a)-8 of the Treasury Regulations of any disposition of stock, securities or assets that could give rise to the requirement that gain will be recognized pursuant to such agreement, or that is required to be reported by such shareholder to the Internal Revenue Service in order to comply with the terms of such agreement, provided that the obligation to notify any former shareholder of the Company other than Mark Amin shall not arise until Lions Gate shall have received written notice from such other former shareholder that such former shareholder has entered into such a gain recognition agreement.

                                   ARTICLE XI
                                  TERMINATION

    11.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

        (a) by mutual written agreement of Lions Gate and the Company hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

        (b) by either the Company or Lions Gate upon notification to the non-terminating party by the terminating party:

           (i) at any time after November 30, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a material breach of this Agreement by the terminating party;

           (ii) if the Company Shareholder Approval or the Lions Gate Shareholder Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such shareholders, or any adjournment thereof, called therefor;

          (iii) if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement such that the conditions in Sections 8.1, 8.2, 9.1 or 9.2 will not be satisfied; provided, however, that if such breach is curable by the non-terminating party and such cure is reasonably likely to be completed prior to the date specified in Section 11.1(b)(i), then, for so long as the non-terminating party continues to use its reasonable efforts to effect and cure, the terminating party may not terminate pursuant to this
       Section 11.1(b)(iii);

           (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Merger and such order shall have become final and nonappealable;

        (c) by Lions Gate or the Company if the Company or its shareholders receive a Superior Offer in connection with which the Board of Directors of the Company exercises the rights specified in Section 6.5(c) to withhold, withdraw, amend or modify its recommendation of the Merger; or

        (d) by Lions Gate if the Company breaches Section 6.2 of this Agreement and Lions Gate is in substantial compliance with its obligations under this Agreement.

    11.2  EFFECT OF TERMINATION.

        (a) If this Agreement is validly terminated by either the Company or Lions Gate pursuant to Section 11.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the parties hereto, except (i) that nothing, other than Sections 11.2(b) and 11.2(c), contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement, and (ii) as provided in Sections 11.2(b) and 11.2(c).

        (b) In the event that Lions Gate or the Company terminates this Agreement pursuant to Section 11.1(c), then the Company shall, within one Business Day after receipt of a request from Lions Gate, pay to Lions Gate in cash (x) a termination fee of US$3,000,000 as liquidated damages and not as a penalty and (y) an amount equal to all documented out-of-pocket expenses and fees incurred by Lions Gate in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as Lions Gate's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger, Lions Gate's legal counsel and Lions Gate's independent accountants), PROVIDED, that in no event shall the amount of such reimbursable fees and expenses exceed $500,000 in the aggregate (the amounts referred to in clauses
    (x) and (y) above are collectively referred to as the "Company Termination Fee").

        (c) In the event that the Merger does not close due to the nonfulfillment of the conditions specified in Section 8.11 or Section 9.11, then Lions Gate shall, within one Business Day after receipt of a request from the Company, pay to the Company in cash (x) a termination fee of US$1,000,000 as liquidated damages and not as a penalty and (y) an amount equal to all documented out-of-pocket expenses and fees incurred by the Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as the Company's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger, the Company's legal counsel and the Company's independent accountants), PROVIDED, that in no event shall the amount of such reimbursable fees and expenses exceed US$250,000 in the aggregate (the amounts referred to in clauses (x) and (y) above are collectively referred to as the "Lions Gate Termination Fee").

        (d) The Parties acknowledge that the agreements contained in this
    Section 11.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if a Party fails to pay in a timely manner the amounts due pursuant to this Section 11.2 and, in order to obtain such payment, the other Party makes a claim that results in a judgment against such Party for the amounts set forth in this Section 11.2, such Party shall pay to the other Party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 11.2 as provided by this Agreement. Payment of the Company Termination Fee or the Lions Gate Termination Fee described in this Section 11.2 shall be in lieu of the amount of Adverse Consequences incurred in the event of breach of this Agreement.

                                  ARTICLE XII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in this Agreement shall be deemed conditions to the Merger, to the extent stated in Sections 8.1 and 9.1, and shall not survive the Closing or the termination of this Agreement.

                                  ARTICLE XIII
                                 MISCELLANEOUS

    13.1 PARTIES OBLIGATED AND BENEFITED. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement, except that the Company Shareholders shall be third party beneficiaries of this Agreement and except as provided in Sections 10.5 and 13.12. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

    13.2 NOTICES. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

    (a) If to Lions Gate, Merger Sub or the Surviving Corporation, to:

            Lions Gate Entertainment Corp.
           Suite 3123, Three Bentall Centre
           595 Burrard Street
           Vancouver, British Columbia V7X 1J1
           Attention: Gordon Keep, Senior Vice President
           Facsimile No. (604) 609-6145

        If to the Company before the Closing Date to:

            Trimark Holdings, Inc.
           4553 Glencoe Avenue, Suite 200
           Marina Del Rey, California 90292
           Attention: Mark Amin, Chief Executive Officer
           Facsimile No. (310) 314-4238

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

    13.3 ATTORNEYS' FEES. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

    13.4 HEADINGS. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

    13.5 CHOICE OF LAW. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of California, without giving effect to any choice of law provision or rule (whether of the State of California or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of California).

    13.6 RIGHTS CUMULATIVE. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

    13.7 FURTHER ACTIONS. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

    13.8 TIME OF THE ESSENCE. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

    13.9 LATE PAYMENTS. If either Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the prime rate reported in the WALL STREET JOURNAL from time to time.

    13.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    13.11 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Company Disclosure Statement, the Lions Gate Disclosure Statement and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties.

    13.12 THIRD PARTY BENEFICIARIES. The officers and directors of the Company, including Mark Amin in that capacity, are intended third party beneficiaries of this Agreement.

    IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                                       LIONS GATE ENTERTAINMENT CORP.,
                                                       a British Columbia corporation

                                                       By:  /s/ JON FELTHEIMER
                                                            -----------------------------------------

                                                       LGE MERGER SUB, INC.,
                                                       a Delaware corporation

                                                       By:  /s/ JOHN FELTHEIMER
                                                            -----------------------------------------

                                                       TRIMARK HOLDINGS, INC.,
                                                       a Delaware corporation

                                                       By:  /s/ MARK AMIN
                                                            -----------------------------------------
                                                            Mark Amin, individually
                                                            (as to Section 10.5 only)

                                   EXHIBIT 2
                               TOP COMPANY FILMS

 1.      "After the Storm"

 2.      "Another Day In Paradise"

 3.      "Blood Oranges"

 4.      "Blood Surf" aka "Krocodylus"

 5.      "Chairman of the Board"

 6.      "Cord"

 7.      "Cube"

 8.      "Diplomatic Siege" aka "Enemy of My Enemy"

 9.      "Eve's Bayou"

10.      "Fear of Flying" aka "Turbulence II"

11.      "Gateway" aka "Turbulence III"

12.      "Held Up" aka "Inconvenienced II"

13.      "King Cobra"

14.      "Leprechaun V"

15.      "Mummy" aka "Nora"

16.      "Skipped Parts"

17.      SNL Titles (including but not limited to "SNL-Chris Farley",
           "SNL-Adam Sandler" and "SNL-Mike Myers")

18.      "Stalk"

19.      "Star Kid"

20.      "Storm of the Century"

                                   EXHIBIT 3
                              TOP LIONS GATE FILMS

 1.      "American Psycho"

 2.      "Buffalo"

 3.      "Gods & Monsters"

 4.      "Affliction"

 5.      "Dogma"

 6.      "Ginger Snaps"

 7.      "Shadow of a Vampire"

 8.      "Onegin"

 9.      "The Dinner Game"

10.      "8 1/2 Women"

                                   EXHIBIT 5

1.  "ANOTHER DAY IN PARADISE"

2.  "BILLY'S HOLLYWOOD SCREEN KISS"

3.  "BLOOD ORANGES"

4.  "BLUE JUICE"

5.  "CARNIVAL OF SOULS"

6.  "CHAIRMAN OF THE BOARD"

7.  "CIRCLE OF PASSION" aka "Never Ever"

8.  "COLONY, THE"

9.  "CORD"

10. "CUBE"

11. "CURVE" aka "Dead Man's Curve"

12. "DELIVERY, THE"

13. "DENTIST II, THE"

14. "DIPLOMATIC SIEGE" aka "Enemy of My Enemy"

15. "EVE'S BAYOU"

16. "FEAR OF FLYING" aka "Turbulence II"

17. "GOING OVERBOARD"

18. "GROUND CONTROL"

19. "INCONVENIENCED II" aka "Held Up"

20. "JOE THE KING"

21. "KID IN ALADDIN'S PALACE" aka "Kid in Arabian Knights" aka "Kid in Aladdin's Court"

22. "KING COBRA"

23. "KROCODYLUS" aka "Blood Surf"

24. "LAST SEPTEMBER"

25. "LEPRECHAUN V"

26. "LET THE DEVIL WEAR BLACK"

27. "MEET WALLY SPARKS"

28. "MR. MURDER"

29. "MUMMY" aka "Nora" aka "Trance"

30. "MY TEACHER'S WIFE" aka "Bad with Numbers"

31. "NATURAL BORN KILLERS"

32. "NOAH DEARBORN" aka "The Secret Life of Noah Dearborn"

33. "PHOENIX"

34. "SKIPPED PARTS"

35. "SLAM"

36. SNL Titles (including but not limited to "SNL--CHRIS FARLEY", "SNL--ADAM SANDLER" and "SNL--MIKE MEYERS")

37. "SOMETIMES III" aka "Sometimes They Come Back for More"

38. "SPRUNG" aka "Dogs"

39. "STALK"

40. "STAND OFF" aka "Prairie Fire"

41. "STAR KID"

42. "STORM OF THE CENTURY"

43. "TAIL LIGHTS FADE"

44. "TREEHOUSE"

45. "TRUCKS"

46. "TWICE UPON A YESTERDAY"

47. ULTIMATE FIGHTING CHAMPIONSHIP 16 & 17

48. "WARLOCK III"

49. "AFTER THE STORM"

50. "TURBULENCE III" aka "Gateway"

                                                                      APPENDIX B

                               SALEM PARTNERS LLC

                                              June 6, 2000

Board of Directors
Trimark Holdings, Inc.
4553 Glencoe Avenue
Marina del Rey, CA 90292

Gentlemen:

    We understand that Lions Gate Entertainment Corp. (together with its subsidiaries and affiliates, "Lions Gate"), LGE Merger Sub, Inc., a wholly-owned subsidiary of Lions Gate ("Newco"), and Trimark Holdings, Inc. (the "Company") propose to enter into a Merger Agreement substantially in the form of the draft dated June 3, 2000 which has been furnished to us (the "Agreement"), whereby, among other things, the Company will be merged with and into Newco in a transaction (the "Merger") in which each share of the Company's outstanding common stock, par value $.001 per share ("Common Stock"), will be converted (the "Proposed Transaction") into:

        (a) the right to receive US$4.50 in cash; and

        (b) two shares of Lions Gate common stock; provided, however that to the extent the market Price per share of Lions Gate common stock as of the fifth calendar day prior to the date of the Company shareholders' meeting to approve the Proposed Transaction (and not any adjournment thereof) ("Current Market Price") is less than US$2.75 per share, then the number of shares of Lions Gate common stock delivered shall be the result obtained by dividing US$5.50 by the Current Market Price. Market Price shall be defined as the average of the last reported sale prices of Lions Gate common stock on the American Stock Exchange over the 30 consecutive trading days immediately prior to the day in which such average is measured.

    You have requested our opinion, as investment bankers as to the fairness, from a financial point of view, to the holders of the Common Stock of the Company of the consideration to be received by such holders in the Proposed Transaction.

    In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

     a. the Agreement and the financial terms of the Proposed Transaction set forth therein;

     b. the Company's Annual Reports on Form 10-K for the fiscal years ended June 30, 1998 and June 30, 1999;

     c. the Company's Quarterly Reports on Form 10-Q for the periods ended September 30, 1999, December 31, 1999 and March 31, 2000;

     d. certain other publicly available information concerning the Company and the trading market for the Common Stock;

     e. certain internal information relating to the Company, including various financial forecasts and projections based upon differing assumptions, provided to us by management of the Company;

     f. certain publicly available information, including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to the Company and the trading markets for certain of such other companies' securities; and

     g. the terms of certain recent business combinations which we believe to be relevant.

                               SALEM PARTNERS LLC

Trimark Holdings, Inc.
June 6, 2000
Page 2

    We have also met with certain officers and employees of the Company concerning its business and operations, assets, present condition and future prospects and undertaken such other studies, analyses and investigations as we deemed appropriate.

    In addition, we have reviewed and analyzed:

     a. Lions Gate's Annual Reports on Form 20-F for the fiscal years ended March 31, 1998 and March 31, 1999;

     b. Lions Gate's Quarterly Reports for the periods ended June 30, 1999, September 30, 1999 and December 31, 1999;

     c. Lions Gate's short form prospectus dated December 20, 1999 relating to Lions Gate's issuance of up to 13,000 units, each consisting of one 5.25% Convertible Redeemable Preferred Share, Series A and 425 Common Share Purchase Warrants;

     d. the draft balance sheet of Lions Gate as of March 31, 2000 and provided to us on June 2, 2000;

     e. certain other publicly available information, including research reports, concerning Lions Gate and the trading market for the common shares of Lions Gate;

     f. certain publicly available information including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to Lions Gate; and

     g. certain internal information relating to Lions Gate, including various financial forecasts and projections based upon differing assumptions, provided to us by management of Lions Gate.

    We have also conducted discussions with certain members of senior management of Lions Gate with respect to Lions Gate's business and operations, assets, present condition and future prospects, and undertaken such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have not made, obtained or assumed any responsibility for any independent evaluation or appraisal of any the properties and facilities or of the assets and liabilities of the Company or Lions Gate. We have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information. In addition, we have assumed that the Company's and Lions Gate's forecasts and projections supplied to us represent the best current judgment of the Company's and Lions Gate's management, respectively, as to the future financial condition and results of operations of the Company and Lions Gate, and have assumed that such forecasts and projections have been reasonably prepared based on such current judgment. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based.

    We were not asked to and did not participate in any efforts to solicit third-party offers to acquire all or part of the Company, nor did we evaluate potential alternative transactions. The management of the Company has instructed us to provide this opinion on that basis.

    We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and does not represent an opinion as to what the trading value of Lions Gate's common shares will be when the Merger is consummated.

                               SALEM PARTNERS LLC

Trimark Holdings, Inc.
June 6, 2000
Page 3

    We do not express any views on any terms of the Proposed Transaction other than the fairness from a financial point of view of the consideration to be received by the holders of Common Stock. In particular, we express no views on any agreements or arrangements which might be concluded between Lions Gate and the Company after the date thereof.

    In addition, upon the advice of the Company, we have assumed that the Merger will qualify as a tax-free transaction to the holders of the Common Stock, except to the extent such holders receive cash in the Merger.

    As you are aware, Salem Partners has not received any compensation from the Company or Lions Gate in connection with any prior investment banking services other than the Proposed Transaction. A significant portion of our fee is contingent upon the consummation of the Proposed Transaction.

    It is understood that this letter is solely for the benefit and use of the Board of Directors of the Company in its consideration of the Proposed Transaction. This letter does not constitute a recommendation to any holder of the Common Stock as to whether to vote in favor of the Merger and should not be relied upon by any stockholder as such. This opinion does not address the relative merits of the Proposed Transaction and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Proposed Transaction or the underlying business decision of the Board of Directors of the Company to proceed with or effect the Proposed Transaction. This opinion may be included in its entirety in any proxy statement/prospectus with respect to the Proposed Transaction, but it may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

    Based upon and subject to the foregoing, it is our opinion that the consideration to be received by the holders of the Common Stock in the Proposed Transaction is fair from a financial point of view to such holders.

                                          Very truly yours,
                                          /s/ Salem Partners

                                          SALEM PARTNERS LLC

                                                                      APPENDIX C

                                                                      APPENDIX C

                          CALIFORNIA CORPORATIONS CODE
                               SECTIONS 1300-1304
                               DISSENTERS' RIGHTS

    Section1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

    Section1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of
Section 1300, unless they lose their status as dissenting shares under
Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

    Section1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

    Section1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

    Section1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                 DELAWARE CODE
                                  SECTION 262
                                APPRAISAL RIGHTS

    Section262 (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.

    Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX D

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K
                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

(MARK ONE)

   /X/ Annual report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                    For the fiscal year ended JUNE 30, 1999 or

   / / Transition report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                  For the transition period from             to

                         Commission file number: 0-18613

                             TRIMARK HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)

                      DELAWARE                                             95-4272695
  (State or other jurisdiction of incorporation or          (I.R.S. Employer Identification Number)
                    organization)

            4553 GLENCOE AVE., SUITE 200                                     90292
             MARINA DEL REY, CALIFORNIA                                    (Zip code)
      (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (310) 314-2000

          Securities registered pursuant to Section 12(b) of the Act:
                                     (NONE)

               Name of each exchange on which registered: (NONE)

          Securities registered pursuant to Section 12(g) of the Act:
                                Title of Class:
                         COMMON STOCK, $.001 PAR VALUE

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES /X/ NO / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. / /

    As of September 1, 1999, the aggregate market value of Common Stock held by non-affiliates of the registrant was approximately $8,880,000. All officers, directors and more than ten percent (10%) shareholders of the registrant are deemed "affiliates" of the registrant solely for the purpose of calculating such aggregate market value.

    The number of shares of Common Stock of the registrant outstanding as of September 1, 1999 was 4,604,677, excluding shares held by the registrant as treasury stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Portions of the registrant's definitive proxy statement (the "1999 Proxy Statement") to be filed pursuant to Regulation 14A not later than 120 days after the end of the fiscal year (June 30, 1999) are incorporated by reference in
Part III.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1.  BUSINESS

GENERAL

    Trimark Holdings, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiary, Trimark Pictures, Inc., a California corporation ("Trimark"), is a worldwide distributor of entertainment software, primarily engaged in the distribution of feature films in the domestic home video and theatrical markets and in the licensing of distribution rights to motion pictures for international markets. Trimark Television, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, licenses television rights to feature films, television series, music and children specials, and documentaries in both the international and domestic markets.

    As an independent distribution company, the Company acquires the rights to motion pictures from a variety of sources, including studios, production companies and independent producers. Generally, the Company acquires the rights to completed motion pictures. However, in order to secure rights to motion pictures which might not otherwise be available to the Company and to acquire a wider array of distribution rights on more favorable terms, the Company also secures the rights to motion pictures prior to or during production. The Company distinguishes itself from the major motion picture studios and certain other independent video distribution companies by acquiring rights to motion pictures which may not be cost effective for many of its larger competitors to distribute.

    Distribution rights which the Company may acquire include:
(a) DOMESTIC--home video, --free television, --pay television (including cable and pay-per-view), --theatrical and--electronic publishing
(b) INTERNATIONAL--all media.

    The Company was formed in August 1984 and began operations as a domestic home video distributor in early calendar year 1985 by acquiring exclusive home video distribution rights to motion pictures and other audio-visual entertainment programs which it packaged, advertised, promoted, sold, had duplicated, and shipped to home video wholesalers for resale to retailers throughout the country. The Company generally sells videocassettes to wholesale distributors for resale to the approximately 25,000 video rental stores in the United States.

    In 1987, the Company began distributing and sublicensing motion pictures for distribution in the international market. The Company considered this an opportunity to grow in an area closely related to its video business, while offering new opportunities to acquire broader distribution rights to motion pictures in all media.

    On May 15, 1990, the Company was re-incorporated in Delaware. The principal assets of the Company are the capital stock of Trimark Pictures and Trimark Television; the material business of the Company is conducted through these companies. Unless noted otherwise, all references to the Company in this filing include its subsidiaries.

    On June 29, 1990, the Company effected an initial public offering of 1,300,000 shares of Common Stock and an additional 200,000 shares of Common Stock were sold by selling stockholders.

    On December 31, 1991, the Company acquired Trimark Television (which at the time was named International Broadcast Systems, Ltd.) a publicly traded company, for $1.6 million in cash. Trimark Television specializes in the distribution of television programming, and licenses television productions to broadcasters throughout the world.

    On June 1, 1992, the Company changed its name from Vidmark, Inc. to Trimark Holdings, Inc. On June 24, 1992, Trimark changed its name from Vidmark, Inc. to Trimark Pictures, Inc. The name changes reflect the Company's diversification of its distribution streams.

    In March of 1993, the Company formed Trimark Interactive to expand the core business of film production and video distribution into the emerging market for interactive entertainment software and multimedia. In March 1997, the Company sold substantially all assets (primarily intellectual properties and inventory) of Trimark Interactive to an unrelated independent entertainment and interactive music publisher. The Company is no longer engaged in the market for interactive entertainment software and multimedia.

    On May 28, 1999, the Company formed a majority owned subsidiary
CinemaNow, Inc. to engage in the business of streaming films over the internet using Trimark Pictures library as well as acquiring the internet rights of other films or film libraries.

THE UNITED STATES MOTION PICTURE INDUSTRY

    The United States motion picture industry encompasses the production and theatrical exhibition of feature-length motion pictures and the subsequent distribution of such pictures in home video, television and other ancillary markets. The industry is dominated by the major studios--some of which have divisions which are promoted as "independent" distributors of motion pictures--including Universal Pictures, Warner Brothers (including Turner Pictures, New Line Cinema and Castle Rock Entertainment), Twentieth Century Fox, Sony Pictures Entertainment (including Columbia Pictures and Tristar Pictures), Paramount Pictures, The Walt Disney Company (including Buena Vista, Touchstone and Miramax) and MGM (including Metro Goldwyn Mayer Pictures, United Artists Pictures, Orion Pictures and Goldwyn Entertainment Company), which historically have produced and distributed the majority of theatrical motion pictures released annually in the United States. In recent years, however, "independent" motion picture production companies have played an important role in the production of motion pictures for the worldwide feature film market. There are also a large number of smaller production companies such as the Company and other entities that produce theatrical motion pictures.

    The "majors" generally own their production studios and have national or worldwide distribution organizations. Major studios typically release films with direct production costs generally ranging from approximately $25 million to $100 million or more, and provide a continual source of motion pictures to the nation's theatrical exhibitors. The independents do not own production studios and, with certain exceptions, have more limited distribution capabilities than the major studios. Independents typically produce fewer motion pictures at substantially lower average production costs than major studios.

    Motion Picture Production and Financing. The production of a motion picture begins with the screenplay adaptation of a popular novel or other literary work acquired by the producer or the development of an original screenplay having its genesis in a story line or scenario conceived of or acquired by the producer. In the development phase, the producer typically seeks production financing and tentative commitments from a director, the principal cast members and other creative personnel. A proposed production schedule and budget also are prepared during this phase.

    Upon completing the screenplay and arranging financing commitments, pre-production of the motion picture begins. In this phase, the producer engages creative personnel to the extent not previously committed; finalizes the filming schedule and production budget; obtains insurance and secures completion guarantees, if necessary or available; establishes filming locations and secures any necessary studio facilities and stages; and prepares for the start of principal photography.

    Principal photography, the actual filming of the screenplay, may extend from four to sixteen weeks or longer, depending upon such factors as budget, location, weather and complications inherent in the screenplay. Following completion of principal photography, the motion picture is edited, opticals, dialogue, music and any special effects are added, and voice, effects and music sound tracks and picture are synchronized during post-production. This results in the production of the negative from which the release prints of the motion picture are made.

    The cost of a motion picture produced by an independent production company for limited distribution ranges from approximately $1 million to $12 million as compared with $25 million to $100 million or more for commercial films produced by major studios for wide release. Production costs consist of acquiring or developing the screenplay, film studio rental, cinematography, post-production costs and the compensation of creative and other production personnel. Distribution expenses, which consist primarily of the costs of advertising and release prints, are not included in direct production costs.

    The major studios generally fund production costs from cash flow from their motion picture and related activities, licensing fees generated from film library holdings, and, in some cases, from unrelated businesses. Substantial overhead costs, consisting largely of salaries and related costs of the development, production, distribution and marketing staff and physical facilities maintained by the major studios, also must be funded.

    Independent production companies generally avoid incurring substantial overhead costs by hiring creative and other production personnel and retaining the other elements required for pre-production, principal photography and post-production activities on a project-by-project basis. Unlike the major studios, the independents also typically finance their production activities from bank loans, "pre-sales" agreements, equity offerings and joint ventures. Independents generally attempt to complete their financing of a motion picture production prior to commencement of principal photography, at which point substantial production costs begin to be incurred and require payment.

    "Pre-sales" are often used by independent film companies to finance all or a portion of the direct production costs of a motion picture. Pre-sales consist of license fees paid to the producer by third parties in return for the right to exhibit the completed motion picture in theaters or to distribute it in home video, television, international or other ancillary markets. Producers with distribution capabilities may retain the right to distribute the completed motion picture either domestically or in one or more foreign markets. Producers may separately license theatrical, home video, television, foreign and all other distribution rights among several licensees. The producer may also at times be able to acquire additional production funds through "gap financing," whereby a lender loans a portion of the production funds based on a distributor's estimate of the value of distribution rights. Although "gap financing" is currently available through a variety of lenders, there can be no assurance such lenders will continue to make funds available on this basis in the future.

    Both major studios and independent film companies often acquire motion pictures for distribution through a customary industry arrangement known as a "negative pickup," under which the studio or independent film company agrees to acquire from an independent production company all rights to a film upon completion of production. The independent production company normally finances production of the motion picture pursuant to financing arrangements with banks or other lenders in which the lender is granted a security interest in the film and the independent production company's rights under its arrangement with the studio or independent. When the studio or independent "picks up" the completed motion picture, it assumes or pays the production financing indebtedness incurred by the production company in connection with the film. In addition, the independent production company is paid a production fee and generally is granted a participation in the net profits of the motion picture.

    Both major studios and independent film companies generally incur various third-party participations in connection with the production and distribution of a motion picture. These participations are contractual rights of actors, directors, screenwriters, owners of rights and other creative and financial contributors entitling them to share in revenues or net profits (as defined in the respective agreements) from a particular motion picture. Except for the most sought-after talent, participations are generally payable after all distribution and marketing fees and expenses, direct production costs and financing costs are paid in full.

MOTION PICTURE DISTRIBUTION.

    Motion picture distribution encompasses the distribution of motion pictures in theaters and in ancillary markets such as home video, pay-per-view, pay television, broadcast television, foreign and other markets. The distributor typically acquires rights from the producer to distribute a motion picture in one or more markets. For its distribution rights, the distributor typically agrees to advance the producer a certain minimum royalty or guarantee, which is to be recouped by the distributor out of revenues generated from the distribution of the motion picture and is generally nonrefundable. The producer also is entitled to receive a royalty equal to an agreed-upon percentage of all revenues received from distribution of the motion picture over and above the royalty advance.

    THEATRICAL DISTRIBUTION. The theatrical distribution of a motion picture involves the manufacture and transportation of release prints, the promotion of the picture through advertising and publicity campaigns and the licensing of the motion picture to theatrical exhibitors. The size and success of the promotional advertising campaign can materially affect the revenues realized from the theatrical release of a motion picture. The major studios can spend in excess of $50 million to promote motion pictures, and have average combined print and advertising costs in excess of $20 million. The costs incurred in connection with the distribution of a motion picture can vary significantly, depending on the number of screens on which the motion picture is to be exhibited and the competition among distributors for theaters during certain seasons. Similarly, the ability to exhibit motion pictures in the most popular theaters can affect theatrical revenues.

    The distributor and theatrical exhibitor generally enter into an arrangement providing for the exhibitor's payment to the distributor of a percentage of the box office receipts for the exhibition period, in some cases after deduction of the theater's overhead, or a flat negotiated weekly amount. The distributor's percentage of box office receipts varies widely, depending upon the success of the motion picture at the box office and other factors. Distributors carefully monitor the theaters which have licensed the picture for exhibition to ensure that the exhibitor promptly pays all amounts due the distributor. Substantial delays in collection are not unusual.

    Successful motion pictures may continue to play in theaters for up to four
(4) months or longer following their initial release. Concurrently with their release in the United States, motion pictures generally are released in Canada and may also be released in one or more other foreign markets. Motion pictures are generally made available for distribution in markets subsequent to theatrical as follows:

                                                  MONTHS AFTER      APPROXIMATE
                                                 INITIAL RELEASE   RELEASE PERIOD
                                                 ---------------   --------------
Domestic home video............................  4-6 months        --
Domestic pay-per-view..........................  6-9 months        3 months
Domestic pay television........................  10-18 months      12-21 months
Domestic network or basic cable................  30-36 months      18-36 months
Domestic syndication...........................  30-36 months      3-15 years
Foreign home video.............................  6-12 months       --
Foreign television.............................  18-24 months      3-12 years

    HOME VIDEO. The home video distribution business involves the promotion and sale of videocassettes and videodiscs to local, regional and national video retailers (e.g., video specialty stores, convenience stores, record stores and other outlets), which then rent or sell such videocassettes and videodiscs to consumers primarily for private viewing.

    Certain films are not initially released theatrically but may instead be initially released to home video. Given the increasing preference of retail video stores for successful theatrical releases, it has become increasingly difficult to secure the initial release of a film directly to home video, and the economic opportunity for such films where such a release is obtained has greatly diminished. To address the change in preference in the domestic home video market, the Company has focused its resources on distributing an increased number of specialized films theatrically as well as films premiering on pay television, and decreasing the releases of straight-to-video films. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    Major feature films are usually scheduled for release in the home video market within four to six months after theatrical release to capitalize on the theatrical advertising and publicity for the film. Promotion of new releases is generally undertaken during the nine to twelve weeks before the release date. Videocassettes of feature films are generally sold to domestic wholesalers at approximately $40 to $60 per unit and generally are rented by consumers for fees ranging from $1 to $5 per day. Wholesalers who meet certain sales and performance objectives may earn rebates, return credits and cooperative advertising allowances. Selected titles, including certain made-for-video programs, are priced significantly lower to encourage direct purchase by consumers. Direct sale to consumers is referred to as the "priced-for-sale" or "sell through" market. Typically, owners of films do not share in video rental income; however, video distributors are beginning to enter into revenue sharing arrangements with major video retail stores. Under such arrangements, videocassettes are sold at a reduced price to video rental stores (usually $8 to $15 per video cassette) and a percentage of the video rental revenue is then shared with the owners (or licensors) of the films. Home video arrangements in international territories are similar to those in domestic territories except that the wholesale prices may differ.

    Overall growth in the domestic home video market has slowed as growth in the number of new outlets and new VCR homes has moderated. The growth in outlets designed to specifically serve the rental market has decreased over the past year, while the number of outlets which offer videocassettes and digital video discs (DVD) for sale has increased. The sell through market continues to grow with strong sales in the traditional family entertainment market and a growing number of hit feature films initially released at prices generally below $30. Furthermore, technological developments which internet companies, regional telephone companies and others are developing could make competing delivery systems economically viable and could affect the home video marketplace.

    PAY-PER-VIEW. Pay-per-view television allows cable and satellite television subscribers to purchase individual programs, including recently released motion pictures and live sporting, music or other events, on a "per use" basis. The subscriber fees are typically divided among the program distributor, the pay-per-view operator and the cable system operator.

    PAY TELEVISION. Pay television allows subscribers to view premium channels such as HBO/Cinemax, Showtime/The Movie Channel and other pay television networks offered by cable and satellite system operators for a monthly subscription fee. The pay television networks acquire a substantial portion of their programming from motion picture distributors. New markets may develop with the maturation of newly emerging direct broadcast satellite (DBS) systems and other digital television systems.

    Broadcast and Basic Cable Television. Broadcast television allows viewers to receive, without charge, programming broadcast over the air by affiliates of the major networks (ABC, CBS, NBC and Fox), recently formed networks (UPN and WB Network), independent television stations and cable and satellite networks and stations. In certain areas, viewers may receive the same programming via cable transmission for which subscribers pay a basic cable television fee. Broadcasters or cable systems operators pay fees to distributors for the right to air programming a specified number of times.

    FOREIGN MARKETS. In addition to their domestic distribution activities, some motion picture distributors generate revenues from distribution of motion pictures in foreign theaters, home video, television and other foreign markets. There has been a dramatic increase in recent years in the worldwide demand for filmed entertainment. This growth is largely due to the privatization of television stations, introduction of direct broadcast satellite services, and increased home video and cable penetration.

    OTHER MARKETS. Revenues also may be derived from the distribution of motion pictures to airlines, schools, libraries, hospitals and the military, licensing of rights to perform musical works and sound recordings embodied in a motion picture, and licensing rights to manufacture and distribute merchandise, clothing and similar commercial articles derived from characters or other elements of a motion picture.

    NEW TECHNOLOGIES. New means of delivery of entertainment product are constantly being developed and offered to the consumer. The impact of emerging technologies such as direct broadcast satellites and the internet, on the Company's operations cannot be determined at this time. However, as a holder of entertainment copyrights, the Company monitors these new media possibilities.

ACQUISITION OF MOTION PICTURE DISTRIBUTION RIGHTS BY THE COMPANY

    GENERAL. Distribution rights to motion pictures can encompass various media (e.g., theatrical, home video, free or pay television, electronic publishing) and various markets or territories (e.g., the United States and Canada, Great Britain, Japan). The Company prefers to acquire worldwide distribution rights to a motion picture in all media wherever feasible.

    The Company uses a similar decision making process in analyzing the acquisition of a completed or an uncompleted movie. The Company collects information concerning new motion pictures being contemplated or entering the production cycle. This information is obtained from trade sources and from personal relationships and contacts. The acquisition process focuses on productions which seem most likely to fit the Company's requirements. Before the Company acquires distribution rights for any motion picture, the Company analyzes not only the picture's projected costs, revenues, and scheduling but also the effect of these assumptions on overall Company performance. Management bases its acquisition decisions on the results of this evaluation process and will not make offers with risks that, in management's opinion, could materially adversely affect the Company's profitability. The Company's credit facility imposes limitations on the size of minimum guarantees or production or acquisition costs the Company can incur without the lender's approval. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    When the Company acquires distribution rights to a motion picture prior to its production, it makes only limited commitments to advance funds before completion. After acquisition of the rights of a motion picture prior to its production, the Company typically has approval rights over key production elements and maintains a production supervisory staff to monitor the production process. The Company's current policy is to acquire distribution rights for motion pictures which will not be subject to material restrictions on release and exhibition.

    DOMESTIC HOME VIDEO DISTRIBUTION RIGHTS. The Company generally acquires domestic (United States and Canadian) home video rights under exclusive licenses, for terms ranging from five years to perpetuity, in return for a minimum guarantee against future royalties based on a percentage of a videocassette's wholesale net revenues. The value of a motion picture's domestic home video rights generally increases as its domestic theatrical print and advertising budget increases. Some of the Company's licenses require the licensor or theatrical distributor to make minimum print and advertising expenditures. In other instances, the Company has agreed to release and or pay print and advertising expenses for a motion picture's theatrical distribution.

    Domestic home video sales are promoted through regional direct sales personnel who contact home video wholesale distributors and large retail video stores. Substantially all of the Company's home video rental sales have been made to ten (10) wholesale video distributors and two (2) retail video stores.

    In February 1994, the Company formed a sell through unit to maximize the profit potential of its 600+ title library and acquire new products for the growing video sell through and DVD market. Currently the Company distributes or sells directly to mass merchandisers such as Wal-Mart, Costco, Target and Best Buy and others who buy large volumes of the Company's videos and DVD's to be sold directly to the consumer.

    DOMESTIC THEATRICAL DISTRIBUTION RIGHTS. The Company acquires theatrical distribution rights on a selective basis and distributes motion pictures for exhibition by both major theater chains and numerous independent theaters throughout the United States.

    Management of the Company considers the theatrical distribution of film important as a marketing tool which enhances video and international sales. Accordingly, the Company seeks to acquire theatrical distribution rights as part of an acquisition where possible, even if a film ultimately will not be released theatrically. The Company released six films during fiscal 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company currently targets motion pictures for distribution to various demographic audiences on a specialized basis, and such pictures can be distributed less expensively on a limited or more regional basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Specialized motion pictures are characterized by underlying literary and artistic elements intended to appeal primarily to sophisticated or niche audiences and are generally substantially less expensive to produce and distribute than films produced for wide release. It is not uncommon for films to suffer theatrical losses primarily due to increased advertising expenditures, but to have increased performance in video and other ancillary media that may partially or totally offset such losses. The management of the Company believes that the theatrical market has significant upside potential should any particular film perform well. However, no assurance can be made as to results with respect to any particular release.

    The Company is in various stages of post production, production, development and pre-production on a number of projects, and intends to release theatrically six (6) to eight (8) films in fiscal 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    DOMESTIC TELEVISION DISTRIBUTION RIGHTS. The Company acquires television distribution rights as part of the overall acquisition whenever possible. In addition, television distribution rights are acquired specifically for distribution by Trimark Television.

    The Company hired additional personnel in fiscal 1998 to develop and oversee the production and sales of long-form programming for initial release on broadcast or major cable networks. The Company intends to sell four (4) to six
(6) films and "movies of the week" which will premier on major cable networks or broadcast stations.

    Television networks, independent television networks, television stations and cable system operators generally license television series, films and film packages (consisting of theatrically released feature films and made-for-television movies) pursuant to agreements with distributors or syndicators that allow a fixed number of telecasts over a prescribed period of time for a specified cash license fee or for barter of advertising time.

    Pay/Cable television services usually license pictures for initial exhibition commencing approximately 10 to 18 months after initial domestic theatrical release or six months after domestic home video release. Licensing of such properties is generally accomplished pursuant to agreements which allow a fixed number of telecasts over a prescribed period of time for a specified license fee.

    INTERNATIONAL DISTRIBUTION RIGHTS. International distribution rights include rights in various media (e.g., television, theatrical and home video) and to various territories (e.g., Germany, Italy, Japan and the United Kingdom). To acquire these rights, the Company is usually required to pay a minimum guarantee. The minimum guarantee, along with specific recoupable marketing and other expenses, is recovered from the motion picture's gross revenues before the producer begins to participate in the net revenues. The Company maintains a sales force to manage international sales and to promote its motion pictures at film markets, including the Cannes Film Festival in France, the American Film Market (AFM) in Los Angeles and The Milan Film Festival (MIFED) in Italy.

MARKETING AND SELLING

    The Company's marketing operations are focused on domestic home video, international licensing, theatrical distribution and television distribution. The Company designs its own promotional campaigns for each motion picture; commissions the art work for advertising, trade show displays and packaging; and arranges for the printing, production and distribution of all promotional materials.

    Domestic home video sales are promoted through regional direct sales personnel who contact home video wholesale distributors and large retail video stores. The Company's largest wholesale video customer is Ingram Entertainment which represents approximately eleven percent (11%) of net revenues for the fiscal year ended June 30, 1999.

    The Company, when appropriate, test markets its motion pictures in the domestic theatrical market. If the response is satisfactory, the Company will proceed to distribute the picture. The Company handles the sales, marketing and servicing of its theatrical releases.

    International sales operations consist of promoting and sublicensing the Company's motion pictures to independent territorial distributors for release on specified media within designated territories.

    The Company maintains a sales force to manage international sales and to promote its motion pictures at foreign film markets. The Company continues to expand its worldwide television distribution in order to maximize the unexploited television rights which it holds. The Company distributes product directly to broadcasters in both the international and domestic markets and licenses product for other companies and producers.

COMPETITION

    The motion picture distribution business and other related entertainment businesses are highly competitive. The Company's competitors in domestic home video distribution have included the home video divisions of the major studios, such as Warner Bros., The Walt Disney Company, Universal, Paramount, Fox and Sony/Columbia; and independent distributors, including Artisan Entertainment. Many of these competitors have greater access to feature films and significantly greater resources than the Company.

    In the international distribution market, the Company competes with a wide range of companies from small independents exclusively focused upon certain classes of motion pictures like J & M Entertainment and Mark Damon Productions, to the major studios which have expanded distribution in international territories, such as Disney's Buena Vista International.

INTELLECTUAL PROPERTY RIGHTS

    Copyright protection is a serious problem in the video cassette distribution industry because of the ease with which cassettes may be duplicated. In the past, certain countries permitted video pirating to such an extent that the Company did not consider these markets viable for distribution. Video distributors, including the Company, have initiated legal actions to enforce copyright protection and management believes the problem to be less critical at the present time.

    The Company is currently using the trademark "TRIMARK HOME VIDEO" in connection with its domestic home video distribution, "TRIMARK PICTURES" in connection with films distributed domestically and licensed internationally and uses "TRIMARK TELEVISION" in connection with licenses to free, pay and cable television. The trademark "TRIMARK PICTURES" has been registered with the Commissioner of Patents and Trademarks. The Company regards its trademarks as valuable assets and believes that its trademarks are an important factor in marketing its products.

REGULATION AFFECTING THE COMPANY

    Distribution rights to motion pictures are granted legal protection under the copyright law of the United States and most foreign countries, which provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of motion pictures. The Company endeavors to maintain copyright protection for all its films under the laws of all applicable jurisdictions.

    The Code and Ratings Administration of the Motion Picture Association of America, an industry trade association, assigns ratings for age group suitability for theatrical distribution of motion pictures. The Company submits most of its films for such ratings. A substantial number of the Company's films are rated "R;" under rules enforced by theatrical exhibitors, children under certain ages may attend the applicable motion picture only if accompanied by an adult.

    In addition, United States television stations and networks as well as foreign governments impose additional restrictions on the content of motion pictures which may restrict in whole or in part exhibition on television or in a particular territory. There can be no assurance, therefore, that current or future restrictions on the content of Company films, may not limit or affect the Company's ability to exhibit certain of such motion pictures in such media or markets.

EMPLOYEES

    As of June 30, 1999, the Company had 97 full-time employees, 40 of whom were engaged in sales and marketing. None of the Company's employees are covered by a collective bargaining agreement, although some of the Company's subsidiaries are subject to guild agreements. Management believes that its employee relations are good.

ITEM 2.  PROPERTIES

    The Company began leasing new corporate office space in Marina del Rey, California in September 1999 for a term of ten years expiring on September 3, 2009. These premises contain approximately 23,000 square feet of office space. Previously the Company had leased 26,000 Square feet of corporate office space in Santa Monica, CA under a lease of seven years.

ITEM 3.  LEGAL PROCEEDINGS

    The Company is subject to claims and suits arising from disputes over copyrights, clear title and contractual matters arising from its distribution contracts. Such proceedings are not considered material to the Company's business.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    Not applicable. No matters were submitted to a vote by the Company's security holders during the fourth quarter of its fiscal year.

ITEM 4A.  EXECUTIVE OFFICERS OF THE REGISTRANT

    The following table sets forth the names, ages and all positions with the Company currently held by each person who may be deemed an executive officer of the Company. Executive officers serve at the discretion of the Board of Directors. Except as otherwise indicated, each of the executive officers serves in similar positions for both the Company and Trimark. Unless otherwise noted, all references to the Company include Trimark.

NAME                                          AGE      POSITION
----                                        --------   --------
Mark Amin.................................     49      Chairman of the Board and Chief Executive
                                                       Officer
Cami Winikoff.............................     36      Executive Vice President and Chief
                                                       Administrative Officer of Trimark
Peter Block...............................     36      Executive Vice President of Trimark
Sergei Yershov............................     33      Senior Vice President of Trimark
Jeff Gonzalez.............................     31      Chief Financial Officer, Treasurer and
                                                       Secretary
Andrew Reimer.............................     42      Senior Vice President of Trimark

    MARK AMIN is a founder of the Company and has served as its Chairman of the Board since November 1988 and Chief Executive Officer since January 1994.
Mr. Amin served as a Director, President and Chief Executive Officer of the Company from its incorporation in 1984 until December 1989. In 1981, Mr. Amin co-founded 20/20 Video, a video specialty store in Los Angeles, California, and served as a director of 20/20 Video from 1981 until 1988. Mr. Amin sold his entire stock interest in 20/20 Video in 1987. Mr. Amin graduated from the Graduate School of Management at the University of California, Los Angeles with an MBA in marketing in 1975, and was previously awarded a BA degree in economics by the University of Kansas.

    CAMI WINIKOFF joined Trimark in August 1990, in November 1991 was appointed Director of Production, in January 1995 was appointed Vice President of Production, in January 1997 was appointed Senior Vice President and has served as Executive Vice President, Chief Administrative Officer since September 1997. Before joining Trimark Ms. Winikoff was an independent producer.

    PETER BLOCK joined Trimark in September 1993 and was recently appointed Executive Vice President of Acquisitions, Distribution and New Media for Trimark. Prior to Trimark, Mr. Block represented writers and producers, worked for the WGA, and in the marketing and studio operations departments at the Walt Disney Company. Mr. Block received his J.D. from USC, MBA from the University of California, Los Angeles and B.A. from Duke University.

    SERGEI YERSHOV joined Trimark in January 1995 as Director of International Sales, in January 1996 was appointed Vice President of International Distribution and has served as Senior Vice President, International since August 1998. From November 1991 to June 1992 Mr. Yershov was Director of International Sales for West Side Studios located in Los Angeles, California, and from July 1992 to December 1994 served as Vice President of International Distribution for the same organization. Mr. Yershov graduated in 1988 from Military Aerospace Academy, St. Petersburg with a major in Computer Science and Telecommunications.

    JEFF GONZALEZ joined the Company in September 1998 as Chief Financial Officer and Secretary. From 1994 until 1998, Mr. Gonzalez was Controller of Morgan Creek Productions, Inc., a motion picture production company based in Burbank, California. From 1991 until 1994, Mr. Gonzalez was a Senior Auditor at PricewaterhouseCoopers LLP, a worldwide public accounting firm. Mr. Gonzalez graduated in 1990 from the University of California, Los Angeles with a BA in economics and is a certified public accountant (non-active).

    ANDREW REIMER joined Trimark in April 1995 as the Vice President of Domestic Television. In July 1997 he was appointed Senior Vice President of Worldwide Television. Prior to joining Trimark, Mr. Reimer was one of the founders of, as well as the senior programming executive at, Action Pay-Per-View. Mr. Reimer also spent 6 1/2 years at Warner Bros. in various capacities, including Business Affairs, Film Acquisition, and Strategic Planning. Mr. Reimer graduated from the Graduate School of Management at the University of California, Los Angeles with an MBA in marketing, and was previously awarded a BA degree in Music from the State University of New York at Binghamton.

                                    PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
         MATTERS

    The Company's Common Stock began trading on the over-the-counter market on June 29, 1990 following the effectiveness of the Company's Registration Statement on Form S-1. Prior to that date, there was no public market for the Common Stock. The Common Stock is listed and reported on the National Association of Securities Dealers Automated Quotation SmallCap Market ("NASDAQ") under the symbol "TMRK." As of September 1, 1999, there were 4,604,677 shares of Common Stock outstanding, excluding shares held by the Company as treasury stock, held by approximately 45 shareholders of record. Until November 1998, the Common Stock had been listed on the NASDAQ National Market, but was moved to the SmallCap when the NASD panel determined the Common Stock did not meet applicable public float requirements.

    The following table sets forth the high and low last sales prices as reported on NASDAQ for fiscal 1998 and fiscal 1999.

                                                                   SALES PRICES
                                                                       FOR
                                                                      COMMON
                                                                      STOCK
                                                              ----------------------
QUARTER ENDING                                                   HIGH         LOW
--------------                                                ----------   ---------
September 30, 1997..........................................  6 7/8        4 1/4
December 31, 1997...........................................  5 7/8        4 1/8
March 31, 1998..............................................  5 1/2        4
June 30, 1998...............................................  4 5/8        3 1/8
September 30, 1998..........................................  4 1/4        1 5/8
December 31, 1998...........................................  4 5/8        1 5/8
March 31, 1999..............................................  11 5/8       2 1/8
June 30, 1999...............................................  8 3/8        4 1/8

    The Company has not paid any cash dividends since its organization and has no present intention to pay cash dividends in the foreseeable future. The present policy of the Company is to retain its earnings, if any, to provide funds for the operation of its business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

ITEM 6.  SELECTED FINANCIAL DATA

    The following table sets forth the selected financial data for the Company and should be read in conjunction with the Consolidated Financial Statements and Notes thereto and with Management's Discussion and Analysis of Financial Condition and Results of Operations which appear elsewhere in this report.

                 TRIMARK HOLDINGS, INC. SELECTED FINANCIAL DATA

                                                                       JUNE 30
                                                 ----------------------------------------------------
                                                   1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Earnings Statement Data:
Net revenues:
  Domestic:
    Home Video.................................  $58,242    $48,053    $38,823    $34,615    $52,103
    Theatrical.................................    1,123      8,297      5,380        286      1,746
    Television.................................   14,446     11,622      4,824      5,063      7,861
  International
    All media..................................   18,332     12,178     12,791     17,668     21,812
  Interactive:
    All Media..................................       --         --      1,347      2,200      1,472
                                                 -------    -------    -------    -------    -------
      Net revenues.............................   92,143     80,150     63,165     59,832     84,994
  Film costs and Distribution expenses.........   81,188     67,089     53,421     57,495     70,721
                                                 -------    -------    -------    -------    -------
      Gross profit.............................   10,955     13,061      9,744      2,337     14,273
  Operating expenses:
    Selling....................................    7,209      7,461      6,857      6,352      5,715
    General and Administrative.................    5,465      5,100      4,239      5,447      5,873
    Bad debt...................................     (288)     1,109        321         31        276
                                                 -------    -------    -------    -------    -------
                                                  12,386     13,670     11,417     11,830     11,864
                                                 -------    -------    -------    -------    -------
  Operating (loss)
    Earnings...................................   (1,431)      (609)    (1,673)    (9,493)     2,409
  Other (income) expenses:
    Interest expense...........................    3,849      4,443      1,934        847      1,230
    Interest and Investment income.............      (79)      (172)       (84)       (95)       (38)
    Minority interest..........................       --         --         --        (38)      (422)
                                                 -------    -------    -------    -------    -------
    (Loss) earnings before income taxes........   (5,201)    (4,880)    (3,523)   (10,207)     1,639
Income taxes...................................      (40)       299         --     (2,380)       656
                                                 -------    -------    -------    -------    -------
Net (loss) earnings............................  $(5,161)   $(5,179)   $(3,523)   $(7,827)   $   983
                                                 -------    -------    -------    -------    -------
Other Comprehensive Income, net of tax.........  $ 3,101         --         --         --         --
                                                 -------    -------    -------    -------    -------
Comprehensive (loss) Income....................  $(2,060)   $(5,179)   $(3,523)   $(7,827)   $   983
                                                 -------    -------    -------    -------    -------
Net (loss) earnings per common share:
                                                 -------    -------    -------    -------    -------
Net (loss)earnings per common share............  $ (1.19)   $ (1.24)   $ (0.84)   $ (1.83)   $  0.22
                                                 -------    -------    -------    -------    -------
BALANCE SHEET DATA:
Total assets...................................  $83,278    $89,220    $90,223    $48,401    $64,385
Total liabilities..............................   67,197     74,076     70,014     24,051     31,775
Retained earnings..............................   (1,180)     3,981      9,160     12,683     20,510
Stockholders' equity...........................   16,081     15,144     20,209     24,350     32,572

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

    NET REVENUES:  Net revenues for the year ended June 30, 1999 increased
$12 million or 15% compared with the prior fiscal year. The increase was primarily attributable to increases in most revenue segments, including domestic home video, television and international distribution, partially offset by decreases in revenues generated from theatrical exhibition. Net revenues increased $17 million, or 27%, in fiscal 1998 compared to fiscal 1997. The increase was primarily attributable to increases in revenues generated from domestic theatrical, home video, and television partially offset by decreases in revenues generated from international and interactive distribution.

    To address the continuing competition in the domestic home video rental market, in the periods presented, the Company has focused its resources on distributing an increased number of films in the specialized theatrical market, the made for television market and home video sell through market and decreasing the releases of straight-to-video rental films. See "Liquidity and Capital Resources." The production and distribution of theatrical motion pictures requires capital commitments which may not be recouped, if at all, until the picture is released in home video, international and ancillary markets.

    DOMESTIC HOME VIDEO:  Net revenues from domestic home video increased
$10.2 million or 21% for the year ended June 30, 1999 compared with the prior fiscal year. In fiscal 1999, the Company released 36 motion pictures for the domestic home video rental market compared to 35 motion pictures released in fiscal 1998 and 27 motion pictures released in fiscal 1997. The increase in fiscal 1999 revenues was primarily due to the $6 million increase in DVD sales and $4 million increase in video sell through sales. Fifty-five (55) DVD titles were released in fiscal 1999 as compared to only 5 in the prior fiscal year. Furthermore, the increased emphasis on the exploitation of Trimark's 600+ title library contributed to the increase in video sell through sales. Net revenues from domestic home video increased $9.2 million or 24% for the year ended
June 30, 1998 compared with fiscal year 1997. The increase in fiscal 1998 revenues was primarily due to the initial home video distribution in fiscal 1998 of three wide theatrically released films: "Sprung" (October 1997), "Eve's Bayou" (March 1998, the rental title with the largest shipments in Company history) and "Star Kid" (aka "Warrior of Waverly Street") (May 1998), compared to the release on home video of only one comparable title "Meet Wally Sparks" in fiscal 1997. The overall increase in the number of titles released to the domestic home video rental market in fiscal 1998 as compared to fiscal 1997 also contributed to the increased revenue. The increase in releases was primarily due to the availability of additional titles which have had prior theatrical releases. The Company plans to release approximately thirty-six (36) titles to the domestic home video rental market in fiscal 2000.

    The Company anticipates that the domestic home video rental market will continue to be extremely competitive.

    DOMESTIC THEATRICAL DISTRIBUTION: Net revenues from domestic theatrical distribution decreased $7.2 million or 86% for the year ended June 30, 1999 compared with the prior year. The decrease was primarily attributable to the performance of the wide release theatrical film in the prior year period, "Eve's Bayou" (the title with the largest box office receipts in Company history) with no comparable theatrical release in fiscal 1999. In fiscal 1999 the Company released six (6) motion pictures in the specialized theatrical market compared to fiscal 1998 in which the Company released six (6) motion pictures theatrically, two mainstream--"Eve's Bayou" and "Star Kid," three
(3) specialized--"Box of Moonlight," "Chinese Box" and "The Ugly" and one limited--"Chairman of the Board". The Company anticipates releasing six (6) to eight (8) titles in the specialized and limited theatrical market in fiscal 2000 (see Liquidity and Capital Resources).

    Theatrical revenues increased $2.9 million or 54% for the year ended
June 30, 1998, compared with the prior year. The increase was primarily attributable to the performance of Eve's Bayou in fiscal 1998 with no comparable release in fiscal 1997.

    TELEVISION DISTRIBUTION: Net revenues from television distribution which includes such media as network, basic cable, pay television, pay-per-view and syndication increased $2.8 million or 24% for the year ended June 30, 1999 compared with the prior year. The increase was primarily due to the Company's first network movie-of-the-week film, "The Simple Life of Noah Dearborn." The Company had no network film releases in the prior fiscal year. The Company anticipates distributing four (4) to six (6) pictures for the made for television market in fiscal 2000 (see Liquidity and Capital Resources). In fiscal 1998 television revenue increased $6.8 million or 140% compared with fiscal 1997. The increase was primarily due to the fiscal 1998 releases of the made for cable television movies "Trucks" and "The Colony" as well as the cable debut of "Meet Wally Sparks" and "Sprung" and the HBO premiere of "Phoenix." In contrast, in fiscal 1997, the Company released only two HBO premieres "The Dentist" and "Crossworlds."

    INTERNATIONAL DISTRIBUTION: Net revenues from international distribution increased $6.2 million or 51% for the year ended June 30, 1999 compared with the prior year. Trimark's new business plan emphasizes the production and acquisition of films with strong international commercial appeal. Thus, the fiscal 1999 international releases of "Cube," "Diplomatic Siege," and "King Cobra" were highly successful in this market without any comparable commercially successful releases in fiscal 1998. During fiscal 2000 the Company plans to release approximately eight (8) to ten (10) motion pictures initially into international distribution.

    Net revenues from international distribution decreased $613,000 or 5% for the year ended June 30, 1998 compared with the prior year. The decrease in revenues in fiscal 1998 as compared to fiscal 1997 was primarily due to the release in the fiscal 1997 period of the wide theatrical release film "Star Kid" without any comparable film in the fiscal 1998 period.

    TRIMARK INTERACTIVE DISTRIBUTION: The Company had no net revenues from interactive distribution in fiscal 1999 and 1998 as the Company decided to exit the interactive entertainment software and multimedia business and to sell substantially all assets (primarily intellectual properties and inventory) of Trimark Interactive to an unrelated independent entertainment and interactive music publisher in March 1997. Interactive revenues for fiscal 1997 primarily reflect the initial release of the Sony PlayStation version of "The Hive."

    GROSS PROFIT: The Company's gross profit for the year ended June 30, 1999 decreased $2.1 million or 16.1% compared with the prior year. The decrease in gross profit was primarily the result of approximately $9.7 million in write downs to net realizable value coupled with the reduction in estimated future revenue on older films which was largely offset by the $12.0 million increase in gross sales. Estimated total revenues and costs are reviewed on a quarterly basis and revisions to amortization rates are made as necessary including write downs to net realizable value. These write downs were primarily associated with the lower than anticipated video performances of the theatrically released films "Star Kid" and "Chairman of the Board."

    In fiscal 1998 gross profit increased $3.3 million or 34% compared with the prior year. Gross profit as a percentage of net revenues increased to 16% for fiscal 1998 as compared to 15% for fiscal 1997. The increase in gross profit was primarily due to the $17 million increase in gross revenue from the prior fiscal year partially offset by $4.5 million in write downs to net realizable value of film inventory. These write downs primarily related to a charge associated with the lower than anticipated performance of the January 1998 domestic theatrical release of "Star Kid" and a write down associated with management's decision not to release "Chairman of the Board" with a wide theatrical release, but rather to have a selected market theatrical release. Fiscal 1997 results were negatively impacted by a $3.0 million write down of film costs to estimated net realizable value associated with the January 1997 theatrical release of "Meet Wally Sparks."

    SELLING EXPENSES: The Company's selling expenses decreased $252,000 or 3% in fiscal 1999 as compared to the prior year primarily due to the reduction in theatrical operations. The Company disbanded its regional theatrical sales operations during the fourth quarter of fiscal 1998.

    The Company's selling expenses increased $604,000 or 9% for the year ended June 30, 1998 compared with the prior year. The increase was primarily due to an increase in theatrical operations partially offset by a decrease in interactive operations. In the quarter ended March 31, 1997, the Company sold substantially all assets of Trimark Interactive.

    Selling expenses as a percentage of net revenues for fiscal 1999, fiscal 1998 and fiscal 1997 were 8%, 9% and 11%, respectively.

    GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses increased $365,000 or 7% for the year ended June 30, 1999 compared with the prior year. The increase was primarily due to increases in medical benefits, consulting and accounting fees.

    General and administrative expenses increased $861,000 or 20% for the year ended June 30, 1998 compared with the prior year. The increase was primarily due to the costs associated with establishing three regional theatrical sales offices in the beginning of the fiscal year to support mainstream national theatrical releases and costs associated with closing the three regional theatrical sales offices in the fourth quarter of fiscal 1998.

    BAD DEBT EXPENSE: Bad debt expense for the year ended June 30, 1999 decreased $1.4 million or 126% compared with the same period in fiscal 1998 and increased $788,000 or 245% for the year ended June 30, 1998 compared with fiscal 1997. Bad debt expenses for the periods primarily represent reserves taken against domestic video and foreign sales. The decrease was partially due to $388,000 in collections on past due video sales as the Company has strived to bring all video customers current on their outstanding receivables. The Company also took $852,000 in reserves during fiscal 1998 due to the Asian currency crisis. No comparable reserves were taken during fiscal 1999 because of the recovering Asian economy.

    INTEREST EXPENSE: Interest expense decreased $594,000 or 13% for the year ended June 30, 1999 compared with the prior year and increased $2.5 million or 130% for the year ended June 30, 1998 compared with the year ended June 30, 1997. The decrease in interest expense during fiscal 1999 was primarily due to lower average borrowing levels as compared to fiscal 1998. The Company did not incur the costs associated with the distribution of wide theatrical releases as it did in fiscal 1998 which was also responsible for the 130% increase for the year ended June 1998 as compared to the year ended June 1997. The Company expects to continue to use excess cash flow generated by theatrical and library product to decrease current borrowing levels under its revolving credit line. See "Liquidity and Capital Resources."

    INTEREST AND INVESTMENT INCOME: Interest and investment income decreased $93,000 for the year ended June 30,1999 compared with the prior year as all excess cash was used to reduce the Company's debt.

    Interest and investment income increased $88,000 for the year ended
June 30, 1998 compared with the prior year. The increase was primarily due to interest income from loans to officers in the fiscal 1998 period without any similar income in the fiscal 1997 period.

    NET LOSS: The Company's net loss for fiscal 1999 was $5.2 million. The fiscal 1999 loss was primarily due to approximately $9.7 million in write downs to net realizable value of film inventory. These write downs primarily related to charges associated with the lower than anticipated video performances of the theatrically released films "Star Kid" and "Chairman of the Board". The write downs were partially offset by increased sales, lower bad debt expense and interest charges.

    The Company's net loss for fiscal 1998 was $5.2 million. The fiscal 1998 loss was primarily due to approximately $4.5 million in write downs to net realizable value of film inventory. These write downs primarily related to charges associated with the theatrical release of "Star Kid" and "Chairman of the Board." Earnings were also negatively impacted by higher interest expenses resulting from the Company's release of theatrical motion pictures as compared to release of direct-to-video motion pictures. Theatrical releases have a greater length of time from initial investment in film costs to recoupment in home video and other ancillary markets. See "Liquidity and Capital Resources."

    OTHER COMPREHENSIVE INCOME: Pursuant to an agreement reached on February 22, 1999, the Company exchanged 412,363 of its shares or 9% of its outstanding shares, for 45,858 shares of broadcast.com on March 29, 1999. The $3.1 million other comprehensive income reported in fiscal year 1999 represents the unrealized gain, net of taxes, on the broadcast.com shares based on the market price of the shares on June 30, 1999 (Subsequent to June 30, 1999, Yahoo! Inc. acquired broadcast.com, changed broadcast.com's name to Yahoo! Broadcast Services, and in connection with such acquisition the 45,858 shares held by the Company were converted to 35,111 shares of Yahoo! Inc.) As a result of this new business venture, the Company and Yahoo! Broadcast Services will work together to distribute movies on the internet under a variety of new revenue models including pay-per-view, electronic commerce, integrated advertising, personalized marketing and user interactive content. Under this agreement, which terminates on January 31, 2001 unless extended, the Company will use its best efforts on future titles to give Yahoo! Broadcast Services streaming rights or in certain circumstances rights of first refusal in connection therewith.

INFLATION:

    Generally, costs in connection with the acquisition and distribution of motion pictures for release have increased in recent years. Such cost increases may affect results of operations in the future; however, the Company believes that the effect of such factors has not been material to date.

LIQUIDITY AND CAPITAL RESOURCES:

    The Company relies on cash generated by operations and borrowings under its credit facility to finance its operations. The Company's cash flows from operating, investing and financing activities for the years ended June 30, 1999, 1998 and 1997 were as follows:

                                                        YEAR ENDED JUNE 30,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
                                                           (IN THOUSANDS)
Net cash provided (used) by Operating
  activities.....................................   10,083     (1,854)   ($38,257)
Net cash used by investing Activities............     (263)      (316)       (504)
Net Cash (used) provided by Financing
  activities.....................................   (8,858)      (336)     42,082

    Cash provided by operations increased by $11.9 million for the fiscal year ended June 30, 1999 compared to the same period in fiscal 1998. The most significant change from the prior period was the decrease in additions to film costs of $15.9 million. The decrease was primarily due to the prints and advertising costs associated with the wide theatrical release of "Star Kid", and "Eve's Bayou" in fiscal year 1998. There were no comparable prints and advertising expenditures associated with wide theatrical releases in the fiscal year ended June 30, 1999. In accordance with Trimark's new business plan, the Company endeavors to limit prints and advertising costs associated with wide theatrical releases which are capitalized as film costs. The $36.9 million addition to film costs in fiscal 1999 was primarily used for the production and acquisition of new product with approximately $4.7 million used for prints and advertising costs on the specialized theatrical releases of "Billy's Hollywood Screen Kiss," "Cube," "Slam," and "Another Day in Paradise."

    Investing activities for the year ended June 30, 1999, primarily consisted of expenditures on production equipment improvement and computer hardware and software. Investing activities for 1998 and 1997 have primarily consisted of expenditures on equipment and leasehold improvements related to the expansion of theatrical operations.

    Financing activities, consisting primarily of activity under the Company's credit facility, decreased $8.5 million in fiscal year 1999 as compared to fiscal year 1998. The decrease was primarily the result in the increase in operating cash flows. The combination of the increase in sales along with the decrease in prints and advertising costs associated with wide theatrical releases allowed the Company to reduce its outstanding debt balance by $8.9 million or 16% from the June 30, 1998 year end balance.

    Borrowings under the credit facility in fiscal 1998 and 1997 were primarily the result of motion picture production, acquisition and distribution expenditures exceeding operating cash inflows due primarily to the Company's focus on theatrical distribution which began in fiscal 1997. The Company's cash requirements varied in part with the size and timing of production advances and minimum guarantee payments along with the timing of its theatrical, home video, television and international releases.

    The Company's principal operating subsidiaries, Trimark Pictures, Inc. and Trimark Television, Inc., on December 20, 1996 entered into a $75 million revolving credit facility with a consortium of banks agented and arranged by The Chase Manhattan Bank which replaced a $25 million revolving credit facility with Bank of America NT & SA and Westdeustche Landesbank. The credit facility expires December 20, 2000. Under the credit agreement, the Company may borrow for various corporate purposes provided that the aggregate borrowings do not exceed the borrowing base, as defined in the Credit Agreement, which is derived from specified percentages of approved accounts receivable and film library. The credit agreement is guaranteed by the Company and certain of its subsidiaries and is secured by substantially all of the assets of the Company and its significant subsidiaries. Loans outstanding under the credit facility bear interest at the rate of 1.5% above Chase Manhattan's prime rate or 2.5% above the London Interbank Offered Rate for Eurodollars for the loan term specified. An unused commitment fee is payable on the average unused availability under the credit facility, at the rate of 0.3725% per annum. As of June 30, 1999 there was $48.3 million outstanding under the credit facility. The Company expects to use excess cash flow generated by theatrical and library product to decrease current borrowing levels. The credit agreement contains various financial and other covenants to which the Company must adhere. These covenants, among other things, require the maintenance of minimum net worth and various financial ratios which are reported to the bank on a quarterly basis and include limitations on additional indebtedness, liens, investments, disposition of assets, guarantees, affiliate transactions and the use of proceeds. In relation to management's strategic review and release schedule described below, the Company amended the current credit agreement as of December 31, 1998 and June 30, 1999. The amended agreement provides for less stringent minimum net worth ratios and minimum equity requirement. In consideration for the adjustment of these ratios and minimum equity requirement, the amended credit facility reduces the borrowing limits over the remaining life of the credit facility. For the year ended
June 30, 1999, the borrowing limit was $60 million. By January 31, 2000, the borrowing limit is reduced to $50 million and by June 30, 2000 is reduced to $40 million. The amendments to the debt covenants and borrowing limits were structured to incorporate the Company's overall strategy and presently planned productions, acquisitions, distribution, and overhead expenditures. The Company is in compliance with all debt covenants as of June 30, 1999.

    The Company's ability to maintain availability under its Credit Facility is primarily dependent upon the timing of collections on existing sales during the next twelve months and the amount and timing of collection on anticipated sales of the Company's current library and films which the Company plans to release or make available over the next twelve months. Management believes that existing capital, cash flow from operations and availability under the Company's amended Credit Facility will be sufficient to enable the Company to fund its planned productions, acquisitions, distribution and overhead expenditures for the next twelve months.

    Management of the Company conducted a strategic review of the Company's theatrical operations in fiscal 1998. This strategic review focused on the increase in the theatrical exhibition of specialized films, with which the Company has demonstrated past successes including "Eve's Bayou" and "Kama Sutra:
A Tale of Love," and a reduction in the distribution of wide mainstream features. Partially as a result of this review, the Company closed its regional theatrical offices in the fourth quarter of fiscal 1998.

    In the domestic specialized theatrical market the Company plans to release six (6) to eight (8) motion pictures during fiscal 2000. Furthermore, the Company plans to release approximately thirty-six (36) motion pictures into the domestic home video rental market and to continue to expand distribution in the sell through market. The Company intends to sell four (4) to six (6) films and "movies of the week" which will premier on major cable networks or broadcast stations. Also in fiscal 2000 the Company plans to release approximately eight
(8) to ten (10) motion pictures initially into the international distribution market.

    Technicolor Videocassette, Inc. currently serves as the Company's video cassette duplicator and fulfillment contractor. Technicolor Videocassette, Inc. has a general lien on all of the Company's materials and products in its possession.

    The Company was authorized to spend up to $150,000 in fiscal 1999 to purchase shares of its outstanding common stock in the open market or otherwise. The amended debt covenant at December 31, 1998 limits the purchase of outstanding common stock to $50,000 per fiscal year. During fiscal year 1999, the Company purchased 13,215 shares at an average price of $2.39 per share.

    IMPACT OF YEAR 2000. The Company is currently working to resolve the potential impact of the year 2000 on the processing of time-sensitive information by its computerized information systems. Year 2000 issues may arise if computer programs have been written using two digits (rather than four) to define the applicable year. In such case, programs that have time-sensitive logic may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures. Management completed a review of all significant software and equipment used in the Company's operations and, to the extent practicable, in the operations of its key business partners, in order to determine if any year 2000 risks exist that may be material to the Company as a whole. The Company estimates that repairing all time sensitive hardware and software will cost the Company approximately $250,000. As of the year ended June 30, 1999, the Company has purchased approximately $210,000 in new computer hardware and software through its normal upgrading of old computer hardware and software as well as a direct result of year 2000 issues. The Company also entered into a licensing agreement on February 6, 1999 for the implementation of a new general ledger software system. The new G/L system became operational on July 1, 1999. If customers or vendors of the Company are unable to resolve year 2000 processing issues in a timely manner, it could result in a material financial risk.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    Except for the historical information contained herein, the matters discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", and "Market for the Registrants Common Equity and Related Stockholder Matters" are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:
Changes in public tastes, industry trends and demographic changes, which may influence the distribution and exhibition of films in certain areas; public reaction to and acceptance of the Company's video, theatrical and television product, which will impact the Company's revenues; competition, including competition from major motion picture studios, which may affect the Company's ability to generate revenues; reliance on management and key personnel; consolidation in the retail video industry; whether the Company's current strategy which includes theatrical releases of only specialized films and production and acquisition of made for television product is successful; new methods of distributing motion pictures; the costs and risks associated with the Year 2000 issue; and other factors referenced in this Form 10-K and the Company's other filings with the Securities and Exchange Commission.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The Company does not consider the potential loss of future earnings caused by interest rate volatility to have a material impact on its financial position.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF TRIMARK HOLDINGS, INC.

    In our opinion, the consolidated financial statements listed in the index appearing under Item 14(a) on page 54 present fairly, in all material respects, the financial position of Trimark Holdings, Inc. and its subsidiaries at June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 14(a) on page 54 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Century City, California
September 27, 1999

                             TRIMARK HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                              JUNE 30,   JUNE 30,
                                                                1999       1998
                                                              --------   --------
                                     ASSETS
Cash and cash equivalents...................................  $ 2,121    $ 1,159
Accounts receivable, less allowances of $5,352 and $6,005,
  respectively (Note 2).....................................   20,231     16,568
Film costs, net (Note 2)....................................   49,230     65,064
Deferred marketing costs....................................    1,518      1,963
Inventories, net (Note 2)...................................    1,552      1,190
Investments (Note 2)........................................    6,036         --
Property and equipment at cost, less accumulated
  Depreciation of $2,872 and $2,433 respectively
  (Note 2)..................................................      565        741
Due from officers (Note 13).................................      792        780
Other assets................................................    1,233      1,755
                                                              -------    -------
                                                              $83,278    $89,220
                                                              =======    =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Revolving line of credit (Note 5)...........................  $48,330    $57,250
Accounts payable and accrued expenses (Note 4)..............    5,710      8,060
Minimum guarantees and royalties payable....................   12,204      7,623
Deferred income.............................................      889      1,100
Income taxes payable (Note 6)...............................       64         43
                                                              -------    -------
    Total liabilities.......................................   67,197     74,076
                                                              -------    -------
Stockholders' equity:
  Common stock, $.001 par value. Authorized 20,000,000
    shares; 5,570,092 shares issued at June 30, 1999 and
    5,134,827 shares issued at June 30, 1998................        6          5
  Additional paid in capital................................   18,617     15,588
  Preferred stock, $.01 par value. Authorized 2,000,000
    shares; no shares issued and Outstanding................       --         --
  Retained earnings.........................................   (1,180)     3,981
  Accumulated comprehensive income..........................    3,101         --
  Less treasury shares, at cost--965,415 shares and 952,200
    shares (Note 8).........................................   (4,463)    (4,430)
                                                              -------    -------
    Stockholders' equity....................................   16,081     15,144
                                                              -------    -------
                                                              $83,278    $89,220
                                                              =======    =======

          See accompanying notes to consolidated financial statements

                             TRIMARK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 (DOLLARS IN THOUSANDS, EXCEPT LOSS PER SHARE)

                                                                   YEAR ENDED JUNE 30,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Net revenues (Note 2).......................................  $92,143    $80,150    $63,165
Film costs and distribution expenses (Note 2)...............   81,188     67,089     53,421
                                                              -------    -------    -------
      Gross Profit..........................................   10,955     13,061      9,744
                                                              -------    -------    -------
Operating expenses:
  Selling...................................................    7,209      7,461      6,857
  General and administrative................................    5,465      5,100      4,239
  Bad debt..................................................     (288)     1,109        321
                                                              -------    -------    -------
                                                               12,386     13,670     11,417
                                                              -------    -------    -------
      Operating loss........................................   (1,431)      (609)    (1,673)
Other (income) expenses:
  Interest expense..........................................    3,849      4,443      1,934
  Interest and investment income............................      (79)      (172)       (84)
                                                              -------    -------    -------
                                                                3,770      4,271      1,850
                                                              -------    -------    -------
Loss before income taxes....................................   (5,201)    (4,880)    (3,523)
Income taxes (Note 6).......................................      (40)       299         --
                                                              -------    -------    -------
Net loss....................................................  $(5,161)   $(5,179)   $(3,523)
                                                              -------    -------    -------
Other comprehensive income, net of tax (Note 2).............    3,101         --         --
                                                              -------    -------    -------
Comprehensive Loss..........................................   (2,060)    (5,179)    (3,523)
                                                              =======    =======    =======
  Weighted average number of common shares basic and fully
    diluted (Note 7)........................................    4,341      4,183      4,217
                                                              =======    =======    =======
  Net loss per common share
    Basic and fully diluted (Note 7)........................  $ (1.19)   $ (1.24)   $ (0.84)
                                                              =======    =======    =======

          See accompanying notes to consolidated financial statements

                             TRIMARK HOLDINGS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             (DOLLARS IN THOUSANDS)

                                 COMMON STOCK       ADDITIONAL    ACCUMULATED                              TOTAL
                             --------------------    PAID IN     COMPREHENSIVE   RETAINED   TREASURY   STOCKHOLDERS'
                              SHARES      AMOUNT     CAPITAL        INCOME       EARNINGS    STOCK        EQUITY
                             ---------   --------   ----------   -------------   --------   --------   -------------
Balance, June 30, 1996.....  4,274,731      $5        $15,385                    $12,683    $(3,723)      $24,350

Purchase of treasury
  stock....................   (162,350)                                                        (707)         (707)
Exercise of stock
  options..................     34,500                     89                                                  89

Net loss...................                                                       (3,523)                  (3,523)
                             ---------      --        -------       -------      -------    -------       -------
Balance, June 30, 1997.....  4,146,881       5         15,474                      9,160     (4,430)       20,209
                             ---------      --        -------       -------      -------    -------       -------

Exercise of stock
  options..................     35,746                    114                                                 114

Net loss...................                                                       (5,179)                  (5,179)
                             ---------      --        -------       -------      -------    -------       -------

Balance, June 30, 1998.....  4,182,627       5         15,588                      3,981     (4,430)       15,144
                             ---------      --        -------       -------      -------    -------       -------

Purchase of treasury stock
  (Note 8).................    (13,215)                                                         (33)          (33)
Exercise of stock
  options..................     22,902                     95                                                  95

Issuance of stock on equity
  investment...............    412,363       1          2,934                                               2,935
Net loss...................                                                       (5,161)                  (5,161)
Other comprehensive income,
  Net of tax...............                                           3,101                                 3,101
                             ---------      --        -------       -------      -------    -------       -------
Balance, June 30, 1999.....  4,604,677      $6        $18,617       $ 3,101      $(1,180)   $(4,463)      $16,081
                             ---------      --        -------       -------      -------    -------       -------

          See accompanying notes to consolidated financial statements

                             TRIMARK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                   YEAR ENDED JUNE 30,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Operating activities:
  Net loss..................................................  $ (5,161)  $ (5,179)  $ (3,523)
  Adjustments to reconcile net loss to Net cash used by
    operating activities:
    Film amortization.......................................    52,704     44,976     39,514
    Depreciation and other amortization.....................       439        384        300
    Provision for returns and bad debt......................      (653)     1,995       (259)
    Provision for inventory obsolescence....................      (268)       (11)      (494)
    Change in operating assets and liabilities:
      (Increase) decrease in accounts receivable............    (3,010)     4,561    (10,408)
      Additions to film costs...............................   (36,870)   (52,747)   (66,954)
      Decrease (increase) in deferred marketing costs.......       445       (267)      (172)
      (Increase) decrease in inventories....................       (94)      (529)       468
      Increase in notes receivable from officers............       (12)      (118)      (662)
    Decrease in other assets................................       522        570        670

      (Decrease) increase in accounts payable and accrued
        expenses............................................    (2,350)       485      5,384

      Increase (decrease) in minimum guarantees and
        royalties payable...................................     4,581      4,231     (1,248)
      Increase (decrease) in income taxes payable...........        21        (22)       (12)
      Decrease in deferred income...........................      (211)      (183)      (861)
                                                              --------   --------   --------
        Net cash provided (used) by operating activities....    10,083     (1,854)   (38,257)
                                                              --------   --------   --------
Investing activities:
  Acquisition of property and equipment.....................      (263)      (316)      (504)
                                                              --------   --------   --------
        Net cash used by investing activities...............      (263)      (316)      (504)
                                                              --------   --------   --------
Financing activities:
  Net (decrease) increase in revolving line of credit.......    (8,920)      (450)    42,700
  Exercise of stock options.................................        95        114         89
  Purchase of treasury stock................................       (33)        --       (707)
                                                              --------   --------   --------
        Net cash (used) provided by financing activities....    (8,858)      (336)    42,082
                                                              --------   --------   --------
  Increase (decrease) in cash and cash equivalents..........       962     (2,506)     3,321
Cash and cash equivalents at beginning of period............     1,159      3,665        344
                                                              --------   --------   --------
Cash and cash equivalents at end of period..................  $  2,121   $  1,159   $  3,665
                                                              ========   ========   ========

          See accompanying notes to consolidated financial statements

                             TRIMARK HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY:

    Trimark Holdings, Inc., a Delaware corporation (the "Company"), is a broad-based entertainment company which distributes and licenses motion pictures in the international and domestic arena through its wholly owned subsidiaries Trimark Pictures, Inc. and Trimark Television, Inc. The significant business activities of the Company constitute one business segment, filmed entertainment. The Company is primarily engaged in the distribution of feature films for the domestic home video market, domestic theatrical and television markets, and in the licensing of distribution rights to motion pictures for foreign markets. As an independent distribution company, the Company acquires distribution rights from a wide variety of studios, production companies and independent producers.

    In March of 1993, the Company formed Trimark Interactive to expand the core business of film production and video distribution into the emerging market for interactive entertainment software and multimedia. The results of operations of Trimark Interactive have been included in the Company's consolidated financial statements since April 1, 1993. Trimark Holdings, Inc. increased its ownership of Trimark Interactive from 80% to 90% in fiscal 1995. In March 1997, the Company sold substantially all assets (primarily intellectual properties and inventory) of Trimark Interactive to an unrelated independent entertainment and interactive music publisher. In consideration for the assets sold the Company received 237,037 shares of non-registered convertible preferred stock in the acquiring company. The convertible preferred shares can be converted into 237,037 shares of common stock of the acquiring company and carry a mandatory three year redemption value of $800,000 if not converted prior to three years. The consideration received was determined by arms length negotiation and advice from an investment banking firm retained by the Company. Due to the uncertainty of realizing any value from the convertible preferred stock the Company is carrying the stock at a zero value. No gain or loss was recognized from the sale of the assets. The Company is no longer engaged in the market for interactive entertainment software and multimedia.

    On June 1, 1992, the Company changed its name from Vidmark, Inc. to Trimark Holdings, Inc. Certificates that previously represented shares of Vidmark common stock now represent an equal number of shares of Trimark Holdings, Inc. common stock.

    Purple Tree Productions, Inc., Cheap Date, Inc., Loving Gun
Productions, Inc. and Writers on the Wave are wholly-owned subsidiaries of the Company, which were formed for the sole purpose of producing motion pictures. Trimark Music, a wholly-owned subsidiary of the Company, was formed for the purpose of exploiting revenues from music rights owned by the Company.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

UNCLASSIFIED CONSOLIDATED BALANCE SHEET

    In accordance with the provisions of Statement of Financial Accounting Standards No. 53 ("SFAS 53"), the Company has elected to present an unclassified consolidated balance sheet.

ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

NET REVENUES

    Home video revenues are recognized, net of allowances for estimated returns, as products are shipped to customers. Revenues from licenses of films to foreign territories and domestic television are recognized when the films are made available to sub-distributors and other terms of the license agreements are satisfied. Revenues from theatrical distribution of films are recognized when films are exhibited.

FILM COSTS

    Film costs primarily represent capitalized theatrical print and advertising expenditures and the acquisition of film rights from producers for a guaranteed minimum payment, with the producer retaining a participation in the profits of the property. The producer's share of the profits is retained by the Company until it equals the amount of the guarantee, after which the excess is paid to the producer. In these instances, the Company records as participation expense an amount equal to the producer's share of the profits. The print and advertising expenditures and guaranteed minimum payments are capitalized and amortized using the individual-film-forecast-computation method in accordance with SFAS 53.

CASH

    Cash includes cash equivalents. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying value of the company's cash equivalents approximate fair value due to their short nature.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The allowance for doubtful accounts was reduced by $293,000 for fiscal 1999, and increased by $1.1 Million for 1998, and $321,000 for 1997.

INVENTORIES

    Inventories, net of an allowance for excess quantities and obsolescence, are stated at the lower of cost or market using a first-in/first-out (FIFO) method of accounting.

INVESTMENTS

    Investments represent equity shares which are available for sale and reported at the market price as of June 30, 1999.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost net of depreciation. Depreciation of property and equipment is computed using the straight-line method, based on estimated useful lives of three to seven years.

ROYALTIES PAYABLE

    Payable to producers represents an accrual on a film-by-film basis of the producers' share of revenues recognized by the Company net of the recoupable costs incurred by the Company. The producers' share of revenue is expensed in conjunction with the amortization of film costs.

INTEREST

    Costs associated with the maintenance of debt are charged to expense and or capitalized to the extent debt is used for productions.

NET LOSS PER COMMON SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings per Share," ("SFAS 128") which is effective for periods ended after December 15, 1997. The Company adopted SFAS 128 in fiscal year 1997. SFAS 128 replaces the presentation of primary and fully diluted earnings per share with basic and diluted earnings per share.

    Basic loss per common share amounts are based on the weighted average number of common shares outstanding during the respective periods. Dilutive loss per common share amounts are based on the weighted average common shares outstanding during the period and shares assumed issued upon conversion of stock options when the effect of such conversions would have been dilutive to net loss. There is no assumed conversion of stock options for fiscal 1999, fiscal 1998 and fiscal 1997 as the effect would be anti-dilutive.

    The table below presents a reconciliation of weighted average shares used in the calculation of basic and diluted net loss per common share:

                                                              YEAR ENDED JUNE 30,
                                                         ------------------------------
                                                           1999       1998       1997
                                                         --------   --------   --------
                                                                 (IN THOUSANDS)
Basic shares--weighted average of common
  shares outstanding...................................   4,341      4,183      4,217
Additional shares assuming conversions of stock
  options..............................................      --         --         --
                                                          -----      -----      -----
                                                          4,341      4,183      4,217
                                                          -----      -----      -----

COMPREHENSIVE INCOME

    In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income" ("SFAS 130") effective for fiscal years beginning after December 15, 1997. The new rules establish standards for the reporting of comprehensive income and its components in financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder's equity that, under generally accepted accounting principles, are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. The Company adopted SFAS 130 in fiscal 1999. The $3.1 million other comprehensive income reported in fiscal year 1999 represents the unrealized gain, net of taxes of $63,000, on broadcast.com shares based on the market price of the shares on June 30, 1999.

NOTE 3--FILM COSTS:

    Film costs, net of amortization, consist of the following:

                                                                 JUNE 30,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Completed not released....................................    3,938      3,419
In process and development................................    8,940     11,104
                                                            -------    -------
                                                            $49,230    $65,064
                                                            -------    -------

    Based on the Company's estimate of future revenues as of June 30, 1999, approximately 95% of unamortized released film costs will be amortized during the next three years.

NOTE 4--ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

                                                                 JUNE 30,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Accounts payable..........................................  $ 3,953    $ 6,777
Accrued marketing costs...................................    1,562      1,035
Accrued other expenses....................................      195        248
                                                            -------    -------
                                                            $ 5,710    $ 8,060
                                                            -------    -------

NOTE 5--DEBT:

    The Company's principal operating subsidiaries, Trimark Pictures, Inc. and Trimark Television, Inc., have a $75 million revolving credit facility with a consortium of banks agented and arranged by The Chase Manhattan Bank expiring on December 20, 2000. Under the credit agreement, the Company may borrow for various corporate purposes provided that the aggregate borrowings do not exceed the borrowing base, as defined in the Credit Agreement, which is derived from specified percentages of approved accounts receivable and film library. The credit agreement is guaranteed by the Company and secured by substantially all of the assets of the Company and its significant subsidiaries. Loans outstanding under the credit facility bear interest at the rate of 1.5% above Chase Manhattan's prime rate (8% at June 30, 1999) or 2.5% above the London Interbank offered rate for the loan term specified. An unused commitment fee is payable on the average unused availability under the credit facility, at the rate of 0.3725% per annum. As of June 30, 1999 there was $48.3 million outstanding under the bank facility.

    The Credit Facility is collateralized by a security interest in substantially all of the Company's assets and contains various covenants including, among other provisions, the maintenance of a minimum consolidated tangible net worth and certain financial ratios. For the quarter ended
December 31, 1997 the Company was in violation of certain of these covenants, however the Banks granted a waiver of these violations and amended the net worth covenant for the duration of the Credit Facility. The Company also amended the Credit Facility in December 1998 and June 1999 which provided for less stringent minimum net worth ratios and reduced the minimum equity requirement. In consideration for the amendments, the borrowing limits were reduced to $60 million at March 31, 1999, $50 million at January 31, 2000, and $40 million at June 30, 2000.

    The Company's ability to maintain availability under its Credit Facility is primarily dependent upon the timing of collections on existing sales during the next twelve months and the amount and timing of collection on anticipated sales of the Company's current library and films which the Company plans to release or make available over the next twelve months. Management believes that existing capital, cash flow from operations and availability under the Company's amended Credit Facility will be sufficient to enable the Company to fund its planned productions, acquisitions, distribution and overhead expenditures for the next twelve months.

    In connection with the credit facility, the Company has capitalized debt issuance costs as other assets which are being amortized on a straight line basis over the term of the agreement.

NOTE 6--INCOME TAXES:

    Consolidated loss before income taxes consists of the following:

                                                         YEAR ENDED JUNE 30,
                                                    ------------------------------
                                                      1999       1998       1997
                                                    --------   --------   --------
                                                      (IN THOUSANDS)
Domestic..........................................  $(3,772)   $(4,291)   $(5,372)
Foreign...........................................   (1,429)      (589)     1,849
                                                    -------    -------    -------
                                                    $(5,201)   $(4,880)   $(3,523)
                                                    -------    -------    -------

    The provision for income taxes is summarized as follows:

                                                             YEAR ENDED JUNE 30,
                                                        ------------------------------
                                                          1999       1998       1997
                                                        --------   --------   --------
                                                                (IN THOUSANDS)
Current
  Federal.............................................   $(240)     $  --      $  --
  State...............................................      15         15         16
  Foreign.............................................     185        284        433
                                                           (40)       299        449
Deferred
  Federal.............................................      --         --       (684)
  State...............................................      --         --        235
                                                         -----      -----      -----
                                                            --         --       (449)
                                                         -----      -----      -----
                                                         $ (40)     $ 299      $  --
                                                         -----      -----      -----

    The components of the deferred tax assets and liabilities are summarized as follows:

                                                                 JUNE 30,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Deferred Tax Assets:
  Net operating loss carryforward.........................  $ 9,403    $ 7,620
  Foreign tax credit carryforward.........................      433      2,095
  Reserves and allowances.................................    1,249      1,297
  Bad debts...............................................    1,009      1,041
  Deferred income.........................................      399        489
  State income taxes......................................        8          8
  Other...................................................      256        205
                                                            -------    -------
                                                             12,757     12,755
                                                            -------    -------
Deferred Tax Liabilities:
  Film cost amortization..................................   (5,214)    (5,331)
  State taxes.............................................       --         --
  Net deferred tax asset before valuation allowance.......    7,543      7,424
Valuation allowance.......................................   (7,543)    (7,478)
                                                            -------    -------
  Net deferred tax (liability) Asset......................  $    (0)   $   (54)
                                                            -------    -------

    A reconciliation of the federal statutory tax rate to the Company's effective tax rate is as follows:

                                                            YEAR ENDED JUNE 30,
                                                      --------------------------------
                                                        1999        1998        1997
                                                      --------    --------    --------
                                                               (IN THOUSANDS)
Federal income tax rate.............................   (34.0)%     (34.0)%     (34.0)%
State taxes, net of federal income tax benefit......     0.2%       (0.2)%       4.7%
Foreign taxes, net of federal income tax benefit....     3.6%        5.8%        8.1%
Meals and entertainment Disallowance................     1.0%        1.0%        1.2%
Utilization of loss Carryforward....................    (4.6)%        --          --
Valuation Allowance.................................    32.7%       29.4%       19.5%
Other...............................................     0.3%        3.8%        0.5%
                                                       -----       -----       -----
                                                        (0.8)%       6.1%        0.0%
                                                       -----       -----       -----

    The net increase of approximately $65,000 in the valuation allowance is primarily attributable to the establishment of reserves against the current year net operating loss ("NOL"). For federal income tax purposes, NOLs may be carried forward 15 years, or until such time as they are fully utilized. For California purposes NOLs may be carried forward for 5 years or until such time as they are fully utilized. The valuation allowance was established as a result of the uncertainty of the utilization of the current year NOLs.

    As a result of the acquisition of Trimark Television (formerly IBS) by the Company, approximately $5.5 million in federal income tax NOLs were acquired. The NOLs expire in the years 2004-2006. The Internal Revenue Code of 1986, as amended, imposes substantial limitations on the use of NOL carryforwards acquired in such an acquisition. Accordingly, a valuation allowance has been established related to the Federal income tax NOL's acquired from Trimark Television in prior years and the related balance at June 30, 1999 is approximately $2.6 million.

NOTE 7--STOCK OPTIONS:

    Under the Company's stock option plans, employees and directors may be granted nonqualified stock options ("options"). Generally, options are exercisable contingent upon the grantee's continued employment with the Company and generally have been granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Each option is granted subject to various terms and conditions established on the date of grant, including vesting periods and expiration dates. The options typically become exercisable at the rate of 33.3% annually, beginning one year after the date of grant. Options generally expire 10 years after the date of grant. As of June 30, 1999 and 1998, a total of 979,369 options had been approved for issue under employee option plans and other arrangements. As of

June 30, 1999 and 1998, a total of 40,000 options had been approved for issue under the director option plan. Stock option data follows:

                                               1999                  1998                  1997
                                        -------------------   -------------------   -------------------
                                                   WEIGHTED              WEIGHTED              WEIGHTED
                                                   AVERAGE               AVERAGE               AVERAGE
                                                   EXERCISE              EXERCISE              EXERCISE
                                         SHARES     PRICE      SHARES     PRICE      SHARES     PRICE
                                        --------   --------   --------   --------   --------   --------
Outstanding at July 1.................   582,959    $5.20     691,809     $5.20     715,476     $5.30
  Granted.............................   175,000    $5.49      13,500     $5.22      83,500     $5.73
  Exercised...........................   (22,902)   $4.44     (35,746)    $3.20     (34,500)    $2.59
  Purchased...........................        --       --     (20,000)    $4.09          --        --
Terminated............................  (171,334)   $5.72     (66,604)    $5.95     (72,667)    $8.05
                                        --------              -------               -------
Outstanding at June 30................   563,723    $4.36     582,959     $5.28     691,809     $5.20
                                        ========              =======               =======
Exercisable at June 30................   414,243    $4.24     441,408     $5.25     438,559     $5.11
                                        ========              =======               =======
Available for grant at June 30........   268,599              272,265               199,161
                                        ========              =======               =======

    During fiscal 1998, the Board authorized the purchase of 20,000 shares from a former employee at a negotiated price.

    The following table summarizes information concerning outstanding and exercisable stock options at June 30, 1999:

                                                  OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                     ----------------------------------------------   --------------------
                                                            WEIGHTED
                                                            AVERAGE        WEIGHTED               WEIGHTED
                                                           REMAINING       AVERAGE                AVERAGE
                                                        CONTRACTUAL LIFE   EXERCISE   NUMBER OF   EXERCISE
     RANGE OF EXERCISE PRICES        NUMBER OF SHARES       IN YEARS        PRICE      SHARES      PRICE
-----------------------------------  ----------------   ----------------   --------   ---------   --------
$3.00-$5.50........................      557,723              7.11          $4.34      408,243     $4.21
$6.25-$11.50.......................        6,000              5.69          $6.25        6,000     $6.25
                                         -------              ----          -----      -------     -----
$3.00-$11.50.......................      563,723              7.09          $4.36      414,243     $4.24
                                         =======              ====          =====      =======     =====

    The Company has adopted SFAS No. 123, "Accounting of Stock-Based Compensation," which establishes a fair value based method of accounting for compensation cost related to stock option plans and other forms of stock-based compensation plans, by providing the pro forma disclosures as if the fair value based method had been applied for the current period and prior comparable period. In accordance with SFAS No. 123, the Company applies the intrinsic value based method of accounting defined under Accounting Principles Board Opinion
No. 25 and accordingly, does not recognize compensation expense for its plans.

    Had compensation cost for the plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company's pretax and after tax income would decrease by $548,000 or $0.12 per share, $440,000 or $0.10 per share and $136,000 or $0.03 per share in fiscal 1998, fiscal 1997 and fiscal 1996, respectively. These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

    The weighted average fair value of each option as of the grant date was $2.31, $2.97 and $3.41 for fiscal 1999, fiscal 1998 and fiscal 1997, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                               FISCAL 1999   FISCAL 1998   FISCAL 1997
                                               -----------   -----------   -----------
Expected dividend yield (a)..................        --            --            --
Expected stock price volatility..............    167.56%        78.45%        81.42%
Risk-free interest rate......................      5.82%         5.37%         6.40%
Expected life of options (years).............      6.20          5.48          5.94

------------------------

(a) During fiscal 1999, 1998 and 1997, the Company did not declare any cash dividends on its common stock. The Company does not have any present intention to declare a dividend on its common stock in the foreseeable future.

NOTE 8--TREASURY STOCK:

    On February 21, 1997, the Company announced a stock repurchase program pursuant to which it could spend up to $1,500,000, $750,000 per fiscal year, to purchase shares of its outstanding common stock in the open market through June 30, 1998. The Company was authorized to spend $150,000 in fiscal 1999 which was reduced to $50,000 under the amended debt agreement. During fiscal 1999 the company spent $33,000 to purchase 13,215 shares under the repurchase program. During fiscal 1998, the Company did not purchase any shares under the repurchase program. During fiscal 1997, the Company spent approximately $707,000 to purchase 162,350 shares under the repurchase program.

    At June 30, 1999, the Company held 965,415 shares of treasury stock.

NOTE 9--COMMITMENTS AND CONTINGENCIES:

    The Company has entered into certain agreements which provide for guaranteed royalty advances and promotional and advertising payments totaling
$6.5 million. If the provisions of these agreements are not met by the licensors, the Company may withdraw from the arrangements. These commitments extend to June 2000.

    As of June 30, 1999, the Company had an operating lease for its corporate office space on a month to month basis. As of September 3, 1999 the Company entered into a 10 year operating lease. Rent expense was $479,000 for the year ended June 30, 1999 and $433,000 and $368,000 for the years ended June 30, 1998 and 1997, respectively.

    The future minimum rental commitments as of June 30, 1999 are as follows (in thousands):

YEAR ENDED JUNE 30,
-------------------
2000........................................................  $  474,000
2001........................................................  $  474,000
2002........................................................  $  474,000
2003........................................................  $  474,000
Thereafter..................................................  $3,335,000
                                                              ----------
                                                              $5,231,000
                                                              ----------

NOTE 10--MAJOR CUSTOMERS:

    For the years ended June 30, 1999, 1998 and 1997, Ingram, the Company's major customer, accounted for 11%, 15% and 12% of net revenues, respectively. With regard to foreign distribution net revenues, there are no individual geographic areas that account for more than 10% of total net revenues.

    In carrying out its film distribution activities, the Company grants credit to customers, primarily all of whom are in the film distribution segment of the entertainment industry. This customer base is sufficiently diversified by number of customers, channels of distribution (theatrical exhibition, video distribution, pay television, cable television and other) and geographic location to prevent any undue risk related to concentration of credit.

NOTE 11--SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Cash paid during the year for:

                                                           YEAR ENDED JUNE 30,
                                                      ------------------------------
                                                        1999       1998       1997
                                                      --------   --------   --------
                                                              (IN THOUSANDS)
Interest............................................   $4,387     $4,931     $2,593
Income Taxes........................................      179        323        433

    Interest costs capitalized as film costs in fiscal 1999, fiscal 1998 and fiscal 1997 were $1,203,224, $1,031,000 and $935,000, respectively.

NOTE 12--DUE FROM OFFICERS:

    Notes receivable from officers are secured by Trimark Holdings stock which equaled at least 200% of the outstanding loan amounts at the time the original notes were executed. The loans bear interest at the Company's weighted average cost of capital and interest is due quarterly. One loan was outstanding as of June 30, 1999, which is due on June 30, 2000.

                                                                     SCHEDULE II

                               TRIMARK HOLDINGS, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                                      BALANCE AT    ADDITIONS      ADDITIONS
                                     BEGINNING OF   CHARGED TO   CHARGED TO NET                 BALANCE AT
DESCRIPTION                             PERIOD       EXPENSE        REVENUES      DEDUCTIONS   END OF PERIOD
-----------                          ------------   ----------   --------------   ----------   -------------
Provision for returns and
  bad debts (1):
Year Ended June 30, 1997...........     $4,269        $ 321          $  72           $ 625 (2)    $4,010
Year Ended June 30, 1998...........      4,010        1,109          1,092             206 (2)     6,005
Year Ended June 30, 1999...........      6,005         (288)         1,568           1,933 (2)     5,352

Provision for inventory
  obsolescence:
Year Ended June 30, 1997...........        620           --             --            (494)          326
Year Ended June 30, 1998...........        326           --             --             (28)          298
Year Ended June 30, 1999...........        298          265             --              --           563

------------------------

(1) Returns are reflected in net revenues and bad debt expense is recorded separately in the statement of operations.

(2) Doubtful receivables written-off, net of recoveries.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

    Information concerning directors and executive officers is incorporated herein by reference from the sections entitled "Election of Directors" and "Section 16(a) Beneficial Ownership Reporting Compliance" in the Registrant's 1999 Proxy Statement.

ITEM 11.  EXECUTIVE COMPENSATION

    Information concerning executive compensation is incorporated herein by reference from the sections entitled "Executive Compensation and Related Matters," "Compensation Committee Interlocks and Insider Participation," "Compensation Committee and Stock Option and Stock Appreciation Rights Plan Committee Report on Executive Compensation" and "Stock Performance" in the Registrant's 1999 Proxy Statement.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Information concerning security ownership of certain beneficial owners and management is incorporated herein by reference from the section entitled "Security Ownership of Certain Beneficial Owners and Management" in the Registrant's 1999 Proxy Statement.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED MATTERS

    Information concerning certain relationships and related transactions is incorporated herein by reference from the section entitled "Executive Compensation and Related Matters" in the Registrant's 1999 Proxy Statement.

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

    (a) Financial Statements included in Part II of this report:

                                                                  PAGE
                                                              -------------
Report of Independent Accountants...........................             34
Consolidated Balance Sheets at June 30, 1999 and 1998.......             35
For the years ended June 30, 1999, 1998 and 1997:
  Consolidated Statements of Operations.....................             36
  Consolidated Statements of Stockholders' Equity...........             37
  Consolidated Statements of Cash Flows.....................             38
  Notes to Consolidated Financial Statements................          40-52
Financial Statement Schedules:
  II. Valuation and Qualifying Accounts.....................             52

    All other schedules have been omitted either as inapplicable or not required under the instructions contained in Regulation S-X or because the information is included in the financial statements or the notes thereto.

    (b) Reports on Form 8-K:

    On April 16,1999 the Company filed a Current Report on Form 8-K, under Item 5, announcing it had completed its exchange of stock with broadcast.com.

    (c) Exhibits:

    (i) Except as noted, all Exhibits, numbered as they were numbered for filing as Exhibits to the Company's Form S-1 Registration Statement,
       No. 33-35053, effective June 26, 1990, are incorporated herein by this reference to such Registration Statements. All filings were made at the Commission's office in Washington D.C. The registrant's SEC file number is 0-18613:

    EXHIBIT
    NUMBER                                          DESCRIPTION
    -------                 ------------------------------------------------------------
      2.1                   Asset Purchase Agreement between the Registrant, Trimark
                            Interactive, and Graphix Zone, Inc. dated February 26, 1997.
                            15

      3.1                   Certificate of Incorporation of the Registrant, as amended to date. 4

      3.2                   By-laws of the Registrant, as amended. 8

      4.2                   Form of Common Stock Certificate. 4

     10.2                   Stock Purchase and Option Agreement, dated as of September
                            1, 1987, as amended, by and between Vidmark, Inc., a
                            California corporation and Said (Sam) Pirnazar.+

     10.4                   Stock Purchase and Option Agreement, dated as of September
                            1, 1989, by and between Vidmark, Inc., a California
                            corporation and Said (Sam) Pirnazar.+

     10.13                  1990 Stock Option and Stock Appreciation Rights Plan of the
                            Registrant, as amended. 13+

     10.15                  Amendment to Stock Option Agreements, dated as of May 17,
                            1990, by and among the Registrant, Vidmark, Inc., a
                            California corporation and Said (Sam) Pirnazar.+

     10.22                  Standard Office Lease--Gross, dated as of March 9, 1992, and amendments thereto, by and between Vidmark, Inc., a
                            California corporation and 2644 SM Partners, a California
                            limited partnership. 4

     10.25                  Non-Qualified Stock Option Agreement dated December 5, 1991, by and between the Registrant and Gordon Stulberg. 4+

     10.29                  Non-Qualified Stock Option Agreement dated December 2, 1992, by and between the Registrant and Gordon Stulberg. 5+

     10.32                  Directors' Stock Option Plan of the Registrant. 13+

     10.35                  Technicolor Videocassette, Inc. Fulfillment Agreement with
                            Trimark Pictures, Inc. dated as of March 1, 1994, by and
                            between Trimark Pictures, Inc., a California corporation and
                            Technicolor Videocassette, Inc. 7

     10.41                  Non-Qualified Stock Option Agreement dated March 31, 1994, by and between the Registrant and Timothy Swain. 8+

     10.43                  Non-Qualified Stock Option Certificate dated January 14,
                            1994, by and between the Registrant and Gordon Stulberg. 8+

     10.45                  Non-Qualified Stock Option Certificate dated January 14,
                            1995, by and between the Registrant and Gordon Stulberg. 10+

     10.46                  Non-Qualified Stock Option Certificate dated January 14,
                            1995, by and between the Registrant and Matthew Saver. 10+

    EXHIBIT
    NUMBER                                          DESCRIPTION
    -------                 ------------------------------------------------------------
     10.47                  Non-Qualified Stock Option Certificate dated January 14,
                            1995, by and between the Registrant and Tofigh Shirazi. 10+

     10.50                  Letter amendment to Stock Option Agreements dated August 10,
                            1995 by and between the Registrant and Said (Sam) Pirnazar.
                            10+

     10.53                  Non-Qualified Stock Option Agreement, dated January 30, 1996 by and between the Registrant and Mark Amin. 11+

     10.54                  Amendment to Non-Qualified Stock Option Agreement, dated
                            January 30, 1996 by and between the Registrant and Timothy
                            Swain. 11+

     10.56                  Amendment to Non-Qualified Stock Option Agreement dated
                            March 31, 1994, by and between the Registrant and Sergio
                            Aguero. 12+

     10.57                  Non-Qualified Stock Option Agreement dated August 10, 1995, by and between the Registrant and Sergio Aguero. 12+

     10.58                  Non-Qualified Stock Option Certificate dated January 14,
                            1996. by and between the Registrant and Matthew Saver. 12+

     10.59                  Non-Qualified Stock Option Certificate dated January 14,
                            1996, by and between the Registrant and Tofigh Shirazi. 12+

     10.60                  Non-Qualified Stock Option Certificate dated January 14,
                            1996, by and between the Registrant and Gordon Stulberg. 12+

     10.62                  Non-Qualified Stock Option Agreement dated July 2, 1996, by and between the Registrant and Timothy Swain. 13+

     10.63                  Employment Agreement, dated August 30, 1995, by and between
                            Trimark Pictures, Inc., a California corporation and Sergio
                            Aguero, as amended to date. 14+

     10.65                  Credit, Security, Guaranty and Pledge Agreement, dated
                            December 20, 1996, by and between the Registrant's principal operating subsidiaries, Trimark Pictures, Inc. and Trimark
                            Television, Inc., and The Chase Manhattan Bank, as
                            Administrative Agent and Fronting Bank. 14

     10.68                  Letter waiver and amendment to Credit, Security, Guaranty
                            and Pledge Agreement, dated February 20, 1997, by and
                            between the Registrant's principal operating subsidiaries,
                            Trimark Pictures, Inc. and Trimark Television, Inc., and The
                            Chase Manhattan Bank, as Administrative Agent and Fronting
                            Bank. 16

     10.69                  Non-Qualified Stock Option Certificate dated January 14,
                            1997, by and between the Registrant and Matthew Saver. 16+

     10.70                  Non-Qualified Stock Option Certificate dated January 14,
                            1997, by and between the Registrant and Tofigh Shirazi. 16+

     10.71                  Non-Qualified Stock Option Certificate dated January 14,
                            1997, by and between the Registrant and Gordon Stulberg. 16+

     10.72                  Pledge Agreement, dated May 1, 1997, by and between Trimark
                            Pictures, Inc. and Mark Amin and Susan Amin. 17+

     10.73                  Secured Promissory Note, dated May 1, 1997, by and between
                            Trimark Pictures, Inc. and Mark Amin. 17+

    EXHIBIT
    NUMBER                                          DESCRIPTION
    -------                 ------------------------------------------------------------
     10.76                  Letter amendment to Stock Purchase and Option Agreement,
                            dated July 25, 1997, by and between the Registrant and Sam
                            Pirnazar. 17+

     10.77                  Letter waiver and amendment to Credit, Security, Guaranty
                            and Pledge Agreement, dated June 9, 1997, by and between the
                            Registrant and The Chase Manhattan Bank, as Administrative
                            Agent and Fronting Bank. 17

     10.79                  Amendment no. 1 to the Credit, Security, Guaranty and Pledge
                            Agreement, dated June 30, 1997, by and between the
                            Registrant's principal operating subsidiaries, Trimark
                            Pictures, Inc. and Trimark Television, Inc., and The Chase
                            Manhattan Bank, as Administrative Agent and Fronting Bank.
                            17

     10.80                  Non-Qualified Stock Option Certificate dated January 14,
                            1998, by and between the Registrant and Gordon Stulberg. 18+

     10.81                  Non-Qualified Stock Option Certificate dated January 14,
                            1998, by and between the Registrant and Matthew H. Saver.
                            18+

     10.82                  Non-Qualified Stock Option Certificate dated January 14,
                            1998, by and between the Registrant and Tofigh Shirazi. 18+

     10.83                  Amendment no. 2 to the Credit, Security, Guaranty and Pledge
                            Agreement, dated March 31, 1998, by and between the
                            Registrant's principal operating subsidiaries, Trimark
                            Pictures, Inc. and Trimark Television, Inc., and The Chase
                            Manhattan Bank, as Administrative Agent and Fronting Bank.
                            19

     10.84                  Consulting Agreement, dated April 2, 1998, by and between
                            Trimark Pictures, Inc. and Burlage\Edell Productions, Inc.
                            f/s/o Roger Burlage. 18+

     10.85                  Letter Agreement, dated April 2, 1998, by and between
                            Trimark Holdings, Inc. and Roger Burlage. 18+

     10.86                  Employment Agreement, dated January 30, 1997 between Trimark
                            Pictures, Inc., and Cami Winikoff. 20+

     10.87                  Amendment dated November 20, 1998 to August 8, 1992
                            Non-Qualified Stock Option Agreement between the Company and
                            Tim Swain. 21+

     10.88                  Amendment dated November 20, 1998 to January 14, 1992
                            Non-Qualified Stock Option Agreement between the Company and
                            Tim Swain. 21+

     10.89                  Amendment dated November 20, 1998 to March 31, 1994
                            Non-Qualified Stock Option Agreement between the Company and
                            Tim Swain. 21+

     10.90                  Amendment dated November 20, 1998 to July 2, 1996
                            Non-Qualified Stock Option Agreement between the Company and
                            Tim Swain. 21+

     10.91                  Amendment dated November 20, 1998 to July 2, 1996
                            Non-Qualified Stock Option Agreement between the Company and
                            Tim Swain. 21+

     10.92                  Amendment dated November 20, 1998 to January 20, 1993
                            Non-Qualified Stock Option Agreement between the Company and
                            Cami Winikoff. 21+

     10.93                  Amendment dated November 20, 1998 to January 30, 1996
                            Non-Qualified Stock Option Agreement between the Company and
                            Cami Winikoff. 21+

     10.94                  Amendment dated November 20, 1998 to January 30, 1996
                            Non-Qualified Stock Option Agreement between the Company and
                            Cami Winikoff. 21+

    EXHIBIT
    NUMBER                                          DESCRIPTION
    -------                 ------------------------------------------------------------
     10.95                  Amendment dated November 20, 1998 to February 27, 1997
                            Non-Qualified Stock Option Agreement between the Company and
                            Cami Winikoff. 21+

     10.96                  Letter Amendment dated August 14, 1998 and November 27, 1998 between the Company and Sam Pirnazar. 21+

     10.97                  Amendment dated December 31, 1998 to the Credit, Security,
                            Guaranty and Pledge Agreement between the Company and The
                            Chase Manhattan Bank, as Administrative Agent and Fronting
                            Bank. 21

     10.98                  Non-Qualified Stock Option Agreement dated February 2, 1999 between the Company and Cami Winikoff. 22+

     10.99                  Employment Agreement dated February 1, 1999 between Trimark
                            Pictures, Inc. and Cami Winikoff. 22+

     10.100                 Trimark Holdings, Inc. 1999 Directors' Option Plan. 22+

     10.101                 Non-Qualified Stock Option Certificate dated January 8, 1999 between the Company and Gordon Stulberg. 22+

     10.102                 Non-Qualified Stock Option Certificate dated January 8, 1999 between the Company and Matthew H. Saver. 22+

     10.103                 Non-Qualified Stock Option Certificate dated January 8, 1999 between the Company and Tofigh Shirazi. 22+

     10.104                 Non-Qualified Stock Option Certificate dated January 8, 1999 between the Company and Roger Burlage. 22+

     10.105                 Agreement dated February 22, 1999 among broadcast.com inc., the Company, Trimark Pictures, Inc., Trimark Television,
                            Inc. and Trimark Music, and amendment thereto dated March
                            15, 1999 (as indicated by asterisk, portions of the February
                            22, 1999 agreement have been redacted pursuant to a
                            confidentiality order). 22

     10.106                 Waiver letter dated as of March 15, 1999 regarding the
                            Credit, Security, Guaranty and Pledge Agreement dated as of
                            December 20, 1996, as amended, among Trimark Pictures, Inc.,
                            Trimark Television, Inc., the Guarantors referred to
                            therein, the Lenders referred to therein, and The Chase
                            Manhattan Bank, as Administrative Agent and Fronting Bank.
                            22

     10.107                 Employment Agreement dated August 6, 1998 between Trimark
                            Pictures, Inc., and Andrew Reimer. 1

     21.1                   Subsidiaries of Registrant. 12

     23.1                   Consent of PricewaterhouseCoopers LLP. 1

     27                     Financial Data Schedule. 1

------------------------

1   Filed herewith.

2 Incorporated by reference to the identical exhibit number in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991.

3   Intentionally omitted.

4 Incorporated by reference to the identical exhibit number in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1992.

5 Incorporated by reference to the identical exhibit number in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1993.

6 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993.

7 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

8 Incorporated by reference to the identical exhibit number in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

9 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

10 Incorporated by reference to the identical exhibit number in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995

11 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

12 Incorporated by reference to the identical exhibit number in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996

13 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

14 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

15 Incorporated by reference to the identical exhibit number in Registrant's Current Report on Form 8-K dated February 21, 1997.

16 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

17 Incorporated by reference to the identical exhibit number in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997

18 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

19 Incorporated by reference to the identical exhibit number in Registrant's Current Report on Form 8-K dated May 15, 1998 (filed May 26, 1998).

20 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

21 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

22 Incorporated by reference to the identical exhibit number in Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

 +  This is a management contract or compensatory plan or arrangement.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       TRIMARK HOLDINGS, INC.

                                                       By:            /s/ MOHAMMED MARK AMIN
                                                            -----------------------------------------
                                                                        Mohammed Mark Amin
                                                                      CHAIRMAN OF THE BOARD
Date: September 28, 1999

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                       DATE
                      ---------                                         -----                       ----
               /s/ MOHAMMED MARK AMIN                      Chairman of the Board and Chief
     -------------------------------------------           Executive Officer [Principal           09/28/99
                 Mohammed Mark Amin                        Executive Officer]

                   /s/ PETER DEKOM
     -------------------------------------------           Director                               09/28/99
                     Peter Dekom

                 /s/ GORDON STULBERG
     -------------------------------------------           Director                               09/28/99
                   Gordon Stulberg

                 /s/ TOFIGH SHIRAZI
     -------------------------------------------           Director                               09/28/99
                   Tofigh Shirazi

                  /s/ MATTHEW SAVER
     -------------------------------------------           Director                               09/28/99
                    Matthew Saver

                  /s/ JEFF GONZALEZ                        Chief Financial Officer, and
     -------------------------------------------           Secretary [Principal Financial         09/28/99
                    Jeff Gonzalez                          and Accounting Officer]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

(MARK ONE)

   /X/     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2000 or

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM ______________ TO ______________

COMMISSION FILE NUMBER: 0-18613

                             TRIMARK HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)

                DELAWARE                               95-4272695
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)

      4553 GLENCOE AVE., SUITE 200                       90292
       MARINA DEL REY, CALIFORNIA                      (Zip code)
(Address of principal executive offices)

                                 (310) 314-2000
              (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              YES __X__  NO ______

As of May 8, 2000, 4,657,527 shares of Trimark Holdings, Inc. common stock were outstanding, excluding shares held by Trimark Holdings, Inc. as treasury stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             TRIMARK HOLDINGS, INC.

                                     INDEX

                                                                        PAGE NO.
                                                                        --------
Part I.   Financial Information

          Item 1. Financial Statements:

          Consolidated Balance Sheets at March 31, 2000 and June 30,
          1999........................................................     3

          Consolidated Statements of Operations -- Nine months and
          three months ended March 31, 2000 and 1999..................     4

          Consolidated Statements of Cash Flows -- Nine months ended
          March 31, 2000 and 1999.....................................     5

          Notes to Consolidated Financial Statements..................    6-8

          Item 2. Management's Discussion and Analysis of Financial
          Condition and Results of Operations.........................    8-14

          Item 3. Quantitative and Qualitative Disclosures about
          Market Risk.................................................     15

Part II.  Other Information

          Item 6. Exhibits and Reports on Form 8-K....................   17-18

                             TRIMARK HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                               MARCH 31,    JUNE 30,
                                                                 2000         1999
                                                              -----------   --------
                                                              (UNAUDITED)
ASSETS
Cash and cash equivalents...................................    $ 3,444     $ 2,121
Accounts receivable, less allowances of $8,310 and $5,352,
  respectively..............................................     20,799      20,231
Film costs, net (Note 2)....................................     40,579      49,230
Deferred marketing costs....................................        880       1,518
Inventories, net............................................      2,551       1,552
Equity investments..........................................      1,028       6,036
Property and equipment at cost, less accumulated
  depreciation of $3,202 and $2,872, respectively...........        774         565
Due from officers...........................................        795         792
Other assets................................................        955       1,233
                                                                -------     -------
                                                                $71,805     $83,278
                                                                =======     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Revolving line of credit....................................    $34,000     $48,330
Accounts payable and accrued expenses.......................      7,010       5,710
Minimum guarantees and royalties payable....................      9,733      12,204
Deferred income.............................................        324         889
Income taxes payable........................................         44          64
                                                                -------     -------
      Total liabilities.....................................     51,111      67,197
                                                                -------     -------
Minority interest (Note 7)..................................      2,009          --
                                                                -------     -------
Stockholders' equity:
  Common stock, $.001 par value. Authorized 20,000,000
    shares; 5,657,000, 5,570,000 shares issued at March 31,
    2000 and June 30, 1999, respectively....................          6           6
  Additional paid in capital................................     18,699      18,617
  Preferred stock, $.01 par value. Authorized 2,000,000
    shares; no shares issued and outstanding................         --          --
  Retained earnings.........................................      3,664      (1,180)
  Accumulated comprehensive income..........................        779       3,101
  Less treasury shares, at cost -- 965,000 shares...........     (4,463)     (4,463)
                                                                -------     -------
      Stockholders' equity..................................     18,685      16,081
                                                                -------     -------
                                                                $71,805     $83,278
                                                                =======     =======

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             TRIMARK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               (DOLLARS IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                           NINE MONTHS ENDED    THREE MONTHS ENDED
                                                               MARCH 31,             MARCH 31,
                                                          -------------------   -------------------
                                                            2000       1999       2000       1999
                                                          --------   --------   --------   --------
                                                                         (UNAUDITED)
Net revenues............................................  $67,044    $66,270    $25,763    $19,989
Film costs and distribution expenses....................   53,644     56,611     21,179     19,323
                                                          -------    -------    -------    -------
      Gross profit......................................   13,400      9,659      4,584        666

Operating expenses:
  Selling...............................................    5,029      5,555      1,661      1,867
  General and administrative............................    4,374      4,106      1,610      1,434
  Bad debt..............................................      357       (162)         2        179
                                                          -------    -------    -------    -------
                                                            9,760      9,499      3,273      3,480
                                                          -------    -------    -------    -------
      Operating earnings................................    3,640        160      1,311     (2,814)
Other (income) expenses:
  Interest expense......................................    1,925      3,023        280        871
  Interest and investment income........................   (2,969)       (57)       (44)       (40)
  Minority interest.....................................     (121)        --       (102)        --
                                                          -------    -------    -------    -------
                                                           (1,165)     2,966        134        831
                                                          -------    -------    -------    -------
      Earnings before income taxes......................    4,805     (2,806)     1,177     (3,645)
Income taxes (Note 5)...................................      (38)      (240)        --         --
                                                          -------    -------    -------    -------
      Net earnings......................................  $ 4,843    $(2,566)   $ 1,177    $(3,645)
                                                          -------    -------    -------    -------
Other comprehensive income, net of tax..................   (2,321)     2,485       (270)     2,485
                                                          -------    -------    -------    -------
Comprehensive income....................................    2,522        (81)       907     (1,160)
                                                          =======    =======    =======    =======
  Weighted average number of common shares basic and
    fully diluted (Note 6)..............................    4,634      4,341      4,634      4,341
                                                          =======    =======    =======    =======
  Net earnings per common share basic and fully diluted
    (Note 6)............................................  $  1.05    $ (0.59)   $  0.25    $ (0.84)
                                                          =======    =======    =======    =======

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             TRIMARK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                               NINE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                  (UNAUDITED)
Operating activities:
  Net earnings..............................................  $  4,843   $ (2,566)
  Adjustments to reconcile net earnings to Net cash used by
    operating activities:
    Film amortization.......................................    31,605     35,231
    Depreciation and other amortization.....................       330        326
    Provision for returns and bad debt......................     2,959        (67)
    Provision for inventory obsolescence....................       557       (268)
    Change in operating assets and liabilities:
      Increase in accounts receivable.......................    (3,527)    (2,137)
      Additions to film costs...............................   (22,954)   (32,658)
      Decrease in deferred marketing costs..................       638        834
      Increase in inventories...............................    (1,556)       (63)
      Increase in notes receivable from officers............        (3)       (13)
      Decrease in other assets..............................       278        295
      Increase (decrease) in accounts payable and accrued
        expenses............................................     1,300     (2,400)
      (Decrease) increase in minimum guarantees and
        royalties payable...................................    (2,471)     5,684
      (Decrease) increase in income taxes payable...........       (20)         6
      (Decrease) increase in deferred income................      (565)     2,140
      Decrease in minority interest.........................       121         --
                                                              --------   --------
        Net cash provided by operating activities...........    11,535      4,344
                                                              --------   --------
Investing activities:
  Acquisition of property and equipment.....................      (539)      (187)
  Sale of equity investments at cost........................     2,687         --
                                                              --------   --------
        Net cash provided (used) by investing activities....     2,148       (187)
                                                              ========   ========
Financing activities:
  Net decrease in revolving line of credit..................   (14,330)    (3,920)
  Exercise of stock options.................................        82         79
  Purchase of treasury stock................................        --        (33)
  Funds provided by minority shareholders in CinemaNow,
    Inc.....................................................     2,130         --
                                                              --------   --------
        Net cash provided by financing activities...........   (12,118)    (3,874)
                                                              --------   --------
  Increase in cash and cash equivalents.....................     1,323        283
Cash and cash equivalents at beginning of period............     2,121      1,159
                                                              --------   --------
Cash and cash equivalents at end of period..................  $  3,444   $  1,442
                                                              ========   ========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             TRIMARK HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--THE COMPANY:

    The consolidated financial statements of Trimark Holdings, Inc. and subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying financial statements should be read in conjunction with the more detailed financial statements and related footnotes filed with the Form 10-K for the year ended June 30, 1999. Significant accounting policies used by the Company are summarized in Note 2 to the June 30, 1999 financial statements.

    In the opinion of management, all adjustments required for a fair presentation of the financial position as of March 31, 2000 and the results of operations and cash flows for the periods ended March 31, 2000 and March 31, 1999 have been made and all adjustments were of a normal and recurring nature. Operating results for the nine and three month periods are not necessarily indicative of the operating results for the fiscal year.

    During the nine month period ended March 31, 2000, Trimark Holdings, Inc. organized a majority owned subsidiary named CinemaNow, Inc. CinemaNow, Inc. connects independent film watchers with independent filmmakers through the business of streaming theatrical and short films over the internet while providing comprehensive virtual studio resources to independent filmmakers.

NOTE 2--FILM COSTS:

    Film costs, net of amortization, consist of the following:

                                                                2000      JUNE 30,
                                                              MARCH 31,     1999
                                                              ---------   --------
                                                                 (IN THOUSANDS)
Released....................................................   $27,105    $36,352
Completed not released......................................     3,678      3,938
In process and development..................................     9,796      8,940
                                                               -------    -------
                                                               $40,579    $49,230
                                                               =======    =======

NOTE 3--COMMITMENTS & CONTINGENCIES:

    The Company has entered into certain agreements, which provide for royalty advances and promotional and advertising commitments totaling $18 million. If the conditions to these agreements are not met by the licensors, the Company may withdraw from the arrangements. These commitments extend to December 2000.

NOTE 4--SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Cash paid during the nine month period for:

                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Interest....................................................   $2,554     $3,438
Income taxes................................................       50        155

NOTE 5--INCOME TAXES:

    The $240,000 tax benefit represents a tax receivable from a prior year return recognized in the fiscal year ended June 30, 1999.

NOTE 6--NET EARNINGS PER COMMON SHARE:

    Basic earnings per common share amounts are based on the weighted average number of common shares outstanding during the respective periods. Diluted earnings per common share amounts are based on the weighted average common shares outstanding during the period and shares assumed issued upon conversion of stock options when the effect of such conversions would have been dilutive to net earnings.

NOTE 7--MINORITY INTEREST:

    In the first quarter of calendar year 2000, pursuant to the terms of a Securities Purchase Agreement dated as of January 6, 2000, as amended, the Company's majority-owned subsidiary, CinemaNow, Inc. ("CinemaNow"), completed a private placement financing to accredited investors of 3,155,552 shares of CinemaNow Series A Convertible Preferred Stock, yielding proceeds of approximately $2,130,000.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

NET REVENUES:

                                                           NINE MONTHS ENDED    THREE MONTHS ENDED
                                                               MARCH 31,             MARCH 31,
                                                          -------------------   -------------------
                                                            2000       1999       2000       1999
                                                          --------   --------   --------   --------
                                                                       (IN THOUSANDS)
Domestic:
  Home video distribution...............................  $47,820    $42,256    $19,299    $13,232
  Theatrical distribution...............................    1,118        857        319        136
  Television distribution...............................    6,301     10,397      1,381      3,665
Foreign:
  All media.............................................   11,805     12,760      4,764      2,956
                                                          -------    -------    -------    -------
                                                          $67,044    $66,270    $25,763    $19,989
                                                          =======    =======    =======    =======

    Net revenue for the nine month and three month period ended March 31, 2000 increased $774,000 or 1.2% and $5.8 million or 29%, respectively, compared with the same periods in fiscal year 1999. The increase for the nine month period was primarily due to increases in net revenue from the home video market of $5.6 million offset by a $955,000 decrease in foreign revenue and by a $4.1 million decrease in television distribution. The increase in home video revenue was largely due to the distribution of Saturday Night Live "Best of" compilations into the sell-through market as well as the highly successful DVD release of "Natural Born Killers, Director's Cut." The decrease in television revenue was due to the availability of the wide theatrical release "Star Kid" and the highly successful theatrical release "Eve's Bayou" during the nine month period ended March 31, 1999. In contrast, "Meet Wally Sparks" was the only wide theatrical release film available in the television market during the same period in fiscal year 2000. The decrease in foreign revenue resulted from the initial release of seven films in the foreign market along with the initial release of "Eve's Bayou" in major international territories during the nine months ended March 31, 1999. In contrast, during the same period in fiscal year 2000, only five films were initially released into the international market.

    The increase in net revenue for the quarter ended March 31, 2000 was due primarily to increases in net revenue from the home video and foreign markets of $6.1 million and $1.8 million respectively, partly offset by a $2.3 million decrease in the domestic television market. The increase in the home video revenue was primarily a result of the release of the Saturday Night Live titles into the sell-through and DVD market as well as the successful release of "Natural Born Killers, Director's Cut" into the DVD market. The increase in foreign distribution revenue was primarily due to the release of four titles in major foreign territories during the quarter ended March 31, 2000; in contrast, there was only one comparable release during the same period in fiscal year 1999. The decrease in television revenue was primarily due to the cable premier of "Chairman of the Board", the availability of "Ground Control" in the domestic television market and the availability of numerous titles in television syndication during the quarter ended March 31, 1999. There were no comparable releases during the same period in fiscal year 2000.

    The Company continues to focus its resources on producing and acquiring films with specialized theatrical potential, the made for television market and the home video sell through market. See "Liquidity and Capital Resources."

    The Company anticipates that the domestic home video rental market will continue to be extremely competitive.

    GROSS PROFIT: Gross profit as a percentage of net revenues for the nine month period ended March 31, 2000 and 1999 was 20% and 14.6%, respectively, and for the quarters ended March 31, 2000 and 1999 was 17.8% and 3.3%, respectively.

    The increase in gross profit for the nine month period was primarily due to the sale of product which require less capital expenditure and carry higher profit margins. In contrast, during the same period in fiscal year 1999, two films with no profit margins, "Star Kid" and "Chairman of the Board", were released in the video market. The increase in gross profit during the third quarter of fiscal year 2000 resulted from the increase in sales of the direct to sell-through product and DVD product. In contrast, lower sales and a $4.9 million write down to net realizable value of film inventory contributed to the lower profit margin during the quarter ended March 31, 1999.

    SELLING EXPENSES: Selling expenses as a percentage of net revenues for the nine months ended March 31, 2000 and 1999 were 7.5% and 8.4%, respectively. For the nine and three months ended March 31, 2000 selling expenses decreased $526,000 or 9.5% and $206,000 or 11% compared with the same period in fiscal 1999. The decrease in selling expenses resulted from a reduction in travel and entertainment costs and consulting expenses. The nine month and three month reductions were partly offset by $287,000 and $126,000, respectively in costs associated with CinemaNow, Inc.

    GENERAL AND ADMINISTRATIVE EXPENSES: For the nine months ended March 31, 2000 general and administrative expenses increased $268,000 or 6.5% compared with the same period in fiscal 1999. The difference is primarily due to the payment of corporate bonuses in December 1999 along with administrative costs associated with CinemaNow, Inc. The $176,000 increase in general and administrative costs during the three month period ended March 31, 2000 was primarily due to costs associated with CinemaNow, Inc.

    BAD DEBT EXPENSE: Bad debt expense for the nine months ended March 31, 2000 increased $519,000 or 320% compared with the same period in fiscal 1999. Bad debt expense primarily represents reserves taken against domestic video and foreign sales. The increase was partially due to $355,000 in collections during fiscal 1999 on past due video receipts which were previously reserved for during the prior year. In addition, the reserve was increased due to a number of international customers' accounts going into arbitration.

    INTEREST EXPENSE:  Interest expense for the nine month period ended
March 31, 2000 decreased $1.1 million or 36%. Interest expense for the quarter ended March 31, 2000 decreased $591,000 or 68% compared with the same period in fiscal 1999. The decrease in interest expense during fiscal 2000 was primarily due to a lower average borrowing level from the same period in fiscal 1999. As of March 31, 2000, there was $34 million outstanding under the credit facility as opposed to $53.3 million on March 31, 1999. The Company has used excess cash flow generated by theatrical and library product to decrease debt levels. See "Liquidity and Capital Resources." Furthermore, during the second and third quarter of fiscal 2000, four films were produced by the Company as opposed to only one during the same period in fiscal 1999 causing increased capitalization of interest costs during fiscal 2000 as opposed to fiscal 1999.

    INTEREST AND INVESTMENT INCOME: Interest and investment income for the nine months ended March 31, 2000 increased $2.9 million as a result of the sale of 32,411 shares of Yahoo!, Inc.

    NET EARNINGS:  The Company's net earnings for the nine months ended
March 31, 2000 increased $7.4 million or 289% compared with the same period in fiscal 1999. The net earnings for the three months ended March 31, 2000 increased $4.8 million or 132% compared with the same period in fiscal 1999. The increase for the three month period was primarily attributable to the successful home video releases of the "Saturday Night Live" titles and "Natural Born Killer's, Director's Cut" along with the reduction in interest expense. The increase for the nine month period included the gain on the sale of Yahoo!, Inc. shares.

    OTHER COMPREHENSIVE INCOME: The comprehensive income reported during the nine month period ending March 31, 2000 is a result of the realized and unrealized gain in Yahoo!, Inc. shares resulting from the sale of the stock during the period. The comprehensive income reported at March 31, 2000 resulted from the change in per share price at March 31, 2000.

                                                              NINE MONTHS ENDED
                                                               MARCH 31, 2000
                                                              -----------------
Unrealized holding gains arising during period..............     $   541,000
Less: Reclassification adjustment for gains included in net
  income....................................................      (2,439,000)
Reversal of unrealized gain.................................        (424,000)
                                                                 -----------
Other comprehensive income, net of tax......................      (2,322,000)
Accumulated comprehensive income @ 6/30/99..................       3,101,000
                                                                 -----------
Accumulated comprehensive income @ 3/31/00..................     $   779,000
                                                                 ===========

LIQUIDITY AND CAPITAL RESOURCES

    The Company relies on cash generated by operations and borrowings under its credit facility to finance its operations. The Company's cash flows from operating, investing and financing activities for the nine months ended
March 31, 2000 and 1999 were as follows:

                                                               NINE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Net cash provided by operating activities...................  $ 11,535   $ 4,344
Net cash provided (used) by investing activities............     2,148      (187)
Net cash used by financing activities.......................   (12,118)   (3,874)

    Cash provided by operations increased by $7.2 million for the nine month period ended March 31, 2000 compared to the same period in fiscal 1999 principally as the result of a $7.4 million increase in net earnings, a $9.7 million decrease in additions to film costs, and a $3.0 million increase in the provisions for returns and bad debt. The increase was partially offset by an $8.2 million decrease in the change in minimum guarantees and royalties payable. The $23 million addition to film costs was primarily used for the production and acquisition of new product with approximately $3.5 million used for prints and advertising costs on the specialized theatrical releases of "Twice Upon a Yesterday," "Better Than Chocolate," "Romance," "Joe the King," and "Beautiful People."

    Investing activities for the nine months ended March 31, 2000 consisted of the sale of some Yahoo!, Inc. stock, as well as expenditures associated with the development of the CinemaNow, Inc. web site.

    Financing activities, consisting primarily of repayments under the Company's credit facility, decreased $10.4 million in the nine months ended March 31, 2000 as compared to the nine months ended March 31, 1999. The decrease was primarily the result of the increase in operating cash flows and investing activities. The Company's cash requirements vary in part with the size and timing of production advances and minimum guarantee payments along with the timing of its theatrical, home video, television and international releases. The combination of steady sales growth in sell through video and DVD product along with lower investments in prints and advertising costs and the sale of equity investments has led to the continued reduction in the overall debt balance.

    On December 20, 1996, the Company's principal operating subsidiaries, Trimark Pictures, Inc. and Trimark Television, Inc., entered into a $75 million revolving credit facility with a consortium of banks agented and arranged by The Chase Manhattan Bank which replaced a $25 million revolving credit facility with Bank of America NT & SA and Westdeustche Landesbank. The credit facility expires December 19, 2000. Under the credit agreement, the Company may borrow for various corporate purposes provided that the aggregate borrowings do not exceed the Borrowing Base which is derived from specified percentages of approved accounts receivable and film library. The credit agreement is guaranteed by the Company and certain of its subsidiaries and is secured by substantially all of the assets of the Company and its significant subsidiaries. Loans outstanding under the credit facility bear interest at the rate of 1.5% above Chase Manhattan's prime rate or 2.5% above Chase Manhattan's London Interbank Market for Eurodollars for the loan term specified. An unused commitment fee is payable on the average unused availability under the credit facility, at the rate of 0.3725% per annum. As of March 31, 2000 there was $34 million outstanding under the credit facility. The Company expects to use excess cash flow generated by theatrical and library product to decrease current borrowing levels. The credit agreement contains various financial and other covenants to which the Company must adhere. These covenants, among other things, require the maintenance of minimum net worth and various financial ratios which are reported to the bank on a quarterly basis and include limitations on additional indebtedness, liens, investments, disposition of assets, guarantees, affiliate transactions and the use of proceeds. In relation to the release schedule described below, the Company amended the current credit agreement as of December 31, 1998 and September 27, 1999. The amended agreement provides for less stringent minimum net worth ratios and minimum equity requirements. In consideration for the adjustment of these ratios and minimum equity requirement, the amended credit facility reduces the borrowing limits over the remaining life of the credit facility. For the year ended June 30, 1999, the amended borrowing limit was reduced to $60 million. By January 31, 2000, the borrowing limit was reduced to $50 million and by June 30, 2000 is reduced to $40 million. The amendments to the debt covenants and borrowing limits were structured to incorporate the Company's overall strategy and presently planned productions, acquisitions, distribution and overhead expenditures. The Company is in compliance with all debt covenants as of March 31, 2000.

    The Company's ability to maintain availability under its Credit Facility is primarily dependent upon the timing of collections on existing sales during the next three fiscal quarters and the amount and timing of collection on anticipated sales of the Company's current library and films which the Company plans to release or make available during the next three fiscal quarters. Management believes the existing capital, cash flow from operations and availability under the Company's amended Credit Facility will be sufficient to enable the Company to fund its planned productions, acquisitions, distribution and overhead expenditures for the next three fiscal quarters.

    In the domestic specialized theatrical market the Company plans to release five motion pictures in fiscal 2000 (of which four were released in the first nine months of fiscal 2000). Furthermore, the Company plans to release approximately thirty-six motion pictures into the domestic home video rental market (of which twenty-eight were released in the first nine months of fiscal
2000) and to continue to expand distribution in the sell through market. The Company intends to sell three to four films and "movies of the week" which will premier on major cable networks or broadcast stations. Also in fiscal 2000, the Company plans to release approximately ten motion pictures initially into international distribution (of which seven were released in the first nine months of the fiscal year).

    Technicolor Videocassette, Inc. currently serves as the Company's video cassette duplicator and fulfillment contractor. Technicolor Videocassette, Inc. has a general lien on all of the Company's materials and products in its possession.

    The Company is currently authorized to spend up to $750,000 to purchase shares of its outstanding common stock in the open market or otherwise.

    The Financial Accounting Standards Board (known as FASB) recently adopted certain changes that will alter reporting by motion picture companies. FASB Statement No. 53, which previously allowed wide latitudes for booking movie revenues and amortization has been rescinded. The new regulations will impose numerous changes to reporting, and many motion picture companies will take a one-time, non-cash charge of significant proportions to conform to the new rules. The Company is currently calculating the financial impact of these new rules.

    Impact of year 2000. No material financial losses were attributed or are expected in relation to the year 2000 processing issues of time sensitive information by computerized information systems.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    Except for the historical information contained herein, the matters discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: Changes in public tastes, industry trends and demographic changes, which may influence the distribution and exhibition of films in certain areas; public reaction to and acceptance of the Company's video, theatrical and television product, which will impact the Company's revenues; competition, including competition from major motion picture studios, which may affect the Company's ability to generate revenues; reliance on management and key personnel; consolidation in the retail video industry; whether the Company's current strategy which includes theatrical releases of only specialized films and production and acquisition of made for television product is successful; new methods of distributing motion pictures; the impact of new accounting rules on the Company's results of operations; and other factors referenced in this Form 10-Q and the Company's other filings with the Securities and Exchange Commission.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The Company does not consider that the potential loss of future earnings which could be caused by interest rate volatility would have a material impact on its financial position.

                           PART II. OTHER INFORMATION

ITEM 5. OTHER INFORMATION

    In the first quarter of calendar year 2000, pursuant to the terms of a Securities Purchase Agreement dated as of January 6, 2000, as amended, the Company's majority-owned subsidiary, CinemaNow, Inc. ("CinemaNow"), completed a private placement financing to accredited investors of 3,155,552 shares of CinemaNow Series A Convertible Preferred Stock, yielding proceeds of approximately $2,130,000. CinemaNow connects independent film watchers with independent filmmakers through the business of streaming theatrical and short films over the Internet while providing comprehensive virtual studio resources to independent filmmakers. The investors, CinemaNow and the Company are parties to an Investors Rights Agreement and to a Co-Sale Agreement pursuant to which the investors are granted certain registration rights, board representation rights and rights of first opportunity relating to CinemaNow and future equity offerings by it, and the founders of CinemaNow (who include the Company) grant the investors, subject to certain exceptions, the right to participate in sales by the founders and a right of first opportunity with respect to future sales of CinemaNow stock held by the founders. In connection with the foregoing transactions, CinemaNow has issued to the Company's wholly-owned subsidiary, Trimark Pictures, Inc. ("Trimark Pictures") a $215,000 convertible subordinated debenture due June 30, 2001 relating to debt CinemaNow owes Trimark Pictures. CinemaNow and Trimark Pictures are also parties to a five-year exclusive output agreement (except with respect to an existing agreement between Trimark Pictures and a third party) with respect to the Internet rights to all of Trimark Pictures' motion pictures in the U.S. and Canada to the extent Trimark Pictures controls such rights.

    Under CinemaNow's stock option plan, Mark Amin, Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board of CinemaNow, was granted stock options at varying exercise prices (each in excess of current fair market value) and vesting over a three-year term, to acquire up to 2,100,000 shares of CinemaNow common stock, or 8.9% of such common stock on a fully-diluted basis. On a fully diluted basis, the Company as of March 31, 2000 owns approximately 78% of the common stock of CinemaNow.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

    (a) Exhibits:

EXHIBIT NO              DESCRIPTION
----------              -----------
       10.112           Non-Qualified Stock Option Certificate dated January 8, 2000 by and between the Registrant and Gordon Stulberg.

       10.113           Non-Qualified Stock Option Certificate dated January 8, 2000 by and between the Registrant and Matthew H. Saver.

       10.114           Non-Qualified Stock Option Certificate dated January 8, 2000 by and between the Registrant and Tofigh Shirazi.

       10.115           Non-Qualified Stock Option Certificate dated January 8, 2000 by and between the Registrant and Peter Dekom.

       10.116 Securities Purchase Agreement dated as of January 6, 2000 among CinemaNow, Inc. and the investors names therein (the schedules are omitted and the Registrant agrees to furnish supplementally a copy to the Commission upon request)

       10.117           Co-Sale Agreement dated as of January 6, 2000 among
                        CinemaNow, Inc., the investors named therein and the founders named therein (including the Registrant)

       10.118 Investors' Rights Agreement dated as of January 6, 2000 among CinemaNow, Inc., the investors named therein and the founders named therein (including the Registrant)

       10.119 Convertible Subordinated Debenture dated February 2, 2000 issued by CinemaNow, Inc. to Trimark Pictures, Inc.

       10.120           Agreement dated as of December 10, 1999 between Trimark
                        Pictures, Inc. and CinemaNow, Inc.

       10.121           Stock Option Agreement (#1) dated March 1, 2000 between
                        CinemaNow, Inc. and Mark Amin.

       10.122           Stock Option Agreement (#2) dated March 1, 2000 between
                        CinemaNow, Inc. and Mark Amin.

       10.123           Stock Option Agreement (#3) dated March 1, 2000 between
                        CinemaNow, Inc. and Mark Amin.

       10.124           Amendment of Employment Agreement, dated as of March 23,
                        2000, by and between Trimark Pictures, Inc., a California corporation and Cami Winikoff.

       27               Financial Data Schedule.

    (b) Reports on Form 8-K:

    None.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       TRIMARK HOLDINGS, INC.

                                                       By:  /s/ JEFF GONZALEZ
                                                            -----------------------------------------
                                                            Jeff Gonzalez
                                                            Chief Financial Officer
                                                            Principal Financial
                                                            Officer and authorized to sign
                                                            on behalf of the Registrant)

Date: May 15, 2000

                                                                      APPENDIX E

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 20-F

(MARK ONE)

   / /     REGISTRATION STATEMENT PURSUANT TO SECTION 12(B) OR (G) OF
           THE SECURITIES EXCHANGE ACT OF 1934.

           OR

   /X/     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934.
           FOR THE FISCAL YEAR ENDED MARCH 31, 2000.

           OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934.
           FOR THE TRANSITION PERIOD FROM             TO             .

                       COMMISSION FILE NUMBER  000-27730

                         LIONS GATE ENTERTAINMENT CORP.
             (Exact name of Registrant as specified in its charter)

                            BRITISH COLUMBIA, CANADA
                (Jurisdiction of incorporation or organization)
              SUITE 3123, THREE BENTALL CENTRE, 595 BURRARD STREET
                      VANCOUVER, BRITISH COLUMBIA V7X 1J1

                    (Address of principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

                        COMMON SHARES WITHOUT PAR VALUE
                                (Title of Class)

    Securities registered or to be registered pursuant to Section 12(g) of the
Act: NONE

    Securities for which there is a reporting obligation pursuant to
Section 15(d) of the Act: NONE

    Indicate the number of outstanding shares of each of the issuer's classes of capital or common stock as of the close of the period covered by the annual report (March 31, 2000):

                   31,404,499 COMMON SHARES WITHOUT PAR VALUE

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             Yes /X/         No / /

    Indicate by check mark which financial statement item the registrant has elected to follow.

                        Item 17 / /         Item 18 /X/

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                --------
PART I........................................................................       E-3

        Item 1:   Description of Business.....................................       E-3
        Item 2:   Description of Property.....................................      E-21
        Item 3:   Legal Proceedings...........................................      E-21
        Item 4:   Control of Registrant.......................................      E-22
        Item 5:   Nature of Trading Market....................................      E-23
        Item 6:   Exchange Controls and Other Limitations Affecting Security
                  Holders.....................................................      E-24
        Item 7:   Taxation....................................................      E-24
        Item 8:   Selected Financial Data.....................................      E-26
        Item 9:   Management's Discussion and Analysis of Financial Condition       E-30
                    and Results of Operations.................................
        Item 10:  Directors and Officers of Registrant........................      E-38
        Item 11:  Compensation of Directors and Officers......................      E-39
        Item 12:  Options to Purchase Securities from Registrant or
                  Subsidiaries................................................      E-41
        Item 13:  Interest of Management in Certain Transactions..............      E-45

PART II.......................................................................      E-46

        Item 14:  Description of Securities to Be Registered..................      E-46

PART III......................................................................      E-46

        Item 15:  Defaults Upon Senior Securities.............................      E-46
        Item 16:  Changes in Securities, Changes in Security for Registered         E-46
                    Securities and Use of Proceeds............................

PART IV.......................................................................      E-46

        Item 17:  Financial Statements........................................      E-46
        Item 18:  Financial Statements........................................      E-47
        Item 19:  Financial Statements and Exhibits...........................      E-47

CURRENCY AND EXCHANGE RATES

    All dollar amounts set forth in this report are in Canadian dollars, except where otherwise indicated. The following table sets forth (1) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of each period indicated; (2) the average exchange rate for such period, based on the rate in effect on the last day of each month during such period; and (3) the high and low exchange rate during such period, in each case based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

                                             FISCAL YEAR ENDING MARCH 31
                                 ----------------------------------------------------
                                   2000       1999       1998       1997       1996
                                 --------   --------   --------   --------   --------
Rate at end of period..........  $1.4828    $1.5092    $1.4180    $1.3835    $1.3635
Average rate during period.....   1.4790     1.5086     1.4060     1.3634     1.3613
High rate......................   1.5140     1.5770     1.4637     1.3835     1.3998
Low rate.......................   1.4470     1.4175     1.3705     1.3310     1.3312

    On August 15, 2000, the noon buying rate in New York City for cable transfer in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was Canadian $1.4774 = U.S.$1.00.

DIVIDEND POLICY

    The Company has not paid any dividends on its outstanding Common Shares since its inception and does not anticipate that it will do so in the foreseeable future. The declaration of dividends on the Company's Common Shares is within the discretion of the Company's Board of Directors and will depend upon the assessment of, among other things, earnings, financial requirements and the operating and financial condition of the Company. At the present time, the Company's anticipated capital requirements are such that it intends to follow a policy of retaining earnings in order to finance further development of its business.

    The Company is limited in its ability to pay dividends on its Common Shares by limitations under the COMPANY ACT (British Columbia) relating to the sufficiency of profits from which dividends may be paid.

                                     PART I

ITEM 1: DESCRIPTION OF BUSINESS

    THE FOLLOWING DISCUSSION OF THE COMPANY'S BUSINESS CONTAINS "FORWARD-LOOKING STATEMENTS" THAT CAN BE IDENTIFIED BY THE USE OF TERMINOLOGY SUCH AS "BELIEVES," "HOPES," "EXPECTS," "INTENDS," "PLANS," "MAY," "WILL," "SHOULD" OR "ANTICIPATES" OR THE NEGATIVE THEREOF, OTHER VARIATIONS THEREON, COMPARABLE TERMINOLOGY OR DISCUSSIONS OF STRATEGY. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" AND ELSEWHERE IN THIS REPORT.

                                 INCORPORATION

    Lions Gate Entertainment Corp. (the "Company") is the continuing company resulting from the amalgamation of Lions Gate Entertainment Corp. ("Old Lions Gate") and Beringer Gold Corp., a British Columbia company engaged in exploration and mining activities ("Beringer"). Old Lions Gate was incorporated pursuant to the CANADA BUSINESS CORPORATIONS ACT under the name 3369382 Canada Limited on April 28, 1997. Old Lions Gate amended its articles on July 3, 1997, to change its name to Lions Gate Entertainment Corp. On September 24, 1997, Old Lions Gate was continued under the COMPANY ACT (British Columbia). Beringer was originally incorporated on May 26, 1986, under the COMPANY ACT (British Columbia) as IMI Computer Corp. Beringer underwent name changes in 1987 and 1994, and on November 18, 1996, the name was changed to Beringer Gold Corp. On November 13, 1997, Old Lions Gate and Beringer Gold Corp. amalgamated by way of arrangement under the COMPANY ACT (British Columbia) and the Company's Common Shares commenced trading on The Toronto Stock Exchange on November 17, 1997.

    By virtue of the amalgamation, all of the property and assets of Old Lions Gate and Beringer became the property and assets of the Company. The Company has ceased all exploration activity formerly carried on by Beringer and has divested itself of all of Beringer's mining-related investments and assets.

    On November 12, 1998, the Company amended its memorandum to consolidate its Common Shares from 500 million Common Shares to 250 million Common Shares and to increase the authorized number of Common Shares, as consolidated, to 500 million.

    The registered office and principal executive offices of the Company are located at Suite 3123, Three Bentall Centre, 595 Burrard Street, P.O. Box 49139, Vancouver, British Columbia, V7X 1J1.

                                  SUBSIDIARIES

    The following chart sets forth principal subsidiaries of the Company, their respective jurisdictions of incorporation and the percentage of voting securities of each that are beneficially owned, or over which control or direction is exercised, by the Company. Except as noted, there are no non-voting shares issued by any of these subsidiaries, and all of the voting shares of any subsidiary are owned by its immediate parent company.

                                     [LOGO]

------------------------

(1) 99% held directly and 1% held indirectly through Lions Gate Holdings Inc. (California), a corporation all of the voting shares of which are owned directly by the Company.

(2) 35% held indirectly through 569157 B.C. Ltd. (a company continued from Ontario to British Columbia) of which all the voting shares are owned directly by the Company, and 65% held indirectly through 408376 B.C. Ltd. (British Columbia), a corporation all of the voting shares of which are owned directly by the Company. Together, 569157 B.C. Ltd. (as to 35%) and 408376 B.C. Ltd. (as to 65%), hold all of the voting shares of Lions Gate Studio Management Ltd. (British Columbia), a bare trustee whose only asset is real property.

(3) Lions Gate Films Corp. owns 75% of the Class B (equity) shares, 25% of the Class C (control) shares and 100% of the Class D shares. Cinepix Inc., owned by John Dunning and Andre Link, owns the remaining 25% of the Class B and 75% of the Class C Shares.

(4) Cinepix Animation Inc. holds 41% of the Class A Common Shares (one vote) and 100% of the Class B Common Shares (10 votes), representing a 43% equity interest and a 56.2% voting interest.

(5) 55% of Mandalay Pictures LLC is held by Tigerstripes Inc., a corporation owned by Peter Guber, Paul Schaeffer and Adam Platnick.

                                COMPANY OVERVIEW

    The Company is an integrated North American entertainment company engaged in the development, production and distribution of feature films, television series, movies-of-the-week, mini-series and animated programming, as well as the management of one of Canada's largest film and television studio complexes. The Company's divisions and partners consist of: (1) Motion Pictures which includes Lions Gate Films ("LG Films"), an independent producer and distributor of English and French-language feature films; (2) Television which includes Lions Gate Television ("LG Television"), a producer and distributor of family and non-fiction or reality based television shows and Lions Gate Television Pictures, LLC ("LGTVP"), a U.S.-based producer of movies-of-the-week and mini-series for television; (3) Animation which includes an indirect interest in CineGroupe Corporation ("CineGroupe"), a producer of animated feature films and television shows; (4) Lions Gate Studios ("LG Studios"), and Eagle Creek Studios, film and television studio complexes; and (5) a 45% interest in Mandalay Pictures, LLC ("Mandalay Pictures"), a U.S.-based producer of class-A motion pictures.

                            RECENT CORPORATE HISTORY

    Since its incorporation in April 1997, the Company has pursued a strategy of acquiring and integrating existing companies in the entertainment business. To this end, the Company has made several important acquisitions and has raised equity capital in order to pursue its acquisition and development strategies.

    In May, August and November 1997, the Company completed a number of equity private placements for gross proceeds of approximately $120 million.

    In June and November 1997, the Company acquired Cinepix Film
Properties Inc. (now known as Lions Gate Films Corp.), a leading independent producer and distributor of English- and French-language films. See "BUSINESS--Motion Picture Production and Distribution."

    In July 1997, the Company acquired North Shore Studios (now known as Lions Gate Studios) one of the largest film and television studio complexes in Canada, located in North Vancouver, British Columbia. See "BUSINESS--Studio Operations."

    In November 1997, the Company acquired Mandalay Television, LLC (now known as Lions Gate Television Pictures, LLC), a Los Angeles-based producer of movies-of-the-week and mini-series for television. See "BUSINESS--Television Production."

    In March 1998, the Company (through an indirect wholly-owned subsidiary) and Tigerstripes Inc. ("Tigerstripes"), a company owned by Peter Guber, Paul Schaeffer and Adam Platnick, formed Mandalay Pictures, LLC. Mandalay Pictures develops, produces and exploits A-level feature length motion pictures with budgets ranging from U.S.$15-$75 million. Mandalay Pictures has a long-term, multi-picture financing, production and distribution agreement (the "Paramount Agreement") with Paramount Pictures Corporation ("Paramount"). In addition, Mandalay Pictures has foreign distribution agreements with Constantin Film
Gmbh & Co. Verleigh KG, Nippon Herald Films Inc., Tri-Pictures S.A., Medusa Film SPA., Village Roadshow Netherlands B.V., Le Studio Canal Plus and Pathe for distribution in the United Kingdom, Italy, Germany, France, Spain, Japan, Australia and Greece. See "BUSINESS--Motion Picture Production and Distribution."

    In June 1998, a capital reorganization and financing of CineGroupe was completed, resulting in new capital through the investment by Fox Family Worldwide Inc. ("Fox Family"). Fox Family is the owner of U.S. broadcast outlets Fox Kids Network, Fox Family Channel and Fox Kids International (broadcast in 30 countries). See "BUSINESS--Animated Motion Picture and Television Production."

    In June 1998, the Company acquired International Movie Group, Inc. ("IMG"), an independent distributor of English language films, predominately outside Canada and the United States. See "BUSINESS--Motion Picture Production and Distribution."

    In August 1998, the Company, through LG Television, acquired Termite Art Productions ("Termite Art"). Termite Art is a non-fiction production company that produces documentary and reality-based programs for television. See "BUSINESS--Television Production."

    In November 1998, the Company's Common Shares were reverse split on a basis of one (1) new Common Share for two (2) old Common Shares basis, and the Company listed the new Common Shares on the American Stock Exchange.

    In March 1999, the Company completed a public financing in Canada for gross proceeds of $28.8 million.

    In December 1999 and January 2000, the Company completed a preferred equity public financing in Canada for gross proceeds of U.S.$33.15 million.

    On June 6, 2000 the Company and LGE Merger Sub, Inc. ("LGE Merger Sub"), a wholly-owned subsidiary of the Company, entered an agreement and plan of merger with Trimark Holdings, Inc. ("Trimark") to acquire Trimark, subject to closing an expanded credit line for the Company, and shareholder and regulatory approvals. Each share of Trimark common stock will be converted into the right to receive U.S.$4.50 in cash, plus two Lions Gate common shares, or, if greater, the number of Lions Gate common shares obtained by dividing U.S $5.50 by the average of the closing prices of a Lions Gate share during a measuring period before the merger. The transaction therefore is valued at approximately
U.S.$50 million, plus assumption of debt. Trimark is a worldwide distributor of entertainment software, primarily engaged in the distribution of feature films in the domestic home video and theatrical markets and in the licensing of distribution rights to motion pictures for international markets.

    The Company has arranged a U.S.$200 million revolving credit facility with a syndicate of global financial institutions. The five year financing commitment, which was arranged by Chase Securities Inc. and Dresdner Kleinwort Benson, is to be administered by Chase Manhattan Bank as the Administrative Agent, Dresdner Bank AG, as the Syndication Agent and National Bank of Canada, as the Canadian Facility Agent. The facility is intended to be used to finance the development, production, distribution or acquisition of intellectual properties including feature films, television and video product and for general corporate purposes, including acquisitions generally. The facility will also be used to refinance existing indebtedness of the Company. The facility is currently being documented and should be available for drawdown in the near future.

    The Company continues to integrate its existing operations and to seek out other acquisition opportunities to complement its growing entertainment operations.

                              INDUSTRY BACKGROUND

THE FEATURE FILM INDUSTRY

    The feature film industry encompasses the development, production and theatrical exhibition of feature-length motion pictures and their subsequent distribution in the home video, television and other ancillary markets. While the industry is dominated by the major studios, such as Warner Bros., Universal Pictures, Twentieth Century Fox, Sony Pictures Entertainment (Columbia/Tri-Star), Paramount and The Walt Disney Company, independent distribution and production companies are playing an increasingly important role in the production of motion pictures for the worldwide feature film market.

    INDEPENDENT FEATURE FILM PRODUCTION AND FINANCING. Generally, independent production companies do not have access to the extensive capital required to make big budget motion pictures, such as the "blockbuster" product produced by the major studios, nor do they have the capital necessary to maintain the substantial overhead that is typical of such studios' operations. Independent producers target their product at specialized markets, usually producing motion pictures with budgets of less than U.S.$25 million. Generally, independent producers do not maintain significant infrastructure, but instead hire creative and other production personnel and retain the other elements required for pre-production, principal photography and post-production activities on a project-by-project basis. Also, independent production companies typically finance their production activities from bank loans, pre-sales, equity offerings, co-productions and joint ventures rather than out of cash flow. Financing of a motion picture is generally completed prior to commencement of principal photography to minimize risk of loss.

    INDEPENDENT FEATURE FILM DISTRIBUTION. Motion picture distribution encompasses the exploitation of motion pictures in theatres and in markets such as home video, pay-per-view, pay television, free television and ancillary markets. Independent producers do not typically have distribution capabilities and rely instead on pre-sales to North American and international distributors. Generally, the local distributor will acquire distribution rights for a motion picture in one or more of the aforementioned distribution channels from an independent producer, with the distributor agreeing to advance to the producer a non-refundable minimum guarantee. The local distributor is generally entitled to a distribution fee of between 20% and 35% of receipts, while the producer is entitled to a portion of gross receipts in excess of the distribution fees, distribution expenses and the monies retained by exhibitors. The local distributor and theatrical exhibitor generally will enter into an arrangement providing for the exhibitor's payment to the distributor of a percentage (generally 40% to 50%) of the box-office receipts for the exhibition period, depending upon the success of the motion picture.

THE TELEVISION PRODUCTION INDUSTRY

    The North American television production and distribution industry serves the largest broadcast market in the world, with a population of nearly
300 million people and more than 120 million homes. Historically, the North American market has been the source of the major portion of the revenues earned by television producers. However, in the last decade the growth of broadcasting and cable television markets outside North America through the privatization of broadcasting systems, the proliferation of broadcast licenses and the introduction of sophisticated delivery technology, such as cable and satellite transmission systems, has led to a higher proportion of revenues from international markets.

    Generally, the right to broadcast a program will be licensed by a production company to a combination of United States, Canadian and international broadcasters, including free television and cable networks or individual television stations in the first run syndication market. After the initial network, cable licensing or first run syndication period, the program is available for further commercial exploitation on cable and/or in syndication.

    NORTH AMERICAN MARKETS. In North America, programming is delivered to the end user by way of free television networks, cable channels and networks, individual television stations and satellite delivery services. Free television networks include NBC, CBS, ABC, Fox and PBS in the United States and CBC, CTV and the Global Television Network in Canada. The broadcast network market in the United States continues to expand with the addition of PAXTV, UPN and WB. Cable channels include HBO, Showtime, USA Network, Lifetime, The Family Channel, TNT, F/X, Odyssey, Fox Family and TBS in the United States and TMN, Super Ecran, SuperChannel, Canal D and Showcase in Canada. Independent commercial television stations often purchase programming from syndicators, which include the major studios and such companies as Pearson and King World, in exchange for advertising time (referred to as "barter syndication"). Pay-per-view television allows cable television subscribers to purchase individual programs, including recently released motion pictures and live sporting, music or other events, on a "per use" basis. The subscriber fees are typically divided among the program distributor, the pay-per-view operator and the cable system operator.

    Each of the major free television networks in the United States and Canada currently schedules approximately 22 hours of programming in prime time (from
8 p.m. to 11 p.m. Monday to Saturday, and 7 p.m. to 11 p.m. on Sunday) each week. United States and Canadian network prime time programming generates the highest license fees and generally consists of a mix of movies-of-the-week, mini-series, non-fiction/reality, half-hour comedy and hour-length drama or action/adventure series. In recent years, the market share of the free television networks in the United States has fallen significantly due, in large part, to the expansion of other networks, cable channels and the development of a first run syndication market.

    INTERNATIONAL MARKETS. The worldwide television industry is experiencing growth as a result of the development of new television broadcasting systems outside of North America. These systems represent significant new sources of revenue for television producers. European television is the most striking example of this growth. Over the last 15 years, governments in Europe have encouraged a major expansion of the public and private broadcasting sector. For example, Germany and France have each added six television services in the last 15 years, and the United Kingdom has added four. This process is just beginning in the former East Bloc countries, with a potential market of more than 300 million people, and in Japan, Southeast Asia and Australia, with an even greater combined market. Other factors contributing to the growth of the worldwide television industry include the introduction of direct broadcast satellite services and pay television, as well as increased cable penetration and the growth of home video. Most foreign broadcasters seek out both indigenous programming, to satisfy the local content regulations of their broadcast licenses, and international programming, largely from North America, which appeals to a wide audience.

CANADA'S ROLE IN THE TELEVISION AND FEATURE FILM INDUSTRY

    Over the past several years, the Canadian film and television industry has grown and matured and, at present, represents approximately a $3 billion business annually. At the same time as the domestic industry has matured, Canada has become a leading location for internationally originated productions. Over the past few years, American studios, television networks and cable services have increasingly produced in Canada, attracted by the low Canadian dollar and first-class Canadian casts and crews, locations and facilities. U.S. companies with a strong presence in Canada include major U.S. studios, such as Paramount, The Walt Disney Company, Universal Pictures and Columbia/Tri-Star; U.S. networks, such as ABC, NBC, CBS, Fox and PAXTV; cable services, such as Showtime, TNT, The Disney Channel and HBO; and film companies, such as The Hearst Corporation, Kushner-Locke Company and SABAN, Inc., among many others. European and Asian film companies have also found Canada to be an attractive location and have often been able to access Canada's numerous international film and television co-production treaties. Of Canada's ten provinces and three territories, the provinces of British Columbia, Ontario and Quebec are most actively involved in the television and motion picture production industries.

                                    BUSINESS

    The Company produces, distributes and markets feature-length films and documentaries, series and movies-of-the-week television programs, from initial creative development through principal photography, post-production, distribution and ancillary sales.

MOTION PICTURE PRODUCTION AND DISTRIBUTION

    The Company develops and produces theatrical motion picture projects through two separate production entities--LG Films and Mandalay Pictures. The Company operates these production units independently with separate management teams, benefiting from the distinct creative talents and perspective of each of its chief production executives, resulting in greater diversity within the Company's overall release slate. LG Films produces quality films in the low to mid-budget range, while through its participation in Mandalay Pictures, the Company produces class-A feature films in the U.S.$15 million to U.S.$75 million range.

    FILM PRODUCTION

    LG FILMS. Through its wholly-owned subsidiary, LG Films, an independent production and distribution entity based in Montreal, Toronto, Los Angeles and New York, the Company produces and distributes English and French-language films generally budgeted at U.S.$15 million or less. In fiscal 2000, LG Films produced or co-produced five films, and in 1999, LG Films produced or co-produced eight films.

    LG Films continues to expand its production and co-production of feature films. Since fiscal 1995, LG Films has produced or co-produced five to ten full-length feature films each year. Its current strategic plan calls for the production or co-production of five to ten features annually. LG Films has also entered into "first look" arrangements with Saturn Films (Nicolas Cage) and Ignite, LLC.

    DISTRIBUTION

    LG Films is also actively engaged in the domestic (Canada and U.S.) and international distribution of feature films for theatrical, television and home video audiences. In addition to distributing films it produces or co-produces, LG Films acquires distribution rights and licenses for feature films produced by others.

    THEATRICAL DISTRIBUTION. In Canada, LG Films distributes major motion pictures theatrically in both the English and French languages and has been responsible for the release in Canada of such prominent films as AMERICAN PSYCHO, ELVIS GRATTON II--MIRACLE IN MEMPHIS, GODS AND MONSTERS, AFFLICTION, ANTONIA'S LINE, THE PIANO, THE CROW, THE CRYING GAME, DOGMA, INDOCHINE, LIKE WATER FOR CHOCOLATE, ENCHANTED APRIL and STRICTLY BALLROOM. LG Films' releases--LES BOYS and LES BOYS II--are the highest grossing films in Quebec history, and video sales of these films have also set records. LG Films also acquires feature films from various independent producers for theatrical distribution in the U.S. markets through its Lions Gate Releasing division. Some recent titles include DOGMA, THE RED VIOLIN, GODS AND MONSTERS and AFFLICTION.

    HOME VIDEO DISTRIBUTION. In Canada, LG Films releases its titles to the home video market through a distribution arrangement with Columbia TriStar Home Video.

    LG Films also established Locatrak, a joint venture with Rentrak Corporation, to bring a video "pay per transaction" system to Quebec. LG Films believes that Locatrak will further expand its penetration into the Canadian video market.

    LG Films has established three U.S. video distribution operations--wholly-owned Avalanche Home Entertainment, Studio Home Entertainment, a 50/50 joint venture with Scanbox Asia Pacific Limited, and Eaton Entertainment LLC, a 50/50 joint venture with Topaz Entertainment LLC. In addition to exploiting its own films, LG Films has been able to acquire high quality, star-driven films that, while not on par with a theatrical release, are exploitable from a video and ancillary media perspective. All activities are geared towards building LG Films' library.

    LG Films has an agreement with Universal Home Video for the licensing of LG Films' theatrical releases for distribution in the United States.

    PAY AND FREE TELEVISION DISTRIBUTION. LG Films exploits, predominately in Canada, a library of more than 800 titles in the cable, free and pay television markets. In January 1999, LG Films concluded an output deal with HBO for its theatrical releases, granting the network exclusive pay-television rights to its line-up for three years.

    INTERNATIONAL DISTRIBUTION. LG Films licenses its own productions, as well as productions acquired from third parties, to the international marketplace on a territory-by-territory basis. It currently has approximately 70 films in active distribution.

    TRIMARK ACQUISITION

    The Company has agreed to acquire Trimark, subject to regulatory approval and approval by the shareholders of both companies. Management believes Trimark to be an excellent fit for the Company with a 650 title library, a successful video distribution business having good relationships with vendors, active broadband operations, established international distribution channels and a record for producing and distributing specialty and genre films.

    CLASS-A FEATURE FILM PRODUCTION

    MANDALAY PICTURES. Mandalay Pictures is a co-venture with Tigerstripes, a company controlled by Peter Guber, a high-level participant in the global entertainment industry. Mandalay Pictures develops and produces A-level feature length motion pictures with budgets ranging from U.S.$15 to U.S.$75 million.

    The first feature film produced by Mandalay Pictures--SLEEPY HOLLOW starring Johnny Depp and Christina Ricci--released in November 1999, was nominated for three Academy Awards and received an Oscar for Art Direction from the Academy of Motion Picture Arts and Sciences and grossed in excess of U.S.$100 million in each of the North American and international markets.

    Currently in post production at Mandalay Pictures for delivery at the end of the calendar year is ENEMY AT THE GATES starring Jude Law, Joseph Fiennes, Ed Harris and Rachel Weiss. Currently in production in Montreal is THE SCORE starring Robert DeNiro, Marlon Brando, Ed Norton and Angela Bassett.

    Mandalay Pictures entered into an agreement securing the exclusive motion picture services of Peter Guber for a period of five years, excluding certain pre-existing commitments of Mr. Guber. Currently the Chairman and Chief Executive Officer of Mandalay Pictures, Mr. Guber was the founder and guiding force of Mandalay Entertainment, a joint venture with Sony Pictures Entertainment and is one of the preeminent independent producers and financiers of major motion pictures for the global market.

    Mandalay Pictures is governed by an executive committee, four members of which are elected by the Company and three members of which are elected by Tigerstripes. All actions of the executive committee require the vote of at least one member chosen by the Company and the vote of Peter Guber or his designee. There is no mechanism for resolving disagreement. Day-to-day management of Mandalay Pictures, including all creative control, has been delegated by the executive committee to Peter Guber. Mr. Guber is assisted by Paul Schaeffer, joint founder of Mandalay Entertainment and previous Executive Vice-President of Sony Pictures Entertainment, who serves as Vice Chairman and Chief Operating Officer, and by Adam Platnick, former President of Mandalay Entertainment, who serves as President. Mandalay Pictures has entered into employment agreements with each of Messrs. Schaeffer (for a term of five years) and Platnick (for a term of three years). Each of Peter Guber, Paul Schaeffer and Adam Platnick also serve

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as members of the executive committee. The Company is evaluating the merits of reducing its representation on the executive committee to a minority, which may result in the Company accounting for its investment in Mandalay Pictures under the cost method, rather than the equity method.

    In June 2000 the Company entered an agreement with Cineartist Theater, Film und Verlags GMBH to explore possible alternatives to assist Mandalay Pictures in accessing German financing vehicles.

    FINANCING, PRODUCTION AND DISTRIBUTION AGREEMENT WITH PARAMOUNT. Mandalay Pictures entered into a long-term, multi-picture financing, production and distribution agreement with Paramount pursuant to which Paramount will market and distribute Mandalay Pictures' feature films worldwide, except in the United Kingdom, Italy, Germany, France, Japan, Spain, Australia and Greece. In these territories, distribution will be handled by companies with which Mandalay Pictures' executives have had a previous relationship. These foreign distributors, which include Constantin Film Gmbh & Co. Verleigh KG, Nippon Herald Films Inc., Tri-Pictures S.A., Medusa Film SPA, Village Roadshow Netherlands B.V., Le Studio Canal Plus and Pathe, together with Paramount, contribute approximately 85% to 90% of the cost of each film produced by Mandalay Pictures, as well as make significant contributions to its overhead costs. The Paramount Agreement also provides Mandalay Pictures with rights, in certain circumstances, to "put" film projects to Paramount and gives Paramount a limited reciprocal put, which films Paramount would then be obligated to distribute. Other features of the Paramount Agreement include a sharing between Paramount and Mandalay Pictures of worldwide merchandising rights, as well as the provision by Paramount to Mandalay Pictures of office space on the Paramount Studio lot to be used as executive and motion picture production offices. Although significant financial risks relating to the production, completion and release of its film projects remain, the Company expects that Mandalay Pictures' distribution arrangements with Paramount and the foreign distributors will lower its economic risk profile for the making of feature length motion pictures and result in a more consistent and varied flow of motion pictures with decreased capital requirements from Mandalay Pictures.

TELEVISION PRODUCTION

    DRAMA ONE-HOUR SERIES. LG Television completed production on 22 episodes of HOPE ISLAND for PAXTV in the U.S. and Showcase in Canada, and 22 episodes of HIGHER GROUND (OF WHICH 15 EPISODES WERE DELIVERED IN FISCAL 2000) for the Fox Family Network in the U.S. and WIC in Canada. Paramount Worldwide is the international distributor for each series. LG Television is currently in production of 22 episodes of MYSTERIOUS WAYS that premiered on NBC in July 2000 and will also be broadcast on PAXTV and CTV in Canada. LG Television has several projects in development for a variety of networks and cable outlets.

    MOVIES-OF-THE-WEEK AND MINI-SERIES. LGTVP is actively involved in the development, acquisition, production and distribution of television productions in the movie-of-the-week and mini-series formats. LGTVP produced FIRST DAUGHTER, a movie-of-the-week broadcast on TBS in August 1999 as well as a two-hour movie-of-the-week entitled FINAL RUN for CBS starring Robert Urich broadcast in October 1999. LGTVP also produced KING OF THE WORLD, a two hour movie of the week for ABC broadcast in January 2000 about the early career of Muhammad Ali, SHUTTERSPEED, a two hour movie of the week for TNT that aired in February 2000 and the LINDA MCCARTNEY STORY for CBS that aired in May 2000. In addition to the films already completed, LGTVP has approximately 14 projects, representing an aggregate of 29 hours of television programming, in development with U.S. broadcasters and cable networks.

    DOCUMENTARY AND REALITY-BASED PROGRAMMING. Termite Art, a division of LG Television created a number of documentary and reality-based programs for such notable clients as the Discovery Network, Travel Channel, MTV, FX, PBS, The History Channel and Fox Prime Time. Termite Art produced BUSTED ON THE JOB for Fox Network, the WILD RESCUES series for the Discovery Network, VACATION VIDEOS for the Travel Channel, RIPLEY'S BELIEVE IT OR NOT, for TBS and assorted other non-fiction programming. In addition to distributing Termite Art programs to the domestic and international markets LG Television acquires third party productions for distribution.

ANIMATED MOTION PICTURE AND TELEVISION PRODUCTION

    In addition to its live-action film and television productions, the Company is also involved in animation and interactive production through its partner, CineGroupe, located in Montreal. In the coming years, CineGroupe plans to expand production volume and its interactive production in response to heightened international demand for animated product and to build its library.

    CineGroupe develops and produces animated television and feature film product using 2D and 3D computer generated imagery, as well as traditional ink and paint techniques. CineGroupe has produced more than 493 half-hour animated episodes for television, including such series as MEGA BABIES, JIM BOUTON, KIDS FROM ROOM 402, and BAD DOG II. During fiscal year 2000, CineGroupe delivered 79 half-hours of programming, including 22 half-hours of KIDS FROM ROOM 402 to Fox Family and Teletoon, 20 half-hours of JIM BUTTON to CBC and France 3 Television and ARD in Germany, 19 half-hours of MEGA BABIES and 14 half-hours of BAD DOG to Fox Family and Teletoon. The feature film HEAVY METAL is distributed by Columbia Tristar and Lions Gate Films. Projects currently in production include a 40 half-hour series for PBS Kids, TVOntario and CBC entitled SAGWA, THE CHINESE SIAMESE CAT. The series is being produced in association with Sesame Workshop and will feature complimentary web activities to be produced by CineGroupe. Other projects include LION OF OZ, a television movie produced in association with Sony Wonder, to air in August 2000 on the Disney Channel and Super Ecran, and the second season of the series KIDS FROM ROOM 402 is also under production.

STUDIO OPERATIONS

    Film and television production has increased dramatically over the past five years in Canada. This increase can be attributed to several factors. First, Canada's geographic proximity to the United States and shared North American values and interests have led to the establishment of close professional contacts between Canadian and American studios, independent producers, distributors and buyers. Moreover, production costs in Canada are generally lower than in the United States and many other countries due, in part, to lower guild and union minimums. The favorable exchange rate of the Canadian dollar, government tax incentives and the availability of free location assistance to film and television producers offered by many Canadian cities and several provinces have also increased production activity in Canada. Canada also boasts a large number of highly-trained and professional crews, technicians and production personnel. The Canadian Film Centre provides intensive training for Canadian directors, writers and producers. In addition, Canadian trade unions are often more flexible and insist upon less onerous requirements than their American counterparts. Finally, with its wide ranging topography (3,400 miles from coast to coast) and small population (approximately 27 million people), Canada is ideally suited for location shooting. Urban centers such as Toronto, Vancouver and Montreal have been disguised as London, Paris, New York and Chicago.

    The Company has benefited from the high demand for sound stages and production office space created by this increase in production through its wholly-owned subsidiary--LG Studios. Occupying nearly 14 acres in North Vancouver, British Columbia, LG Studios is one of the largest film and television studio complexes in Canada. Although the majority of its revenues are generated from the rental of its sound stages, production offices, construction mills and storage facilities to independent film and television producers, LG Studios is host to a number of long-term industry tenants, such as William F. White, Canada's largest supplier of cinematic lighting, power and grip equipment; Pinewood Sound, a supplier of audio post-production services; Sim Video, a supplier of cameras and post-production editing equipment; the local union of one of the major film and entertainment industry craft guilds; production companies and others. Studio capacity usage is consistently above 90%, including the current shooting of HIGHER GROUND and the Company's new series MYSTERIOUS WAYS. Other current studio productions are the James Cameron television series DARK ANGEL and Universal's feature film JOSIE AND THE PUSSYCATS.

    LG Studios' industry tenants complement each other in providing a broad range of production and post-production services to the independent producers who regularly make use of LG Studios' facilities, which consist of seven state-of-the-art sound stages, ranging from 11,000 to 20,500 square feet in area, and over 130,000 square feet of production, office and support space, including a state of the art mixing theatre. LG Studios owns its own telephone system and rental furniture and, therefore, can provide a fully operational production office to independent producers in a timely manner. LG Studios' office space has film set facade exteriors suitable for filming, including commercial and residential districts, a courthouse and a small-town main street. Producers can also take advantage of a variety of filming locations situated in close proximity to the studio complex, including mountain and ocean settings, ethnic neighbourhoods and downtown cityscapes. LG Studios had revenues of $7 million for the fiscal year ended March 31, 2000. The Company expects to have continued high occupancy rates for both its studios and offices for the next year. The Company has entered into a five year operating lease with Eagle Creek Studios in Burnaby, British Columbia. Eagle Creek Studios has two 17,000 square foot sound stages with accompanying office space. It's current tenant is Warner Brothers feature film LIKE CATS & DOGS. The addition of Eagle Creek Studios increases LG Studios sound stage inventory to nine.

COMPETITION

    Television and motion picture production and distribution are highly competitive businesses. The Company faces competition from companies within the entertainment business, as well as alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation and other cultural activities, among many others. The Company competes with the major studios, numerous independent motion picture and television production companies, television networks and pay television systems for the acquisition of literary and film properties, the services of performing artists, directors, producers and other creative and technical personnel and production financing. Numerous organizations with which the Company competes in the motion picture and television industry have significantly greater financial and other resources, while the independent production companies may have less overhead than the Company. Most of the major studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, which can provide both the means of distributing their products and stable sources of earnings that offset the fluctuations in the financial performance of their motion picture and television operations.

    In addition, the Company's motion pictures compete for audience acceptance and exhibition outlets with motion pictures produced and distributed by other companies. As a result, the success of any of the Company's motion pictures is dependent not only on the quality and acceptance of a particular picture, but also on the quality and acceptance of other competing motion pictures released into the marketplace at or near the same time. The number of films released by the Company's competitors, particularly the major film studios, in any given period, may create an oversupply of product in the market, thereby potentially reducing the Company's share of gross box-office admissions and may make it more difficult for the Company's films to succeed. See "RISK FACTORS--Film and Television Industry" and "--Competition."

EMPLOYEES

    As of July 31, 2000, the Company had approximately 460 full-time and 70 part-time regular employees in its worldwide operations. The Company also hires additional employees on a picture-by-picture basis in connection with the production of the Company's motion pictures and television programming. The Company believes that its employee and labour relations are good.

    None of the Company's employees are members of unions. The Company has entered into employment agreements with certain key employees.

GOVERNMENT INCENTIVES AND REGULATION

    GOVERNMENT FINANCIAL SUPPORT. The Canadian Film Development Corporation, otherwise known as Telefilm Canada, provides financial assistance in the form of equity investments, interest free and low interest loans, development and interim financing to Canadian film and television productions that have significant Canadian creative, artistic and technical content and which meet certain published criteria. Telefilm Canada's provincial counterparts in Quebec, Ontario, Manitoba, Saskatchewan, British Columbia, New Brunswick and Nova Scotia also provide generous financial support to qualifying Canadian productions. In 1996, the Canada Television and Cable Production Fund (now operating as the CTF) was established by the federal government, a government-cable industry partnership that combined the former Cable Production Fund, Telefilm Canada's Canadian Broadcast Program Development Fund and a $100 million contribution from the Department of Canadian Heritage to form an approximately $200 million per year television funding initiative.

    "CANADIAN-CONTENT" PRODUCTIONS. Canadian television broadcasters and cable services generally pay substantially higher license fees for television programs that meet the "Canadian content" criteria established by the Canadian Radio-television and Telecommunications Commission ("CRTC"), the Canadian counterpart to the U.S. Federal Communications Commission. Such television programs are licensed at a premium because, under Canadian law, broacast licenses require broadcasters to telecast certain minimum amounts of Canadian programming.

    TAX CREDITS. In 1995, the federal government phased out the capital cost allowance tax shelter system for Canadian-content productions and replaced it with a fully refundable tax credit for eligible Canadian-content film or video productions produced by qualified taxable Canadian corporations. The federal tax credit, in the maximum amount of 12% of eligible production costs, was modeled on the provincial tax credit that had been introduced years earlier by the province of Quebec in the maximum amount of 15% of eligible production costs. The federal and Quebec Canadian-content tax credits were soon joined by Canadian-content tax credit programs in the provinces of British Columbia (maximum of 9.6% of eligible production costs with increases available in respect of location and training incentives), Ontario (maximum of 9.6% of eligible production costs), Nova Scotia (maximum of 15% of eligible production costs), New Brunswick (maximum of 15% of eligible production costs), Manitoba (maximum of 22.5% of total production costs) and Saskatchewan (maximum of 17.5% of eligible production costs).

    In October 1997, the federal government announced the details of a new refundable "production services" tax credit for eligible film and television productions that are produced in Canada. The new production services credit is equal to 11% of qualifying Canadian labor expenditures. Assuming that Canadian labor expenditures generally represent approximately 50% of the total production budget, the federal production services tax credit will net applicants approximately 5.5% of total production costs. The provincial governments of British Columbia and Ontario have also introduced refundable production services tax credit programs, each at a rate of 11% of qualifying provincial labor expenditures for eligible productions. Additional production services tax credits have been introduced or announced in the provinces of Nova Scotia (maximum of 15% of eligible production costs), New Brunswick (maximum of 15% of eligible production costs), Manitoba (maximum of 17.5% of eligible production costs), Saskatchewan (maximum of 17.5% of production costs) and Quebec (5.5% of qualifying production costs).

    CO-PRODUCTION TREATIES. Canada is a party to film and/or television co-production treaties with over 50 countries, including Algeria, Argentina, Australia, Belgium, Bosnia-Herzegovina, Brazil, Chile, China, Croatia, the Czech Republic, France, Germany, Hong Kong, Hungary, Ireland, Israel, Italy, Japan, Korea, Mexico, Morocco, the Netherlands, New Zealand, Poland, Romania, Russia, Slovakia, Slovenia, Spain, Sweden, Switzerland, the United Kingdom and Venezuela. Since 1964, Canadian producers have been involved in over 300 official co-productions. In 1997, for example, Canada was involved in 66 co-production projects with total budgets amounting to approximately
$500 million, up from 36 projects with aggregate budgets of approximately
$252 million in 1996. The most active relationship has traditionally been and continues to be with France, with which Canada has agreements covering film, television, animation and cinematographic relations.

                                  RISK FACTORS

COMBINATION OF OPERATIONS OF RECENT ACQUISITIONS; MANAGEMENT OF GROWTH

    INTEGRATION OF DIVERSE OPERATIONS. The Company's divisions, subsidiaries, partners and co-ventures consist of LG Films, LG Television, CineGroupe, LG Studios and Mandalay Pictures, which the Company has acquired over the last few years. While most of these companies have previously operated in their respective fields, Lions Gate faces the problems inherent in combining their different operations. The Company will face the same problems combining Trimark's operations. Any failure by the Company to do so could have an adverse effect on the potential profitability of the Company.

    STRAIN ON COMPANY RESOURCES DURING RAPID GROWTH. The Company is experiencing a period of rapid growth that could place a significant strain on its resources. If the Company's management is unable to manage growth effectively, operations could be adversely affected. The Company is currently in the process of implementing appropriate structures in place to deal with future growth, including management information systems and internal and external communication systems. However, there can be no assurance that the Company will be able to achieve its growth as planned, increase its work force or implement new systems to manage its anticipated growth, and any failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

    INTEGRATION OF THE MERGED BUSINESSES. The Company and Trimark have entered into the agreement of merger with the expectation that the merger will be operationally and financially beneficial to the combined company and its stockholders. The merger will require that the Company integrate Trimark's operations with those of the Company. There can be no assurance that such integration will be accomplished successfully or that the expected benefits of the merger will be achieved. The integration also will require the dedication of management, which will divert their attention from day-to-day business of the Company following the merger. The difficulties of integration may be increased by coordinating geographically separated organizations and integrating personnel. The process of integrating Trimark's operations with those of the Company may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies and may adversely affect the operations of the Company following the merger. Furthermore, the process of integrating the operations of the Company with the operations of Trimark could have a material adverse effect on the ability of the Company to retain the key managerial personnel who are critical to its operations.

    LIMITED WORKING CAPITAL. As of March 31, 2000, the Company had working capital of approximately $37.3 million. The Company's ability to maintain and expand its development, production and distribution of feature films and television series and to cover its general and administrative expenses depends upon the Company's ability to obtain financing through equity financing, debt financing (including through the availability of credit facilities) or the sale or syndication of some or all of its interests in certain projects or other assets. If the Company's access to existing credit facilities is not available, and if other funding does not become available, there could be a material adverse effect on the business of the Company.

FILM AND TELEVISION INDUSTRY

    UNPREDICTABILITY OF COMMERCIAL SUCCESS OF FILMS AND TELEVISION
PROGRAMS. Operating in the television and feature films industries involves a substantial degree of risk. Each television program and feature film is an individual artistic work and its commercial success is determined primarily by audience reaction, which is unpredictable. The commercial success of a television program or a feature film also depends upon the quality and acceptance of other competing programs or feature films released into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, all of which are subject to change and cannot be predicted with certainty. The Company's success will depend on the experience and judgment of the Company's management to select and develop new investment and production opportunities. There can be no assurance that the Company's television programs and feature films will obtain favorable ratings or reviews or that broadcasters will license the rights to broadcast any of the Company's television programs in development or renew licenses to broadcast programs currently produced by predecessors of the Company. Even if licenses to broadcast the Company's television programming are renewed, the popularity of a particular program and its ratings may diminish over time.

    CAPITAL REQUIREMENTS AND FINANCIAL RISKS. The production, completion and distribution of television programs and feature films require a significant amount of capital. Although the Company intends to continue to reduce the risks of its financial involvement in the production costs of its productions through financial assistance from broadcasters, distributors, government and industry programs and studios, there can be no assurance that the Company will successfully implement such arrangements or that the Company would not be subject to substantial financial risks relating to the production, completion and release of future television programs and feature films. In addition, a significant amount of time may elapse between the expenditure of funds by the Company and the receipt of revenues from its television programs or feature films.

    POTENTIAL FOR BUDGET OVERRUNS AND OTHER PRODUCTION RISKS. Actual motion picture costs may exceed their budget, sometimes significantly, although television program costs typically do not. Risks such as labor disputes, death or disability of star performers, rapid high technology changes relating to special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a film incurs substantial budget overruns, the Company may have to seek additional financing from outside sources to complete production of a television program or motion picture. No assurance can be given as to the availability of such financing on terms acceptable to the Company. In addition, if a film incurs substantial budget overruns, there can be no assurance that such costs will be recouped, which could have a significant impact on the Company's business, results of operations or financial conditions.

    DISTRIBUTION UNCERTAINTY. Decisions regarding the timing of release of television programs, feature films and related products and as to which of the Company's television programs, feature films and related products, if any, will receive promotional support from a distributor are important in determining the success of a particular television program, feature film or related product. As with most production companies, the Company does not expect to control the manner in which its distributors distribute the Company's television programs or feature films, including the number of broadcasters to which its distributors distribute its television programs, the number of theatres to which its distributors may distribute a feature film, or the timing of release of the television programs or feature films. Although its distributors have a financial interest in the success of any such television programs or feature films, any decision by its distributors not to distribute or promote one of the Company's television programs, feature films or related products or to promote competitors' programs, feature films or related products to a greater extent than it promotes those of the Company could have a material adverse affect on the Company's business, operating results or financial condition.

COMPETITION

    SOURCES OF COMPETITION. Motion picture and television production and distribution are highly competitive businesses. The Company faces competition from companies within the motion picture and television industry and alternative forms of leisure activities. The Company will compete with a variety of companies for access to time slots for broadcast of its television programs, access to theatrical outlets for feature films, acquisition of characters, storylines, ideas and treatments with which to build its library, the recruitment and retention of talented personnel, and the licensing and distribution of its proprietary products. Almost all of the Company's potential competitors, particularly the major U.S. studios, have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical, marketing and other resources, while the independent production companies may have less overhead than the Company.

    LACK OF DIVERSIFICATION. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, which can provide both means of distributing their products and stable sources of earnings that offset fluctuations in the financial performance of their motion picture and television operations. The number of films released by the Company's competitors, particularly the major U.S. film studios, in any given period may create an oversupply of product in the market, and that may reduce the Company's share of gross box-office admissions and make it more difficult for the Company's films to succeed.

    LIMITED NUMBER OF PRIME TIME SLOTS FOR TELEVISION PROGRAMMING. The Company competes for television network time slots with a variety of companies that produce television programming. The number of prime time slots remains limited, even though the total number of outlets for television programming has increased over the last decade. As a result, there is intense competition for these prime time slots. In addition, television networks are now producing more programs internally, and thus possibly reducing such networks' demand for programming from other parties. There can be no assurance that the Company will be able to compete successfully against current or future competitors.

    TECHNOLOGICAL ADVANCES. The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures and television programming.

FLUCTUATION OF OPERATING RESULTS; EFFECT OF ENTERTAINMENT ACCOUNTING POLICIES

    DEPENDENCE OF OPERATING RESULTS ON NUMEROUS FACTS. The Company expects to generate a substantial majority of its future revenue from the development and production of feature films and television programs. The Company's future revenues will depend upon the timing and the level of market acceptance of its television programs and feature films, as well as upon the cost to produce, distribute and promote such programs and feature films. The revenues derived from the production of a television program or feature film depend primarily on the television program's or feature film's acceptance by the public, which cannot be predicted and does not necessarily bear a direct correlation to the production costs incurred. The commercial success of a television program or a feature film also depends upon promotion and marketing and certain other factors. Accordingly, the Company's revenues are, and will continue to be, extremely difficult to forecast.

    SOURCES OF FLUCTUATION IN OPERATING RESULTS. The Company expects that its future operating results will fluctuate significantly as a result of, among other things: the timing of domestic and international releases of current and future television programs or feature films produced by the Company; the success of these television programs or feature films; the timing of the release of related products into their respective markets; the costs to distribute and promote the television programs and feature films; the success of the Company's distributors in marketing its television programs and feature films; the timing of receipt of proceeds generated by the television programs and feature films from distributors; the introduction of new television programs and feature films by the Company's current and future competitors; the timing and magnitude of operating expenses and capital expenditures; the level of unreimbursed production costs in excess of budgeted maximum amounts; and general economic conditions. As a result, the Company believes that its results of operations may fluctuate significantly, and it is possible that the Company's operating results could be below the expectations of equity research analysts and investors.

    ENTERTAINMENT ACCOUNTING POLICIES. The Company follows generally accepted accounting principles for accounting practices related to revenue recognition and amortization of production costs, including

Statement of Financial Accounting Standards No. 53 "Financial Reporting by Producers and Distributors of Motion Picture Films" ("SFAS 53"). Revenues from production and license agreements, which may provide for the Company's receipt of non-refundable minimum guaranteed amounts, are recognized when the license period begins and the programming is available for showing pursuant to the terms of the agreement, typically when the finished product has been delivered to, and accepted by, the licensee. Revenues in excess of minimum guarantees under such agreements are recognized when such amounts have become due and payable and the Company is reasonably assured of their collection. As a result, The Company's expected cash flows may not necessarily be related to revenue recognition and amortization of production costs. Costs of producing television episodes and other productions will be capitalized and charged against revenues generated by the delivery of those episodes or productions. Costs will be assessed quarterly for recoverability and will be written down to their estimated recoverable amount. Costs incurred to produce or acquire exploitation rights to television episodes produced by the Company will be capitalized and amortized using the ratio of current revenue to estimated total revenue for a particular episode or production. As a result, the Company's estimates of total revenues and costs may be overstated or understated at any point in time. The inherent uncertainties of such estimates could materially adversely change the Company's results of operations and financial condition.

    The Financial Accounting Standards Board recently approved certain changes that will alter reporting by motion picture companies. SFAS 53, which previously allowed wide latitudes for booking movie revenues and amortization, has been rescinded, effective for the Company's fiscal 2002 year end. The new standards will impose numerous changes to reporting, and many motion picture companies will take a one-time, non-cash charge of significant proportions to conform to the new rules. The Company and Trimark are currently determining the financial impact of these new standards.

DEPENDENCE ON PERSONNEL

    DEPENDENCE ON KEY PERSONNEL. The Company's success will depend to a significant extent on the performance of a number of senior management personnel and other key employees of the Company and its affiliates. In particular, the Company will be dependent upon the services of such personnel as Frank Giustra, Jon Feltheimer, Michael Burns, Jeffrey Sackman, Jacques Pettigrew and Peter Guber. The loss of the services of key persons could have a material adverse effect on the Company's business, operating results and financial condition.

    NEED TO ATTRACT AND RETAIN QUALIFIED PERSONNEL. The Company's success depends to a significant extent on its ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. The competition for quality creative and technical personnel is especially intense due to significant expansion in the entertainment market over the past several years. If the Company is unable to identify, attract, hire, train and retain qualified personnel in the future, particularly creative and technical personnel, such inability could have a material adverse effect on the Company's business, operating results and financial condition.

CHANGES IN REGULATORY ENVIRONMENT

    CANADIAN CONTENT RESTRICTIONS. Canadian broadcasters and cable, pay television and pay-per-view television services are typically required, as a condition of their license, to devote a certain amount of their programming schedules, including prime time, to Canadian programs. Compliance with these requirements is enforced by the CRTC, and failure to comply can result in fines or the loss of license. The CRTC has issued detailed criteria which must be met for a television production to qualify as a "Canadian program", which require among other things, that financial and creative functions be performed by Canadians. If the Company's productions cease to qualify as Canadian programs under the regulations and policies of the CRTC, the Company may find it more difficult to secure time slots in Canada for its productions. In addition, in the event the Company's productions cease to meet minimum Canadian content requirements, the Company may be unable to access various federal and provincial film and television incentive programs, including refundable tax credits, as discussed below.

    GOVERNMENT INCENTIVE PROGRAMS. The Company may benefit from a number of Canadian incentive and regulatory programs designed to enhance and strengthen the Canadian film and television program production, distribution and broadcasting industries. For example, as noted above, the Company may benefit from certain regulations of the CRTC obliging Canadian broadcasters to telecast certain minimum levels of Canadian content programming. Such Canadian content programming requires certification by the CRTC as certified Canadian programming and the Company may be contractually bound to obtain such certification in respect of certain programs the Company expects to produce. If a program does not qualify for such certification, the Company could be in default of its obligations to Canadian broadcasters, distributors or other licensees.

    In addition, the Company expects to receive investments from federal and provincial government agencies established to foster the development of all aspects of the Canadian film and television industry. These government agencies, including, among others, Telefilm Canada, the Ontario Film Development Corporation, Societe de Developpement des Entreprises Culturelles (SODEC) and British Columbia Film, administer a variety of programs providing incentives to qualifying entities in the form of equity investment, non-interest bearing advances and loans.

    The federal government and a number of its provincial counterparts have established refundable tax credit programs based on eligible labor expenditures of qualifying production entities. The Company expects that certain film and television productions it will produce will incorporate such refundable tax credits as elements of production financing. In the event that such productions do not ultimately qualify for anticipated refundable tax credits, the relevant production may require additional funds for completion.

    For the Company's film and television productions to continue to qualify for several such refundable tax credits, among other statutory requirements, the Company must remain Canadian-controlled pursuant to the Investment Canada Act. If the Company ceases to be Canadian-controlled under the Investment Canada Act, it would no longer be entitled to access such refundable tax credits and other Canadian government and private film industry incentives which are restricted to Canadian-controlled corporations, including access to Canada's official co-production treaties with other countries. Such a change in status would also affect the eligibility of the Company to retain the benefit of refundable tax credits and other incentives arising prior to the change of control of the Company. There are currently no transfer restrictions on the Company's common stock as a class and, accordingly, the Company may not be able to prevent such a change of control. In addition, certain provincial refundable tax credits require that the applicable applicant be provincially-controlled. If any Company affiliate which accesses or intends to access such credits ceases to be provincially controlled, it would no longer be entitled to access the applicable provincial refundable tax credit.

RISKS ASSOCIATED WITH INTERNATIONAL MARKETS

    The Company distributes motion picture and television productions in foreign countries and derives a significant percentage of its revenues from sources outside the U.S. and Canada. As a result, the Company's business is subject to certain risks inherent in international trade, many of which are beyond its control, such as changes in local regulatory requirements, changes in the laws and policies affecting trade, investment and taxes (including laws and policies relating to the repatriation of funds and to withholding taxes), differing degrees of protection for intellectual property, instability of foreign economies and governments and cultural barriers. These factors can adversely affect the Company's business and results of operations.

CURRENCY FLUCTUATIONS

    The Company anticipates that an increasing portion of its revenues and expenses may be denominated in U.S. dollars or currencies other than Canadian dollars (the currency in which the Company's financial statements are reported). The Company does not presently engage in currency hedging activities to limit the risks of exchange rate fluctuations. As a result, changes in relative value of the Canadian dollar to the U.S. dollar and other foreign currencies will affect the Company's revenues and operating margins. The impact of future exchange rate fluctuations between the Canadian dollar and the U.S. dollar or other foreign currencies on revenues and operating margins cannot be accurately predicted and could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the ability of the Company to repatriate to Canada funds arising in connection with its foreign operations may also be adversely affected by currency and exchange control regulations imposed by the country in which a production is exploited.

RISKS RELATING TO LIQUIDITY AND FINANCING REQUIREMENTS

    The Company's theatrical motion picture and television production activities require the initial expenditure of significant funds, while revenues relating to such films and programs are typically not generated for some period after such expenditure and may be received over an extended period of time. Since the Company's cash requirements generally have exceeded cash flow from operations, the Company has been required to utilize borrowings under its principal credit facilities to fund operations. The Company will continue to be dependent upon the availability of its principal credit facilities to fund its production and distribution activities for the foreseeable future. Borrowings under such principal credit facilities are subject to the Company's continuing satisfaction of loan conditions. The Company's inability to make such borrowings, or to borrow funds on satisfactory terms, could have a material adverse effect on its business.

DEPENDENCE ON PROPRIETARY RIGHTS

    The Company's ability to compete will be dependent, in part, upon successful protection of its proprietary property. The Company plans to protect proprietary and intellectual property rights to its productions through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain jurisdictions. The Company also expects to distribute its products in other jurisdictions in which there is no copyright and trademark protection. As a result, it may be possible for unauthorized third parties to copy and distribute the Company's productions or certain portions or applications of the Company's intended productions.

    In addition, litigation may be necessary in the future to enforce intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on the Company's business, operating results or financial condition. From time to time, the Company may also receive notice of claims of infringement of other parties' proprietary rights. There can be no assurance that infringement or invalidity claims will not materially adversely affect the Company's business, financial condition or results of operations. Regardless of the validity or the success of the assertion of such claims, the Company could incur significant costs and diversion of resources in defending against such claims, which could have a material adverse effect on its business, financial condition or results of operations.

POSSIBLE VOLATILITY OF MARKET VALUE OF COMMON SHARES

    It is expected that factors such as the publication of ratings and reviews, fluctuations in results of operations, changes in financial estimates by securities analysts, announcements by the Company or by its competitors, delays in or cancellation of television programs, feature films or other product release dates or other events or factors may cause the market value of the Company's securities to fluctuate. Moreover, in recent years, the stock market has experienced extreme price and volume fluctuations, some of which have been unrelated or disproportionate to the operating performances of listed and quoted companies. These broad market fluctuations may adversely affect the market value of the Company's securities.

YEAR 2000 COMPLIANCE

    In fiscal year 2000 management of the Company reviewed the extent of potential Year 2000 ("Y2K") problems by identifying operating and information systems and equipment used by subsidiaries, which required remedial action. The Company's Information Technology team developed and implemented a Y2K compliance plan, and well in advance of December 31, 1999, the Company's Y2K contingency plan was in place. The Company has not experienced any problems associated with the Year 2000.

ITEM 2:  DESCRIPTION OF PROPERTY

    The Company's principal executive office is located at Suite 3123, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia. The principal executive office occupies approximately 5,401 square feet of space under a lease agreement that expires on April 30, 2002. The Company believes that its current facilities are adequate to conduct its business operations for the foreseeable future. The Company's operations and financial personnel are located in Toronto, Ontario and Los Angeles, California.

    LG Films' head office is located in St. Laurent, Quebec, and occupies approximately 15,000 square feet. LG Films leases a further 5,000 square feet of space in St. Laurent for storage facilities. The Canadian production and distribution division operates out of 12,640 square feet of leased premises in Toronto, while the U.S. distribution division operates out of leased premises in Los Angeles and New York.

    CineGroupe operates from two leased premises in Montreal, Quebec totalling approximately 55,700 square feet and also has small offices in Los Angeles and Toronto.

    The LG Studios complex is located at 555 Brooksbank Avenue, North Vancouver, British Columbia. LG Studios' facilities occupy an approximately 14-acre site in a landscaped, park-like setting. The land on which the facilities are situated is owned by LG Studios and is subject to mortgages under four separate term loans. Loans in the amount of approximately $1.5 million and $1.2 million mature in August 2000 and September 2000, respectively. Loans in the amount of approximately $8.6 million and $9.6 million mature in April 2003 and July 2003, respectively. The Company has a five year operating lease for 50,000 square feet with Eagle Creek Studios in Burnaby, British Columbia.

    LGTVP, LG Television and LG Films have leased common office space totalling approximately 16,300 square feet in Los Angeles.

    Mandalay Pictures is provided space on the Paramount Studios lot in Los Angeles pursuant to the Paramount Agreement. See "BUSINESS--Financing, Production and Distribution Agreement with Paramount."

ITEM 3:  LEGAL PROCEEDINGS

    The Company knows of no actual, threatened or pending legal proceedings to which the Company or any of its subsidiaries is a party which are material or potentially material, either individually or in the aggregate.

ITEM 4:  CONTROL OF REGISTRANT

    As of July 31, 2000, 31,421,374 Common Shares of the Company were issued and outstanding with an obligation to issue approximately 39,375 additional Common Shares with respect to the acquisition of IMG. There are 12,205 preferred shares issued and outstanding. Each outstanding Common Share is entitled to one vote. The Series A Preferred shareholders, upon receipt of common shareholder approval, will be entitled to elect three directors and nominate one Canadian director to the Company's board of directors. Upon closing of the Trimark acquisition, Series B Preferred shareholders will be entitled to elect Mark Amin to the board of directors of the Company. The Company is not directly or indirectly owned or controlled by another corporation or by any foreign government, and there are no arrangements that may, at a subsequent date, result in a change of control of the Company.

    The following table sets forth, as of July 31, 2000, certain information with respect to ownership of the Company's Common Shares of all executive officers and directors as a group.

                                                        BENEFICIAL OWNERSHIP(1)
                                                        ------------------------
                                                          NUMBER OF     PERCENT
                                                        COMMON SHARES   OF TOTAL
                                                        -------------   --------
Frank Giustra.........................................   3,307,401(2)      10.4%(2)
All executive officers and directors as a group
  (14 persons)........................................   6,333,563(3)      19.4%(3)

------------------------

(1) Each shareholder is deemed to beneficially own any Common Shares subject to options, warrants or other rights that are currently exercisable or that become exercisable within 60 days of July 31, 2000. The inclusion herein of such shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentages are based on 31,421,374 Common Shares outstanding as of July 31, 2000, as adjusted for warrants and options to purchase Common Shares held by the person or group indicated that are exercisable over the next 60 days.

(2) Includes (1) 125,000 Common Shares for which an option has been granted by Mr. Giustra to David Huberman, a former Executive Vice President of the Company who retired March 31, 1999, (2) 500,000 Common Shares held by The Radcliffe Foundation and over which Mr. Giustra exercises voting control, and (3) 250,000 Common Shares reserved for issuance upon the exercise of incentive stock options at $5.25 per Common Share. These options are subject to Shareholder approval.

(3) Includes (1) 545,833 Common Shares reserved for issuance upon the exercise of incentive stock options at Cdn$5.25 per Common Share, (2) 16,666 Common Shares reserved for issuance upon the exercise of incentive stock options at Cdn$2.30 per Common Share, (3) 250,000 Common Shares reserved for issuance upon exercise of incentive stock options at U.S.$2.55, (4) 33,333 Common Shares reserved for issuance upon exercise of incentive stock options at Cdn$2.55, (5) 33,333 Common Shares reserved for issuance upon exercise of incentive stock options at Cdn$4.85, (6) 24,691 Common Shares reserved for issuance upon conversion of convertible promissory notes at Cdn$8.10 per Common Share, (7) 207,000 Common Shares reserved for issuance upon conversion of Series A Preferred Shares and (8) 87,975 Common Shares reserved for issuance upon the exercise of warrants at U.S.$5.00.

REGULATORY AND CONTRACTUAL SHARE RESALE RESTRICTIONS

    Pursuant to an escrow agreement (the "Escrow Agreement"), dated as of November 13, 1997, among CIBC Mellon Trust Company, the Company, Frank Giustra, and Cinepix Inc. (collectively, the "Escrowed Shareholders"), 1,034,068 Common Shares of the Company are held in escrow (the "Escrowed Shares") pending release. 1,034,068 Common Shares will be automatically released to the Escrowed Shareholders on November 13, 2000.

    In connection with the acquisition of LG Films, certain former shareholders of LG Films agreed that 2,821,984 Common Shares of the Company received by them (which included 2,061,594 Escrowed Shares) would be subject to a voluntary pooling agreement. On November 13, 1998, 940,661 Common Shares of the Company were released from such pooling restrictions and on November 13, 1999, 560,467 shares were released from such pooling restrictions. The remaining Common Shares will automatically be released from such pooling restrictions on November 13, 2000.

ITEM 5:  NATURE OF TRADING MARKET

TORONTO STOCK EXCHANGE

    The Company's Common Shares began trading on The Toronto Stock Exchange (the "TSE") effective November 17, 1997. The following table sets forth the trading volume and range of the high and low sale prices for the Company's Common Shares for the periods indicated as reported by the TSE:

                                                    HIGH(1)     LOW(1)    VOLUME(1)
                                                    --------   --------   ---------
Year ended March 31, 1999
  First Quarter...................................    8.00       4.74     5,866,132
  Second Quarter..................................    5.38       2.50     3,626,025
  Third Quarter(2)................................    5.50       3.20     6,110,497
  Fourth Quarter..................................    6.00       4.40     5,428,555
Year ended March 31, 2000
  First Quarter...................................    5.50       2.85     3,047,214
  Second Quarter..................................    3.00       2.20     2,188,444
  Third Quarter...................................    3.65       2.50     2,827,554
  Fourth Quarter..................................    6.90       3.40     3,393,922

------------------------

(1) The market quotations are computed from the TSE as of its close on the relevant dates and do not necessarily reflect the actual price of the last transaction on the relevant dates.

(2) The Common Shares were reverse split on November 17, 1998.

AMERICAN STOCK EXCHANGE

    The Company's Common Shares began trading on the American Stock Exchange ("AMEX") under the symbol "LGF" effective November 17, 1998. The following table sets forth the trading volume and range of the high and low sale prices for the Company's Common Shares for the periods indicated as reported by AMEX:

                                              HIGH(1)     LOW(1)     VOLUME(1)
                                             ---------   ---------   ----------
Year ended March 31, 1999
  Third Quarter............................  U.S.$3.75   U.S.$2.69    2,187,300
  Fourth Quarter...........................  U.S.$3.94   U.S.$2.94   14,888,700
Year ended March 31, 2000
  First Quarter............................  U.S.$3.75   U.S.$1.94    5,308,800
  Second Quarter...........................  U.S.$2.06   U.S.$1.50    2,812,700
  Third Quarter............................  U.S.$2.56   U.S.$1.63    4,666,100
  Fourth Quarter...........................  U.S.$4.94   U.S.$2.31   14,902,900

------------------------

(1) The market quotations are computed from AMEX as of its close on the relevant dates and do not necessarily reflect the actual price of the last transaction on the relevant dates.

    As of July 31, 2000, there were 310 shareholders of record of the Company having addresses in the United States, holding 2,304,376 Common Shares or approximately 7.3% of the Company's outstanding 31,421,374 Common Shares at such date.

ITEM 6:  EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

    There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of Common Shares of the Company, other than withholding tax requirements. See "TAXATION."

    There is no limitation imposed by the laws of Canada, the laws of the Province of British Columbia or by the charter or other constituent documents of the Company on the right of a non-resident to hold or vote the Common Shares of the Company, other than as provided in the INVESTMENT CANADA ACT (Canada) (the "Investment Act"). The following discussion summarizes the principal features of the Investment Act for a non-resident who proposes to acquire Common Shares of the Company. The summary is not a substitute for independent advice from an investor's own advisor and it does not anticipate statutory or regulatory amendments.

    The Investment Act generally prohibits implementation of a reviewable investment by an individual, government or agency thereof, corporation, partnership, trust or joint venture (each an "entity") that is not a "Canadian" as defined in the Investment Act (a "non-Canadian"), unless after review the Director of Investments appointed under the Investment Act is satisfied that the investment is likely to be of net benefit to Canada. An investment in Common Shares of the Company by a non-Canadian, other than a "WTO Investor" (as that term is defined in the Investment Act, and which includes entities that are nationals controlled by nationals of member states of the World Trade Organization) when the Company is not controlled by a WTO Investor, would be reviewable under the Investment Act, if it is an investment to acquire control of the Company and the value of the assets of the Company, as determined in accordance with the regulations promulgated under the Investment Act, is $5,000,000 or more, or if an order for review is made by the federal cabinet on the grounds that the investment related to Canada's cultural heritage or national identity, regardless of asset value. An investment in Common Shares of the Company by a WTO Investor, or by a non-Canadian when the Company is controlled by a WTO Investor, would be reviewable under the Investment Act, if it is an investment to acquire control of the Company and the value of the assets of the Company, as determined in accordance with the regulations promulgated under the Investment Act, is not less than a specified amount, which, for 1999, was $184 million. A non-Canadian would acquire control of the Company for the purposes of the Investment Act if the non-Canadian acquired a majority of the Common Shares. The acquisition of less than a majority but one-third or more of the Common Shares of the Company would be presumed to be an acquisition of control of the Company, unless it could be established that, on the acquisition, the Company would not be controlled in fact by the acquiror.

    Certain transactions relating to Common Shares of the Company are exempt from the Investment Act, including (1) an acquisition of Common Shares by a person in the ordinary course of that person's business as a trader or dealer in securities; (2) an acquisition of control of the Company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions of the Investment Act; and (3) an acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect de facto control of the Company, through the ownership of Common Shares, remains unchanged.

    For the film and television programs of the Company to continue to qualify for certain refundable tax credits, the Company must remain Canadian-controlled pursuant to the INVESTMENT CANADA ACT. See "RISK FACTORS--Changes in Regulatory Environment"

ITEM 7:  TAXATION

    The following is a general summary of certain Canadian income tax consequences to U.S. Holders (who deal at arm's length with the Company) of the purchase, ownership and disposition of Common Shares. For the purposes of this discussion, a "U.S. Holder" means a holder of Common Shares who (1) for the purposes of the Income Tax Act (Canada) (the "Canadian Tax Act") is not, has not, and will not be resident in Canada at any time while he or she holds Common Shares, (2) at all relevant times is a resident of the United States under the Canada-United States Income Tax Convention (1980) (the "Convention"), and (3) does not and will not use or be deemed to use the Common Shares in carrying on a business in Canada. This summary does not apply to U.S. Holders who are insurers. Such U.S. Holders should seek tax advice from their advisors.

    This summary is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequences to any particular investor is made. The summary does not address any aspect of any provincial, state or local tax laws or the tax laws of any jurisdiction other than Canada or the tax considerations applicable to non-U.S. Holders. Accordingly, prospective investors should consult with their own tax advisors for advice with respect to the income tax consequences to them having regard to their own particular circumstances, including any consequences of an investment in Common Shares arising under any provincial, state or local tax laws or the tax laws of any jurisdiction other than Canada.

    This summary is based upon the current provisions of the Canadian Tax Act, the regulations thereunder and proposed amendments thereto publicly announced by the Department of Finance, Canada prior to the date hereof. It does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial action.

    The following summary applies only to U.S. Holders who hold their Common Shares as capital property. In general, Common Shares will be considered capital property of a holder where the holder is neither a trader nor dealer in securities, does not hold the Common Shares in the course of carrying on a business and is not engaged in an adventure in the nature of trade in respect thereof. This summary does not apply to holders who are "financial institutions" within the meaning of the mark-to-market rules contained in the Canadian Tax Act.

    Amounts in respect of Common Shares paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends to a shareholder who is not a resident of Canada within the meaning of the Canadian Tax Act will generally be subject to Canadian non-resident withholding tax. Such withholding tax is levied at a basic rate of 25% which may be reduced pursuant to the terms of an applicable tax treaty between Canada and the country of residence of the non-resident. Under the Convention, the rate of Canadian non-resident withholding tax on the gross amount of dividends beneficially owned by a U.S. Holder is generally 15%. However, where such beneficial owner is a company which owns at least 10% of the voting stock of the Company, the rate of such withholding is 5%.

    A purchase of Common Shares by the Company (other than by a purchase in the open market in the manner in which shares are normally purchased by a member of the public) will give rise to a deemed dividend equal to the amount paid by the Company on the purchase in excess of the paid-up capital of such shares, determined in accordance with the Canadian Tax Act. Any such dividend deemed to have been received by a person not resident in Canada will be subject to non-resident withholding tax as described above. The amount of any such deemed dividend will reduce the proceeds of disposition to a holder of Common Shares for purposes of computing the amount of the holder's capital gain or loss arising on the disposition.

    A U.S. Holder will generally not be subject to tax under the Canadian Tax Act in respect of any capital gain arising on a disposition of Common Shares (including on a purchase by the Company) unless at the time of disposition such shares constitute taxable Canadian property of the holder for purposes of the Canadian Tax Act and such holder is not entitled to relief under an applicable tax treaty. If the Common Shares are listed on a prescribed stock exchange at the time they are disposed of, they will generally not constitute taxable Canadian property of a U.S. Holder unless, at any time during the five year period immediately preceding the disposition of the Common Shares, the U.S. Holder, persons with whom he or she does not deal at arm's length, or the U.S. Holder together with non-arm's length persons, had an interest in or option in respect of, 25% or more of the issued shares of any class of the capital stock of the

Company. In any event, under the Convention, gains derived by a U.S. Holder from the disposition of Common Shares will generally not be subject to tax in Canada unless the value of the Company's shares is derived principally from real or certain other immovable property situated in Canada.

ITEM 8:  SELECTED FINANCIAL DATA

    The following selected consolidated financial data should be read in conjunction with the Financial Statements and the Notes thereto and Item 9, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." The consolidated statement of operations data and balance sheet data set forth below for the year ended March 31, 2000, have been audited by PricewaterhouseCoopers LLP and have been derived from and are qualified by reference to the Financial Statements and Notes thereto included elsewhere herein. Historical results are not necessarily indicative of the results of operations which may be expected in the future. See "CURRENCY AND EXCHANGE RATES" for historical exchange rate information.

    The financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") and, except as noted, the financial data set forth below is presented in accordance with Canadian GAAP. These principles differ in some respects from United States GAAP. For a description of the principal differences between Canadian GAAP and United States GAAP, see Note 25, "Reconciliation to United States GAAP" in the Notes to the Consolidated Financial Statements.

               CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

  (ALL AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE INFORMATION)

                                                                                           FROM INCEPTION
                                                 FISCAL YEAR ENDED   FISCAL YEAR ENDED   APRIL 28, 1997 TO
                                                  MARCH 31, 2000      MARCH 31, 1999       MARCH 31, 1998
                                                 -----------------   -----------------   ------------------
In accordance with Canadian GAAP:

REVENUE........................................       $271,251            $118,297              $64,149

DIRECT OPERATING EXPENSES......................        222,875              92,931               49,175
                                                      --------            --------              -------

GROSS PROFIT...................................         48,376              25,366               14,974
                                                      --------            --------              -------
OTHER EXPENSES
  General and administrative...................         31,388              23,555               10,337
  Amortization.................................          7,074               5,279                1,781
  Interest.....................................          4,466               3,655                  951
  Minority Interest............................          1,308                 612                1,019
  Severance and restructuring costs............          1,698               1,647                   --
                                                      --------            --------              -------
                                                        45,934              34,748               14,088
                                                      --------            --------              -------
INCOME (LOSS) BEFORE UNDERNOTED................          2,442              (9,382)                 886

Gain on dilution of investment in a
  subsidiary...................................             --                 839                   --
                                                      --------            --------              -------
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY
  INTERESTS....................................          2,442              (8,543)                 886
Income taxes...................................          2,000                 304                1,439
                                                      --------            --------              -------
INCOME (LOSS) BEFORE EQUITY INTEREST...........            442              (8,847)                (553)
Equity interest in Loss of Mandalay Pictures,
  LLC..........................................         (5,894)             (5,449)                  --
Other equity interest..........................            159                 140                   --
                                                      --------            --------              -------
NET LOSS FOR THE PERIOD........................         (5,293)            (14,156)                (553)
Dividends paid on preferred shares.............           (591)                 --                   --
Accretion on Series A preferred shares.........           (727)                 --                   --
DEFICIT, BEGINNING OF PERIOD...................        (14,709)               (553)                  --
                                                      --------            --------              -------
DEFICIT, END OF PERIOD.........................       $(21,320)           $(14,709)             $  (553)
                                                      ========            ========              =======
BASIC LOSS PER COMMON SHARE....................       $  (0.22)           $  (0.58)             $ (0.04)
                                                      ========            ========              =======
In accordance with U.S. GAAP:
Net Loss for the Period........................         (2,424)            (25,804)              (1,328)
Comprehensive Loss for the Period..............         (5,405)            (21,359)              (1,348)
Basic and fully diluted Loss Per Common
  Share........................................       $  (0.11)           $  (1.05)             $ (0.09)
                                                      ========            ========              =======

                          CONSOLIDATED BALANCE SHEETS

                 (ALL AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

                                                              MARCH 31, 2000   MARCH 31, 1999
                                                              --------------   --------------
In accordance with Canadian GAAP

Assets......................................................     $ 19,283         $ 26,254
  Cash and equivalents......................................      107,344           60,673
  Accounts receivable.......................................      128,375           88,949
  Investment in films and television programs...............       64,058           72,932
  Investment in Mandalay Pictures, LLC......................       44,505           40,691
  Capital assets............................................
  Goodwill, net of accumulated amortization.................       29,163           31,636
  Other assets..............................................        9,245            6,477
                                                                 --------         --------
                                                                 $401,973         $327,612
                                                                 ========         ========
Liabilities
  Bank loans................................................     $ 14,385         $ 12,185
  Accounts payable and accrued liabilities..................       74,965           44,668
  Production and distribution loans.........................       41,838           48,415
  Long-term debt............................................       40,158           41,145
  Deferred revenue..........................................       19,269           10,780
  Non-controlling interest..................................        4,944            3,635
                                                                 --------         --------
                                                                  195,559          160,828
                                                                 --------         --------
Shareholders' Equity
  Capital stock.............................................      226,290          177,068
  Deficit...................................................      (21,320)         (14,709)
  Cumulative translation adjustments........................        1,444            4,425
                                                                 --------         --------
                                                                  206,414          166,784
                                                                 --------         --------
                                                                 $401,973         $327,612
                                                                 ========         ========
In accordance with U.S. GAAP:
Shareholders' Equity........................................      197,141          154,361

    Selected consolidated financial information for existing quarters indicated are as follows:

                         SELECTED QUARTERLY INFORMATION
        (in thousands of Canadian dollars, except per share information)
                                  (Unaudited)

                                                                          2000
                                                        -----------------------------------------
                                                        MAR. 31    DEC. 31    SEPT. 30   JUNE 30
                                                        --------   --------   --------   --------
Total Revenue.........................................    70,167    104,163    68,728     28,193
Net Earnings (Loss)...................................    (3,738)     2,994        85     (4,634)
Earnings (Loss) per share.............................  $   (.16)  $    .10   $   .00    $  (.15)

                                                                          1999
                                                        -----------------------------------------
                                                        MAR. 31    DEC. 31    SEPT. 30   JUNE 30
                                                        --------   --------   --------   --------
Total Revenue.........................................    35,809     39,958    24,346     18,184
Net Earnings (Loss)...................................   (12,175)      (608)   (1,348)       (25)
Earnings (Loss) per share.............................  $  (0.46)  $  (0.03)  $ (0.06)   $ (0.00)

                                                                          1998
                                                        -----------------------------------------
                                                        MAR. 31    DEC. 31    SEPT. 30   JUNE 30
                                                        --------   --------   --------   --------
Total Revenue.........................................    25,511     15,965    20,358      2,314
Net Earnings (Loss)...................................      (559)       232      (103)      (122)
Earnings (Loss) per share.............................  $  (0.04)  $   0.02   $ (0.02)   $ (0.04)

    Other additional and financial information on the Company's consolidated financial statements for the fiscal year ended March 31, 2000 is provided in the Company's Annual Report for its most recently completed financial year.

ITEM 9: MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO INCLUDED ELSEWHERE HEREIN. THIS DISCUSSION CONTAINS "FORWARD-LOOKING STATEMENTS" THAT CAN BE IDENTIFIED BY THE USE OF TERMINOLOGY SUCH AS "BELIEVES," "HOPES," "EXPECTS," "INTENDS," "PLANS," "MAY," "WILL," "SHOULD" OR "ANTICIPATES" OR THE NEGATIVE THEREOF, OTHER VARIATIONS THEREON, COMPARABLE TERMINOLOGY, OR DISCUSSIONS OF STRATEGY. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" AND ELSEWHERE IN THIS REPORT.

    The following discussion and analysis for the years ended March 31, 2000 and 1999 and the period ended March 31, 1998 should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements included in this annual report.

    The Company develops, produces and distributes a targeted range of film and television content in North America and around the world. To reflect the Company's core businesses, this discussion focuses on Motion Pictures, Television, Animation and Studio Facilities. Motion Pictures includes the results of operations of LG Films and IMG. Television includes the results of operations of LG Television (one-hour drama series), LGTVP (television movies) and Termite Art (reality-based programming). Animation includes the results of operations of our animation partner, CineGroupe, and Studio Facilities includes the results of operations of LG Studios. Please also refer to the table in note 21 to the consolidated financial statements.

    In March 2000, Jon Feltheimer was appointed CEO of the Company. It was announced that Frank Guistra would remain Chairman of the Company. Together with Michael Burns, who was appointed Co-Vice Chairman, Jon was instrumental in the organization of a US$33 million preferred equity financing that closed in December 1999. New financial and strategic partners SBS Broadcasting, Tele Munchen, Vulcan Ventures, Capital Research and Management Company and Fidelity Investments among others, participated in the preferred share issue.

    In June 2000, the Company announced that it had entered into a definitive agreement with Trimark, in which Trimark would be merged into a newly-formed, wholly-owned subsidiary of the Company. The transaction, valued at approximately US$50 million in cash and Company stock, plus the assumption of Trimark's debt, is expected to close in fall 2000. The merger is the first step in the revitalized corporate strategy to grow the Company both internally and through acquisitions and consolidations. Management believes Trimark to be an excellent fit for the Company with a 650 title film library, a successful video distribution business, active broadband operations, established international distribution channels and a record for producing and distributing specialty and genre films. In addition, the Company expects to significantly reduce operating costs of the combined companies commencing in the Company's fourth quarter of fiscal 2001.

OVERVIEW

    Including the equity interest in the non-cash operating loss of Mandalay Pictures as disclosed in the Statements of Operations, the net loss for the year was $5.3 million ($0.22 per share including the preferred share dividends and accretion on 30.7 million weighted average common shares outstanding) compared to a net loss of $14.2 million ($0.58 per share on 24.6 million weighted average common shares outstanding) in the prior year. The Company's $5.9 million (1999--$5.4 million) equity interest in loss of Mandalay Pictures is comprised of 100% of the non-cash operating losses of Mandalay Pictures for the year, plus amortization of previously capitalized pre-operating period costs.

    However, excluding the equity interest in the non-cash operating loss of Mandalay Pictures, the Company generated net earnings for the year ended March 31, 2000 of $600,000, an improvement of

$9.3 million compared to the pre-Mandalay Pictures net loss of $8.7 million in the prior year. These results would equate to earnings per share of $0.02 in fiscal 2000 (a loss of $0.02 including the preferred share dividends and accretion) and loss per share of $0.35 in fiscal 1999.

    EBITDA (defined as earnings before interest, provision for income taxes, amortization, non-controlling interest, equity interests and severance and relocation costs) of approximately $17.0 million for the year ended March 31, 2000 has increased more than eight-fold compared to the prior year's EBITDA of $1.8 million. EBITDA should be considered in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with generally accepted accounting principles.

RESULTS OF OPERATIONS

    FISCAL 2000 COMPARED TO FISCAL 1999

    Revenue in fiscal 2000 of $271.3 million increased $153.0 million or 129% compared to $118.3 million in fiscal 1999.

    Revenue increased significantly in all businesses. The most significant year-over-year percentage increase was in Television where revenue of $81.8 million increased $69.3 million or more than five-fold over the prior year's revenue of $12.5 million. The one-hour series business, which did not exist in the prior year, contributed revenue in excess of $46 million. Current year deliveries included: 15 hours of the drama series HIGHER GROUND to Paramount worldwide, Fox Family in the U.S. and WIC in Canada (the remaining
7 hours were delivered in Q1 of fiscal 2001); and 22 hours of the one-hour drama series HOPE ISLAND to Paramount worldwide, PAX TV in the U.S. and Showcase Television in Canada. Television movie revenue of $24.3 million increased
$22.9 million over fiscal 1999 revenue of $1.4 million as the prior year's revenue consisted of producer fees and revenue participations compared to license fees earned on proprietary productions delivered in the current year. Television movies delivered in the current year include FINAL RUN to CBS, KING OF THE WORLD to ABC, SHUTTERSPEED to TNT and FIRST DAUGHTER to TBS. 47 hours of reality-based programming were delivered in the current year by Termite Art. Significant Termite Art deliveries in the year included: 13 hours of WILD RESCUES to Discovery and 12 hours of RIPLEY'S BELIEVE IT OR NOT to TBS.

    In Motion Pictures, revenue of $146.9 million also increased $69.3 million, or 89.3% on a percentage basis, over the prior year's revenue of $77.6 million. In LG Films revenue in all divisions increased year-over-year. The most significant increases were in theatrical distribution where revenue increased $24.5 million or 213% to $36.0 million compared to $11.5 million in the prior year and video distribution where revenue increased $24.0 million or 61.5% to $63 million compared to $39.0 million in the prior year. Significant theatrical releases in the current year included: DOGMA and THE RED VIOLIN (Oscar winner for Best Original Score) in the U.S. and ELVIS GRATTON in Canada. Significant video releases in the current year included: AFFLICTION, GODS AND MONSTERS, THE RED VIOLIN and DINNER GAME. The most significant production in the current year was AMERICAN PSYCHO, which was delivered in several international territories prior to March 31, 2000. AMERICAN PSYCHO was released theatrically in North America on April 14 and achieved North American box office in excess of U.S.$15 million. It is also performing exceptionally well in the international territories where it has been released to date. Revenue to be generated in North America and the majority of the international territories will be recognized in fiscal 2001.

    In Animation, CineGroupe's revenue of $35.6 million increased $13.6 million or 61.8% over the prior year's revenue of $22.0 million. This increase occurred despite the fact that CineGroupe delivered 79 half-hours of animation programming in the current year compared to 135 half-hours in the prior year. Current year deliveries included: 22 half-hours of KIDS FROM ROOM 402 to Fox Family; 20 half-hours of JIM BOUTON to Radio Canada and Television France (TF); 19 half-hours of MEGA BABIES; 14 half-hours of BAD DOG to Fox Family and Teletoon; and the feature film HEAVY METAL. The current year's revenue per half-hour is significantly increased by the delivery of HEAVY METAL which is distributed by Columbia Tristar in the U.S. and LG Films in Canada. In addition, the prior year's deliveries included 44 half-hours of FUNAMBLE, which had a relatively low average revenue per half-hour, and several co-productions.

    Studio Facilities revenue of $7.0 million increased $800,000 or 12.9% over the prior year's revenue of $6.2 million. This is due in part to the opening of a seventh sound stage in September 1999. Stage and office occupancy levels averaged 96% and 92% respectively for the year.

    Gross profit for the year ended March 31, 2000 was $48.4 million with a 17.8% gross margin compared to gross profit of $25.4 million with a 21.5% gross margin in fiscal 1999. Gross profit increased $23.0 million or 91% and the gross margin decreased 3.7 percentage points compared to the prior year.

    The most significant influence on the gross margin compared to the prior year was in Television where the gross margin came in at 9.2% in the current year compared to 20.1% in the prior year. In the prior year, a significant portion of Television revenue consisted of producer-for-hire fees and revenue participations relating to television movies, not proprietary productions. As was noted in fiscal 1999's Management Discussion and Analysis, as a result of the Company's strategy to concentrate on proprietary productions rather than earning producer-for-hire fees only, Television revenue was expected to increase going forward, however, it would be unlikely that the gross margin of the Television business would continue at the rate that was enjoyed in fiscal 1999. The Company expects the ongoing gross margin for this business to be in the 11% to 12% range in the short term. The Company is in the process of expanding its international television distribution capabilities and expects that the Television gross margin will improve in the future when the Company is able to more accurately assess international sales risk.

    The gross margins in the other businesses continued at the previous year's levels, except that Motion Pictures gross margin increased from 17.3% in 1999 to 18.7% in the current year primarily due to growth in the video distribution business and a reduction in the required provision for investment in film.

    Other expenses of $45.9 million increased $11.2 million or 32.2% over other expenses in fiscal 1999 of $34.7 million, primarily due to an increase in general and administrative expenses ("G&A") of $7.8 million year-over-year. Approximately half of the year-over-year increase in G&A was in Motion Pictures where G&A increased $4.2 million to $16.2 million compared to $12.0 million in the prior year. This increase is due to the significant growth experienced in all divisions of LG Films. G&A as a percentage of revenue within LG Films decreased to 11% of revenue in the current year versus 15% of revenue in fiscal 1999. Television G&A increased $3.9 million over the prior year. However, excluding $4.6 million of capitalized costs in fiscal 1999 relating to the pre-operating period of the one-hour series business that otherwise would have been classified as G&A, G&A on a gross basis in Television decreased year-over-year. Animation G&A increased $0.7 million over fiscal 1999 due to head count increases as a result of the creation of the new media department and the opening of offices in Toronto and Los Angeles. Corporate overhead decreased $1 million year-over-year due to consolidation of administrative functions and cost saving initiatives instituted at head office. Severance and relocation costs recorded in the current year primarily relate to severance for several senior executives compared to severance and relocation costs recorded in fiscal 1999 that related to severance and relocation associated with the centralizing of certain head office functions in Toronto.

    In the current year Mandalay Pictures delivered its first feature film, SLEEPY HOLLOW starring Johnny Depp and Christina Ricci. SLEEPY HOLLOW generated North American box office and foreign box office each in excess of U.S.$100 million and was nominated for three Academy Awards. In March 2000 SLEEPY HOLLOW won the Oscar for Art Direction. Mandalay Picture's next project, ENEMY AT THE GATES, a U.S.$70 million production starring Jude Law, Joseph Fiennes and Ed Harris, directed by internationally-acclaimed director Jean Jacques Annaud, is scheduled to be delivered in late calendar 2000. Mandalay Pictures utilized an offshore-based financing structure for a significant portion of the budget of ENEMY AT THE GATES and, as a result, Mandalay Picture's investment in the picture was reduced significantly. Other projects include: THE SCORE, a U.S.$70 million action suspense thriller, financed under a similar structure, starring Robert DeNiro, Edward Norton and Marlon Brando, co-starring Angela Basset and directed by Frank Oz

(BOWFINGER, IN & OUT), and recently filmed in Montreal; and BEYOND BORDERS, starring Kevin Costner and Angelina Jolie to be directed by Oliver Stone, with an anticipated December 2000 start. The Company is currently investigating several alternatives that may allow it to realize the value of its investment in Mandalay Pictures.

    The current year's provision for income taxes consists of a $1.7 million provision at CineGroupe (at a 41.9% effective tax rate) and a $0.3 million tax provision at LG Studios (at a 45.6% effective tax rate). In the prior year, the negative effective tax rate was due primarily to the benefit of approximately $3.6 million of losses arising in the U.S. operations and at Lions Gate Corporate, which were not tax effected. At March 31, 2000 the Company has income tax losses in excess of $13.8 million, the benefit of which has not been recognized in the financial statements and are available to reduce future income taxes payable. Income tax losses can be carried forward seven years in Canada and twenty years in the U.S.

    The consolidated financial statements of the Company have been prepared in accordance with Canadian GAAP. The material differences between the accounting policies used by the Company under Canadian GAAP and U.S. GAAP are disclosed in note 25 to the financial statements. In the current year, the financial statements are in compliance with Item 18 of Form 20-F, which includes full U.S. GAAP disclosure not required under item 17, the basis of previous filings. This change was required due to the filing requirements of an F-4 registration statement in the U.S. in connection with the Trimark acquisition. Comparative amounts for the year ended March 31, 1999 and the period ended March 31, 1998 have been restated to conform to Item 18 disclosure.

    The U.S. GAAP net loss per share in the current year including the equity interest in the non-cash operating loss of Mandalay Pictures and dividends and accretion relating to the preferred shares issued in the current year would have been $0.11. This represents a significant improvement over the prior year's loss per share of $1.05. The U.S. GAAP net earnings excluding the equity interest in the non-cash operating loss of Mandalay Pictures would have been $3.5 million (1999--$20.4 million net loss; 1998--$1.3 million net loss).

    In the current year the net loss under U.S. GAAP is lower than the net loss under Canadian GAAP due to the reversal of the amortization of deferred pre-operating costs under Canadian GAAP which were expensed under U.S. GAAP in the year ended March 31, 1999.

    FISCAL 1999 COMPARED TO FISCAL 1998

    Revenue in fiscal 1999 was $118.3 million, an increase of $54.2 million or 84.6% compared to $64.1 million in the period ended March 31, 1998. Revenue increased substantially in all businesses, primarily due to the timing of acquisitions in both fiscal 1998 and fiscal 1999. Please also refer to table in note 14(g) to the consolidated financial statements.

    Motion Pictures revenue and Animation revenue also increased as a result of internal growth. Motion Pictures revenue in fiscal 1999 increased $27.0 million or 53.4% to $77.6 million from $50.6 million in the period ended March 31, 1998 as Lions Gate Films' revenue increased $25.0 million or 49.4% to $75.6 million in fiscal 1999 compared to $50.6 million in the prior period. The majority of the revenue growth was in video distribution, where revenue increased
$23.1 million to $39.0 million in fiscal 1999 due to the ramping up of the U.S. video business through Avalanche which commenced operations in Q3 in fiscal 1999, and Sterling Home Entertainment, which commenced commercial operations in Q4 in fiscal 1999. These increases were partially offset by a decrease of $12.4 million in production revenue to $11.4 million in fiscal 1999 due to a decrease in the number of projects delivered in fiscal 1999 to five projects, from seven in fiscal 1998, as well as a decrease in the average production budget per film. All other revenue streams within Lions Gate Films were relatively consistent year-over-year.

    Animation revenue in fiscal 1999 increased $12.3 million or 126.8% to $22.0 million from $9.7 million in the period ended March 31, 1998 as CineGroupe delivered 135 half-hours of programming in fiscal

1999, compared to 95 half-hours in the period ended March 31, 1998. In addition, CineGroupe's average half-hour production budget in fiscal 1999 was approximately $180,000 compared to $100,000 in the period ended March 31, 1998.

    Gross profit for the year ended March 31, 1999 was $25.4 million with a 21.5% gross margin compared to gross profit of $14.9 million and a gross margin of 23.2% for the period ended March 31, 1998.

    The most significant influence on the fiscal 1999 gross margin compared to the gross margin in fiscal 1998 was in Motion Pictures where the gross margin was 17.3% for the year ended March 31, 1999 compared to 19.8% in the period ended March 31, 1998 due to additional provision for investment in film taken at LG Films and softening of the foreign sales markets which impacted the gross margin realized on LG Films' production deliveries in the fiscal 1999.

    The gross margin in Animation decreased slightly to 24.7% for the year ended March 31, 1999, compared to 26.7% in the period ended March 31, 1998, due to an increased provision for investment in films and television programs taken in fiscal 1999 at CineGroupe.

    Partially offsetting the above decreases, the gross margin in Television improved slightly year-over-year from 17.9% on revenue of $0.2 million in the period ended March 31, 1998 to 20.4% on revenue of $12.5 million in fiscal 1999.

    Other expenses of $34.7 million increased $20.6 million in fiscal 1999, compared to the period ended March 31, 1998, primarily because the period ended March 31, 1998 did not include a full year of operations. In addition, other operating expenses for the year ended March 31, 1999 include costs relating to new businesses, $1.6 million of costs related to severance and relocation associated with the centralizing of certain head office functions in Toronto and $1.1 million of development cost write-offs that did not exist in the period ended March 31,1998.

    The Company's effective tax rate for fiscal 1999 was a recovery of 3.5% compared to a provision of 162.4% for the period ended March 31, 1998. The effective income tax rate for the year ended March 31, 1999 was negatively impacted by entity losses, the potential benefit of which was not recognized in the financial statements.

LIQUIDITY AND CAPITAL RESOURCES

    EBITDA increased more than eight-fold or $15.2 million to $17.0 million from $1.8 million in fiscal 1999. Fiscal 1999 EBITDA had decreased $2.8 million from $4.6 million in fiscal 1998.

    Cash flows from operating activities before working capital increased $142.2 million or 164% to $229.0 million in fiscal 2000 from $86.9 million in fiscal 1999 and increased $179.0 million or 357% from $50.1 million in the period ended March 31, 1998.

    Working capital (defined as cash and short-term deposits and accounts receivable net of bank loans and accounts payable and accrued liabilities) as at March 31, 2000 of $37.3 million increased $7.2 million, or 23.9%, over working capital of $30.1 million at March 31, 1999.

    The Company's liquidity and capital resources were provided during the year ended March 31, 2000 principally through cash generated from operations, a $20 million "borrowing base" credit facility with National Bank of Canada which closed in December 1999, and a U.S.$33 million convertible preferred share issue which was also completed in December 1999. Financial and strategic partners SBS Broadcasting, a leading European broadcaster and distribution company, Tele Munchen, a German broadcaster and distribution company, Paul Allen's Vulcan Ventures, Capital Research and Management Company, Fidelity Investments, Jamie Dimon, current Chairman and CEO of Bank One and former Co-Chairman of Salomon Smith Barney, Jon Feltheimer and Michael Burns, participated in the preferred share issue.

    The Company announced on August 9, 2000 that it is in the process of closing a US$200 million syndicated Senior Secured Revolving Credit Facility led by Chase Securities Inc. and Dresdner Bank in the U.S. and National Bank of Canada in Canada. The purpose of the facility is to allow the Company to grow its film and television businesses internally and through acquisition, including the Trimark purchase, for general working capital purposes and to refinance outstanding loans. The credit facility will be secured by the Company's borrowing base which is projected over the next four quarters to allow for significant borrowing base excesses.

    The nature of the Company's business is such that significant initial expenditures are required to produce and acquire films and television programs, while revenue from these films and television programs are earned over an extended period of time after their completion and acquisition. As the Company's operations grow, its financing requirements are expected to grow. The Company believes that cash flow from operations, cash on hand and credit lines available and under negotiation will be adequate to meet operational requirements for the future, including the funding of future film production, film rights acquisitions, and theatrical and video release schedules. The Company monitors its cash flow, interest coverage and debt-to-total capital ratio with the long-term goal of maintaining its creditworthiness.

    The Company's current financing strategy is to finance substantially with equity at the corporate level and to leverage investment in films and television programs through operating credit facilities and single-purpose production financing. The Company usually obtains financing commitments, including, in some cases, funds from government incentive programs and foreign distribution commitments to cover, on average, at least 70% of the budgeted hard costs of a project before commencing production.

    At March 31, 2000, the Company and its subsidiaries had total net debt, consisting of bank loans, production and distribution loans, and long-term debt net of cash and short-term deposits, of $77.1 million (1999--$75.5 million). The Company's debt to equity ratio at March 31, 2000 improved to 0.37:1.00 from 0.45:1.00 a year earlier.

    Bank loans consist of a credit facility and demand loans bearing interest at rates not exceeding prime plus 2.25%. Production loans consist of bank demand loans bearing interest at various rates between prime and prime plus 2.5%. The distribution loan is a revolving credit facility of US$ 10 million bearing interest at U.S. prime. Long-term debt consists primarily of mortgages on the Studio Facility at interest rates ranging from 6.47% to 6.9% and convertible promissory notes bearing interest at a rate of 6.0%.

    The Company does not pay and does not intend to pay dividends on common shares, giving consideration to its business strategy and investment opportunities. The Company believes it to be in the best interest of shareholders to invest all available cash in the expansion of the Company's business. In the current year the Company paid a dividend of $600,000 on the convertible preferred shares issued during the year.

RISKS AND UNCERTAINTIES

    The Company capitalizes costs of production and distribution to investment in films and television programs. These costs are amortized to direct operating expenses in accordance with generally accepted accounting principles, consistent with U.S. Statement of Financial Accounting Standards No. 53 ("SFAS 53"). Under SFAS 53, all costs incurred in connection with an individual film or television program, including production costs, release prints and advertising costs and financing costs, are capitalized to investment in films and television programs. These costs are stated at the lower of unamortized cost and estimated net recoverable amount. Production costs for an individual film or television program are amortized in the proportion that revenue realized relates to management's estimates of the total revenue expected to be received from such a film or television program over a period not to exceed ten years from the date of delivery. As a result, if revenue estimates change with respect to a film or television program, the Company may be required to write down all or a portion of the unamortized costs of such film or television programs. No assurances can be given that a write down will not have a significant impact on the Company's results of operations and financial condition.

    The Company currently finances a portion of its production budgets from third parties, from Canadian government agencies and incentive programs, as well as international sources in the case of the Company's co-productions. There can be no assurance that third party financing and government incentive programs will not be reduced, amended or eliminated. Any change in these programs may have an adverse impact on the Company.

    Revenue is driven by audience acceptance of a film or television program, which represents a response not only to artistic merits but also to critics' reviews, marketing and the competitive market for entertainment, general economic conditions, and other intangible factors, all of which can change rapidly. Actual production costs may exceed budgets. Risk of labor disputes, disability of a star performer, rapid changes in production technology, shortage of necessary equipment and locations or adverse weather conditions may cause cost overruns. The company generally maintains insurance policies (completion bonds) covering certain of these risks.

    Profitability depends on revenue and on the cost to acquire or produce a film or television product and the amount spent on the prints and advertising campaign used to promote it. Results of operations for any period are significantly dependent on the timing and number of films or television programs produced. The Company's operating results may fluctuate materially from period to period, and the results for any one period are not necessarily indicative of results for future periods.

    Management's assessment of the carrying value of the investment in Mandalay Pictures is based on the carrying value of investment in film which includes the library value of delivered productions, productions in progress, and projects under development, supported by estimates of the future revenue streams on a project-by-project basis. Accordingly any significant negative variation between the estimated revenue and the actual revenue realized over time may require a write-down of this investment.

    A significant portion of the Company's revenue and expenses are in U.S. dollars, and, are therefore subject to fluctuation in exchange rates. Significant fluctuation in exchange rates may have a favorable or unfavorable impact on the Company's results of operation.

RISK MANAGEMENT

    Additionally, as part of its overall risk management program, the Company evaluates and manages its exposure to changes in interest rates and currency exchange risks on an ongoing basis. Hedges and derivative financial instruments will be used in the future, within guidelines to be approved by the Board of Directors for counterparty exposure, limits and hedging practices, in order to manage the Company's interest rates and currency exposure.

    The principal currency exposure will be between Canadian and US dollars, however, from time to time there will be currency exposure on distribution revenue from foreign, principally European countries. The Company does not intend to enter into financial derivative contracts, other than to hedge its financial risks.

OUTLOOK

    The is a fully integrated independent entertainment company with film and television production, worldwide distribution capabilities and studio facilities. Management's long-term strategy is to expand film, television and animation libraries and increase its production slate and distribution reach to become the first new independent mini-major in years. This expansion will be fueled by the following growth pillars:

    DIVERSIFIED CONTENT

    The Company has a reputation for producing and distributing independent, edgy, sophisticated films.

    NORTH AMERICAN DISTRIBUTION NETWORK

    The Company is the only Canadian company that distributes theatrical and video titles in the U.S.

    INTERNATIONAL TELEVISION PRODUCT

    The Company produces one-hour series and reality-based programming for the international marketplace.

    MERGER AND ACQUISITION STRATEGY

    Lions Gate proposes to acquire high quality film and television assets, such as Trimark, that complement the Company's existing assets.

    NEW COMPLEMENTARY BUSINESSES

    The Company has applied to the Canadian Radio-television and Telecommunications Commission ("CRTC") for two Canadian English language digital specialty channels--The Festival Channel with Craig Broadcast Systems Inc. (dedicated to programming independent films and documentaries) and Jackpot TV with third parties (a game and gaming channel).

    The Company believes that the success it has achieved in producing and distributing high quality product, and in raising the necessary capital, positions the Company to achieve its growth objectives.

ITEM 10:  DIRECTORS AND OFFICERS OF REGISTRANT

    The following table sets forth certain information concerning the directors, executive officers and key employees of the Company.

                                       PRESENT POSITION                                                      POSITION
 NAME AND MUNICIPALITY OF RESIDENCE    WITH THE COMPANY    PRINCIPAL OCCUPATION FOR THE PREVIOUS FIVE YEARS   SINCE
-------------------------------------  -----------------   ------------------------------------------------  --------
Michael Burns........................  Vice Chairman and   Vice Chairman of the Company since March 2000.      8/3/99
Los Angeles, California                 Director           Managing Director and Head of Prudential
                                                           Securities Inc. Los Angeles Investment Banking
                                                           Office from 1991 to 2000

John Dellaverson.....................  Executive Vice      Executive Vice President of the Company since      4/28/00
Los Angeles, California                 President          April 2000; previously Partner, Loeb & Loeb LLP

Jon Feltheimer.......................  Vice Chairman,      Vice Chairman and CEO of the Company since March    1/5/00
Los Angeles, California                 CEO and            2000; previously Executive Vice President of
                                        Director,          Sony Pictures Entertainment 1997-1999 and
                                                           President of Columbia Tri-Star Television Group
                                                           1995-1999.

Frank Giustra(2).....................  Chairman and        Chairman of the Company since April 1997.          4/28/97
West Vancouver, British Columbia        Director           Chairman and Chief Executive Officer of Yorkton
                                                           Securities Inc. from 1995 to December 1996.
                                                           Prior thereto, President of Yorkton Securities
                                                           Inc.

Gordon Keep..........................  Senior Vice         Senior Vice President of the Company since         10/1/97
Vancouver, British Columbia             President and      October 1997. Prior thereto, Vice President,
                                        Director           Corporate Finance of Yorkton Securities Inc.

Herbert Kloiber......................  Director            Managing Director, Tele-Muchen Group                1/5/00
Munich, Germany

Howard Knight(1)(2)..................  Director            Vice Chairman of SBS Broadcasting July 1996 to      1/5/00
Stamford, Connecticut                                      present; Chief Operating Officer of SBS
                                                           Broadcasting January 1998 to present;
                                                           Independent Consultant and Director of SBS
                                                           Broadcasting, August 1995 to July 1996

Morley Koffman(1)(3).................  Director            Partner of Koffman Kalef (lawyer).                11/13/97
Vancouver, British Columbia

Andre Link...........................  President and       President of the Company since April 2000; Chief  11/13/97
Montreal, Quebec                        Director           Executive Officer of LG Films.

Harald Ludwig(2).....................  Director            President of Macluan Capital Corporation.         11/13/97
West Vancouver, British Columbia

James Nicol(3).......................  Director            Vice Chairman of Magna International since May     8/24/99
Aurora, Ontario                                            1998; prior to May 1998 Chairman and CEO of
                                                           TRIAM Automotive, Inc.

G. Scott Paterson(1)(3)..............  Director            Chairman of Yorkton Securities Inc. since May     11/13/97
Toronto, Ontario                                           1997. Executive Vice President of Yorkton
                                                           Securities Inc. from May 1995 to May 1997.

Marni Wieshofer......................  Chief Financial     Chief Financial Officer of the Company since       4/23/99
Toronto, Ontario                        Officer            April 1999. Vice President, Finance of the
                                                           Company, February--April 1999. Vice President,
                                                           Finance of Alliance Atlantis October 1995 to
                                                           February 1999. Prior thereto, Principal at
                                                           Coopers & Lybrand, Chartered Accountants.

------------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Corporate Governance Committee.

    The term of office of each director concludes at the Company's next annual general meeting of shareholders, unless the director's office is earlier vacated in accordance with the articles of the Company. Each officer serves at the pleasure of the Board of Directors.

    Each of the Company's officers and directors, other than non-employee officers and directors, devotes substantially their full-time to the affairs of the Company. Non-employee officers and directors devote such time to the affairs of the Company as is necessary to discharge their duties. There are no family relationships among any of the directors, officers or key employees of the Company.

COMMITTEES

    As required by applicable Canadian provincial law, the Company's Board of Directors has an Audit Committee and a Compensation Committee. The Company also established a Corporate Governance Committee. The directors that comprise these committees are identified above.

ITEM 11:  COMPENSATION OF DIRECTORS AND OFFICERS

    The aggregate remuneration paid by the Company to its directors and executive officers during the fiscal year ended March 31, 2000, was $3,025,990 in cash compensation. The Company does not provide any retirement pension plan or retirement compensation arrangement for its directors and officers.

COMPENSATION OF DIRECTORS

    Persons elected at the Company's annual general meetings as directors of the Company and who hold no other executive office with the Company or its affiliates are entitled to receive an annual retainer of $5,000 and a further retainer of $2,500 if such director acts as a chairman of a committee of directors. In addition, each non-executive director is entitled to receive a fee of $500 per meeting of the directors or any committee thereof, and to be reimbursed for reasonable fees and expenses incurred in connection with their service as directors. During the fiscal year ended March 31, 2000, five directors received the annual retainer, including one former director. In addition, options to purchase 1,775,000 common shares were granted by the Company during the fiscal year to persons who served as directors of the Company during that period pursuant to the Company's Employees' and Directors' Equity Incentive Plan.

SUMMARY COMPENSATION TABLE

    The following table sets forth a summary of all compensation paid during the fiscal year ended March 31, 2000, to the Named Executive Officers(1):

                                                                                       LONG TERM COMPENSATION
                                                                                -------------------------------------
                                                                                          AWARDS             PAYOUTS
                                                   ANNUAL COMPENSATION          --------------------------   --------
                                             --------------------------------   SECURITIES
                                                                      OTHER       UNDER        RESTRICTED
                                                                     ANNUAL      OPTIONS/       SHARES OR               ALL OTHER
                                                                     COMPEN-       SARS        RESTRICTED    LTIP(2)     COMPEN-
       NAME AND PRINCIPAL          FISCAL     SALARY      BONUS      SATION      GRANTED       SHARE UNITS   PAYOUTS     SATION
            POSITION                YEAR        ($)        ($)         ($)         (#)             ($)         ($)         ($)
--------------------------------  --------   ---------   --------   ---------   ----------     -----------   --------   ---------
Frank Giustra...................    2000       250,000                  3,534                       --          --          --
Chairman                            1999       250,000                    990     250,000(7)        --          --          --
                                    1998       239,583                  1,039     250,000(7)        --          --          --

Jon Feltheimer(3)(4)............    2000        65,077        --        1,321   1,375,000           --          --          --
Chief Executive Officer             1999            --        --           --          --           --          --          --
                                    1998            --        --           --          --           --          --          --

Dennis Miller(4)(5).............    2000     1,103,475        --       11,290          --           --          --          --
Senior Vice President               1999       721,154        --           --     170,000           --          --          --
                                    1998            --        --           --          --           --          --          --

Roman Doroniuk(6)...............    2000       348,557    62,500        4,816          --           --          --          --
Former President and Chief          1999        83,333        --           94     250,000           --          --          --
Operating Officer                   1998            --        --           --          --           --          --          --

Gordon Keep.....................    2000       285,115        --        4,957          --           --          --          --
Senior Vice President               1999       255,000        --        2,131          --           --          --          --
                                    1998       120,000        --          612     100,000           --          --          --

------------------------------

(1) "Named Executive Officer" means individuals who were, at the most recently completed fiscal year-end, the Chief Executive Officer and the four most highly compensated executive officers of the Company or any of its subsidiaries, other than the Chief Executive Officer, where such executive officer's total salary and bonus exceeds $100,000.

(2) "LTIP" means a long-term incentive plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year. The Company does not presently have a long-term incentive plan for its executive officers.

(3) Mr. Feltheimer was appointed CEO on March 21, 2000.

(4) Messrs. Feltheimer and Miller are compensated in U.S. dollars. The figures presented are converted to Canadian dollars.

(5) Mr. Miller was appointed Senior Vice President of the Company on April 15, 1998 and resigned from that office on March 31, 2000.

(6) Mr. Doroniuk was appointed President and Chief Operating Officer of the Company on January 6, 1999, and resigned from that office on April 30, 2000.

(7) Mr. Giustra was granted 250,000 options in the 1998 fiscal year, which options were canceled in December 1999. Mr Giustra was granted 250,000 new options in February 2000.

    Additional information, including directors' and officers' remuneration and indebtedness, major security holders of the Company, options to purchase securities and interests of insiders interested in material transactions is contained in the Company's Management Information Circular dated August 15, 2000.

ITEM 12:  OPTIONS TO PURCHASE SECURITIES FROM REGISTRANT OR SUBSIDIARIES

EQUITY INCENTIVE PLAN

    The Company has implemented an Equity Incentive Plan (the "Plan") that governs: (1) all future grants of options to purchase Common Shares to directors, officers, key employees and service providers of the Company and its affiliates, and (2) the manner in which the options issued will be exercised or otherwise terminate. The purpose of the Plan is to advance the interests of the Company and its affiliates by encouraging equity participation in the Company by directors, officers, employees and service providers through their acquisition of Common Shares. The aggregate maximum number of Common Shares that the Company may issue under the Plan, as a whole, may not exceed 4,000,000 Common Shares, and the aggregate number of Common Shares that the Company may at any time reserve for issuance under the Plan to any one person may not exceed 5% of the issued and outstanding Common Shares at such time. The Plan has three components: the Common Share option plan (the "Option Plan"), the Common Share bonus plan (the "Bonus Plan"), and the Common Share purchase plan (the "Purchase Plan").

    OPTION PLAN. Participation in the Option Plan is limited to directors of the Company or its affiliates and certain employees and service providers of the Company or its affiliates who are, in the opinion of the Board of Directors, in a position to contribute to the future growth and success of the Company. In determining the number or value of optioned Common Shares that may be granted to each participant pursuant to an option, consideration will be given to the participant's present and potential contribution to the success of the Company and to any prevailing policies of the principal stock exchange on which the Company's Common Shares are listed or approved for listing (the "Stock Exchange"). The exercise price of any such option may not be less than the fair market value per Common Share on the date of grant based upon the weighted average price of Common Shares on the Stock Exchange for the five trading days preceding the date of grant.

    Options are generally exercisable for a period of up to five years (but not more than ten years) from the date the option is granted unless earlier terminated in the event of death or termination of employment or appointment, as the case may be. Unless otherwise determined by the Board of Directors, options become exercisable incrementally over a period of three years, either from the date of grant or one year after the date of grant, as to one-third of the total number of Common Shares under option in each such year. The right to exercise an option may be accelerated in the event a takeover bid in respect of the Company's Common Shares is made. The Board of Directors may, in their discretion but subject to applicable law, authorize the Company to make loans to employees to assist them in exercising options. Such loans (none of which have been made to date) will be made at prevailing market interest rates and will have terms not exceeding one year. The terms of any such loans will include security, in favor of the Company, in the Common Shares issued upon exercise of the options, which security may be granted on a non-recourse basis. Unless otherwise determined by the Board of Directors, options granted under the Option Plan terminate (1) six months after the death of the optionee, unless such options terminate or expire sooner by their terms, or (2) on the date the optionee ceases to be employed by or act as a director of the Company for cause, or six months thereafter for any reason other than cause.

    Share appreciation rights (none of which have been made to date) may also be granted, at the discretion of the Board of Directors, to directors, officers and employees in conjunction with the grant of an option. Such rights entitle an optionee who is entitled to exercise his or her option to elect to terminate such option and receive, in lieu thereof, the number of Common Shares that is equal to the aggregate sum of the difference between the then fair market value per share and the option price per Common Share in respect of all Common Shares under the option divided by the then fair market value per share.

    BONUS PLAN. The Bonus Plan permits the Board of Directors to authorize the issuance, from time to time, of Common Shares for no cash consideration, to employees of the Company and its affiliates, upon the fulfillment of certain criteria as the Board of Directors may determine, from time to time, as indicative of a significant benefit to the Company through the efforts of the employee. The Bonus Plan provides for the issuance of a maximum of 250,000 Common Shares in respect of bonus awards (none of which has been made to date).

    PURCHASE PLAN. Participants in the Purchase Plan may be employees of the Company and its affiliates who have completed at least one year (or less, at the discretion of the Board of Directors) of continuous service on a full-time basis and who have been designated by the Board of Directors as participants in the Purchase Plan. Under the Purchase Plan, an eligible employee will be entitled to contribute up to 10% of his or her annual basic salary to the Purchase Plan in semi-monthly installments. The Company will make contributions equal to the employee's contribution on a quarterly basis. Each participant is, at the end of each calendar quarter during which he or she participates in the Purchase Plan, issued a number of Common Shares equal to the aggregate amount contributed by the participant and by the Company on the participant's behalf divided by the weighted average trading price of the Common Share on the Stock Exchange during the preceding five days. If the participant's employment with the Company or an affiliate is terminated for any reason, any portion of the participant's contribution then held in trust for a participant pending a quarterly purchase of the Common Shares will be returned to him or her or to his or her estate. The Purchase Plan has not been utilized to date.

    The Company has granted certain stock options under the Plan which exceed the total of 4,000,000 Common Shares presently available for grant under the Plan. At the next annual meeting of the Company to be held on September 26, 2000, the shareholders will be asked to vote on an amendment to the Plan to increase the total number of Common Shares of the Company which may be subject to stock options under the Plan from 4,000,000 Common Shares to 7,600,000 Common Shares and to approve certain stock options which have been granted under the Plan subject to shareholder approval. Specifically, a total of 6,524,247 options are presently approved under the Plan, which exceeds the amount authorized by the Plan by 2,524,247. This excess represents grants, subject to shareholder and regulatory approval, to the following optionees:

NAME                                TOTAL           DATE OF GRANT      EXERCISE PRICE    EXPIRATION DATE
----                              ---------      -------------------   --------------   -----------------
Jon Feltheimer..................    625,000(1)   January 5, 2000       (Note 2)         January 5, 2005
Michael Burns...................  1,375,000      January 5, 2000       (Note 2)         January 5, 2005
Frank Giustra...................    250,000      February 22, 2000     Cdn$5.25         February 22, 2005
Gordon Keep.....................     33,300      August 15, 2000       U.S.$2.55        August 15, 2005
Marni Wieshofer.................     33,300      August 15, 2000       U.S.$2.55        August 15, 2005
John Dellaverson................     33,300      August 15, 2000       U.S.$2.55        August 15, 2005
Peter Block (3).................    100,000      August 15, 2000 (3)   U.S.$2.55        August 15, 2005
Wayne Levin (3).................     75,000      August 15, 2000 (3)   U.S.$2.55        August 15, 2005

------------------------------

(1) Mr. Feltheimer has been granted options to purchase a total of 1,375,000 Common Shares, of which 750,000 options were granted under the Plan, and 625,000 of which were granted in excess of the number of Common Shares available for issuance under the Plan and therefore subject to Shareholder approval.

(2) The options granted to Messrs. Feltheimer (including the 750,000 options granted under the Plan) and Burns are exercisable at a price of U.S.$2.55 per Common Share in respect of 1,000,000 Common Shares, and at a price of U.S.$5.00 per Common Share in respect of the balance of Common Shares. Of the total options granted to Messrs. Feltheimer and Burns, options to acquire 125,000 Common Shares shall be immediately exercisable on the date of grant (subject to shareholder and regulatory approval for Mr. Burns); one-third of the balance shall become exercisable on the first, second and third anniversaries, respectively, of the date of grant provided that, in respect of the exercise of options to acquire 625,000 Common Shares that the average closing price of the Common Share, for a period of 20 consecutive trading days, not less than U.S.$4.00 and, in respect of the exercise of options to acquire the balance of the Common Shares, is not less than U.S.6.00.

(3) The options granted to Messrs. Block and Levin are also subject to the consummation of the Trimark acquisition, and will be cancelled if the acquisition is not completed.

    Under the Plan, as of July 31, 2000 there are outstanding options to purchase an aggregate of 6,064,663 Common Shares, of which options to purchase 3,562,500 Common Shares are held by the directors and officers of the Company as a group. The following table sets forth details of such outstanding options:

                                      COMMON SHARES   EXERCISE
DESIGNATION OF OPTIONEE               UNDER OPTION     PRICE           EXPIRY DATE
-----------------------               -------------   --------   -----------------------
Frank Giustra.......................      250,000     $  5.25           2/22/2005
Dennis Miller.......................      113,333     $  5.25           6/01/2001
Jon Feltheimer......................    1,000,000     US$2.55           1/05/2001
                                          375,000     US$5.00
Gordon Keep.........................      100,000     $  5.25          11/12/2002
Roman Doroniuk......................      250,000     $  4.85          10/31/2000
Ex-Employees........................       35,830     $  5.25        8/04-12/02/2000
Ex-Employee.........................      250,000     $  5.25           9/30/2000
Ex-Employee.........................       50,000     $  5.25          10/31/2000
Service Provider....................       50,000     $  5.25           3/31/2002
Service Provider....................       50,000     $  8.10          11/12/2002
Directors, Officers and Employees...    1,042,500     $  5.25          11/12/2002
Employees...........................       65,000     $  5.25           2/20/2003
Employees...........................      263,000     $  5.25           3/1/2003
Service Provider....................       12,500     $  5.25           3/2/2003
Employees...........................       12,500     $  5.25           4/13/2003
Employee............................       37,500     $  5.25           4/20/2003
Employees...........................       67,500     $  5.25           5/4/2003
Employee............................       25,000     $  5.25           5/31/2003
Employee............................       37,500     $  5.25           9/8/2003
Employees...........................       52,500     $  5.25           9/29/2003
Officer.............................      100,000     $  4.85           2/1/2004
Employee............................        7,500     $  5.25           2/22/2004
Employee............................        7,500     $  5.25           3/23/2004
Employee............................       25,000     $  5.25           3/31/2004
Employee............................       25,000     $  5.25           4/15/2004
Employee............................       25,000     $  4.00           5/1/2004
Employee............................       25,000     $  5.25           6/30/2004
Employees...........................      185,000     $  2.30           8/01/2004
Director............................       50,000     $  2.55           8/24/2004
Director............................    1,000,000     US$2.55           1/05/2005
Director............................      375,000     US$5.00           1/05/2005
Directors...........................      100,000     $  5.25           7/12/2005
                                        ---------
TOTAL...............................    6,064,663

    None of the above options may be assigned or transferred by the optionee other than by will or applicable laws of descent or distribution upon such optionee's death.

    OPTIONS AND STOCK APPRECIATION RIGHTS ("SARs"). No SARs were granted during the fiscal year ended March 31, 2000. The following table sets forth incentive stock options granted by the Company to the

Named Executive Officers in the fiscal year ended March 31, 2000 pursuant to the Company's Employees' and Directors' Equity Incentive Plan:

                                                                               MARKET VALUE OF
                                        % OF TOTAL                               SECURITIES
                        SECURITIES     OPTIONS/SARS                              UNDERLYING
                           UNDER        GRANTED TO      EXERCISE OR BASE     OPTIONS/SARS ON THE
                       OPTIONS/SARS    EMPLOYEES IN           PRICE             DATE OF GRANT
NAME                    GRANTED (#)     FISCAL YEAR     (CDN.$/SECURITY)      (CDN.$/SECURITY)      EXPIRATION DATE
----                   -------------   -------------   -------------------   -------------------   -----------------
Jon Feltheimer.......    1,375,000         40.9%       1,000,000                  U.S.$2.31        January 5, 2005
                                                       exercisable at
                                                       U.S.$2.55 and
                                                       375,000 exercisable
                                                       at U.S.$5.00
Frank Giustra........      250,000          7.4%       Cdn.$5.25                  Cdn.$3.80        February 22, 2005

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth the total number of incentive stock options that were exercised by the Named Executive Officers in the fiscal year ended March 31, 2000, as well as the aggregate number and value of unexercised options at fiscal year-end.

                       SECURITIES                       UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-
                       ACQUIRED ON                     AT END OF FISCAL 2000     MONEY OPTIONS AT FISCAL
                        EXERCISE     AGGREGATE VALUE       EXERCISABLE/           YEAR END EXERCISABLE/
NAME                       (#)        REALIZED ($)       UNEXERCISABLE (#)          UNEXERCISABLE ($)
----                   -----------   ---------------   ---------------------   ----------------------------
Jon Feltheimer.......       0               0           125,000/1,250,000                  N/A
Dennis Miller........       0               0            56,667/113,333                    N/A
Roman Doroniuk.......       0               0            83,333/166,667                    N/A
Gordon Keep..........       0               0               100,000/0                      N/A
Frank Giustra........       0               0               0/250,000                      N/A

    COMPENSATION OPTIONS. On March 2, 1999, the Company issued compensation options to purchase up to 380,800 Common Shares at an exercise price of $5.25 per Common Share to Yorkton Securities Inc., First Marathon Securities Limited and Merrill Lynch Canada Inc. in connection with the issuance of Common Shares pursuant to an underwriting agreement dated February 4, 1999. Such compensation options expire on September 2, 2000.

    In connection with the Trimark Merger the Company has entered into an employment agreement with Mark Amin effective as of June 6, 2000 (the "Amin Employment Agreement"). The Amin Employment Agreement provides for the payment of a fixed salary to Mr. Amin, and the grant to Mr. Amin, subject to shareholder approval, of options to purchase 1,400,000 Common Shares of the Company at a price of U.S.$2.55 per Common Share in respect of 1,000,000 Common Shares, and at a price of U.S.$4.00 in respect of 400,000 Common Shares. Of the total options granted to Mr. Amin, options to acquire 125,000 Common Shares shall be immediately exercisable on the date of consummation of the acquisition of Trimark; one-third of the balance shall become exercisable on the first, second and third anniversaries respectively, of the date of grant provided that, in respect of the exercise of options to acquire 637,500 Common Shares, that the average closing price of the Common Shares for a period of 20 consecutive trading days, is not less than U.S.$4.00 and, in respect of the exercise of options to acquire the balance of the Common Shares, is not less than U.S.$6.00.

    CONVERTIBLE NON-INTEREST BEARING PROMISSORY NOTES. On August 28, 1998, the Company issued three convertible non-interest bearing promissory notes (individually, a "Note," and collectively, the "Notes") to Termite Art, in connection with the acquisition by LG Television of Termite Art's non-fiction television programming assets. The Notes have outstanding principal amounts of U.S.$343,750 and U.S.$343,750, respectively, and mature August 28, 2000 and August 28, 2001, respectively. At any time, Termite Art may convert the outstanding principal amounts under the Notes, in whole or in part, into Common Shares of the Company at a conversion price of $6.50 per Common Share. In addition, if Termite Art elects to convert any portion of the Notes, the Company has the option to pay to Termite Art an amount in cash equal to the number of Common Shares such Note would have converted into times an amount equal to $7.50. The Notes may be prepaid by the Company at any time without penalty and are collateralized by the assets acquired from Termite Art. See "BUSINESS--Recent Corporate History."

    REDEEMABLE CONVERTIBLE SUBORDINATED NOTES. The Company has redeemable convertible subordinated notes ("Sub-Notes") outstanding in the principal amount of approximately $16,487,235 maturing on July 31, 2003. The Sub-Notes pay 6% annual interest on a semi-annual basis. The Sub-Notes are convertible by the holder into Common Shares of the Company at any time prior to redemption or maturity at $8.10 per share and may be redeemed at par by the Company on at least 30 days written notice after July 31, 2000, and prior to maturity. The Sub-Notes are unsecured obligations of the Company subordinate to senior indebtedness of the Company.

    SERIES A PREFERRED SHARES. There are outstanding 12,205 Series A Preferred Shares, each of which is convertible into 1,000 common shares, at a conversion value of U.S.$2.55 per common share.

    COMMON SHARE PURCHASE WARRANTS. There are outstanding warrants to purchase 5,525,000 common shares at a purchase price of U.S.$5.00. The warrants expire January 1, 2004.

ITEM 13:  INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

    Jon Feltheimer, Vice Chairman and Chief Executive Officer of Lions Gate, and Michael Burns, Vice Chairman of Lions Gate, each hold convertible preferred stock and options to purchase common stock of CinemaNow, Inc., a majority owned Trimark subsidiary, and have served on its board of directors since
February 2000. Each of Mr. Feltheimer and Mr. Burns owns approximately 2% of the outstanding convertible preferred stock, and the options they own, which vest over a three year term commencing March 1, 2000, are exercisable for less than 1% of the common stock of CinemaNow, Inc.

    G. Scott Paterson, a director of the Company, is Chairman of Yorkton Securities Inc., which acted during the 2000 fiscal year as agent for placement of the Company's Series A Preferred Shares. Jon Feltheimer, a Vice Chairman and CEO of the Company, Michael Burns, a Vice Chairman of the Company, and SBS Broadcasting and Tele-Muchen, of which directors Howard Knight and Herbert Kloiber are respectively Vice Chairman and Managing Director, purchased
Series A Preferred Shares in the offering.

    Michael Burns, a Vice Chairman of the Company, owns approximately a 40% interest in Ignite, LLC, which has entered an agreement with the Company giving the Company a "first look" option on Ignite projects. The Company has agreed to advance up to U.S.$400,000 to Ignite for overhead expenses during the initial one-year term of the agreement.

    Except as disclosed herein, no director or officer of the Company, or affiliates of such persons, has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed fiscal year, or in any proposed transaction, which in either such case has materially affected or will materially affect the Company or any of its subsidiaries.

    The Company is not aware of any conflicts of interest or other risks associated with any of the above transactions.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

    Other than routine indebtedness as that term is defined in applicable Canadian provincial securities legislation, no director or executive officer of the Company, or associate or affiliate of any such director or executive officer, is or has been indebted to the Company since the beginning of the last completed fiscal year of the Company.

                                    PART II

ITEM 14:  DESCRIPTION OF SECURITIES TO BE REGISTERED

    Not Applicable.

                                    PART III

ITEM 15:  DEFAULTS UPON SENIOR SECURITIES

    Not Applicable.

ITEM 16: CHANGES IN SECURITIES, CHANGES IN SECURITY FOR REGISTERED SECURITIES AND USE OF PROCEEDS

    During the 2000 fiscal year, the Company issued Series A Preferred Shares, of which 12,205 shares remain outstanding. Each Series A Preferred Share is convertible into 1,000 common shares and bears a 5 1/4% annual cumulative dividend. The aggregate annual dividends total U.S.$1,633,944, which, at the Company's election, is payable in cash or additional shares of Series A Preferred Shares. Upon any liquidation, dissolution, or winding up of the Company, including any reorganization, consolidation, or merger of the Company in which holders of Company common shares, assuming conversion of all Series A Preferred Shares, do not constitute holders of a majority of the outstanding shares of the surviving entity, holders of Series A Preferred Shares will be entitled to a liquidation preference per share equal to the sum of U.S.$2,550 plus all accrued unpaid dividends.

                                    PART IV

ITEM 17:  FINANCIAL STATEMENTS

    See Item 18.

ITEM 18:  FINANCIAL STATEMENTS

    The financial statements filed as part of this Annual Report are listed in
Item 19, "Financial Statements and Exhibits."

    All financial statements herein are stated in accordance with Canadian GAAP and have been reconciled to U.S. GAAP.

ITEM 19:  FINANCIAL STATEMENTS AND EXHIBITS

    The following financial statements and exhibits are filed as part of this annual report:

(a)  Financial Statements

                                                                PAGE
DESCRIPTION OF FINANCIAL STATEMENT                             NUMBER
----------------------------------                            --------
Auditors' Report............................................     F-1
Consolidated Balance Sheets of the Company..................     F-2
Consolidated Statements of Operations and Deficit of the
  Company...................................................     F-3
Consolidated Statements of Cash Flows of the Company........     F-4
Notes to the Consolidated Financial Statements of the
  Company...................................................     F-5
Report of Independent Accountants...........................    F-35
Balance Sheet of Mandalay Pictures..........................    F-36
Statement of Operations of Mandalay Pictures................    F-37
Statement of Changes in Members' Equity of Mandalay
  Pictures..................................................    F-38
Statement of Cash Flows of Mandalay Pictures................    F-39
Notes to Financial Statements of Mandalay Pictures..........    F-40

(b)  Exhibits

       EXHIBIT                                                                         PAGE
       NUMBER                             DESCRIPTION OF DOCUMENTS                    NUMBER
---------------------   ------------------------------------------------------------  ------
       1.1*             Articles of Incorporation...................................

       1.2*             Amendment to Memorandum of Understanding among the Company,
                        LG Pictures Inc., Tigerstripes, Peter Guber, Paul Schaeffer
                        and Adam Platnick dated December 29, 1998...................

       1.3*             Amendment to Memorandum of Understanding among the Company,
                        LG Pictures Inc., Tigerstripes, Peter Guber, Paul Schaeffer
                        and Adam Platnick dated December 30, 1998...................

       1.4              Amendment to Articles of Incorporation to Provide Terms of
                        the Preferred Shares dated as of December 20, 1999..........      53

       2.1*             Employees' and Directors' Equity Incentive Plan.............

       2.2*             Incentive Plan Stock Option Agreement No. 1.................

       2.3*             Incentive Plan Stock Option Agreement No. 2.................

       2.4*             Escrow Agreement among the Company, Frank Giustra, Trevor
                        Wilson, Cinepix Inc. and CIBC Mellon Trust Company dated as of November 13, 1997........................................

       2.5*+            Memorandum of Understanding among the Company, LG Pictures
                        Inc., Tigerstripes, Peter Guber, Paul Schaeffer and Adam
                        Platnick dated March 6, 1998................................

       2.6*+            Agreement between Paramount and Mandalay Pictures dated
                        March 9, 1998...............................................

       EXHIBIT                                                                         PAGE
       NUMBER                             DESCRIPTION OF DOCUMENTS                    NUMBER
---------------------   ------------------------------------------------------------  ------
       2.7*             Trust Indenture between the Company and CIBC Mellon Trust
                        Company dated as of April 15, 1998..........................

       2.8*             Unanimous Shareholders Agreement among CineGroupe, Animation
                        Cinepix Inc., Jacques Pettigrew, Robert Paul and Fox Family
                        Worldwide, Inc. dated as of June 23, 1998...................

       2.9*             Convertible Promissory Note between the Company and Termite
                        Art dated as of August 28, 1998.............................

       2.10**           Credit and Security Agreement among IDC, LLC, Mandalay
                        Pictures, MP Finance, LLC, the Production Servicers referred to therein, the Lenders referred to therein and the Chase
                        Manhattan Bank dated as of February 12, 1999................

       2.11**           Compensation Option Agreements between the Company and
                        Yorkton Securities Inc. dated as of March 2, 1999...........

       2.12**           Compensation Option Agreements between the Company and First
                        Marathon Securities Limited dated as of March 2, 1999.......

       2.13**           Compensation Option Agreements between the Company and
                        Merrill Lynch Canada Inc. dated as of March 2, 1999.........

       2.14             Warrant Indenture between the Company and CIBC Mellon Trust
                        Company dated as of December 30, 1999.......................

       2.15             Agreement and Plan of Merger among the Company, LGE Merger
                        Sub and Trimark dated June 6, 2000..........................

       2.16             Consent of Independent Accountant...........................

------------------------

* Incorporated by reference to the Company's Annual Report on Form 20-F for the fiscal year ended March 31, 1998 (File No. 000-27730).

** Incorporated by reference to the Company's Annual Report on Form 20-F for the fiscal year ended March 31, 1999 (File No. 000-27730).

+ Portions of these exhibits have been omitted pursuant to a request for confidential treatment.

                                  UNDERTAKING

    Pursuant to Item 601 of Regulation S-K, certain schedules and similar attachments have been omitted from material plans of acquisition of the Company filed as exhibits to this annual report. The undersigned Registrant hereby undertakes to furnish supplementary a copy of any omitted schedule or similar attachment to such exhibits upon the request of the Commission.

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant certifies that it meets all of the requirements for filing on Form 20-F and has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             LIONS GATE ENTERTAINMENT CORP.

Date: August 16, 2000                        By:  /s/ FRANK GIUSTRA
                                                  --------------------------
                                                  Name: Frank Giustra
                                                  Title: Chairman

                                AUDITORS' REPORT

TO THE SHAREHOLDERS OF LIONS GATE ENTERTAINMENT CORP.

    We have audited the consolidated balance sheets of Lions Gate Entertainment Corp. as at March 31, 2000 and 1999 and the consolidated statements of operations and deficit and cash flows for the years ended March 31, 2000 and 1999 and the period from April 28, 1997, date of formation, to March 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at March 31, 2000 and 1999 and the results of its operations and its cash flows for the years ended March 31, 2000 and 1999 and the period from April 28, 1997, date of formation, to March 31, 1998 in accordance with Canadian generally accepted accounting principles.

                                                 [PRICEWATERHOUSECOOPER LLP SIG]

                                                           Chartered Accountants
                                                                Toronto, Ontario
                                                                    July 7, 2000

                          CONSOLIDATED BALANCE SHEETS

                    AS AT MARCH 31, 2000 AND MARCH 31, 1999

                 (ALL AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

                                                                2000       1999
                                                              --------   --------
                                     ASSETS
Cash and equivalents........................................  $ 19,283   $ 26,254
Accounts receivable (NOTE 3)................................   107,344     60,673
Investment in films and television programs (NOTE 4)........   128,375     88,949
Investment in Mandalay Pictures, LLC (NOTE 5)...............    64,058     72,932
Capital assets (NOTE 6).....................................    44,505     40,691
Goodwill, net of accumulated amortization of $5,476
  (1999-$3,003).............................................    29,163     31,636
Other assets (NOTE 7).......................................     9,245      6,477
                                                              --------   --------
                                                              $401,973   $327,612
                                                              ========   ========

                                   LIABILITIES
Bank loans (NOTE 9).........................................  $ 14,385   $ 12,185
Accounts payable and accrued liabilities (NOTE 10)..........    74,965     44,668
Production and distribution loans (NOTE 11).................    41,838     48,415
Long-term debt (NOTE 12)....................................    40,158     41,145
Deferred revenue............................................    19,269     10,780
Non-controlling interest....................................     4,944      3,635
                                                              --------   --------
                                                               195,559    160,828
                                                              ========   ========
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 22)

                              SHAREHOLDERS' EQUITY
Capital stock (NOTE 13).....................................   226,290    177,068
Deficit.....................................................   (21,320)   (14,709)
Cumulative translation adjustments..........................     1,444      4,425
                                                              --------   --------
                                                               206,414    166,784
                                                              --------   --------
                                                              $401,973   $327,612
                                                              ========   ========

  The accompanying notes form an integral part of these consolidated financial statements.

    Signed on behalf of the board

                                               FRANK GIUSTRA       HOWARD KNIGHT

                                                    DIRECTOR            DIRECTOR

               CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

             FOR THE YEARS ENDED MARCH 31, 2000 AND MARCH 31, 1999
                        AND PERIOD ENDED MARCH 31, 1998

    (ALL AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                2000       1999       1998
                                                              --------   --------   --------
Revenue.....................................................  $271,251   $118,297   $64,149
Direct Operating Expenses...................................   222,875     92,931    49,175
                                                              --------   --------   -------
Gross Profit................................................    48,376     25,366    14,974
                                                              --------   --------   -------

Other Expenses
  General and administration................................    31,388     23,555    10,337
  Amortization (NOTE 15)....................................     7,074      5,279     1,781
  Interest (NOTE 16)........................................     4,466      3,655       951
  Non-controlling interest..................................     1,308        612     1,019
  Severance and relocation costs............................     1,698      1,647        --
                                                              --------   --------   -------
                                                                45,934     34,748    14,088
                                                              --------   --------   -------

Income (Loss) Before Undernoted.............................     2,442     (9,382)      886
Gain on dilution of investment in a subsidiary (NOTE 17)....        --        839        --
                                                              --------   --------   -------

Income (Loss) Before Income Taxes and Equity Interest.......     2,442     (8,543)      886
Income taxes (NOTE 18)......................................     2,000        304     1,439
                                                              --------   --------   -------

Income (Loss) Before Equity Interest........................       442     (8,847)     (553)

Equity interest in loss of Mandalay Pictures, LLC
  (NOTE 5)..................................................    (5,894)    (5,449)       --
Other equity interest.......................................       159        140        --
                                                              --------   --------   -------

Net Loss for the Period.....................................    (5,293)   (14,156)     (553)
Dividends paid on Series A preferred shares.................      (591)        --        --
Accretion on Series A preferred shares (NOTE 2 (M)).........      (727)        --        --
Deficit, Beginning of Period................................   (14,709)      (553)       --
                                                              --------   --------   -------

Deficit, End of Period......................................  $(21,320)  $(14,709)  $  (553)
                                                              --------   --------   -------

Basic and Fully Diluted Loss per Common Share...............  $  (0.22)  $  (0.58)  $ (0.04)
                                                              ========   ========   =======

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED MARCH 31, 2000 AND MARCH 31, 1999
                        AND PERIOD ENDED MARCH 31, 1998

                 (ALL AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

                                                                2000        1999        1998
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period.....................................  $  (5,293)  $ (14,156)  $    (553)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Amortization (note 15)....................................      7,074       5,279       1,781
  Amortization of films and television programs.............    220,423      90,667      47,845
  Gain on dilution of investment in a subsidiary............         --        (839)         --
  Non-controlling interest..................................      1,308         612       1,019
  Other equity interest.....................................       (159)       (140)         --
  Equity interest in loss of Mandalay Pictures, LLC.........      5,894       5,449          --
                                                              ---------   ---------   ---------
                                                                229,247      86,872      50,092
CHANGES IN OPERATING ASSETS AND LIABILITIES, EXCLUDING THE
  EFFECTS OF ACQUISITIONS:
  Accounts receivable.......................................    (46,671)    (11,140)    (16,269)
  Other assets..............................................     (3,570)     (6,787)        (56)
  Accounts payable and accrued liabilities..................     30,297      14,174       5,968
  Deferred revenue..........................................      8,489         921       2,305
                                                              ---------   ---------   ---------
                                                                217,792      84,040      42,040
                                                              ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Issue of capital stock......................................     48,495      28,965     112,240
Dividend paid on Series A preferred shares..................       (591)         --          --
Increase (decrease) in bank loans...........................      2,200      (4,965)     14,068
Increase in production and distribution loans...............     35,900      38,189      18,302
Repayment of production and distribution loans..............    (42,477)    (20,457)     (8,964)
Increase in long-term debt..................................      3,162      14,744          --
Repayment of long-term debt.................................     (4,149)     (5,173)    (10,610)
                                                              ---------   ---------   ---------
                                                                 42,540      51,303     125,036
                                                              ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Mandalay Pictures.............................         --        (338)    (71,068)
Acquisition of Lions Gate Films, net of cash acquired.......         --          --     (17,823)
Acquisition of Lions Gate Studios...........................         --          --      (9,282)
Acquisition of Mandalay Television, net of cash acquired....         --          --      (1,679)
Acquisition of Beringer Gold Corp., net of cash acquired....         --          --       7,080
Acquisition of Motion Works.................................         --          --        (450)
Acquisition of CineGroupe...................................         --          --        (271)
Acquisition of International Movie Group, net of cash
  acquired..................................................         --        (880)         --
Acquisition of Termite Art Productions, net of cash
  acquired..................................................         --        (165)         --
Minority investment in subsidiary...........................         --       3,000          --
Redemption of capital stock.................................         --         (25)         --
Increase in investment in films and television programs.....   (260,905)   (115,770)    (63,264)
Purchase of capital assets..................................     (6,398)     (3,975)     (1,255)
                                                              ---------   ---------   ---------
                                                               (267,303)   (118,153)   (158,012)
                                                              ---------   ---------   ---------
Net change in cash..........................................     (6,971)     17,190       9,064
Cash and equivalents-beginning of period....................     26,254       9,064          --
                                                              ---------   ---------   ---------
Cash and equivalents-end of period..........................  $  19,283   $  26,254   $   9,064
                                                              =========   =========   =========

         Supplementary cash flow information is included under note 24.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 1. NATURE OF OPERATIONS

    Lions Gate Entertainment Corp. ("the Company" or "Lions Gate") is a fully integrated entertainment company engaged in the development, production and distribution of feature films, television series, television movies and mini-series, reality-based programming and animated programming, as well as the management of Canadian-based studio facilities. As an independent distribution company, the Company also acquires distribution rights from a wide variety of studios, production companies and independent producers. The inception of the Company occurred on April 28, 1997. Accordingly, the reporting period for fiscal 1998 is the period from April 28, 1997 to March 31, 1998.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

    A. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). In the case of the Company, these principles conform in all material respects with the accounting principles generally accepted in the United States ("U.S. GAAP") except as described in note 25. The Canadian dollar is the primary functional currency of the Company's business, defined as the economic environment in which the Company primarily generates and expends cash, and accordingly these consolidated financial statements are expressed in Canadian dollars.

    B. PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Lions Gate and its subsidiary companies, with provision for non-controlling interests, and its proportionate share of assets, liabilities, revenues and expenses for jointly controlled companies. The Company controls its subsidiary companies through a combination of existing voting interests and an ability to exercise various rights under certain shareholder agreements and debentures to acquire additional common shares, which enable the Company to secure voting control.

    The Company's 50% investment in Sterling Home Entertainment LLC ("Sterling") is accounted for using the proportionate consolidation method.

    The Company's investment in Eaton Entertainment LLC ("Eaton") was accounted for using the equity method until September 30, 1999. On September 30, 1999 the Company acquired an additional 16.67% interest bringing its total ownership in Eaton to 50%, and resulting in Eaton becoming a jointly controlled company. Since September 30, 1999 the Company accounted for its investment in Eaton using the proportionate consolidation method.

    C. REVENUE RECOGNITION

    Revenue from the sale of exhibition and distribution rights, for film and television programs, under a contract that irrevocably transfers the rights to a licensee or equity to an investor is recognized once the production has been completed, the contractual delivery arrangements have been satisfied, the licensing period has commenced, and collectibility is reasonably assured.

    Revenue from the theatrical release of motion pictures is recognized at the time of exhibition based on the Company's contractually agreed participation in box office receipts.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Revenue from the sale of video cassettes for both the rental and retail markets, after taking account of the estimated levels of returns, is recognized on delivery.

    Advances or other amounts received, which have not yet been recognized as revenue, are recorded as deferred revenue.

    D. CASH AND EQUIVALENTS

    Cash and equivalents include cash and highly liquid investments with original maturities of ninety days or less when purchased.

    E. INVESTMENT IN FILMS AND TELEVISION PROGRAMS

    Investment in films and television programs represents the unamortized costs of films and television programs which have been produced by the Company or for which the Company has acquired distribution rights, films and television programs in progress and development costs.

    Costs of producing film and television productions are capitalized and amortized against revenue generated by the subsequent exploitation of those productions. Such costs include all production, print and advertising costs and financing costs that are expected to benefit future periods and be recovered from estimated future revenue, net of estimated future liabilities.

    Film and television programs in progress represent the accumulated costs of uncompleted motion pictures and television programs that are being produced by the Company. Development costs represent expenditures directly attributable to projects prior to the commencement of production. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Development costs are written off at the earlier of the date determined not to be recoverable or when projects under development are abandoned, and three years from the date of the initial expenditure.

    Investment in films and television programs is stated at the lower of cost, net of amortization, and net recoverable amount. Net recoverable amount is management's current estimate of net future cash flows, on an undiscounted basis, based primarily on future revenue estimates. Amortization of investment in films and television programs is determined using the individual film forecast method, whereby costs accumulated in the production and distribution of a film or television program are amortized in the proportion that current gross revenue bears to management's estimate of the total gross revenue expected to be received over periods not exceeding ten years from the date of production or acquisition. Such revenue estimates are prepared on a title-by-title basis are reviewed periodically based on current market conditions. For films, such revenue estimates include principally box office receipts, sale of video cassettes and DVDs, sale of television broadcasting rights and licensing of film rights to third parties. For television programs, such revenue estimates include principally license rights to broadcast television programs in development or rights to renew licenses for episodic television programs in subsequent seasons. Estimates of future revenue of necessity involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management's future revenue estimates.

    Investment in films and television programs is reviewed on a title-by-title basis, when events or changes in circumstances indicate that the carrying amounts may not be recoverable. Estimates of net

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) future cash flows, on an undiscounted basis, are calculated based on future revenue estimates, and where deemed necessary, titles are written down to their estimated net recoverable amount.

    F. INVESTMENT IN MANDALAY PICTURES, LLC

    The Company's investment in Mandalay Pictures, LLC ("Mandalay Pictures") is accounted for using the equity method.

    The Company's investment is comprised of a 45% common stock interest, and a 100% interest in preferred stock. The Company records an equity pick-up of 100% of the non-cash operating losses of Mandalay Pictures.

    The Company's investment in Mandalay Pictures is reviewed periodically to determine whether there are any changes in facts or circumstances that may indicate that the carrying amount may not be recoverable. Estimates of net future cash flows on an undiscounted basis are used to determine whether the carrying amount is expected to be recoverable, and if necessary, a provision for a non-temporary diminution in value of the investment would be made.

    G. CAPITAL ASSETS

    Capital assets are carried at cost less accumulated amortization. Amortization is provided for using the following rates and methods:

    Buildings                        25 years straight-line
    Computer equipment and software  2-4 years straight-line and 30% declining balance
    Automobile                       30% declining balance
    Furniture and equipment          10 years straight-line and 20%-30% declining balance
    Leasehold improvements           over the lease term

Equipment under capital lease is amortized using the above rates.

    The Company periodically reviews and evaluates the recoverability of capital assets. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates, and where deemed necessary a reduction in the carrying amount would be recorded.

    H. GOODWILL

    Goodwill, which is the excess of the purchase price of the Company's interest in subsidiaries over the fair value of the underlying identifiable assets and liabilities at acquisition, is amortized using the straight-line method over periods ranging from five to twenty years.

    An assessment of the carrying value of goodwill is undertaken in response to a change in conditions that might trigger impairment. These conditions include an unfavourable change in one or more of the elements giving rise to goodwill, a change in the likelihood of occurrence of an assumed event that was a significant factor in setting the acquisition price, or a significant deterioration in the financial condition of an acquired business. The impairment assessment involves the determination of the expected undiscounted future cash flows of the related business, including applicable interest and other financing costs, and comparison to the carrying amount of goodwill. Any shortfall identified by this assessment would be charged against earnings in the period in which the impairment is determined to have occurred.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    I. PRE-OPERATING PERIOD COSTS

    Pre-operating period costs related to the period before commencement of commercial operations of new businesses are deferred and amortized on a straight-line basis over a period not to exceed five years commencing once the pre-operating period has ended.

    J. INCOME TAXES

    The Company follows the tax allocation method of accounting for income taxes whereby earnings are charged with income taxes related to reported earnings. Differences between such taxes and taxes currently payable are reflected in the accounts and arise because certain items of revenue and expense are reported in the accounts at different times than they are reported for income tax purposes.

    K. GOVERNMENT ASSISTANCE

    The Company has access to several government programs that are designed to assist film and television production and distribution in Canada.

    Federal and provincial refundable income tax credits earned with respect to production expenditures are recorded as revenue in accordance with the Company's revenue recognition policy for completed film and television programs.

    Amounts received with respect to acquisition of distribution rights are recorded as a reduction of investment in films and television programs. Amounts received are repayable on a title-by-title basis once the title has achieved cash break-even to the extent of profit earned on that title. There are no fixed repayment terms, no interest payments and no claim on any assets of the Company or for the recovery of the amount invested other than that which might be repayable out of future distribution revenue attached to the film rights. To the extent an individual film does not perform to pre-agreed levels, no amounts are repayable by the Company.

    Government assistance toward operating expenses is recorded as a reduction of those expenses.

    L. FOREIGN CURRENCY TRANSLATION

    Monetary assets and liabilities denominated in currencies other than Canadian dollars are translated at exchange rates in effect at the balance sheet date. Resulting translation gains and losses are included in the determination of earnings.

    For self-sustaining subsidiaries and the investment in Mandalay Pictures, assets and liabilities in foreign currencies are translated into Canadian dollars at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated at the average rate of exchange for the year. Gains or losses arising on the translation of the accounts of self-sustaining subsidiaries and the investment in Mandalay Pictures are not tax effected and are included in cumulative translation adjustments, a separate component of shareholders' equity.

    For integrated subsidiaries, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rates in effect at the balance sheet date. Non-monetary items are translated at historical exchange rates. Revenue and expense items are translated at the average rates of exchange for the year, with the exception of amortization, which is translated at historical rates.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Gains or losses arising on the translation of the accounts of integrated subsidiaries are included in the determination of earnings.

    M. SERIES A PREFERRED SHARES

    The Company's series A preferred shares have been included in shareholders' equity since the terms of the instrument do not provide a probable contractual obligation under which the Company would be required to transfer cash or other financial instruments to the holders under terms that would be potentially unfavourable to the Company.

    The fair value of the basic preferred shares on issuance was determined to be US$25.9 million (Cdn$37.5 million), calculated as the residual amount of the total issue proceeds of the units of US$33.2 million (Cdn$48.1 million) after deducting the estimated fair values of the common share purchase warrants of US$3.9 million (Cdn$5.7 million) and the preferred share conversion feature of US$3.4 million (Cdn$4.9 million).

    The fair value of the warrants has been estimated to be US$3.9 million (Cdn$5.7 million) using the Black-Scholes model with assumptions of a three-year expected term, 35% volatility, and a risk-free interest rate of 6%.

    The fair value of the conversion feature has been estimated to be US$3.4 million (Cdn$4.9 million) using the Black-Scholes model with assumptions of a three-year expected term, 35% volatility, a risk-free interest rate of 6% and incorporating the 5.25% cumulative dividend on the preferred shares.

    The difference between the initial fair value of the basic preferred shares of US$25.9 million, (Cdn$37.5 million), and the redemption price of US$34.8 million (Cdn$50.5 million), amounting to US$8.9 million
(Cdn$13.0 million), is being accreted to shareholders' equity on a straight-line basis over the five-year period from the date of issuance to the first available redemption date.

    The basic preferred shares and conversion feature are presented on a combined basis within shareholders' equity.

    Costs amounting to $2.4 million incurred on the issuance of the preferred shares and share purchase warrants are deferred and are amortized over a five-year period to the first redemption date of the preferred shares.

    N. DEBT FINANCING COSTS

    Amounts incurred in connection with obtaining debt financing are deferred and amortized over the term to maturity of the related debt obligation.

    O. RESEARCH AND DEVELOPMENT

    Research and development expenses incurred relating to multimedia products and other interactive software are expensed until technological feasibility is established. All expenses incurred after technological feasibility is established are capitalized and will be amortized against future revenue.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    P. STOCK-BASED COMPENSATION PLAN

    The Company has a stock-based compensation plan, which is described in
Note 13(e). No compensation expense is recognized for this plan when stock or stock options are issued to employees. Consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital.

    Q. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements include: future revenue projections for investment in films and television programs; provisions for doubtful debts to reflect credit risk exposures; and impairment assessments of various assets including investment in films and television programs, capital assets, investment in Mandalay Pictures and goodwill. Actual results could differ from those estimates.

NOTE 3. ACCOUNTS RECEIVABLE

                                                             2000       1999
                                                           --------   --------
Trade accounts receivable, net...........................  $ 75,891   $48,343
Government assistance....................................    27,720    10,535
Other....................................................     3,733     1,795
                                                           --------   -------
                                                           $107,344   $60,673
                                                           ========   =======

    The provision for doubtful accounts included in accounts receivable at March 31, 2000 was $2.5 million (1999--$5.2 million).

NOTE 4. INVESTMENT IN FILMS AND TELEVISION PROGRAMS

                                                             2000       1999
                                                           --------   --------
Completed films and television programs and distribution
  rights acquired, net of accumulated amortization.......  $ 48,041   $41,463
Films and television programs in progress................    76,741    43,383
Development costs........................................     3,593     4,103
                                                           --------   -------
                                                           $128,375   $88,949
                                                           ========   =======

    The Company earns revenue from certain productions that have been fully amortized and are not reflected on the balance sheet.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 5. INVESTMENT IN MANDALAY PICTURES

    Mandalay Pictures' pre-operating costs for the period from formation on March 9, 1998 were deferred until the commencement of commercial operations. Commercial operations were deemed to begin with the commencement of principal photography of its first film which was at the end of the third quarter of fiscal 1999. In fiscal 1999, the Company capitalized $7.5 million of pre-operating period costs which are being amortized on a straight-line basis over seventeen quarters together with an amount of $644,000 that was deferred in fiscal 1998. Accordingly, $1.9 million (1999--$526,000) of amortization was taken in the current year and is included in equity interest in loss of Mandalay Pictures.

    Summary financial information of the Company's interest in Mandalay Pictures, which is presented in accordance with U.S. GAAP, is as follows:

                                                                2000       1999
                                                              --------   --------
ASSETS
  Cash and equivalents......................................  $ 19,193   $ 48,778
  Restricted cash...........................................    46,400      4,077
  Accounts receivable.......................................    10,710        560
  Investment in films.......................................    72,558     59,767
  Other assets..............................................       980      1,640
                                                              --------   --------
                                                              $149,841   $114,822
                                                              --------   --------

LIABILITIES
  Accounts payable and accrued liabilities..................  $ 15,517   $ 12,260
  Production and bank loans.................................    48,349     34,352
  Contractual obligations...................................    23,440         --
  Deferred revenue..........................................     7,401      6,732
                                                              --------   --------
                                                              $ 94,707   $ 53,344
                                                              --------   --------
  NET ASSETS................................................  $ 55,134   $ 61,478
                                                              ========   ========

                                                                2000       1999       1998
                                                              --------   --------   --------
Revenue.....................................................  $139,301   $     --   $     --
Direct operating expenses...................................   140,706      1,406         --
                                                              --------   --------   --------
Gross loss..................................................    (1,405)    (1,406)        --
Indirect operating expenses.................................     6,272     15,016      1,674
Interest income.............................................     3,708      4,033        242
                                                              --------   --------   --------
Net loss for the period.....................................  $ (3,969)  $(12,389)  $ (1,432)
                                                              ========   ========   ========

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 6. CAPITAL ASSETS

                                                                                          2000
                                                                         ACCUMULATED    NET BOOK
                                                                COST     AMORTIZATION    VALUE
                                                              --------   ------------   --------
Land........................................................  $14,500       $   --      $14,500
Buildings...................................................   22,782        1,376       21,406
Leasehold improvements......................................    1,574          430        1,144
Furniture and equipment.....................................    5,447        2,162        3,285
Automobile..................................................       38           33            5
Computer equipment and software.............................    4,959        1,300        3,659
Equipment under capital leases..............................      684          178          506
                                                              -------       ------      -------
                                                              $49,984       $5,479      $44,505
                                                              =======       ======      =======

                                                                                          1999
                                                                                          NET
                                                                         ACCUMULATED      BOOK
                                                                COST     AMORTIZATION    VALUE
                                                              --------   ------------   --------
Land........................................................  $14,500       $   --      $14,500
Buildings...................................................   20,476          453       20,023
Leasehold improvements......................................    1,136          154          982
Furniture and equipment.....................................    4,041        1,394        2,647
Automobile..................................................       38           30            8
Computer equipment and software.............................    2,210          586        1,624
Equipment under capital leases..............................    1,212          305          907
                                                              -------       ------      -------
                                                              $43,613       $2,922      $40,691
                                                              =======       ======      =======

    Buildings represent studio production property held by Lions Gate Studios. Lions Gate Studios rents sound stages, office and related support space to tenants that produce or support the production of feature films, television series and movies, and commercials. The length of tenancy varies from a few days to five years depending on the nature of the project and tenant. Lions Gate Studios also provides other services including rental of furniture, telephones and equipment.

NOTE 7. OTHER ASSETS

                                                                2000       1999
                                                              --------   --------
Pre-operating costs.........................................   $3,835     $4,797
Deferred financing costs and other assets...................    3,236      1,680
Preferred share issue costs.................................    2,174         --
                                                               ------     ------
                                                               $9,245     $6,477
                                                               ======     ======

NOTE 8. JOINTLY CONTROLLED COMPANIES

    Summarized financial information of the Company's interest in jointly controlled companies, including Sterling, which was formed in fiscal 1999 and Eaton, which was previously treated as an equity

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 8. JOINTLY CONTROLLED COMPANIES (CONTINUED) investment, but has been proportionately consolidated after the acquisition of joint control on September 30, 1999, is as follows:

                                                                2000       1999
                                                              --------   --------
Assets......................................................  $ 7,705    $ 9,584
Liabilities.................................................  $ 4,558    $ 8,511
Revenue.....................................................  $15,079    $ 9,685
Direct operating expenses...................................  $10,783    $ 6,209
Net earnings for the year...................................  $ 2,251    $ 1,073
Cash flows from operating activities........................  $ 1,147    $ 2,810
Cash flows from financing activities........................   (2,181)     1,449
Cash flows from investing activities........................    1,797     (2,920)
                                                              -------    -------
Net cash flows..............................................  $   763    $ 1,339
                                                              =======    =======

    Revenue and expenses for Eaton are shown for the period October 1, 1999 to March 31, 2000. For the period April 1, 1999 to September 30, 1999 the Company recorded equity in earnings of $159,000.

NOTE 9. BANK LOANS

                                                              2000       1999
                                                            --------   --------
Bank loans................................................  $14,385    $12,185
                                                            -------    -------

Bank loans consist of a credit facility and demand loans, and bear interest at rates not exceeding prime plus 2.25%. Exclusive first priority interest in the carrying value of all assets of Lions Gate Films Corp. less assets securing permitted liens, of approximately $112.3 million at March 31, 2000 is provided as collateral for the credit facility. The carrying value of certain accounts receivable, investment in films and television programs and capital assets of approximately $7.9 million at March 31, 2000 is provided as collateral for certain demand loans.

    The weighted average interest rate on short term borrowings at March 31, 2000 was 9.02% (1999-8.75%).

    The Company has a credit facility available of $20 million in the year ended March 31, 2000 (1999--$12.0 million). As at March 31, 2000, $4.8 million was drawn on the facility (1999--$9.5 million). The Company is required to pay a monthly commitment fee of 0.625% on the $20 million available less the amount drawn.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 10. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                              2000       1999
                                                            --------   --------
Trade accounts payable....................................  $18,037    $17,283
Accrued liabilities.......................................   13,937     10,378
Minimum guarantees and producer royalties payable.........   35,534     12,700
Other.....................................................    7,457      4,307
                                                            -------    -------
                                                            $74,965    $44,668
                                                            =======    =======

NOTE 11. PRODUCTION AND DISTRIBUTION LOANS

                                                              2000       1999
                                                            --------   --------
Production loans (a)......................................  $32,095    $41,569
Distribution loan (b).....................................    9,743      6,846
                                                            -------    -------
                                                            $41,838    $48,415
                                                            =======    =======

    A. PRODUCTION LOANS

    Production loans consist of bank demand loans bearing interest at various rates between prime and prime plus 2.5%. Rights to certain motion pictures, a floating charge on certain book debts, certain film rights, and certain tangible assets and an assignment of all expected future revenue from exploitation of certain motion pictures have been provided as collateral. The carrying value of investment in films and television programs relating to these motion pictures was $19.0 million at March 31, 2000. Federal and Provincial film tax credits with a carrying value of accounts receivable $24.6 million at March 31, 2000, guarantees from SODEC (Societe de Developpement des Entreprises Culturelles), and general security agreements are also provided as collateral for certain of the loans. Of the outstanding amount security agreements are also provided as collateral for certain of the loans. Of the outstanding amount, US$13.0 million (Cdn$18.9 million) (1999--US$19.0 million; Cdn$28.6 million) is repayable in US dollars.

    The weighted average interest rate on production loans at March 31, 2000 was 8.34% (1999-8.35%).

    B. DISTRIBUTION LOAN

    The distribution loan consists of a US$10 million revolving credit facility bearing interest at U.S. prime. At March 31, 2000, US$6.7 million was outstanding (1999--US$4.5 million). The Company may draw up to US$3 million per production in order to finance distribution costs. The drawings are repayable from the receipts of each production with final repayment due two years after the initial drawdown. As consideration for providing the funding, the lender will receive 5% of the net proceeds of each production financed. The carrying value of investment in films and television programs relating to these productions amounting to $3.3 million (US$2.3 million) at March 31, 2000, has been provided as collateral. The commitment period of this facility ends
June 30, 2001. This date can be extended to June 30, 2006 if the minimum number of theatrical releases under the agreement have not been achieved by June 30, 2001.

    The weighted average interest rate on the distribution loan at March 31, 2000 was 9.0% (1999-7.75%).

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 12. LONG-TERM DEBT

                                                                2000       1999
                                                              --------   --------
Obligations under capital leases, bearing interest at 4.9%
  to 14%, due in 2002, with certain equipment provided as
  collateral................................................  $   485    $   502
Loans bearing interest at 5.75% to prime plus 2.5%, due in
  fiscal 2001 and 2002, with certain equipment provided as
  collateral................................................      884        776
Promissory notes, bearing interest at 6.0%, due July 31,
  2003.
  The outstanding principal is convertible at the option of
    the holder into common shares of the Company at $8.10
    per share...............................................   16,487     16,487
Loans bearing interest at prime plus 1.75%, due 2003, with
  guarantees from SDI (Societe de Developpement Industriel
  de Quebec)................................................       43         56
Loans bearing interest at 6.47% to 6.9%, due August and
  September 2000 and May and June 2003, with property,
  building and equipment with carrying values of
  approximately $36.0 million provided as collateral.
  Amounts totalling $2.7 million due for repayment in August and September 2000 are expected to be refinanced during
  fiscal 2001...............................................   21,216     19,367
Non-interest bearing convertible promissory notes issued on
  the acquisition of a Company subsidiary, Termite Art
  Productions, repayable as US$688,000 (1999--US$2.8
  million), due in equal amounts in August 2001 and 2002.
  The outstanding principal is convertible at the option of
  the holder into common shares of the Company at $6.50 per
  share.                                                        1,043      3,957
                                                              -------    -------
                                                              $40,158    $41,145
                                                              =======    =======

    Required principal payments on long-term debt during future years are as follows:

2001........................................................  $ 4,689
2002........................................................    1,901
2003........................................................    1,387
2004........................................................   32,181
                                                              -------
                                                              $40,158
                                                              =======

    Minimum future payments required under capital leases total $538,000 (1999--$551,000), including interest of $53,000 (1999--$49,000) and are due
$322,000 in 2001, $143,000 in 2002 and $73,000 in 2003.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 13. CAPITAL STOCK

    A. AUTHORIZED CAPITAL STOCK

    The authorized stock of the Company consists of 500 million common shares without par value and 200 million preference shares, issuable in series, including 1 million Series A preferred shares that were authorized in 2000. The terms of the Series A preferred shares are described in (c) below.

    On October 20, 1998 the shareholders approved a two for one share consolidation of the Company's common stock which took effect on November 17, 1998. All share and per share amounts included in the financial statements have been adjusted to reflect the common stock consolidation.

    B. CONTINUITY OF CAPITAL STOCK

    Continuity of issued and outstanding capital stock is as follows:

                                                                NUMBER      AMOUNT
                                                              ----------   --------
COMMON SHARES:
Balance at March 31, 1998...................................  23,326,209   $144,524
Issued upon exercise of warrants at $9.00 per share.........     345,834      3,113
Issued upon acquisition of subsidiary at $5.30 per share....     675,375      3,579
Normal course issuer bid....................................     (36,000)      (128)
Public offering at $4.60 per share--less issue costs of
  $900......................................................   6,256,000     25,786
Issued on exercise of stock options.........................      40,000        194
                                                              ----------   --------
Balance at March 31, 1999...................................  30,607,418    177,068

Issued on conversion of series A preferred shares...........     795,000      2,446
Issued on exercise of stock options.........................      58,333        239
                                                              ----------   --------
Balance at March 31, 2000...................................  31,460,751    179,753
                                                              ----------   --------

SERIES A PREFERRED SHARES:
Public offering in fiscal 2000 at US$2,250 per share........      13,000     42,711
Accretion...................................................          --        613
Conversion to common shares (note 13(c))....................        (795)    (2,446)
                                                              ----------   --------
Balance at March 31, 2000...................................      12,205     40,878
                                                              ----------   --------

COMPENSATION WARRANTS:
Issued during fiscal 1999...................................     380,800         --
                                                              ----------   --------
Balance at March 31, 2000...................................     380,800         --
                                                              ----------   --------

SHARE PURCHASE WARRANTS:
Issued in fiscal 2000 in conjunction with public offering at
  US$0.706 per warrant......................................   5,525,000      5,659
                                                              ----------   --------
Balance at March 31, 2000...................................   5,525,000      5,659
                                                              ----------   --------
Total capital stock at March 31, 2000.......................               $226,290
                                                                           ========

    Each compensation warrant entitles the holder to purchase one common share at a price of $5.25. The warrants expire on September 2, 2000, and are not transferable except with the consent of the Company.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 13. CAPITAL STOCK (CONTINUED)
    Each share purchase warrant entitles the holder to purchase one common share at a price of US$5.00. The warrants expire on January 1, 2004, and are not transferable except with the consent of the Company.

    C. SERIES A PREFERRED SHARES AND SHARE WARRANTS

    On December 21, 1999 the Company issued a total of 13,000 units at a price of US$2,550 per unit. Each unit is comprised of one 5.25% convertible, non-voting, redeemable Series A preferred share ("preferred share") and 425 common share purchase warrants. The preferred shares and the warrants became separate instruments immediately following their issuance. Based on estimated fair values at the issue date, the Company allocated US$2,250 of the issue price to each preferred share and US$0.706 to each warrant.

    The preferred shares are entitled to cumulative dividends, as and when declared by the Board of Directors at a rate of 5.25% of the offering price per annum, payable semi-annually on the last day of March and September of each year. At the option of the Company, the dividend may be paid in cash or additional preferred shares. The Company declared, and on March 31, 2000 paid in U.S. dollars, a cash dividend of US$406,000 or US$33.29 per share (Cdn$591,000 or Cdn$48.40 per share).

    In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purposes of winding-up its affairs, the preferred shareholders shall be entitled to receive an amount equal to the offering price and the stated value of all dividends accrued and unpaid on such shares.

    At the option of the holder, preferred shareholders may convert all, but not less than all, of their preferred shares, at any time into common shares of the Company at a rate of 1,000 common shares for each preferred share, subject to certain anti-dilution adjustments.

    The common shares issued on conversion of 795 preferred shares during the year ended March 31, 2000 have been recorded at the carrying amount of the preferred shares including the recorded value of the related conversion feature, at the conversion date.

    On or after January 1, 2003, the Company may convert the preferred shares in whole or in part to common shares on the same terms as the preferred shareholders, subject to certain conditions.

    The Company may redeem the preferred shares, in whole or in part, on or after January 1, 2005 for a cash payment of 105% of the offering price plus accrued and unpaid dividends up to the date of redemption.

    Any holder of the preferred shares has the right to require the Company to redeem all, but not less than all of the preferred shares owned by such holder, for a cash payment of 100% of the issue price in the event that the composition of the Company's Board of Directors ceases to be in compliance with certain provisions relating to the nomination and election of up to three directors; an event which the Company considers to be extremely unlikely. The preferred shareholders, as a class, have rights related to the election of between one and three directors, depending on the number of preferred shares outstanding.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 13. CAPITAL STOCK (CONTINUED)
    D. NORMAL COURSE ISSUER BID

    On September 14, 1998, the Board of Directors authorized the Company to purchase by means of a normal course issuer bid from time to time over a period commencing on September 23, 1998 and terminating on September 29, 1999 up to 1,865,683 common shares of the Company at market prices.

    During fiscal 1999, the Company purchased 36,000 shares at an average cost of $3.54 for a total cost of $128,000.

    E. STOCK-BASED COMPENSATION PLAN

    The shareholders have approved an Employees' and Directors' Equity Incentive Plan (the "Plan") that provides for the issue of up to 4 million common shares of the Company to eligible employees, directors and service providers of the Company and its affiliates. Of the 4 million common shares allocated for issuance, up to a maximum of 250,000 common shares may be issued as discretionary bonuses in accordance with the terms of a share bonus plan. To date, no shares have been issued under the share bonus plan.

    The Plan authorizes the granting of options to purchase shares of the Company's common stock at an option price at least equal to the weighted average price of the shares for the five trading days prior to the grant. The options generally vest with the recipient within three years of grant, and have a maximum term of 5 years.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 13. CAPITAL STOCK (CONTINUED)
    Changes in share options granted and outstanding for fiscal 1998, 1999 and 2000 were as follows:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                              NUMBER OF   EXERCISE
                                                               SHARES      PRICE
                                                              ---------   --------
Outstanding at March 31, 1997...............................         --    $  --
Granted to March 31, 1998...................................  2,963,800     8.20
                                                              ---------    -----
Outstanding at March 31, 1998...............................  2,963,800    $8.20
Granted to December 14, 1998................................    842,250     8.16
Cancelled to December 14, 1998..............................   (687,505)    8.10
Expired to December 14, 1998................................    (46,300)   11.33
                                                              ---------    -----
Outstanding at December 14, 1998............................  3,072,245    $8.14
                                                              ---------    -----
Outstanding at December 14, 1998 after repricing............  3,072,245     5.62
Granted to March 31, 1999...................................    601,250     4.99
Exercised to March 31, 1999.................................    (40,000)    4.85
Cancelled to March 31, 1999.................................   (187,373)    8.10
Expired to March 31, 1999...................................    (33,332)    5.31
                                                              ---------    -----
Outstanding at March 31, 1999...............................  3,412,790    $5.51
Granted to March 31, 2000...................................  1,157,500     5.81
Exercised to March 31, 2000.................................    (58,333)    4.09
Cancelled to March 31, 2000.................................   (575,213)    6.64
Expired to March 31, 2000...................................   (167,081)    5.39
                                                              ---------    -----
Outstanding at March 31, 2000...............................  3,769,663    $5.46
                                                              =========    =====

    On December 14, 1998, the shareholders approved the repricing of all but 395,831 outstanding options on that date to $5.25 per common share.

    Outstanding and exercisable options at March 31, 2000 were as follows:

                                       WEIGHTED AVERAGE
                                     REMAINING CONTRACTUAL
PRICE RANGE                       LIFE OF OUTSTANDING OPTIONS   OUTSTANDING   EXERCISABLE
-----------                       ---------------------------   -----------   -----------
$2.30 to $2.55..................           4.35 years              235,000        16,666
$3.70 to $5.25..................           2.60 years            2,734,663     2,681,563
$7.25 to $8.10..................           4.64 years              800,000        50,000
                                           ----------            ---------     ---------
                                           3.15 years            3,769,663     2,748,229
                                           ==========            =========     =========

    The Company has a commitment to grant options for 2,000,000 and 250,000 common shares at an exercise price of US$2.55 and $5.25 respectively, to certain employees, that are not exercisable until such time as shareholder approval has been granted. Shareholder approval will be sought at the Company's annual general meeting in September 2000.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 14. ACQUISITIONS

    a. On September 30, 1999, the Company acquired an additional 16.67% interest in Eaton by way of a membership interest repurchase agreement with the third partner. Under the agreement the partner's cumulative share of earnings up to September 30, 1999 was paid out in cash. This amounted to $201,000 and was paid directly from Eaton. The Company's total ownership in Eaton is now 50% and is being accounted for using the proportionate consolidation method after September 30, 1999.

    b. On June 30, 1998, the Company acquired the shares of International Movie Group Inc., for total consideration of $4.5 million consisting of $0.6 million cash and 675,375 common shares with a fair value of $3.6 million and acquisition expenses of $0.3 million. The acquisition was accounted for as a purchase, with results of operations of the acquired company consolidated from June 30, 1998 onwards.

Identifiable assets acquired:...............................  $  5,508
Liabilities assumed:........................................     1,049
                                                              --------
Net assets acquired:........................................  $  4,459
                                                              ========

    c. On August 28, 1998, the Company acquired the business and net operating assets of Termite Art Productions, for total consideration consisting of promissory notes with a fair value of US$2.8 million (Cdn. $4.0 million). The acquisition was accounted for as a purchase, with results of operations of the acquired business consolidated from August 28, 1998 onwards. Goodwill arising on the acquisition amounting to $6.2 million is being amortized over a period of 10 years.

Identifiable assets acquired:...............................  $  4,851
Liabilities assumed:........................................     6,887
                                                              --------
Net liabilities acquired:...................................  $ (2,036)
                                                              ========

    d. Effective June 18, 1997, the Company acquired a 47.6% interest in Lions Gate Films Corp. ("LG Films") for cash of $17.0 million. Effective November 12, 1997, the Company acquired the remaining 52.4% of LG Films for total consideration of $21.6 million consisting of 3,601,307 common shares at a price of $6.00 per share. The two acquisitions were accounted for using the step purchase method.

Identifiable assets acquired:...............................  $121,347
Liabilities assumed:........................................    93,388
                                                              --------
Net assets acquired:........................................  $ 27,959
                                                              ========

    As part of the initial acquisition of the 47.6% interest, the Company secured the right to control 51% of the votes of the Board of Directors; accordingly, the financial statements of LG Films were consolidated with those of the Company since June 18, 1997. Goodwill arising on the acquisition amounting to $21.7 million is being amortized over a twenty-year period.

    e. Effective July 31, 1997, the Company acquired Lions Gate Studios ("Studios") for total consideration of $26.0 million, consisting of $9.4 million cash and vendor take back loans (promissory notes) of

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 14. ACQUISITIONS (CONTINUED)
$16.6 million which were subsequently refinanced. The acquisition was accounted for as a purchase. The results of Studios were included in the consolidated accounts of the Company from the date of acquisition.

Identifiable assets acquired (including cash of $169):......  $ 36,943
Liabilities assumed:........................................    10,847
                                                              --------
Net assets acquired:........................................  $ 26,096
                                                              ========

    f. Effective November 12, 1997, the Company acquired Mandalay Television, LLC ("Mandalay TV") for total consideration of $5.8 million consisting of 625,000 common shares at a price of $6.00 per share and $1.9 million in cash. The acquisition was accounted for using the purchase method. Goodwill arising on the acquisition amounting to $6.1 million is being amortized over a ten-year period. The results of Mandalay TV were included in the consolidated accounts of the Company from the date of acquisition.

Identifiable assets acquired:...............................  $  1,668
Liabilities assumed:........................................     1,962
                                                              --------
Net liabilities acquired:...................................  $   (294)
                                                              ========

    g. The supplemental unaudited consolidated statement of operations presented below illustrates the results of operations of the Company assuming the acquisitions of LG Films and Studios had occurred at the beginning of the period ended March 31, 1998:

                                                              1998 UNAUDITED
                                                              --------------
Revenue.....................................................     $81,412
Direct operating expenses...................................      62,267
                                                                 -------
Gross profit................................................      19,145
Other expenses
  General and administration................................      12,088
  Amortization..............................................       2,967
  Interest..................................................       1,431
  Non-controlling interest..................................       1,117
                                                                 -------
                                                                  17,603
                                                                 -------
Earnings before income taxes................................       1,542
Income taxes................................................       1,938
                                                                 -------
Net loss for the period.....................................     $  (396)
                                                                 -------
Basic and fully diluted loss per common share...............     $ (0.03)
                                                                 =======

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 15. AMORTIZATION

                                                        2000       1999       1998
                                                      --------   --------   --------
Amortization of capital assets......................   $2,584     $2,081     $  923
Amortization of goodwill............................    2,473      2,145        858
Write-off of development costs......................      856      1,053         --
Amortization of pre-operating costs.................      962         --         --
Amortization of deferred financing costs............      199         --         --
                                                       ------     ------     ------
                                                       $7,074     $5,279     $1,781
                                                       ======     ======     ======

NOTE 16. INTEREST

                                                       2000       1999       1998
                                                     --------   --------   --------
Interest expense on long-term debt.................   $3,023     $3,520    $ 2,366
Interest income....................................     (527)      (527)    (1,415)
Other interest expense.............................    1,970        662         --
                                                      ------     ------    -------
                                                      $4,466     $3,655    $   951
                                                      ======     ======    =======

    Interest capitalized relating to productions during the year ended March 31, 2000 amounted to $3.6 million (1999--$3.0 million;
1998--$2.9 million).

NOTE 17. GAIN ON DILUTION OF INVESTMENT IN A SUBSIDIARY

    On June 23, 1998 a third party invested $3 million in the Company's animation partner to obtain a 20% interest. The gain on dilution of the Company's investment was $839,000 (net of tax $nil) and resulted in a decrease of $202,000 in goodwill.

NOTE 18. INCOME TAXES

    The provision for (recovery of) income taxes is as follows:

                                                       2000       1999       1998
                                                     --------   --------   --------
Canada
Current............................................   $1,510    $ 2,007     $1,263
Deferred...........................................      490     (1,703)       176
                                                      ------    -------     ------
                                                      $2,000    $   304     $1,439
                                                      ======    =======     ======

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 18. INCOME TAXES (CONTINUED)
    The Company's provision for income tax expense differs from the provision computed at statutory rates as follows:

                                                      2000       1999       1998
                                                    --------   --------   --------
Income tax expense (recovery) computed at Canadian
  combined federal and provincial statutory
  rates...........................................  $ 1,088    $(3,896)    $  404
  Foreign and provincial operations subject to
    different income tax rates....................      (64)     1,322       (100)
  Expenses not deductible for income tax
    purposes......................................      862        114        213
  Utilization of tax-loss carry-forwards..........   (2,286)      (280)      (108)
  Losses not tax effected.........................    1,650      2,402        184
  Unrecognized losses of non-controlling
    interest......................................      584        279        465
  Other...........................................      166        363        381
                                                    -------    -------     ------
                                                    $ 2,000    $   304     $1,439
                                                    =======    =======     ======

    The Company has certain income tax loss carry-forwards, the benefit of which have not yet been recognized in the financial statements. These losses amount to approximately $6 million for Canadian income tax purposes, and US$5.4 million for U.S. income tax purposes. The expiry dates of these losses, which we are available to reduce future taxable income in each country, are as follows:

                                                                       UNITED
                                                            CANADA     STATES
                                                           --------   ---------
Year ending March 31
2006.....................................................   $6,000     US$  --
2019 and 2020............................................   $   --    US$5,400

NOTE 19. LOSS PER SHARE

    Basic loss per share is calculated after adjusting net loss for dividends and accretion on the preferred shares and using the weighted average number of common shares outstanding during the period of 30,665,000 shares
(1999 - 24,575,000 shares; 1998 - 14,160,000 shares). The exercise of share purchase warrants and employee stock options, convertible promissory notes and Series A preferred shares could potentially dilute earnings per share in the future, but were not reflected in fully diluted loss per share because to do so would be anti-dilutive.

NOTE 20. GOVERNMENT ASSISTANCE

    Revenue includes tax credits earned totalling approximately $24.0 million (1999--$3.9 million; 1998--$7.2 million).

    Investment in films and television programs as at March 31, 2000 includes a reduction of $13.0 million (1999--$13.5 million; 1998--$12.1 million) with respect to government assistance for distribution of certain programs which represents the gross assistance from inception of the Company and its subsidiaries, net of repaid amounts. This government assistance is repayable in whole or in part based on profits generated by certain individual film and television programs, but is forgiveable in the event that sufficient

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 20. GOVERNMENT ASSISTANCE (CONTINUED) profits are ultimately not generated by the individual film and television programs. The amounts ultimately repayable are not determinable.

    Direct operating expenses include a reduction of $594,000 (1999 and 1998--$nil) with respect to government assistance towards print and advertising expenses.

NOTE 21. SEGMENT INFORMATION

    The Company has four reportable business segments as follows:

    MOTION PICTURES

    - Development and production of feature films.

    - Acquisition of North American and world-wide distribution rights.

    - North American theatrical, video and television distribution of feature films produced and acquired.

    - World-wide licensing of distribution rights to feature films produced and acquired.

    TELEVISION

    - Development, production and world-wide distribution of television productions including television series, television movies and mini-series and reality-based programming.

    ANIMATION

    - Development, production and world-wide distribution of animated and live action television series, television movies and feature films.

    - Creation and distribution of interactive digital entertainment.

    STUDIO FACILITIES

    - Management of Canadian-based Studio facilities.

    The Company evaluates performance based on revenue, gross profit and EBITDA, defined as net earnings before interest, income taxes, amortization, non-controlling interests, equity interests and severance and relocation costs.

    The Company's reportable segments are strategic business units that offer different products and services, and are managed separately. Senior Operating Management does not review balance sheet

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 21. SEGMENT INFORMATION (CONTINUED) information analyzed by operating segment, and accordingly details of segment assets have not been presented.

                                                   2000       1999       1998
                                                 --------   --------   --------
REVENUE
  Motion Pictures..............................  $146,910   $ 77,608   $50,637
  Television...................................    81,758     12,466       190
  Animation....................................    35,620     22,035     9,660
  Studio Facilities............................     6,963      6,188     3,662
                                                 --------   --------   -------
                                                 $271,251   $118,297   $64,149
                                                 --------   --------   -------

GROSS PROFIT
  Motion Pictures..............................  $ 27,475   $ 13,446   $10,025
  Television...................................     7,509      2,544        34
  Animation....................................     8,881      5,452     2,583
  Studio Facilities............................     4,511      3,924     2,332
                                                 --------   --------   -------
                                                 $ 48,376   $ 25,366   $14,974
                                                 --------   --------   -------
EBITDA
  Motion Pictures..............................  $ 11,291   $  1,474   $ 5,069
  Television...................................      (509)    (1,532)     (614)
  Animation....................................     6,286      3,528     1,606
  Studio Facilities............................     4,238      3,625     2,121
                                                 --------   --------   -------
                                                 $ 21,306   $  7,095   $ 8,182
                                                 ========   ========   =======

    The reconciliation of total segment EBITDA to the Company's total EBITDA is as follows:

                                                   2000       1999       1998
                                                 --------   --------   --------
EBITDA of reportable segments..................  $ 21,306   $  7,095   $ 8,182
Head office general and administration
  expenses.....................................     4,318      5,284     3,545
                                                 --------   --------   -------
                                                 $ 16,988   $  1,811   $ 4,637
                                                 ========   ========   =======

    Revenue by customer geographic location is as follows:

                                                   2000       1999       1998
                                                 --------   --------   --------
Canada.........................................  $ 70,050   $ 41,687   $32,049
United States..................................   131,433     51,735    16,669
Other foreign..................................    69,768     24,875    15,431
                                                 --------   --------   -------
                                                 $271,251   $118,297   $64,149
                                                 ========   ========   =======

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 21. SEGMENT INFORMATION (CONTINUED)
    Assets by geographic location are as follows:

                                                                2000       1999
                                                              --------   --------
Canada......................................................  $325,044   $235,148
United States...............................................    76,929     92,464
                                                              --------   --------
                                                              $401,973   $327,612
                                                              ========   ========

NOTE 22. COMMITMENTS AND CONTINGENT LIABILITIES

    a. Minimum future payments under operating lease commitments are as follows:

2001........................................................   $2,384
2002........................................................    1,579
2003........................................................      987
2004........................................................      785
2005........................................................       95
Thereafter..................................................       --

    b. Under the normal course of business, as at March 31, 2000, a subsidiary of the Company has entered into unconditional purchase obligations relating to the purchase of motion picture rights for future delivery and to pay advances to producers amounting to approximately $10.2 million that are payable over the next twelve months (1999--$9.5 million).

    c. A subsidiary of the Company has provided guarantees up to a maximum of $2.1 million (1999--$9.9 million) for bank loans used to finance production costs of unrelated production companies.

    d. Pre-sales of the future revenue from certain television series and motion pictures totalling $15.7 million are pledged as collateral against certain accounts payable.

    e. The Company is from time to time involved in various claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any pending or threatened proceedings, or any amount which the Company may be required to pay by reason thereof, would have a material adverse effect on the financial condition or future results of the Company.

NOTE 23. FINANCIAL INSTRUMENTS

    A. FAIR VALUE

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

    Cash and short-term deposits--

    The carrying amount approximates fair value because of the short maturity of these instruments.

    Bank loans, production and distribution loans and long-term debt--

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 23. FINANCIAL INSTRUMENTS (CONTINUED)
    The fair value of the Company's bank loans, production and distribution loans and long-term debt is estimated based on the borrowing rates currently available to the Company for loans with similar terms and average maturities.

    The estimated fair values of the Company's financial instruments are as follows:

                                                         2000       2000       1999       1999
                                                       CARRYING     FAIR     CARRYING     FAIR
                                                        AMOUNT     VALUE      AMOUNT     VALUE
                                                       --------   --------   --------   --------
Cash and short-term deposits.........................  $ 19,283   $ 19,283   $ 26,254   $ 26,254
Bank loans...........................................  $(14,385)  $(14,385)  $(12,185)  $(12,185)
Production and distribution loans....................  $(41,838)  $(41,838)  $(48,415)  $(48,415)
Long-term debt.......................................  $(40,158)  $(39,479)  $(41,145)  $(41,840)

    B. CREDIT RISK

    The Company's maximum credit risk exposure arising in relation to its financial assets is equivalent to their carrying amounts at March 31, 2000.

    Accounts receivable from the federal and provincial governments and government agencies in connection with production financing represent 25.8% of total accounts receivable at March 31, 2000 (1999 - 17.4%).

    C. INTEREST RATE RISK

    The company's exposure to interest rate risk is summarized as follows:

  Cash and short term deposits...............  floating interest rate, see below
  Accounts receivable........................  non-interest bearing
  Bank loans.................................  floating interest rate, see also note 9
  Accounts payable and accured liabilities...  non-interest bearing
  Production and distribution loans..........  floating interest rate, see also note 11
  Long-term debt.............................  disclosed in note 12
Cash and short-term deposits carry interest rates as follows:
  Canadian dollar bank accounts..............  prime minus 2.50%
  U.S. dollar bank accounts..................  US base rate minus 4.25%
  Short-term deposits........................  fixed rate of 6.0%

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 24. SUPPLEMENTARY CASH FLOW STATEMENT INFORMATION

    The following investing and financing activities are on a non-cash basis and are therefore excluded from the consolidated statement of cash flows:

                                                                2000       1999       1998
                                                              --------   --------   --------
Business combinations financed by debt to the seller........   $   --     $3,968    $16,487
Bank loans and production loans assumed under the terms of
  business combinations.....................................   $   --     $1,887    $54,414
Common shares issued in conjunction with business
  combinations..............................................   $   --     $3,579    $25,358

    Interest paid for the year ended March 31, 2000 amounted to $7.0 million (1999--$6.0 million; 1998--$5.7 million).

    Income taxes paid during the year ended March 31, 2000 amounted to
$         473,000 (1999--$1.1 million; 1998--$1.0 million).

NOTE 25. RECONCILIATION TO UNITED STATES GAAP

    The consolidated financial statements of the Company have been prepared in accordance with Canadian GAAP. The material differences between the accounting policies used by the Company under Canadian GAAP and U.S. GAAP are disclosed below in accordance with the provisions of the Securities and Exchange Commission as set out in Item 18 of Form 20-F.

    Under U.S. GAAP, the net loss and loss per share figures for the years ended March 31, 2000, 1999 and the period ended March 31, 1998 and the shareholders' equity as at March 31, 2000 and 1999 were as follows:

                                                                                SHAREHOLDERS' EQUITY
                                                                     NET LOSS   ---------------------
                                                 2000       1999       1998       2000        1999
                                               --------   --------   --------   ---------   ---------
As reported under Canadian GAAP..............  $(5,293)   $(14,156)  $  (553)   $206,414    $166,784
Equity interest in loss of Mandalay Pictures
  (a)........................................    1,907      (6,982)     (644)     (5,719)     (7,626)
Adjustment for capitalized pre-operating
  costs (b)..................................      962      (4,797)       --      (3,835)     (4,797)
Other differences (c)........................       --         238      (238)         --          --
Adjustment on accretion of preferred shares
  (e)........................................       --          --        --         281          --
                                               -------    --------   -------    --------    --------
Net loss/shareholders' equity under U.S.
  GAAP.......................................   (2,424)    (25,697)   (1,435)   $197,141    $154,361
                                                                                ========    ========
Adjustment to cumulative translation
  adjustments account (net of tax of $nil)...   (2,981)      4,445       (20)
                                               -------    --------   -------
Comprehensive loss attributable to common
  shareholders under U.S. GAAP...............  $(5,405)   $(21,252)  $(1,455)
                                               -------    --------   -------
Basic and fully diluted loss per common share
  under U.S. GAAP............................  $ (0.11)   $  (1.05)  $ (0.10)
                                               =======    ========   =======

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 25. RECONCILIATION TO UNITED STATES GAAP (CONTINUED)
    Reconciliation of the movement in the cumulative translation adjustment account:

                                                                2000       1999
                                                              --------   --------
Balance--beginning of the year..............................  $  4,425   $    (20)
Investment in Mandalay Pictures carried at 1.4198 US at
  March 31, 1998............................................        --    (71,386)
Investment in Mandalay Pictures carried at 1.5087 US at
  March 31, 1999............................................   (75,831)    75,831
Investment in Mandalay Pictures carried at 1.4494 US at
  March 31, 2000............................................    72,850         --
                                                              --------   --------
Balance--end of the year....................................  $  1,444   $  4,425
                                                              ========   ========

    Reconciliation of movement in Shareholder's Equity under U.S. GAAP:

                                                                2000       1999
                                                              --------   --------
Balance--beginning of the year..............................  $154,361   $143,176
Increase in capital stock...................................    49,222     32,544
Dividends paid on preferred shares..........................      (591)        --
Accretion on preferred shares...............................      (446)        --
Net loss under U.S. GAAP....................................    (2,424)   (25,804)
Adjustment to cumulative translation adjustments account....    (2,981)     4,445
                                                              --------   --------
Balance--end of the year....................................  $197,141   $154,361
                                                              ========   ========

    A. EQUITY INTEREST IN LOSS OF MANDALAY PICTURES, LLC

    The Company accounts for Mandalay Pictures using the equity method. As described in note 5 to the financial statements, the Company deferred the pre-operating period costs of Mandalay Pictures prior to December 31, 1998 under Canadian GAAP and is amortizing the deferred amount over seventeen quarters. Under Statement of Position 98-5 "Reporting on the Cost of Start-Up Activities" ("SOP 98-5"), these costs of $8.2 million would be reflected in the results of operations in the period incurred, and the investment in Mandalay Pictures would decrease by a corresponding amount. The investment in Mandalay Pictures would decrease by a corresponding amount. The fiscal 2000 amortization of the deferred pre-operating costs recorded under Canadian GAAP has already been expensed for U.S. GAAP purposes and accordingly the expense is added back for U.S. GAAP purposes. The amortization amounted to $1.9 million in the year ended March 31, 2000.

    B. ACCOUNTING FOR CAPITALIZED PRE-OPERATING PERIOD COSTS

    In the year ended March 31, 1999, costs associated with the launch of the television one-hour series business, totalling $4.8 million were capitalized and included in other assets. Under Canadian GAAP, pre-operating costs related to the period before commencement of commercial operations have been deferred and are being amortized on a straight-line basis over a period not exceeding five years commencing once commercial operation levels have been reached. Under Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" start-up costs, net of the amortization recorded under Canadian GAAP, would be reflected in the results of operations. The fiscal 2000 amortization of the deferred pre-operating costs recorded under Canadian GAAP has already been

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 25. RECONCILIATION TO UNITED STATES GAAP (CONTINUED) expensed for U.S. GAAP purposes and accordingly the expense is added back for U.S. GAAP purposes. The amortization amounted to $962,000 in the year ended March 31,2000.

    C. ACCOUNTING FOR DEVELOPMENT COSTS

    Under Statement of Financial Accounting Standards No. 53. "Financial Reporting by Producers and Distributors of Motion Picture Films" ("SFAS 53"), certain costs related to the development of motion picture projects must be written off after three years unless the project has been set for production. The effect of writing off costs more than three years old associated with projects not abandoned is treated as a GAAP reconciling item. The corresponding impact would reduce investment in films and television programs by a corresponding amount. In fiscal 1999, management wrote-off certain development projects under Canadian GAAP, therefore $238,000 written off in 1998 under U.S. GAAP reversed in that fiscal year.

    D. ACCOUNTING FOR FUTURE INCOME TAXES ARISING IN BUSINESS COMBINATIONS

    Under Canadian GAAP, the deferral method of accounting for income taxes is followed. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of assets and liabilities that are recognized in the financial statements.

    Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), requires that when assets are acquired in a business combination which involves the recognition of goodwill, and the tax basis of that asset is less than its cost, future income taxes recognized at the time of acquisition should be added to goodwill arising on acquisition. The application of SFAS 109 to the Company's acquisition of Lions Gate Studios resulted in an increase in goodwill by $2.8 million (1999--$2.9 million), net of accumulated amortization of $380,000 (1999--$253,000), and deferred income tax liabilities by $2.8 million (1999--$2.9 million) due to tax and accounting basis differences on capital assets acquired. The adjustment has no significant effect on the reconciliation of the reported net loss under U.S. GAAP.

    E. ACCRETION ON PREFERRED SHARES

    The Company's preferred shares have been included in shareholders' equity for Canadian GAAP purposes since the terms of the instrument do not provide a likely contractual obligation under which the Company would be required to transfer cash or other financial instruments to the holders under terms that would be potentially unfavourable to the Company. For U.S. GAAP purposes, the preferred shares are presented outside of shareholders' equity as a form of mezzanine financing because, as described in note 13(c), the preferred shares can be redeemed for cash at the option of the holder in certain limited circumstances.

    The fair value of the basic preferred shares on issuance was estimated to be $40.0 million for U.S. GAAP. The difference between the fair value of the basic preferred shares at the issue date, net of issue costs, and the redemption price, amounting to $10.5 million, is being accreted to shareholders' equity on an imputed interest basis for U.S. GAAP purposes, over the five year period from the date of issuance to the first available date that the preferred shares are redeemable at the Company's option. Under Canadian GAAP, the accretion is calculated on a straight line basis calculated on the difference assigned to the basic preferred share, excluding the conversion feature, net of issue costs and the redemption price, amounting

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 25. RECONCILIATION TO UNITED STATES GAAP (CONTINUED) to $50.5 million. The difference in the accretion amount between Canadian and U.S. GAAP for the year ended March 31, 2000 amounted to $281,000.

    F. ACCOUNTING FOR TAX CREDITS

    Under Canadian GAAP, tax credits earned are included in revenue. Accounting Principles Board Opinion No. 4, "Accounting for the Investment Credit" requires tax credits to be presented as reduction of income tax expense. The corresponding impact would be a reduction of revenue and credit to income tax expense by $24.0 million (1999--$3.9 million).

    G. ACCOUNTING FOR STOCK BASED COMPENSATION

    U.S. GAAP encourages but does not require companies to include in compensation cost the fair value of stock options granted to employees. A company that does not adopt the fair-value method must disclose the cost of stock compensation awards, at their fair value, at the date the award is granted.

    The weighted average estimated fair value of each stock option granted in the year ended March 31, 2000 was $1.76 (1999- $2.11; 1998--$3.46). On
December 14, 1998 the Company modified the terms of 2,676,414 options outstanding on that date, reducing the exercise price from $8.10 to $5.25, with the effect that it effectively issued new options with an exercise price of $5.25. The vesting period and remaining contractual term were unchanged. For proforma purposes, the Company has recognized additional compensation cost for the excess of the fair value of the modified options issued over the value of the original options at the date of the exchange measured using the Black-Scholes option pricing model, with the following assumptions: $4.75 market common share price, $5.25 exercise price, 6.0% risk-free interest rate, 35% volatility, and a 0% dividend yield. The total excess fair value of the stock options affected was estimated to be $1.4 million and is being recognized over the remaining vesting period of the options. The total stock compensation expense in the year ended March 31, 2000 would be $4.0 million (1999--
$2.7 million; 1998--$939,000).

    For disclosure purposes the value of each stock option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for stock options granted: expected dividend yield of 0.0%, expected volatility of 35%, risk-free interest rate of 6.0% and expected life of 5 years.

    The resulting proforma U.S. GAAP loss and loss per share for the year ended March 31, 2000 was $6.4 million and $0.24 per share respectively
(1999--$28.4 million and $1.16 per share respectively; 1998--$2.4 million and $0.17 per share respectively).

    H. LOSS PER SHARE

    Basic U.S. GAAP loss per share is calculated after adjusting net loss for dividends and accretion on the preferred shares and using the weighted average number of shares outstanding during the period of 30,665,000 shares
(1999 - 24,575,000 shares; 1998 - 14,160,000 shares). The exercise of share purchase warrants and employee stock options, convertible promissory notes and Series A preferred shares could potentially dilute earnings per share in the future, but were not reflected in fully diluted loss per share because to do so would be anti-dilutive.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 25. RECONCILIATION TO UNITED STATES GAAP (CONTINUED)
    I. CONSOLIDATED STATEMENTS OF CASH FLOWS

    The Company's cash flow statement prepared in accordance with Canadian GAAP complies with U.S. GAAP.

    J. PROPORTIONATE CONSOLIDATION

    The accounts of all jointly controlled companies are proportionately consolidated according to the Company's ownership interest. Under U.S. GAAP, proportionate consolidation is not permitted for jointly controlled companies and the cost, equity or full consolidation methods of accounting must be followed, as appropriate. As permitted by the United States Securities and Exchange Commission, the effect of this difference in accounting principles is not reflected above.

    K. DEFERRED INCOME TAXES

    The deferred tax assets (liabilities) of the Company in Canada and the U.S. under U.S. GAAP are as follows:

                                                                2000       1999
                                                              --------   --------
Canada
ASSETS
  Net Operating losses......................................  $11,906    $11,989
  Accounts payable..........................................      491        502
  Valuation allowance.......................................   (4,482)    (5,793)
                                                              -------    -------
                                                                7,915      6,698

LIABILITIES
  Investment in films and television programs...............   (7,790)    (6,810)
  Capital assets............................................   (2,758)    (2,801)
  Other assets..............................................     (153)        --
                                                              -------    -------
NET.........................................................  $(2,786)   $(2,913)
                                                              -------    -------

United States
ASSETS
  Net Operating losses......................................  $11,091    $ 6,968
  Accounts payable..........................................      258         --
  Valuation allowance.......................................  (10,885)    (6,509)
                                                              -------    -------
                                                                  464        459
                                                              -------    -------

LIABILITIES
  Investment in films and television programs...............     (183)      (792)
  Other assets..............................................     (281)       333
                                                              -------    -------
NET.........................................................  $    --    $    --
                                                              -------    -------
TOTAL.......................................................  $(2,786)   $(2,913)
                                                              =======    =======

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 25. RECONCILIATION TO UNITED STATES GAAP (CONTINUED)
    L. IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133", which deferred the required date of adoption of SFAS No. 133 for one year, to fiscal years beginning after June 15, 2000. This standard is applicable for the Company's 2002 fiscal year and currently its impact, if any, has not been determined.

    In December 1999, the United States Securities and Exchange Commission issued Staff Accounting Bulletin Number 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 is applicable to the Company's fiscal
2001 year. The Company currently follows the revenue recognition principles set out in SFAS 53, which will change on adoption of SOP 00-2, as described below. Therefore, since the entertainment industry follows the more specific FAS 53 with respect to revenue recognition the issuance of SAB 101 is not expected in itself to result in a change in the Company accounting policies for revenue recognition.

    In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB Opinion No. 25. The Interpretation is intended to clarify certain problems that have arisen in practice since the issuance of APB 25. The Interpretation provides a great deal of guidance, some of which is a significant departure from current practice. The Interpretation generally provides for prospective application for grants or modifications to existing stock options or awards made after June 30, 2000. This standard is applicable for the Company's 2001 fiscal year and currently its impact, if any, has not been determined.

    In June 2000, the American Institute of Certified Public Accountants issued Statement of Position 00-2 "Accounting by Producers or Distributors of Films" ("SOP 00-2"), which is effective for fiscal years beginning after December 15, 2000. SOP 00-2 establishes new accounting standards for producers and distributors of films, including changes to existing revenue recognition criteria, a more restrictive definition of the components of revenue projections used for amortization and valuation purposes for Investments in Films and Television Programs, and accounting for promotional, advertising, development and overhead costs. Among other changes, SOP 00-2 requires that promotional and advertising costs for Films and Television Programs be expensed as incurred. The Company expects to adopt SOP 00-2 as the authoritative pronouncement for preparing its financial statements under Canadian GAAP as well as U.S. GAAP, and is in the process of evaluating the impact of SOP 00-2 on its consolidated financial statements. The timing of adoption will be identical for both Canadian and U.S. GAAP and has not yet been determined.

    In December 1997, the Canadian Institute of Chartered Accountants Accounting Standards Board ("CICA-AsB") approved section 3465 on Income Taxes which has adopted the liability approach based upon the temporary differences method. This standard is applicable for the Company's fiscal 2001 year. The Company plans to adopt this standard without restatement of prior periods. In March 1999, the CICA-AsB approved section 3461, a new standard for recording and disclosing pension and other future employee benefits, which is applicable for the Company's fiscal 2001 year. The Company does not expect application of these two new standards to have a material effect on Canadian GAAP net income.

 (ALL AMOUNTS IN TABLES ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)

NOTE 26. COMPARATIVE FIGURES

    Certain amounts presented in the prior year have been reclassified to conform with the current year's presentation.

NOTE 27. SUBSEQUENT EVENT

    On June 6, 2000 the Company announced that it had entered into a definitive agreement in which a 100% interest in Trimark Holdings, Inc., a broad-based entertainment company which distributes and licenses motion pictures internationally and domestically, will be acquired and merged into a newly formed, wholly owned subsidiary of the Company. The transaction will be accounted for as a purchase.

    Under the merger agreement the Company will provide US$4.50 in cash and two common shares for each Trimark common share. A stock adjustment provision will assure that the minimum total value of the consideration will be US$10 per Trimark common share at the time of closing. The stock adjustment provision provides that in the event the average of the last sales price of the Company's common shares on the American Stock Exchange for the thirty trading days ending immediately prior to the fifth calendar day before the Trimark shareholder meeting to vote on the transaction ("Per Share Value") is less than US$2.75 per share, then additional common shares in the Company will be issued such that the total value of the common share component will be US$5.50. At US$2.75 Per Share Value for each of the Company's shares, approximately 10.2 million shares will be issued. The finalization of the deal is subject to the closing of an expanded credit line for the Company and regulatory approval and shareholder approval by both parties.

[LOGO]

--------------------------------------------------------------------------------

                                                              PRICEWATERHOUSECOOPERS LLP
                                                              1880 Century Park East
                                                              Century City
                                                              West Los Angeles CA 90067
                                                              Telephone (310) 201 1700

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Mandalay Pictures, LLC

    In our opinion, the accompanying consolidated balance sheeets and the related consolidated statements of operations, change in members' equity and cash flows present fairly, in all material respects, the financial position of Mandalay Pictures, LLC (the "Company") at March 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

[LOGO]

June 14, 2000

                             MANDALAY PICTURES, LLC

                          CONSOLIDATED BALANCE SHEETS

                         AS OF MARCH 31, 2000 AND 1999

                                                                  2000          1999
                                                              ------------   -----------
ASSETS
  Cash and cash equivalents.................................  $ 13,241,574   $32,331,264
  Restricted cash...........................................    32,012,751     2,702,199
  Accounts receivable and prepaid expenses..................     7,389,123       371,177
  Due from affiliates.......................................       244,180       281,329
  Film costs................................................    50,060,931    39,614,602
  Other assets..............................................       432,186       805,266
                                                              ------------   -----------
TOTAL ASSETS................................................  $103,380,745   $76,105,837
                                                              ============   ===========
LIABILITIES
  Accounts payable and accrued expenses.....................  $  7,505,458   $ 8,126,292
  Accrued participations and residuals......................     3,200,000            --
  Bank loan.................................................     2,801,184     3,954,979
  Production loans..........................................    30,557,227    18,813,759
  Contractual obligations...................................    16,171,948            --
  Deferred revenue..........................................     5,106,294     4,461,892
                                                              ------------   -----------
    TOTAL LIABILITIES.......................................    65,342,111    35,356,922
                                                              ============   ===========
MEMBER'S EQUITY
  Contributions from members................................    50,001,000    50,001,000
  Accumulated deficit.......................................   (11,962,366)   (9,252,085)
                                                              ------------   -----------
    TOTAL MEMBER'S EQUITY...................................    38,038,634    40,748,915
                                                              ------------   -----------
TOTAL LIABILITIES and MEMBERS' EQUITY.......................  $103,380,745   $76,105,837
                                                              ============   ===========

   The accompanying notes are an integral part of these financial statements.

                             MANDALAY PICTURES, LLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  FOR THE YEARS ENDED MARCH 31, 2000 AND 1999

                                                                  2000           1999
                                                              ------------   ------------
REVENUES....................................................  $ 94,678,903   $          0
OPERATING EXPENSES
  Production costs..........................................   (95,633,914)      (935,216)
  General and administration................................    (4,165,285)    (9,919,533)
  Depreciation..............................................       (98,494)       (66,000)
                                                              ------------   ------------
LOSS FROM OPERATIONS........................................    (5,218,790)   (10,920,749)
INTEREST INCOME.............................................     2,520,559      2,682,254
                                                              ------------   ------------
LOSS BEFORE PROVISION FOR TAXES.............................    (2,698,231)    (8,238,495)
PROVISION FOR TAXES.........................................       (12,050)        (2,400)
                                                              ------------   ------------
NET LOSS....................................................  $ (2,710,281)  $ (8,240,895)
                                                              ============   ============

   The accompanying notes are an integral part of these financial statements.

                             MANDALAY PICTURES, LLC

              CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S EQUITY

                  FOR THE YEARS ENDED MARCH 31, 2000 AND 1999

                                                          TIGERSTRIPES,     LIONS GATE
                                                               LLC        PICTURES, INC.      TOTAL
                                                          -------------   --------------   -----------
BALANCE AT MARCH 31, 1998...............................       $550        $48,989,260     $48,989,810
Net loss................................................                    (8,240,895)     (8,240,895)
                                                               ----        -----------     -----------
BALANCE AT MARCH 31, 1999...............................        550         40,748,365      40,748,915
Net loss................................................                    (2,710,281)     (2,710,281)
                                                               ----        -----------     -----------

BALANCE AT MARCH 31, 2000...............................       $550        $38,038,084     $38,038,634
                                                               ====        ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                             MANDALAY PICTURES, LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  FOR THE YEARS ENDED MARCH 31, 2000 AND 1999

                                                                  2000           1999
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $ (2,710,281)  $ (8,240,895)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation..............................................        98,494         66,000
  Write-off of abandoned project............................            --        935,216
  Amortization..............................................    95,633,914             --
  (Increase) decrease in assets:
    Restricted cash.........................................   (29,310,552)    (2,702,199)
    Accounts receivable and prepaid expenses................    (7,017,946)        50,023
    Due from affiliates, net................................        37,149       (281,329)
    Film costs..............................................  (132,381,310)   (39,838,396)
    Other assets............................................       (53,892)      (193,766)
  (Decrease) increase in liabilities:
    Accounts payable and accrued expenses...................      (620,834)     6,693,902
    Accrued participations and residuals....................     3,200,000             --
    Contractual obligations.................................       171,948             --
    Deferred revenue........................................       644,402      4,461,892
                                                              ------------   ------------
    Total adjustments.......................................   (69,598,627)   (30,808,657)
                                                              ------------   ------------
    Net cash used by operating activities...................   (72,308,908)   (39,049,552)
                                                              ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments) proceeds from bank loan, net.................    (1,153,795)     3,954,979
  Repayments on production loan.............................   (33,969,467)            --
  Proceeds from production loan.............................    45,712,935     18,813,759
  Payments relating to financing costs and other assets.....      (518,122)    (1,388,922)
  Proceeds from film financing transactions.................    43,147,667             --
                                                              ------------   ------------
    Net cash provided by financing activities...............    53,219,218     21,379,816
                                                              ------------   ------------
    Net decrease in cash and cash equivalents...............   (19,089,690)   (17,669,736)

Cash and cash equivalents, beginning of year................    32,331,264     50,001,000
                                                              ------------   ------------
Cash and cash equivalents, end of year......................  $ 13,241,574   $ 32,331,264
                                                              ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid...........................................    $2,218,759       $728,858
    Income taxes paid.......................................       $12,050         $2,400

   The accompanying notes are an integral part of these financial statements.

                             MANDALAY PICTURES, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION:

    Mandalay Pictures, LLC (the "Company") was incorporated on March 1, 1998 as a Delaware corporation. The Company develops, finances, produces and distributes major motion pictures.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

REVENUE RECOGNITION

    The Company has entered into certain all rights international distribution agreements that provide for the payment of minimum license fees, usually payable on delivery of the respective completed film, that are further subject to increase based on the actual distribution results in the respective territory. Revenue from these agreements is recognized on the date the completed film is delivered or becomes available for delivery, is available for exploitation in the first media window purchased and certain other conditions of sale have been met pursuant to criteria specified by SFAS 53, Financial Reporting By Producers and Distributors of Motion Picture Films.

    The Company has entered into a first look financing and distribution agreement with Paramount Pictures Corporation ("Paramount") that gives Paramount the option to contribute certain sums toward the production cost of films produced in exchange for the right to distribute the film in all territories other than those covered by the international distribution agreements. Paramount recoups all of its production cost contribution, any releasing cost expenses, including participations and residuals paid, and is entitled to a distribution fee on the results of its distribution before remitting any additional sums to the Company. Revenue for this agreement is recognized at the time of exhibition in each of the respective media windows. In addition, this agreement provides for Paramount to pay annual fees to the Company to help offset the costs of operation of the Company. These fees are presented as reductions to general and administration expenses.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalent are carried at cost, which approximates fair value. At times, cash balances held at financial institutions are in excess of the Federal Deposit Insurance Corporation's limits.

RESTRICTED CASH

    Restricted cash represents amounts on deposit with financial institutions that are contractually designated for the production of certain films.

FILM COSTS

    Film costs represent the unamortized cost of films which have been developed and produced by the Company or for which the Company has acquired distribution rights. Film costs are capitalized and amortized against revenues guaranteed by the delivery and subsequent exploitation of the film. Such costs

                             MANDALAY PICTURES, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) include all development and production (including an allocation of overhead and financing costs), an estimate of participations and residuals, and print and advertising costs that are expected to benefit future periods.

    Film costs are stated at the lower of cost, net of amortization, or net realizable value. Amortization is determined using the individual film forecast method, whereby costs accumulated in the development, production and distribution of a film are amortized in the proportion that current gross revenues bear to management's estimate of the total gross revenues expected to be received from all sources. Revenue estimates on a film-by-film basis are reviewed periodically by management and are revised, if warranted, based on management's appraisal of current market conditions. Where applicable, unamortized costs are written down to net realizable value based on this appraisal.

    Included in film costs are development costs. Development costs represent expenditures directly attributable to projects which are incurred prior to their production. Such costs are capitalized and, upon commencement of production, are charged to the production. Development costs are written off when determined not to be recoverable or when projects under development are abandoned.

INCOME TAXES

    For federal income tax purposes, profits and losses are passed through to the members. Accordingly, no provision has been made in these financial statements for federal income taxes. For the years ended March 31, 2000, and March 31, 1999, the Company recorded a provision related to California Limited Liability Company taxes of $12,050 and $2,400, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of cash and cash equivalents, accounts receivable, other assets, accounts payable and accrued expenses, bank and production loans, contractual obligations, accrued participations and residuals, and amounts due from affiliates as reflected in the financial statements approximate their carrying value at March 31, 2000 and March 31, 1999, respectively.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 2000, the American Institute of Certified Public Accountants issued SOP 00-2, "Accounting by Producers or Distributors of Films." SOP 00-2 establishes new accounting standards for producers and distributors of films, including changes in revenue recognition and accounting for advertising, development and overhead costs. SOP 00-2 requires that advertising costs for theatrical and television product be expensed as incurred. In addition, development costs for abandoned projects and certain indirect overhead costs are to be charged directly to expense instead of those costs being capitalized to film costs, which is what current guidance prescribes. The Company is in the process of evaluating the overall impact of

                             MANDALAY PICTURES, LLC

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
SOP 00-2, which is effective for fiscal years beginning after December 15, 2000, on its consolidated financial statements.

RECLASSIFICATIONS

    Certain prior-year amounts have been reclassified to conform with the current-year presentation.

3.  FILM COSTS:

    Film costs consist of the following at March 31:

                                                                 2000          1999
                                                              -----------   -----------
Projects released, net of amortization......................  $ 7,020,184   $         0
Projects in production......................................   37,773,547    36,449,534
Projects in development/pre-production......................    5,267,200     3,165,068
                                                              -----------   -----------
Total.......................................................  $50,060,931   $39,614,602
                                                              ===========   ===========

    During the years ended March 31, 2000 and March 31, 1999, the Company capitalized to film projects: interest of approximately $2,335,000 and $763,000, respectively and production overhead of $7,000,000 and -0-, respectively.

4.  FILM FINANCING TRANSACTIONS:

    In December 1999, the Company entered into three separate financing transactions with unrelated third parties to assist in the financing of three of its films.

    The first provided for the third party to contribute approximately $23,000,000 which was recorded as a reduction to the film costs of the related film, and provides for a contingent participation interest in the results of distribution.

    The second was structured as a sale and leaseback arrangement whereby the Company sold all of its rights to one film and immediately leased back the attendant distribution rights for a 17.5 year term. Under the terms of that arrangement, the Company has agreed to make certain fixed annual payments to the purchaser over the length of the term. These payments have been legally assumed by a German bank, in exchange for the Company depositing a certain amount in cash, and the purchaser has relinquished any claim against the Company for the payments. Upon the payment of the final amount in the 18th year, all rights previously sold revert back to the Company. The deposit and corresponding fixed payment obligations are not presented in the financial statements, as they are no longer the property nor the responsibility of the Company. The net gain from the transaction of approximately $4,100,000 has been recorded as a reduction to film costs.

    In the third, the Company received the amount of $16,000,000 from an investor related to the intended production of a motion picture, that as of March 31, 2000, remains in development/ pre-production. $14,500,000 was placed on restricted deposit with a German bank and $1,500,000 was deposited into the general bank account of the Company. Should production not commence on the picture by August 31, 2000 (subject to extension), the Company must return these funds, plus all interest earned on

                             MANDALAY PICTURES, LLC

4. FILM FINANCING TRANSACTIONS: (CONTINUED) the restricted deposit. At March 31, 2000, $16,171,948 was included in contractual obligations related thereto.

5.  BANK LOAN:

    On February 12, 1999, the Company entered into a credit facility, which provides a line of credit of $332,500,000, bearing an interest rate of LIBOR plus 1.75%. At both March 31, 2000 and 1999, the Company had approximately $26,500,000 of unused available credit with this facility. Borrowings under this credit facility are guaranteed by a group of A-Rated insurance companies, are non-recourse to the Company and are collaterized by certain revenues and copyrights. Borrowings under this credit facility amount to $2,801,184 at March 31, 2000 and are due when certain film events occur but no later than February 12, 2005.

6.  PRODUCTION LOANS

    On October 15, 1999 the Company entered into a non-recourse credit facility which provides a line of credit of $46,336,190, bearing an interest rate of LIBOR + 1.5%. At March 31, 2000, the Company had approximately $18,802,000 of unused available credit with this facility. Borrowings under this credit facility are collaterized by certain distributor contracts. The outstanding balance of $27,534,589 at March 31, 2000 is payable during fiscal year 2001 and 2002 from distributor revenues.

    On December 1, 1998, the Company entered into a credit facility which provides a line of credit of $36,993,000 bearing an interest rate of LIBOR plus 1.25%. At March 31, 2000 and March 31, 1999, the Company had approximately $-0-and $18,180,000, respectively of unused available credit with this facility. Borrowings under this credit facility are collateralized by certain foreign distributor contracts. The outstanding balance of $3,022,638 at March 31, 2000 is payable during fiscal year 2001 from foreign distributor revenues.

    The bank required the Company to enter into foreign exchange options to hedge the Japanese Yen translation fluctuation applicable to one of these distributor contracts. These options, which are exercisable during fiscal years 2000, 2001 and 2002, have a fair value of $9,370 at March 31, 2000.

    The Company made restricted cash deposits related to both loans, from which the bank can withdraw interest and related expenses. The balances at March 31, 2000 total $4,278,785 and any unused funds will be returned to the Company upon repayment of the loans.

7.  COMMITMENTS AND CONTINGENCIES:

    EMPLOYMENT AGREEMENTS:

    It is the Company's policy to employ all executives under formal employment agreements. Of the 34 total employees of the Company, 16 have been granted employment contracts providing individual annual compensation amounts ranging from a low of $60,000 to a high of $4,444,000. The terms of these agreements generally terminate on or about February 28, 2001 and provide for employee mitigation if terminated early by the Company.

    The employment and compensation agreement with the Company's two most senior executives, who are also members, provide for minimum annual base compensation of $4,444,000 and $1,280,000 respectively, through the earlier of the year ending February 28, 2003, or such time as the Company has delivered

                             MANDALAY PICTURES, LLC

7.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)
20 films. The employment and compensation agreement for another officer of the Company provides for a minimum annual base compensation of $1,420,000 through the year ending February 28, 2001. In addition, if this agreement is terminated early under certain conditions, the prorated portion of the $500,000 signing bonus paid to this officer must be repaid to the Company.

    During the next fiscal year the Company plans to extend the terms of employment of those executives necessary to fulfill its business plan. No interruption to the ongoing business activities of the Company is anticipated by this process.

DISTRIBUTION AGREEMENTS

    Under the distribution agreements with Paramount related to the motion picture "Sleepy Hollow" the Company assumed responsibility for certain amounts payable to unions and actors based on the performance of the motion picture in certain territories.

    Based upon the performance of the picture to date, the Company has accrued $3,200,000 at March 31, 2000 as an estimate of this obligation. Paramount is the primary obligor of these obligations and the Company anticipates raising certain defenses to payment of its contractual responsibility under this arrangement due to certain actions of Paramount during the production and distribution of the film. Any formal relief of this obligation, if any, will be recorded as income when legally binding.

    Under the terms of the distribution agreement granting worldwide distribution rights to the Company on "Enemy at the Gates", the Company has guaranteed a minimum return of $3,000,000 to an investor in the production. Such guarantee is payable at the third anniversary of the US theatrical release of the film, only if the film has not generated at lease that amount through the results of its distribution. Because of the uncertain nature of the obligations and its dependence on the results of distribution, no liability has been accrued related thereto at March 31, 2000.

8.  MEMBERS' EQUITY:

    The Company's equity structure is as follows at each of March 31, 2000 and March 31, 1999.

Class A Preferred Membership Units..........................  $50,000,000
Class B Common Membership Units.............................          450
Class C Common Membership Units.............................          550
                                                              -----------
                                                              $50,001,000
                                                              ===========

    The Class A Preferred membership units have a first priority claim on any distribution, with the exception of a tax related distribution, until exhausted.

                             MANDALAY PICTURES, LLC

9.  RELATED PARTIES:

    Due from affiliates consists of the following at March 31:

                                                                2000       1999
                                                              --------   --------
Lions Gate Entertainment Corporation........................  $244,180   $166,521
Mandalay Television.........................................       -0-    114,808
                                                              --------   --------
                                                              $244,180   $281,329
                                                              ========   ========

    At March 31, 2000 and March 31, 1999, the Company had a receivable of $37,000 and $120,000, respectively from an employee, which is included in accounts receivable. Also included in accounts receivable at March 31, 2000 and 1999, are the amounts of $34,000 and $40,000, respectively, due from Mandalay Corporate Enterprises, an entity in which a member of the Company has a significant ownership interest.

    Lions Gate Entertainment Corporation, the member that owns class A preferred and class B common membership units, is required to compensate the Company for any interest income foregone related to a required equity contribution that was replaced by the establishment of the Bank Loan. During the years ended
March 31, 2000 and 1999, the Company received $1,287,000 and $300,000, respectively under this agreement, which amounts are included in Interest
Income.

                             TRIMARK HOLDINGS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 12, 2000

    The undersigned stockholder of Trimark Holdings, Inc. (the "Company") hereby nominates, constitutes and appoints Mark Amin and Jeff Gonzalez, and each of them, the agent and proxy of the undersigned, each with full power of substitution to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on October 12, 2000 at 9:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. Approval of the adoption of the Agreement and Plan of Merger, dated June 6, 2000, among Lions Gate Entertainment Corp., LGE Merger Sub, Inc. (a wholly owned subsidiary of Lions Gate) and the Company, and the transactions contemplated thereby, pursuant to which the Company will merge into LGE Merger Sub, Inc.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                     (PLEASE SIGN AND DATE THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" ON PROPOSAL 1. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE BELOW.                   DATED: ___________________________

                                              I do __ do not __ expect to attend
                                              the meeting.

                                              __________________________________
                                              (Signature of Stockholder)

                                              __________________________________
                                              (Signature of Stockholder)

                                           (Please date this proxy and sign your
                                           name as it appears on the stock
                                           certificate. Executors,
                                           administrators, trustees, etc. should
                                           give their full title. All joint
                                           owners should sign.)

                                           THIS PROXY IS SOLICITED ON BEHALF OF
                                           THE BOARD OF DIRECTORS, AND MAY BE
                                           REVOKED PRIOR TO ITS EXERCISE BY
                                           FILING WITH THE SECRETARY OF THE
                                           COMPANY AN INSTRUMENT REVOKING THIS
                                           PROXY OR A DULY EXECUTED PROXY
                                           BEARING A LATER DATE OR BY APPEARING
                                           AND VOTING IN PERSON AT THE MEETING.